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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

To the stockholders of ASHFORD INC.,

        We cordially invite you to attend a special meeting of the stockholders of Ashford Inc., a Delaware corporation (the "Company"), to be held at 11:00 a.m. Central time, on April 12, 2016, at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024.

        At the special meeting, you will be asked to consider and approve transactions contemplated by the Acquisition Agreement (the "Acquisition Agreement"), dated September 17, 2015, among the Company, Remington Holdings, LP, a Delaware limited partnership ("Remington"), Ashford Advisors, Inc., a wholly owned subsidiary of the Company ("Newco"), Remington Hospitality Management, Inc., a wholly owned subsidiary of Newco ("Newco Sub"), Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP (together with Archie Bennett, Jr. and Monty J. Bennett, the "Bennetts"), Mark A. Sharkey (together with the Bennetts, the "Remington Sellers"), Remington Holdings GP, LLC ("Remington Holdings GP"), Ashford GP Holdings I, LLC and Remington GP Holdings, LLC.

        Generally, the transactions consist of (i) the Company's acquisition, through Newco and direct and indirect subsidiaries of Newco, of an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP in exchange for non-voting preferred stock and non-voting common stock of Newco and a promissory note issued by Newco Sub, and (ii) the contribution of substantially all of our assets and all of our business operations to Newco in exchange for voting common stock of Newco. If the transactions are consummated, substantially all of our assets will be held directly or indirectly by, and our business operations will be conducted through, Newco, and Newco will be owned by the Company and the Remington Sellers. The Company will own 100% of the voting common stock of Newco, but the combined voting and non-voting common stock in Newco will initially be owned 70.6% by the Company and 29.4% by the Bennetts. If the preferred stock of Newco owned by the Remington Sellers is fully converted into non-voting common stock of Newco in the future pursuant to its terms, the Company will own 43.8% of Newco common stock and the Remington Sellers will own 56.2% of Newco common stock. The Bennetts will continue to retain the 20% limited partnership interest in Remington that is not being sold to Newco.

        The Company's board of directors formed a special committee consisting of three independent and disinterested directors to evaluate and negotiate the transactions and the transaction documents, to consider and evaluate alternatives for the Company, and to alleviate any potential conflicts of interest. The special committee unanimously determined that the transaction documents and the transactions are advisable, fair to, and in the best interest of the Company and its stockholders, approved and adopted the transaction documents and the transactions and recommended that (i) our board of directors approve and adopt the transaction documents and the transactions, and (ii) our stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT LLC, approve and adopt the transaction documents and the transactions.

        Following the recommendation of the special committee, the Company's board of directors unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves due to Monty Bennett's interest in the transactions and Mr. Hays' status as an executive officer of the Company who reports to Monty Bennett), (i) approved and adopted the favorable recommendation of the special committee in respect of the transactions and the transaction documents; (ii) approved the form, terms and provisions of the transaction documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT LLC.

        Accordingly, our board (with Monty Bennett and J. Robison Hays, III recusing themselves) unanimously recommends that stockholders vote "FOR" the approval of each of the proposals set forth in this proxy statement.

        In considering the recommendation of our board of directors, you should be aware that some of the Company's directors and executive officers have interests in the transactions that are different from, or in addition to, the interests of the stockholders generally. Monty Bennett, who is our chairman and chief executive officer, and his father, Archie Bennett Jr., own directly or indirectly 100% of Remington, subject to a certain profits interest.

        We encourage you to read the accompanying proxy statement carefully as it sets forth the specifics of the transactions and transaction documents and other important information. In addition, you may obtain information about us from documents we file with the Securities and Exchange Commission.

        Regardless of the number of shares of the Company's common stock that you own, your vote is important. If you fail to vote or abstain from voting on the contribution of assets proposal, the effect will be the same as a vote against that proposal. The failure to approve either of the first two proposals will result in the transactions not being consummated. The Remington Sellers currently own or control 15.5% of the outstanding voting common stock of the Company and have informed the Company that they intend to vote in favor of the transactions. Ashford Hospitality Trust, Inc. ("Ashford Trust") and Ashford Hospitality Prime, Inc. ("Ashford Prime") own 29.8% and 9.7% of our common stock, respectively, and have informed us that each of their respective boards of directors have delegated the decision as to how to vote on the transactions to special committees composed of independent directors, pursuant to previously-adopted policies that delegate exclusive power to vote the Company shares solely to the independent directors of such boards. These committees have each engaged independent financial advisors and legal counsel to assist them, and as of the date hereof, neither has informed the Company as to how Ashford Trust or Ashford Prime intend to vote.

        Thank you for your attention to this matter.

Sincerely,
/s/ MONTY J. BENNETT Monty J. Bennett Chief Executive Officer and Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions, passed upon the merits or fairness of the transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated March 15, 2016, and, together with the enclosed form of proxy, is first being mailed to stockholders on or about March 15, 2016.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 12, 2016

To the stockholders of ASHFORD INC.:

        Notice is hereby given that a special meeting of the stockholders of Ashford Inc., a Delaware corporation (the "Company"), will be held at 11:00 a.m. Central time, on April 12, 2016, at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024.

        At the special meeting, you will be asked to consider and approve transactions contemplated by the Acquisition Agreement, dated September 17, 2015, among the Company, Remington Holdings, LP, a Delaware limited partnership ("Remington"), Ashford Advisors, Inc., a wholly owned subsidiary of the Company ("Newco"), Remington Hospitality Management, Inc., a wholly owned subsidiary of Newco ("Newco Sub"), Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP (together with Archie Bennett, Jr. and Monty J. Bennett, the "Bennetts"), Mark A. Sharkey (together with the Bennetts, the "Remington Sellers"), Remington Holdings GP, LLC ("Remington Holdings GP"), Ashford GP Holdings I, LLC and Remington GP Holdings, LLC (the "Acquisition Agreement" and together with the other agreements, certificates, notes and documents contemplated thereby, the "Transaction Documents").

        Generally, the transactions consist of (i) the Company's acquisition, through Newco and direct and indirect subsidiaries of Newco, of an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP in exchange for non-voting preferred stock and non-voting common stock of Newco and a promissory note issued by Newco Sub, and (ii) the contribution of substantially all of our assets and all of our business operations to Newco in exchange for voting common stock of Newco. If the transactions are consummated, substantially all of our assets will be held directly or indirectly by, and our business operations will be conducted through, Newco, and Newco will be owned by the Company and the Remington Sellers. The Company will own 100% of the voting common stock of Newco, but the combined voting and non-voting common stock in Newco will initially be owned 70.6% by the Company and 29.4% by the Bennetts. If the preferred stock of Newco owned by the Remington Sellers is fully converted into non-voting common stock of Newco in the future pursuant to its terms, the Company will own 43.8% of Newco common stock and the Remington Sellers will own 56.2% of Newco common stock. The Bennetts will continue to retain the 20% limited partnership interest in Remington that is not being sold to Newco.

        The proposals to be considered by our stockholders at the special meeting are set forth below. In order for the transactions to be consummated, both Proposal 1 and Proposal 2 must be approved. The failure of either proposal to be approved will result in the transactions not being consummated.

  Proposal 1:    To approve the contribution of substantially all of the Company's assets and all of the Company's business operations to Newco pursuant to the Transaction Documents (the "Contribution").

  Proposal 2:    To approve the potential issuance of shares of the Company's common stock that may occur pursuant to the Transaction Documents, in one or more of the following events: (a) as consideration for the potential future purchase of the 20% limited partnership interest in Remington retained by the Bennetts; (b) as consideration for the potential future acquisition of the Newco common stock issued to the Bennetts; (c) as consideration for the potential future acquisition of the Newco preferred stock issued to the Remington Sellers; or (d) upon the conversion of preferred stock of the Company that potentially may be issued in exchange for the Newco preferred stock issued to the Remington Sellers (collectively, the "Share Issuances").

  Proposal 3:    To approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

        These matters are described more fully in the accompanying proxy statement, which you are urged to read thoroughly. The Company's board of directors formed a special committee consisting of three independent and disinterested directors to evaluate and negotiate the transactions and the Transaction Documents, to consider and evaluate alternatives for the Company, and to alleviate any potential conflicts of interest. The special committee unanimously recommended that the Company's board of directors approve and recommend that stockholders approve and adopt the Transaction Documents and the transactions. Our board of directors (with Monty Bennett and J. Robison Hays, III recusing themselves) unanimously recommends that stockholders vote "FOR" the approval of each of the above proposals.

        Stockholders of record at the close of business on March 7, 2016 will be entitled to notice of and to vote at the special meeting. The accompanying proxy statement, proxy card, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 are first being mailed to stockholders on or about March 15, 2016.

        It is important that your shares be represented at the special meeting regardless of the size of your holdings. If you fail to vote or abstain from voting on Proposal 1 regarding the Contribution, the effect will be the same as a vote "AGAINST" such proposal. The failure by the stockholders to approve either Proposal 1 or Proposal 2 will result in the transactions not being consummated.

        Whether or not you plan to attend the special meeting in person, please vote your shares by signing, dating and returning the enclosed proxy card as promptly as possible. A postage-paid envelope is enclosed if you wish to vote your shares by mail. If you hold shares in your own name as a holder of record and vote your shares by mail prior to the special meeting, you may revoke your proxy by any one of the methods described herein if you choose to vote in person at the special meeting. Voting promptly saves us the expense of a second mailing. You may also submit your proxy over the internet or by telephone. For specific instructions, please see the section of this proxy statement titled "Questions and Answers about the Special Meeting—Voting and Voting Procedures" beginning on page 22.

        We encourage you to read the proxy statement accompanying this notice as it sets forth the specifics of the transactions and Transaction Documents, including the Contribution and the Share Issuances, and other important information related to the transactions.

By order of the Board of Directors,
/s/ David A. Brooks
14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 March 15, 2016	David A. Brooks Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 12, 2016.

This notice and the accompanying proxy statement, proxy card, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015 are available at www.ashfordinc.com under the "Investor" link, at the "Special Meeting Material" tab.

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ASHFORD INC.

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
To Be Held April 12, 2016

        This proxy statement, together with the enclosed proxy, is solicited by and on behalf of the board of directors of Ashford Inc., a Delaware corporation ("Ashford" or the "Company"), for use at the special meeting of stockholders to be held at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024 beginning at 11:00 a.m. Central time, on April 12, 2016. The board of directors of the Company is requesting that you allow your shares to be represented and voted at the special meeting of stockholders by the proxies named on the enclosed proxy card. This proxy statement and accompanying proxy will first be mailed to stockholders on or about March 15, 2016.

 SUMMARY TERM SHEET

        This summary discusses selected information contained elsewhere in this proxy statement, but may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the attached schedules and appendices. For additional information on the Company included in documents incorporated by reference into this proxy statement, see the section of this proxy statement titled "Other Matters—Information Incorporated by Reference" beginning on page 109. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

The Principal Parties

Ashford

Ashford Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Telephone: (214) 490-9600
http://www.ashfordinc.com

        The Company was formed in April 2014 and became a public company in November 2014 when Ashford Hospitality Trust, Inc., a NYSE-listed real estate investment trust ("Ashford Trust"), completed the spin-off of approximately 70% of the common stock of the Company through the distribution of shares of the Company's stock to its stockholders.

        The Company provides asset management and advisory services to other entities within the hospitality industry. We serve as the advisor to both Ashford Trust and Ashford Hospitality Prime, Inc., a NYSE-listed real estate investment trust ("Ashford Prime") that became a public company in November 2013 upon the completion of its spin-off from Ashford Trust. As an advisor, we are responsible for implementing the investment strategies and managing day-to-day operations of Ashford Trust and Ashford Prime. We provide the personnel and services necessary to allow Ashford Trust and Ashford Prime to conduct their respective businesses. We may also perform similar functions for new or additional real estate investment vehicles. We are not responsible for managing the day-to-day operations of any individual hotel properties.

        Our business is currently conducted through Ashford Hospitality Advisors LLC, a Delaware limited liability company formed in April 2013 ("Ashford LLC"). We currently own 99.8% of Ashford LLC,

and Ashford LLC owns substantially all of our assets. We recently formed Ashford Advisors, Inc., a wholly owned subsidiary of the Company ("Newco"), and Remington Hospitality Management, Inc., a wholly owned subsidiary of Newco ("Newco Sub"), in connection with entering into the transactions described in this proxy statement.

        As of March 3, 2016, Ashford Trust and Ashford Prime held 29.8% and 9.7% of our outstanding common stock, respectively. For additional information, see "Information about Ashford Inc." beginning on page 104.

Remington

Remington Holdings, LP
14185 Dallas Parkway, Suite 1150
Dallas, Texas 75254
Telephone: (972) 980-2700
http://www.remingtonhotels.com

        Remington Holdings, LP, a Delaware limited partnership ("Remington"), was formed in December 2008, and is a hotel property and project management company. The services that Remington provides include (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements.

        We have entered into a mutual exclusivity agreement with Remington pursuant to which we agreed to utilize Remington to provide property management, project management and development services for all hotels, if any, that we may acquire, as well as all hotels that future companies that we advise may acquire, to the extent that we have the right, or control the right, to direct such matters. We are not required to utilize Remington to provide such services, however, if our independent directors either (i) unanimously vote not to utilize Remington for such services or (ii), based on special circumstances or past performance, by a majority vote elect not to engage Remington because our independent directors have determined that it would be in our best interest not to engage Remington or that another Company could perform the duties materially better. In exchange for our agreement to engage Remington for such services, Remington has agreed to grant to any such companies advised by us a right of first refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between us and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and us. For additional information, see "Information about Ashford Inc.—Certain Relationships and Related Person Transactions."

Monty Bennett and Archie Bennett, Jr.

        Monty Bennett has served as our chief executive officer since our formation and has served as chairman of our board of directors since November 2014. As of March 3, 2016, he was the beneficial owner of 11.0% of our outstanding common stock. He has also served as the chief executive officer of Ashford LLC since its formation. Monty Bennett is the chief executive officer and chairman of each of Ashford Trust and Ashford Prime, and as of March 3, 2016, he was the beneficial owner of 6.4% of the outstanding common stock of Ashford Trust (assuming all common units, including the long-term incentive partnership ("LTIP") units, of the operating partnership of Ashford Trust held by Monty Bennett are redeemed for common stock) and 5.5% of the outstanding common stock of Ashford Prime (assuming all common units, including the LTIP units, of the operating partnership of Ashford Prime held by Monty Bennett are redeemed for common stock). He is also a 50% (direct and indirect) owner and the chief executive officer of Remington.

        As a result, Monty Bennett's duties to us as a director and officer may conflict with his duties to, and pecuniary interest in, Remington, Ashford Trust and Ashford Prime.

        Archie Bennett, Jr. served as chairman of Ashford Trust since its formation in 2003 until January 2013, when he assumed the role of chairman emeritus to Ashford Trust. As of March 3, 2016, he was the beneficial owner of 4.2% of our outstanding common stock, 4.5% of the outstanding common stock of Ashford Trust and 3.8% of the outstanding common stock of Ashford Prime. Archie Bennett, Jr. is a 50% beneficial owner of Remington and the father of Monty Bennett. Monty Bennett, Archie Bennett, Jr. and MJB Investments, LP are collectively referred to as the "Bennetts."

        Because of the conflicts of interest created by the relationships among the Remington Sellers, the Company, Remington and each of their respective affiliates, many of the responsibilities of our board of directors have been delegated to independent directors, as discussed below and under "Information about Ashford Inc.—Certain Relationships and Related Person Transactions—Conflicts of Interest."

Ownership of Ashford, Ashford Trust and Ashford Prime

        The Remington Sellers' beneficial ownership of Ashford, Ashford Trust and Ashford Prime and the ownership of Ashford, Ashford Trust and Ashford Prime by and among such entities as of March 3, 2016 is set forth below. For additional information, see "Information about Ashford Inc.—Certain Relationships and Related Person Transactions."

(1)
Includes common stock, common units and LTIPs.

(2)
Excludes potential shares issued from deferred compensation plan.

(3)
Excludes stock options.

(4)
Excludes performance stock units.

 The Transactions

Overview

        On September 17, 2015, the Company, Remington, Newco, Newco Sub, Archie Bennett, Jr., Monty J. Bennett, Remington Holdings GP, LLC ("Remington Holdings GP"), MJB Investments, LP ("MJB Investments"), Mark A. Sharkey, Ashford GP Holdings I, LLC ("GP Holdings I"), and Remington GP Holdings, LLC ("GP Holdings") entered into the Acquisition Agreement (the "Acquisition Agreement" and, together with the other agreements, certificates, notes and documents contemplated thereby, the "Transaction Documents"), pursuant to which the parties agreed upon the terms and conditions of the transactions being considered by our stockholders at the special meeting.

        Generally, the transactions contemplated by the Acquisition Agreement consist of (i) the Company's acquisition of an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP through Newco and direct and indirect subsidiaries of Newco in exchange for securities of Newco and a promissory note issued by Newco Sub, and (ii) the contribution of substantially all of our assets and business operations to Newco (including the contribution of Ashford LLC to Newco) in exchange for voting common stock of Newco.

        The aggregate consideration that we will pay or exchange for the 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington is $331,650,000 (based on the values agreed by the parties to the Acquisition Agreement as set forth below) and consists of:

            (i)  solely in exchange for the general partnership interests in Remington, a $10,000,000 promissory note issued by Newco Sub;

           (ii)  916,500 shares of non-voting common stock of Newco with a value agreed by the parties to the Acquisition Agreement of $100 per share; and

          (iii)  9,200,000 shares of 6.625% convertible preferred stock of Newco with a value agreed by the parties to the Acquisition Agreement of $25 per share, and convertible to non-voting common stock of Newco at a conversion ratio equal to the liquidation value of $25 per share divided by $120.

        If the closing of the transactions occurs, in addition to the Company paying its and its subsidiaries' transaction expenses, Newco will also pay up to an aggregate of $2,750,000 for (i) transaction expenses incurred by Remington, Archie Bennett, Jr., Monty Bennett and Remington Holdings GP, and (ii) bonus and other payments made to employees and agents of Remington and its subsidiaries in connection with the transactions.

        As a result of the transactions, substantially all our assets will be held directly or indirectly by, and our business operations will be conducted directly or indirectly through, Newco. After the closing of the transactions, the Company will own 100% of the voting stock of Newco, but the Company will own 70.6% of the combined voting and non-voting common stock in Newco and the Bennetts will own 29.4%. Assuming the full conversion of the Newco preferred stock to be issued to the Remington Sellers into non-voting common stock of Newco pursuant to its terms, the Remington Sellers will own 56.2% of the combined voting and non-voting common stock in Newco and the Company will own 43.8%. In addition, immediately following the transactions, Newco will contribute the 80% limited partnership interest in Remington acquired from the Remington Sellers to Newco Sub, a newly formed, wholly owned subsidiary of Newco. The Bennetts will continue to retain the 20% limited partnership interest in Remington that is not being sold to Newco. For additional information, see "The Transaction Documents" beginning on page 76.

Proposals at the Special Meeting

        We are submitting Proposal 1 and Proposal 2 to our stockholders at the special meeting because Delaware law and the rules and regulations of the NYSE MKT LLC ("NYSE MKT"), the exchange on which our common stock is listed, require that our stockholders approve certain aspects of the transactions contemplated by the Acquisition Agreement.

          Proposal 1:    To approve the contribution of substantially all of the Company's assets and all of the Company's business operations to Newco pursuant to the Transaction Documents (the "Contribution").

        Pursuant to Section 271 of the Delaware General Corporation Law (the "DGCL"), the contribution of our assets and business operations (including Ashford LLC and our other subsidiaries) to Newco constitutes a sale of substantially all of our assets to a subsidiary that is not wholly owned by us. The DGCL requires that the Contribution be approved by the holders of a majority of our outstanding common stock entitled to vote on such matter. As a result, failures to vote, abstentions and broker non-votes will have the same effect as a vote "AGAINST" Proposal 1.

          Proposal 2:    To approve the potential issuance of shares of the Company's common stock that may occur pursuant to the Transaction Documents, in one or more of the following events: (a) as consideration for the potential future purchase of the 20% limited partnership interest in Remington retained by the Bennetts; (b) as consideration for the potential future acquisition of the Newco common stock issued to the Bennetts; (c) as consideration for the potential future acquisition of the Newco preferred stock issued to the Remington Sellers; or (d) upon the conversion of preferred stock of the Company that potentially may be issued in exchange for the Newco preferred stock issued to the Remington Sellers (collectively, the "Share Issuances").

        The Share Issuances could occur in the future because the preferred stock and common stock issued to the Remington Sellers by Newco may, under specified circumstances described below, be exchanged for (i) shares of the Company's common stock or (ii) shares of the Company's preferred stock, which would be convertible into shares of the Company's common stock. In addition, the 20% Remington limited partnership interest retained by the Bennetts may in the future, under specified circumstances described below, be acquired by us in exchange for shares of the Company's common stock. The formulas used to calculate the number of shares of the Company's common stock that could be issued to the Remington Sellers in the future pursuant to the Transaction Documents are subject to several factors that may be adjusted or cannot be calculated until the time of issuance. For a description of these events and calculations, see "The Transaction Documents—Investor Rights Agreement—Put and Call Options." A maximum number of approximately 4,156,000 shares of the Company's common stock could be issued to the Remington Sellers if certain events occurred at some point in the future, subject to specific assumptions described in the section entitled "The Transaction Documents—Investor Rights Agreement—Put and Call Options."

        In any of the foregoing events, the potential Share Issuances could exceed 20% of our outstanding common stock, and, under these circumstances, the rules and regulations of the NYSE MKT require that the potential issuances be approved by a majority of the total votes cast on such matter. An abstention is a vote cast under NYSE MKT rules and will have the same effect as a vote "AGAINST" Proposal 2. Failures to vote or a broker non-votes, however, are not votes cast under NYSE MKT rules and will have no effect on the outcome of Proposal 2. For additional information, see "The Transaction Documents" beginning on page 76.

Tax Treatment

        The parties intend that the contributions to Newco in exchange for Newco stock will be treated as an overall plan of exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that the transactions so qualify, it is expected that no gain or loss should be recognized by the Bennetts or the Company as a result of the receipt of Newco stock in exchange for the contributions to Newco pursuant to the transactions.

        The obligations of each party to the Acquisition Agreement to consummate the transactions are subject to, among other conditions:

  (i)
  the issuance by the Internal Revenue Service (the "IRS") of a private letter ruling that Remington will not fail to qualify as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the Code, with respect to our real estate investment trust ("REIT") clients specified in the letter ruling request (e.g., Ashford Trust or Ashford Prime (collectively, the "REIT Clients")) following Newco's acquisition of interests in Remington pursuant to the Acquisition Agreement solely as a result of (a) the Company's ownership interest in Remington and (b) the REIT Clients' ownership of stock of the Company (including the receipt of income therefrom) or the REIT Clients or their respective taxable REIT subsidiaries' receiving "key money incentives" from the Company (the "Private Letter Ruling"); and

  (ii)
  the completion by Ashford Trust of the disposition of Company common stock so that Ashford Trust owns not more than 10% of our outstanding common stock in a manner that complies with the Private Letter Ruling.

        Remington is or will be obligated in its management agreements with the REIT Clients at all times to qualify as an eligible independent contractor. If Remington would cease to be treated as an eligible independent contractor with respect to the REIT Clients, but continue to manage hotels owned by the REIT Clients, rent received by the REIT Clients with respect to such hotels would not be qualifying rent for purposes of the U.S. federal income tax rules and regulations governing the tax treatment of REITs, and, as a result, the REIT Clients would no longer qualify for treatment as REITs for federal income tax purposes. The federal income tax rules governing REITs also require that, subject to certain exceptions, a REIT may not hold securities possessing more than 10% of the voting rights or 10% of the total value of outstanding securities in any one issuer. Ashford Trust currently owns more than 10% of the outstanding common stock of the Company, which has been permitted under an available exception to this rule. However, in connection with the transactions, Ashford Trust's ownership of stock in the Company will no longer satisfy such exception. As a result, Ashford Trust must reduce its ownership of our outstanding common stock to 10% or less as a condition of the consummation of the transactions.

        The obligations of Archie Bennett, Jr., Monty Bennett, Remington Holdings GP and Remington to consummate the transactions are also subject to the receipt by Archie Bennett, Jr. and Monty Bennett of a satisfactory opinion of their tax counsel, at a confidence level of "more likely than not" or higher, that:

  (i)
  the exchange by the Bennetts and, if applicable, Remington Holdings GP of Remington ownership interests for Newco common stock and Newco preferred stock under the Acquisition Agreement, in connection with certain other transactions contemplated under the Transaction Documents, will qualify as a tax-free exchange under Section 351 of the Code;

  (ii)
  the Newco preferred stock will not be treated as nonqualified preferred stock (within the meaning of Section 351(g) of the Code); and

  (iii)
  the Bennetts will not recognize any taxable gain or income as a result of the exchange by the Bennetts and, if applicable, Remington Holdings GP of Remington ownership interests for Newco common stock and Newco preferred stock in the transactions.

        In general, under Section 351(a) of the Code, no gain or loss will be recognized if property (such as ownership interests in Remington and Ashford LLC) is transferred to a corporation by one or more persons solely in exchange for stock in such corporation and immediately after the exchange such persons are in "control" of the corporation within the meaning of Section 368(c) of the Code. For this purpose, control means ownership of at least 80% of (i) the total combined voting power of all classes of stock entitled to vote and (ii) the total number of shares of all other classes of stock of the corporation. The control requirement is expected to be satisfied in the transactions because the Company and the Remington Sellers collectively will hold all of the voting and non-voting stock of Newco after the transactions.

        As an exception to the general rule described above, gain (but not necessarily loss) would be recognized by a transferor of property on an exchange otherwise subject to Section 351(a) of the Code if stock received by the transferor in the exchange is "nonqualified preferred stock" ("NQPS"). For this purpose, in general, stock is treated as "preferred" if it "is limited and preferred as to dividends and does not participate in corporate growth to any significant extent." Preferred stock may be "nonqualified" if, among other circumstances, the issuer or a related person has a right to redeem or purchase the stock, and, as of the issue date, this right is "more likely than not" to be exercised. If the Newco preferred stock received by the Bennetts in the transaction were to be treated as NQPS, in general, the Bennetts would recognize gain on their exchange of interests in Remington for Newco stock in an amount up to the fair market value of the Newco preferred stock received.

Interests To Be Acquired

        Specifically, in the transactions:

  (i)
  Archie Bennett, Jr. and Monty Bennett will collectively transfer to Newco, in equal amounts, 80% of the outstanding limited partnership interests in Remington (the "80% LP Interest"), subject to the Profits Interest and the Economic Interests (as defined below);

  (ii)
  the general partner of Remington (a limited liability company owned in equal parts by Monty Bennett and Archie Bennett, Jr.) will transfer all of the general partnership interests in Remington to GP Holdings and GP Holdings I (the "GP Interests");

  (iii)
  MJB Investments will transfer to Newco 80% of the economic interest in the Remington limited partnership interests owned by Monty Bennett (the "Economic Interests"); and

  (iii)
  Mark A. Sharkey, the president of Remington, will transfer to Newco his right that, subject to specified terms and specified circumstances, entitles him to up to $3,000,000 of the total economics in Remington (the "Profits Interest").

        The 80% LP Interest, the GP Interests, the Economic Interests and the Profits Interest are collectively referred to as the "Transferred Securities."

        In addition, Remington will acquire all of the outstanding limited partnership interests in Marietta Leasehold LP, a Texas limited partnership, from Monty Bennett, Archie Bennett, Jr. and the other three limited partners, resulting in Marietta Leasehold LP being wholly owned by Remington as of the closing of the transactions.

        Following the consummation of the transactions, Newco will contribute the 80% LP Interest to Newco Sub in exchange for Newco Sub common stock, resulting in the limited partners of Remington being Newco Sub, holding the 80% LP Interest, and the Bennetts, who will together retain a 20% limited partnership interest in Remington. For additional information, see "The Transaction Documents" beginning on page 76.

Corporate Structure

        The current simplified corporate structures of Ashford and Remington as of March 3, 2016 are set forth below.

(1)
Includes common stock, common units and LTIPs.
(2)
Excludes potential shares issued from deferred compensation plan.
(3)
Excludes stock options.

        The simplified corporate structure of Ashford after consummation of the transactions will be as set forth below.

Consideration from the Company

        In consideration for the Transferred Securities, the respective holders thereof will receive aggregate consideration of $331,650,000 (based on the values agreed by the parties to the Acquisition Agreement as set forth below) as follows:

  (i)
  916,500 shares of nonvoting common stock of Newco with a value agreed by the parties to the Acquisition Agreement of $100 per share;

  (ii)
  9,200,000 shares of Newco 6.625% Convertible Preferred Stock with a value agreed by the parties to the Acquisition Agreement of $25 per share (the "Newco Preferred Stock"); and

  (iii)
  solely in exchange for the general partnership interests in Remington, a $10,000,000 non-negotiable, interest-free promissory note issued by Newco Sub, which will be payable in 16 consecutive and equal quarterly installments (the "Newco Sub Promissory Note").

        In the event the closing of the transactions occurs, Newco will also pay up to an aggregate of $2,750,000 for (a) transaction expenses incurred by Remington, Archie Bennett, Jr., Monty Bennett and Remington Holdings GP, and (b) bonus and other payments made to employees and agents of

Remington and its subsidiaries in connection with the closing. For additional information, see "The Transaction Documents" beginning on page 76.

Newco Ownership and Voting Limitations

        The Newco common stock to be issued to the Bennetts initially will be non-voting, and the Newco common stock issued to the Company will be voting. Upon the consummation of an initial public offering by Newco, the Newco non-voting common stock automatically will convert into voting common stock. The Newco Preferred Stock is non-voting, and if converted after an initial public offering by Newco, the common stock issued by Newco upon conversion would be voting common stock. The Transaction Documents permanently limit the voting power of the Remington Sellers and their controlled affiliates at Newco, with respect to shares of Newco common stock acquired in the transactions (which amount may be increased by post-closing acquisitions of Newco voting common stock acquired from non-Newco affiliates), to no more than 25%.

        In addition, the Transaction Documents provide that for four years after the consummation of the transactions, the voting power of the Remington Sellers' and their controlled affiliates at the Company with respect to the Company's common stock acquired as a result of the transactions (which amount may be increased by certain acquisitions of Company voting common stock from non-Company affiliates and as a result of distributions by Ashford Trust and Ashford Prime), taking into account any subsequent conversion of the Newco common stock or Newco Preferred Stock into shares of the Company's common stock, will be limited to no more than 25%.

        After the closing of the transactions, including the issuance of the Newco common stock and Newco Preferred Stock and the completion of the Contribution, the Company will own 70.6% of the common stock (combined voting and non-voting) in Newco, and the Bennetts will own collectively 29.4% of the common stock (combined voting and non-voting) in Newco. Assuming the conversion of the Newco Preferred Stock into shares of Newco non-voting common stock pursuant to its terms, the Remington Sellers will own 56.2% of the Newco common stock (combined voting and non-voting), and the Company will own 43.8% of the Newco common stock (combined voting and non-voting). For additional information, see "The Transaction Documents" beginning on page 76.

Regulatory Approvals

        Hart-Scott-Rodino Antitrust Improvements Act of 1976.    As a condition to the consummation of the transactions contemplated by the Acquisition Agreement, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") requires parties to observe the HSR Act's notification and waiting period. The HSR Act provides for an initial 30-day waiting period, subject to possible extensions, following the necessary filings by the parties to the transactions. The Company filed a notification and report form for the transactions with the Federal Trade Commission and the Antitrust Division and received notification of early termination of the waiting period as of December 8, 2015.

        Internal Revenue Service.    As a condition to the consummation of the transactions contemplated by the Acquisition Agreement, the IRS must issue a Private Letter Ruling that Remington will not fail to qualify as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the Code, with respect to specified clients as a result of certain circumstances specified in the Acquisition Agreement. On July 31, 2015, a request for the Private Letter Ruling was filed with the IRS.

Stockholder Litigation

        On December 11, 2015, a purported stockholder class action and derivative complaint challenging the transactions was filed in the Court of Chancery of the State of Delaware and styled Campbell v. Bennett et al., Case No. 11796. For additional information, see "Special Factors—Stockholder Litigation Related to the Transactions" beginning on page 75.

 Special Committee and Company Board

        On December 15, 2014, our board of directors (the "Company Board") formed a special committee consisting of three disinterested and independent directors—Brian Wheeler, Dinesh P. Chandiramani and Gerald J. Reihsen, III (the "Special Committee")—for the purpose of evaluating and negotiating the terms of the potential acquisition of all or a controlling portion of the assets or interests of Remington.

        On March 3, 2015, the Company Board revised and expanded its prior resolutions to empower the Special Committee to exercise all lawfully delegable powers of the Company Board in accordance with a statement of purpose and authority that included, among other things, the power and authority to:

  (i)
  represent the interests of the Company and its stockholders in all respects in connection with the potential transaction or any other transaction related thereto;

  (ii)
  assume and exercise all lawfully delegable powers of the Company Board to take any and all actions and make any and all decisions relating to the potential transaction, including the consideration, evaluation, negotiation, rejection or acceptance thereof, all on behalf of and as the Special Committee deems to be in the best interests of the Company's stockholders;

  (iii)
  assume and exercise all lawfully delegable powers of the Company Board to solicit, receive, consider, negotiate and evaluate any alternative to the potential transaction; provided, that the Special Committee does not have the power to approve or adopt any such alternative but will have the power to refer (or decline to refer) such alternative to the full Company Board for its consideration, with such recommendation as the Special Committee deems appropriate;

  (iv)
  exercise independent business judgment in the fulfillment of its duties; and

  (v)
  select, retain and determine the compensation and other terms of the retention of independent professionals (including law firms, investment banking firms, valuation firms, accounting firms and other similar advisors) as the Special Committee may deem necessary or appropriate in connection with the fulfillment of its purpose, subject to the Special Committee taking appropriate steps to ensure that such advisor does not have any relationship with the Company or other interested party that would call its independence into question.

        On September 14, 2015, the Special Committee unanimously determined that the Transaction Documents and the transactions are advisable, fair to, and in the best interest of the Company and its stockholders, approved and adopted the Transaction Documents and the transactions and recommended that (i) the Company Board approve and adopt the Transaction Documents and the transactions, and (ii) our stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT, approve and adopt the Transaction Documents and the transactions.

        On September 17, 2015, the Company Board unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves due to Monty Bennett's interest in the transactions and Mr. Hays' status as an executive officer of the Company who reports to Monty Bennett), (i) approved and adopted the favorable recommendation of the Special Committee in respect of the transactions and the Transaction Documents; (ii) approved the form, terms and provisions of the Transaction Documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        The Special Committee and the Company Board considered numerous factors, potential benefits, risks, negative factors, and procedural safeguards before reaching their determinations, and these are more fully described under "Special Factors—Reasons for the Transaction; Recommendation of the Special Committee; Recommendation of the Board of Directors."

        The Special Committee's recommendation and the Company Board's approval and recommendation were based in part on a fairness opinion issued to the Special Committee and the Company Board by BMO Capital Markets.

        For additional information, see "Special Factors—Background of the Transactions" beginning on page 38.

Description of Fairness Opinion of BMO Capital Markets

        On September 14, 2015, at the request of the Special Committee, BMO Capital Markets rendered an oral opinion to the Special Committee, which was subsequently confirmed in a written opinion as of the same date (the "Opinion"), to the effect that as of such date, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO Capital Markets, the aggregate consideration to be paid by the Company in the transactions was fair, from a financial point of view, to the Company. See "Special Factors—Description of Fairness Opinion of BMO Capital Markets" beginning on page 59.

        The full text of the Opinion is attached hereto as Annex G and is incorporated into this document by reference in its entirety. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. Stockholders are urged to read the Opinion carefully and in its entirety for a discussion of, among other things, the scope of review undertaken and the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO Capital Markets in connection with such Opinion.

 Acquisition Agreement

Conditions to Transactions

        The Company's and each of Archie Bennett, Jr., Monty J. Bennett and Remington Holdings GP, LLC's (collectively, the "Remington Holders") obligation to consummate the transactions is subject to conditions, including:

  (i)
  the absence of any legal restraint with respect to the transactions;

  (ii)
  the expiration or earlier termination of the waiting period applicable to the transactions under the HSR Act;

  (iii)
  the issuance of the Private Letter Ruling;

  (iv)
  the completion by Ashford Trust of the disposition of its common stock of the Company so that it beneficially owns no more than 10% of the common stock of the Company in a manner that complies with the Private Letter Ruling;

  (v)
  the accuracy of the other party's representations and warranties contained in the Transaction Documents (subject to certain qualifications as set forth in the Acquisition Agreement, as applicable); and

  (vi)
  the other party's compliance in all material respects with its covenants and agreements contained in the Transaction Documents.

        Our obligation to consummate the transactions is also conditioned on there not having occurred a material adverse effect with respect to Remington.

        The Remington Holders' obligation to consummate the transactions is also conditioned on:

  (i)
  there not having occurred a material adverse effect with respect to the Company;

  (ii)
  their receipt of an appraisal satisfactory to them to the effect that the value of a share of Newco Preferred Stock does not exceed $25; and

  (iii)
  the receipt by Archie Bennett, Jr. and Monty Bennett of a satisfactory opinion of their tax counsel that (a) the exchange by the Bennetts and, if applicable, Remington Holdings GP of Remington ownership interests for Newco common stock and Newco preferred stock under the Acquisition Agreement, in connection with certain other transactions contemplated under the Transaction Documents, will qualify as a tax-free exchange under Section 351 of the Code, (b) the Newco Preferred Stock will not be treated as NQPS (within the meaning of Section 351(g) of the Code), and (c) Monty Bennett, Archie Bennett, Jr. and MJB Investments will not recognize any taxable gain or income as a result of the exchange by the Bennetts and, if applicable, Remington Holdings GP of Remington ownership interests for Newco common stock and Newco Preferred Stock in the transactions (the "Tax Opinion").

Representations, Warranties and Covenants

        The Remington Holders, Remington and the Company have each made customary representations and warranties and covenants in the Acquisition Agreement. Generally, the representations and warranties survive for 18 months after the consummation of the transactions; however, specified fundamental representations of the parties survive indefinitely, the Remington Holders' representations and warranties with respect to environmental and employee benefit matters survive for the respective statute of limitations plus three months, and the parties' representations and warranties with respect to tax related matters survive for the statute of limitations plus six months.

        Except for breaches of fundamental representations and warranties, neither the Company nor the Remington Holders will be liable for breaches of representations and warranties until the aggregate amount of all damages suffered by the indemnified parties exceeds $5,000,000, in which event the breaching party is liable from the first dollar. Except for breaches of fundamental representations and warranties and tax related matters, the aggregate liability for damages for breach of the representations and warranties for each of the Company and the Remington Holders is $50,160,000. The aggregate liability for damages for each of the Company and the Remington Holders is $331,650,000 for all breaches of representations and warranties by such party. No right or remedy in the Acquisition Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under the Acquisition Agreement, at law or in equity.

        The Remington Holders will satisfy obligations to pay damages in shares of Newco common stock with a value agreed by the Company and the Remington Holders at $100 per share, and, to the extent that shares of Newco common stock are insufficient, in Newco Preferred Stock valued at $25 per share which was agreed by the parties to the Acquisition Agreement.

"No-Shop" Restrictions and "Fiduciary Out"

        Remington is subject to customary "no-shop" restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals.

        The Company is also subject to customary "no-shop" restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals. Prior to our stockholders approving the proposals at the special meeting, however, the "no-shop" provision is subject to a customary "fiduciary-out" provision that allows us, under certain circumstances and in compliance with specified procedures, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an acquisition proposal that the Company Board determines (acting through the Special Committee) is reasonably likely to result in a superior proposal.

The Special Committee may exercise a termination right in order to accept a superior proposal, subject to matching rights for the Remington Holders and other conditions.

        In addition, prior to our stockholders considering the proposals at the special meeting, the Company Board may change its recommendation with respect to the proposals in response to an intervening event if the Special Committee determines in good faith, after consultation with counsel, that the failure to do so would be inconsistent with the Company Board's fiduciary duties under applicable law, but only if we have first negotiated in good faith to adjust the terms of the Acquisition Agreement so that there is no longer a basis for such change.

        If we terminate the Acquisition Agreement for a superior proposal, we will be required to pay the Remington Holders a termination fee of $6,688,000 plus the costs and expenses incurred by them in connection with the transactions.

Termination

        In addition to our right to terminate the Acquisition Agreement for a superior proposal, the Acquisition Agreement contains termination rights for both the Company and the Remington Holders. Also, either the Company or the Remington Holders may terminate the Acquisition Agreement if the transactions are not consummated by June 30, 2016.

        For additional information on the Acquisition Agreement, see "The Transaction Documents—Acquisition Agreement" beginning on page 76 and Annex C to this proxy statement.

Newco Preferred Stock

        The rights, terms and preferences of the Newco Preferred Stock will be established by Newco filing a Certificate of Designation with the Delaware Secretary of State effective as of the closing of the transactions (the "Certificate of Designation").

Terms of Newco Preferred Stock

        The Certificate of Designation will provide that each share of Newco Preferred Stock will:

  (i)
  have a liquidation value of $25 per share;

  (ii)
  have cumulative dividends at the rate of 6.625% per annum (payable in cash quarterly in arrears);

  (iii)
  participate in any dividend or distribution on the common stock of Newco, in addition to the dividends on the Newco Preferred Stock; and

  (iv)
  be convertible into non-voting common stock of Newco (but voting after an initial public offering by Newco) at a conversion ratio equal to the liquidation value of a share of Newco Preferred Stock, divided by $120.

        The Certificate of Designation also will provide for customary anti-dilution protections.

Board Designation Rights

        In the event Newco fails to pay a dividend at the rate of 6.625% per annum for two consecutive quarterly periods, then, until such arrearage is paid in cash in full, (i) the dividend rate on the Newco Preferred Stock will increase to 10% per annum; (ii) no dividends may be declared and paid, and no other distributions or redemptions may be made, on the Newco common stock; and (iii) the Newco board of directors and the Company Board will be increased by two seats and the holders of Newco Preferred Stock will be entitled to designate two individuals to fill such newly created seats.

Restrictive Covenants

        The Certificate of Designation will provide that, so long as any shares of Newco Preferred Stock are outstanding, Newco is prohibited from taking specified actions without the consent of 66.67% of the holders of Newco Preferred Stock, including:

  (i)
  modifying the terms, rights, preferences, privileges or voting powers of the Newco Preferred Stock;

  (ii)
  altering the rights, preferences or privileges of any capital stock of Newco so as to affect adversely the Newco Preferred Stock;

  (iii)
  issuing any shares of Newco Preferred Stock, or any security senior to the Newco Preferred Stock, other than pursuant to the Acquisition Agreement;

  (iv)
  entering into any agreement that expressly prohibits or restricts the payment of dividends on the Newco Preferred Stock or the common stock of Newco; and

  (v)
  other than the payment of dividends on the Newco Preferred Stock or payments pursuant to a management agreement to be entered into between Newco and the Company, transferring Newco's or its subsidiaries' cash balances or other assets to the Company or any other subsidiary of the Company, other than by means of a dividend payable by Newco pro rata to the holders of Newco common stock.

        For additional information on Newco Preferred Stock, see "The Transaction Documents—Certificate of Designation of Newco Preferred Stock" beginning on page 84 and Annex D to this proxy statement.

Investor Rights Agreement and Remington Limited Partnership Agreement

        At the closing of the transactions, the parties will enter into an investor rights agreement (the "Investor Rights Agreement") that will provide for, among other items, governance rights, operating agreements, noncompetition agreements, transfer restrictions, put and call rights and obligations of the parties with respect to the Company and its subsidiaries, including Remington. In addition, the Remington limited partnership agreement will be amended and restated (the "Limited Partnership Agreement"), and will include, among other items, governance rights, tax agreements and operating provisions with respect to Remington.

Board Designation Rights

        The Investor Rights Agreement will provide that the board of directors of Newco will, at all times until the occurrence of Newco's initial public offering, be made up of the same individuals serving on the Company Board, including the Holder Group Investors' nominee. In the event that Newco fails to pay a dividend at the rate of 6.625% per annum for two consecutive quarterly periods on the Newco Preferred Stock, both the Company Board and the Newco board of directors will be increased by two seats and the individuals filling such newly created seats will be the same.

        The Investor Rights Agreement will also provide that for so long as the Bennetts and MJB Investments (together with their controlled affiliates that become transferees, the "Holder Group Investors") beneficially own at least 20% of the common stock of Newco (taking into account the Newco Preferred Stock on an as-converted basis), a majority in interest of the Holder Group Investors will be entitled to nominate one individual for election as a member of Company Board and, until a majority in interest of the Holder Group Investors otherwise determine, Monty Bennett will serve as the nominee. In the event that Newco fails to pay a dividend at the rate of 6.625% per annum for two consecutive quarterly periods on the Newco Preferred Stock, the Company Board will be increased by two seats and a majority in interest of the Holder Group Investors will be entitled to designate two individuals to fill such newly created seats.

        In addition, for so long as the Holder Group Investors hold any of the 20% limited partnership interest in Remington initially retained by the Bennetts (the "Retained Interest"): (i) a majority in interest of the Holder Group Investors will be entitled to nominate one individual for election as a member of the board of directors of Newco Sub; and (ii) the independent directors of Newco will be entitled to nominate two individuals for election as members of the board of directors of Newco Sub. Until a majority in interest of the Holder Group Investors otherwise determine, Monty Bennett will serve as the Holder Group Investors' nominee.

Operating Provisions

        The Investor Rights Agreement will also provide that for so long as the Holder Group Investors beneficially own no less than 20% of the issued and outstanding shares of the common stock of Newco (taking into account Newco Preferred Stock on an as-converted basis), the Company, Newco and Newco Sub are prohibited, without the prior written consent of a majority in interest of the Holder Group Investors, from, among other actions :

  (i)
  conducting the property and project management business conducted by Remington through entities other than Newco Sub, GP Holdings and Remington;

  (ii)
  permitting Newco Sub, GP Holdings and Remington to acquire or operate any material assets, business or operations, other than those used in or related to the conduct of the property and project management business conducted by Remington; and

  (iii)
  taking any action to cause any of the material business operations of the Company to be conducted through entities other than Newco or wholly owned subsidiaries of Newco.

Governance Provisions

        Newco will not take, and the Company will not cause or permit Newco to take, any corporate action that, if taken by the Company, would require the approval of our stockholders under the DGCL or the rules and regulations of any stock exchange on which our voting securities are then listed, unless such corporate action has been approved by our stockholders by the same vote as would be required if the Company were taking such corporate action.

        Except for issuances contemplated by the Transaction Documents, none of the Company, Newco or Newco Sub will issue any equity securities, rights to acquire equity securities of the Company, Newco or Newco Sub or debt convertible into equity securities of the Company, Newco or Newco Sub, unless the Company, Newco or Newco Sub, as the case may be, gives each Holder Group Investor notice of its respective intention to issue new securities and the right to acquire such Holder Group Investor's pro rata share of the new securities. Further, if the Company issues shares for cash, it must contribute the net proceeds of such offering to Newco in exchange for additional shares of Newco voting common stock.

Limited Partnership Agreement

        The Limited Partnership Agreement will provide for additional approval rights with respect to the operation of Remington in favor of the Holder Group Investors, including limiting Remington's ability to incur indebtedness, issue additional interests, and amend the Limited Partnership Agreement.

Back-Office Services

        In addition, pursuant to the Limited Partnership Agreement, Remington will continue to provide back-office services previously provided to Archie Bennett, Jr. and Monty Bennett for administrative, legal, tax, accounting and financial services, at no charge for ten years from the date of the closing of the transactions.

Incentive Fees

        Pursuant to the terms and conditions of hotel management agreements to which Remington is a party, Remington receives annual incentive management fees based on the preceding year's hotel operations subject to such hotel management agreements. The incentive fees are calculated as of the end of each fiscal year and paid in the first fiscal quarter of the following year.

        The Investor Rights Agreement will provide that for the calendar year in which the closing occurs, the net amount of the aggregate incentive fees less the aggregate amount of officer and executive employee bonuses paid by Remington will be prorated as of the date of the closing based upon the actual number of days elapsed from January 1 through the date of the closing. The net prorated amounts will be paid by Remington to the Bennetts and MJB Investments in cash with respect to the period of time prior to the date of the closing.

Newco Initial Public Offering

        The Investor Rights Agreement will provide that, as soon as practicable after the second anniversary of the closing of the transactions, Newco, at its expense, will use its best efforts to prepare and file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement providing for either, or both, an initial public offering of the voting common stock of Newco or the registration and resale of all of the registrable securities of Newco, and to cause the corresponding registration statement to become effective no later than the third anniversary of the closing of the transactions.

        In addition, Newco's certificate of incorporation provides that any shares of the non-voting common stock of Newco will automatically convert into an equivalent number of shares of voting common stock of Newco upon the consummation of an initial public offering of the voting common stock of Newco.

Transfer Restrictions

        The Investor Rights Agreement will provide that for three years after the closing of the transactions, each of Monty Bennett, Archie Bennett, Jr., MJB Investments, Mark Sharkey and their permitted transferees (collectively, the "Covered Investors") are prohibited from transferring common stock of Newco or Newco Preferred Stock, except to family members and in connection with estate planning, unless the transfer has been approved by an independent committee of the Company Board.

        Covered Investors will also be prohibited from transferring the Retained Interest except to family members or to a charitable foundation, unless approved by an independent committee of the Company Board, and provided that the Company failed to exercise its right of first refusal to purchase the Retained Interest on the same terms as the proposed transfer. In each case, assignment of any economic interest (separate from any voting interest) will be permitted.

Put and Call Options

Preferred Call Option

        Pursuant to the Investor Rights Agreement, after the fifth anniversary of the closing of the transactions, Newco will have the option to purchase all or any portion of the Newco Preferred Stock in $25,000,000 increments on a pro rata basis among all Covered Investors (the "Preferred Call Option") at a price per share equal to the sum of (i) not more than $25.125, plus (ii) all accrued but unpaid dividends. The purchase price is payable only in cash. The notice of exercise of the Preferred Call Option does not limit or restrict any Covered Investor's right to convert the Newco Preferred Stock into shares of Newco common stock prior to the closing of the Preferred Call Option.

Remington Call Option

        The Investor Rights Agreement will provide that after the tenth anniversary of the closing of the transactions, Newco Sub will have an option to require the Covered Investors to sell to Newco Sub the Retained Interest (the "Remington Call Option"). In the event that the Remington Call Option is exercised, the price to be paid will be an amount equal to 110% of the Retained Interests Purchase Price (defined below), and the price will be payable at each Covered Investor's individual election in any combination of:

  (i)
  cash;

  (ii)
  a number of shares of Company common stock determined by the greater of (a) the volume-weighted average price of the Company common stock on the business day immediately preceding the notice of exercise of the call option or (b) $100; or

  (iii)
  a number of shares of Newco common stock determined by the greater of (a) the volume-weighted average price of the Company common stock on the business day immediately preceding the notice of exercise of the call option or (b) $100.

        The "Retained Interests Purchase Price" is an amount equal to the product of (a) the Multiple (defined below), multiplied by (b) Remington's adjusted earnings before interest and taxes for the prior 12-month rolling period, multiplied by (c) the percentage ownership interest of Remington on a fully diluted basis represented by the Retained Interests. "Multiple" means a factor not less than 10.25 and not greater than 16.25 that will be determined by agreement between the Company and the Covered Investors or, if no agreement is reached, by appraisal and arbitration procedures.

Change of Control Put Option

        The Investor Rights Agreement will provide each Covered Investor with the option, exercisable on one occasion, to sell to the Company all of the Retained Interests, Newco common stock (unless an initial public offering of Newco has occurred) and/or the Newco Preferred Stock then owned by such Covered Investor (the "Change of Control Put Option"), during the ten consecutive business day period following the consummation of a Change of Control (as defined below). In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid to such exercising Covered Investor will be:

  (i)
  With respect to the Retained Interests, 90% of the Retained Interests Purchase Price, payable at the Covered Investor's election in any combination of:

  (a)
  cash;

  (b)
  shares of Company common stock determined by the greater of (1) the volume-weighted average price of the Company common stock on the business day immediately preceding the Change of Control or (2) $100; or

    (c)
    a number of shares of Newco common stock determined by the greater of (1) the volume-weighted average price of the common stock of the Company on the business day immediately preceding the date of the Change of Control or (2) $100.

  (ii)
  With respect to Newco common stock, payable at the Covered Investor's election in any combination of:

  (a)
  cash in an amount per share determined by the volume-weighted average price of the Company common stock on the business day preceding the Change of Control; or

  (b)
  a number of shares of Company common stock equal to the number of shares of common stock of Newco to be acquired by the Company.

  (iii)
  With respect to the Newco Preferred Stock, an amount equal to (1) not more than $25.125, plus (2) all accrued and unpaid dividends, plus (3) if prior to the fifth anniversary of the closing of the transactions, an additional amount equal to 3% of $25 per annum for each year, inclusive of the year in which the Change of Control Put Option is exercised, until the fifth anniversary of the closing of the transactions, payable in any combination of:

  (a)
  cash;

  (b)
  a number of shares of Company common stock determined by dividing such amount by $120;

  (c)
  a number of shares of Newco common stock determined by dividing such amount by $120; or

  (d)
  shares of preferred stock of the Company on a one-for-one basis with terms that are equivalent in all material respects to the Newco Preferred Stock being exchanged.

        The $120 conversion price is subject to adjustment in the event of stock dividends on Newco common stock or any subdivision or combination of Newco common stock.

        A "Change of Control" means any of the following, in each case that was not consented to, voted for or otherwise supported by Monty Bennett: (a) any person (other than Archie Bennett, Jr., Monty Bennett, MJB Investments, their controlled affiliates, trusts or estates in which any of them has a substantial interest or as to which any of them serves as trustee or a similar capacity, any immediate family member of Archie Bennett, Jr. or Monty Bennett or any group of which they are a member) acquires beneficial ownership of securities of the Company or Newco that, together with the securities of the Company or Newco previously beneficially owned by the first such person, constitutes more than 50% of the total voting power of the Company's or Newco's outstanding securities; or (b) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company's or Newco's (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled affiliate of the Company.

The Bennetts' Noncompetition Agreement

        The Investor Rights Agreement will provide that for a period of the later of (i) three years following the closing of the transactions, or (ii) three years following the date Monty Bennett is not the principal executive officer of the Company, each of Archie Bennett, Jr., Monty Bennett, and MJB Investments will not, directly or indirectly:

  (i)
  engage in, or have an interest in an entity that engages in, the business conducted by Remington on the closing of the transactions anywhere in the United States (excluding certain passive investments and existing relationships);

  (ii)
  hire or solicit employees of Remington, except pursuant to a general solicitation; or

  (iii)
  solicit or entice any clients of Remington.

Voting Limitations at the Company and Newco

The Company

        The Investor Rights Agreement will provide that, on matters submitted to a vote of our stockholders, the Covered Investors have the right to vote as they determine, except if, prior to the fourth anniversary of the closing of the transactions, the combined voting power of the Reference Shares (as defined below) of the Company exceeds 25% (plus the combined voting power of any Company common stock purchased after the closing of the transactions in an arm's length transaction from a person other than the Company or a Company subsidiary, including through open market purchases, privately negotiated transactions or any distributions by either Ashford Trust or Ashford Prime to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be "Company Cleansed Shares." The Covered Investors will vote Company shares with voting power equal to the voting power of the Company Cleansed Shares in the same proportion as our stockholders vote their shares with respect to such matters, inclusive of the Reference Shares of the Company voted by the Covered Investors.

Newco

        On matters submitted to a vote of Newco stockholders, the Covered Investors will have the right to vote as they determine, except if at any time the combined voting power of the Reference Shares of Newco exceeds 25% (plus the combined voting power of any Newco common stock purchased after the closing of the transactions in an arm's length transaction from a person other than Newco or a Newco subsidiary, including through open market purchases or privately negotiated transactions) of the combined voting power of all of the outstanding voting securities of Newco entitled to vote, then Reference Shares of Newco representing voting power equal to such excess will be deemed to be "Newco Cleansed Shares." The Covered Investors will vote Newco shares with voting power equal to the voting power of the Newco Cleansed Shares in the same proportion as Newco stockholders vote their shares with respect to such matters, inclusive of the Reference Shares of Newco voted by the Covered Investors.

        These voting restriction may be waived by two-thirds majority vote or consent of the independent directors of the Company or Newco, as applicable, that have no personal interest in the matter to be voted upon.

        "Reference Shares" means all voting securities of the Company or Newco, as applicable, that are (a) beneficially owned by any Covered Investor; (b) beneficially owned by any member of a group of which any Covered Investor is a member; or (c) subject to or referenced in any derivative or synthetic interest that (i) conveys any voting right in the common stock of the Company or Newco, as applicable, or (ii) is required to be, or is capable of being, settled through delivery of common stock of the Company or Newco, as applicable, in either case, that is held or beneficially owned by any Covered Investor or any controlled affiliate or any Covered Investor.

Termination

        The Investor Rights Agreement will provide that it terminates on the earliest of (i) the written agreement of the Company and a majority in interest of the Covered Investors, (ii) the fifth anniversary of the closing of the transactions, and (iii) the date on which the Covered Investors no longer own any Retained Interests, Newco common stock or Newco Preferred Stock; provided that operational covenants, the noncompetition agreement, board designation rights, voting limitations and restrictions on Newco dividends will last for the time periods provided by their terms and that the call options, put options and the Private Letter Ruling compliance covenant will last indefinitely.

        A Covered Investor will automatically cease to be bound by the Investor Rights Agreement at such time as such Covered Investor no longer owns any Retained Interests, any Newco common stock or Newco Preferred Stock.

        For additional information on the Investor Rights Agreement and the Limited Partnership Agreement of Remington, see "The Transaction Documents—Investor Rights Agreement" beginning on page 86, "The Transaction Documents—Limited Partnership Agreement" beginning on page 93, Annex E and Annex F to this proxy statement.

Voting at the Special Meeting

        The following parties have voting power with respect to the specified number of shares of the Company's common stock, which represents the specified percent of our outstanding voting power as of March 3, 2016:

Holder	Number of Shares	Voting Power
Monty Bennett	221,172 common shares	11.0%
Archie Bennett, Jr.	85,160 common shares	4.2%
Ashford Trust	598,163 common shares	29.8%
Ashford Prime	194,880 common shares	9.7%
Directors and Officers of the Company (excluding Archie Bennett, Jr.)	326,996 common shares	16.3%

        Each of the Remington Sellers and the directors and officers of the Company has informed us that, as of the date of this proxy statement, they intend to vote their shares in favor of each proposal presented to the stockholders at the special meeting.

        Ashford Trust and Ashford Prime have informed us that each of their respective boards of directors have delegated the decision as to how to vote on the proposals to special committees composed of independent directors, pursuant to previously-adopted policies that delegate exclusive power to vote the Company shares solely to the independent directors of such boards. These committees have each engaged independent financial advisors and legal counsel to assist them, and as of the date hereof, neither has informed the Company as to how Ashford Trust or Ashford Prime intend to vote.

        For additional information, see "Special Factors—Intent to Vote" beginning on page 73.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

General Information

Q.
When and where is the special meeting?

A.
The special meeting will be held at 11:00 a.m. Central time, on April 12, 2016, at the Marriott Legacy Town Center, 7121 Bishop Road, Plano, Texas 75024.

Q.
What is the purpose of the special meeting?

  The proposals to be considered by our stockholders at the special meeting are set forth below. In order for the transactions to be consummated, both Proposal 1 and Proposal 2 must be approved. The failure of either proposal to be approved will result in the transactions not being consummated.

  Proposal 1:    To approve the contribution (the "Contribution") of substantially all of the Company's assets and all of the Company's business operations to Newco pursuant to the Transaction Documents.

  Proposal 2:    To approve the potential issuance of shares of the Company's common stock that may occur pursuant to the Transaction Documents, in one or more of the following events: (a) as consideration for the potential future purchase of the 20% limited partnership interest in Remington retained by the Bennetts; (b) as consideration for the potential future acquisition of the Newco common stock issued to the Bennetts; (c) as consideration for the potential future acquisition of the Newco preferred stock issued to the Remington Sellers; or (d) upon the conversion of preferred stock of the Company that potentially may be issued in exchange for the Newco preferred stock issued to the Remington Sellers (collectively, the "Share Issuances").

  Proposal 3:    To approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals.

Voting and Voting Procedures

Q.
What shares can be voted at the special meeting?

A.
Holders of our common stock as of the close of business on March 7, 2016, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting. Our only outstanding voting equity securities are shares of our common stock. Each share of common stock entitles the holder to one vote. As of the record date, there were 153 shares of common stock outstanding and entitled to vote.

Q.
What is the quorum required for the special meeting?

A.
The representation in person or by proxy of holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present, the special meeting of stockholders may be adjourned by the chairman of the meeting or by a vote of a majority of the shares represented at the special meeting until a quorum has been obtained.

Q.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the special meeting.

  Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in "street name," and this proxy statement and related materials are being forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to instruct your broker how to vote and are invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q.
How can I vote my shares without attending the special meeting?

A.
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the special meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by mail, over the Internet or by telephone. Please refer to the summary instructions below or, for shares held in street name, the voting instruction card included by your broker or nominee.

  By Mail:    If you hold your common stock in your own name as a holder of record, you may instruct the proxies to vote your common stock by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted "FOR" Proposal 1, Proposal 2 and Proposal 3.

  By Internet:    If you have Internet access, you may vote by accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you.

  By Telephone:    If you live in the United States or Canada, you may vote by calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted.

Q.
How do I vote my shares in person at the special meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring proof of identification and request a ballot at the meeting. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later cannot attend or decide not to attend the special meeting.

Q.
What does it mean if I receive more than one proxy or voting instruction card?

A.
It means you have shares that are registered in different ways or are held in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.
Can I revoke my proxy?

A.
You may change your proxy instructions at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. If shares of common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions. Proxies may also be revoked by written notice to the Secretary of the Company or by attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. You must meet the same deadline when revoking your proxy as when voting your proxy.

Q.
What vote is required to approve the proposals to be voted upon at the special meeting?

A.
Proposal 1 (The Contribution):    The proposal to approve the Contribution requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock and entitled to vote at the special meeting.

  Proposal 2 (The Share Issuances):    The proposal to approve the Share Issuances requires the affirmative "FOR" vote of a majority of the votes cast at the special meeting under the NYSE MKT rules.

  Proposal 3 (Adjournment or Postponement of Special Meeting):    The proposal to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative "FOR" vote of a majority of the votes cast at the special meeting under the Company's bylaws.

Q.
What are the effects of not voting or abstaining? What are the effects of broker non-votes?

A.
Abstentions:    Abstentions, if any, will have the same effect as a vote "AGAINST" Proposal 1 and Proposal 2. However, abstentions, if any, will not be considered as votes cast under the Company's bylaws, and accordingly will have no effect on the outcome of Proposal 3.

  Broker Non-Votes:    Broker non-votes will have the same effect as a vote "AGAINST" Proposal 1. Broker non-votes will not be considered present and entitled to vote on, and will not be considered as votes cast, and accordingly will have no effect on the outcome of, Proposal 2 and Proposal 3.

Q.
What is a broker non-vote?

A.
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to Proposal 1 (The Contribution) or Proposal 2 (The Share Issuances), but does have discretionary authority to vote your shares with respect to Proposal 3 (Adjournment or Postponement of the Special Meeting).

Other Matters

Q.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

  You may request additional copies of the proxy materials by following the instructions set forth in the section of this proxy statement titled "Other Matters—Multiple Stockholders Sharing One Address."

Q.
What if other matters are presented for consideration at the special meeting?

A.
As of the date of this proxy statement, the Company does not know of any matters that will be presented for consideration at the special meeting other than those matters described in this proxy statement. If any other matters properly come before the special meeting, the proxies solicited hereby will be voted on such matters in accordance with the discretion of the proxy holders named therein.

Q.
Who is soliciting my proxy? Who is paying expenses relating to the solicitation?

A.
The enclosed proxy is solicited by and on behalf of the Company Board. In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the special meeting of stockholders, including the cost of mailing.

  We have retained MacKenzie Partners Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a base fee of $20,000, plus out-of-pocket expenses.

Q.
How can I obtain additional information?

A.
If you would like additional copies of this proxy statement, without charge, or if you have questions about the procedures for voting your shares, please follow the instructions provided in the section of this proxy statement titled "Other Matters—Where You Can Find Additional Information."

FORWARD-LOOKING STATEMENTS

        Certain statements and assumptions in this proxy statement contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control. Such forward-looking statements include, but are not limited to:

  (i)
  our business and investment strategy;

  (ii)
  our understanding of our competition;

  (iii)
  current market trends and opportunities;

  (iv)
  projected capital expenditures;

  (v)
  the parties' expectations regarding the timing, completion and tax treatments of the transactions; and

  (vi)
  the anticipated benefits from the transactions.

        These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:

  (i)
  general volatility of the capital markets and the market price of our common stock;

  (ii)
  changes in our business or investment strategy;

  (iii)
  availability, terms and deployment of capital;

  (iv)
  availability of qualified personnel;

  (v)
  changes in our industry and the market in which we operate, applicable law, interest rates or the general economy;

  (vi)
  the degree and nature of our competition;

  (vii)
  the parties' ability to consummate the transactions;

  (viii)
  the conditions to the completion of the transactions, including the receipt of approval of our stockholders;

  (ix)
  the regulatory approvals required for the transactions not being obtained on the terms expected or on the anticipated schedule;

  (x)
  the parties' ability to meet expectations regarding the timing, completion and tax treatments of the transactions;

  (xi)
  the possibility that the parties may not realize any or all of the anticipated benefits from the transactions;

  (xii)
  disruptions from the transaction may harm relationships with customers, employees and regulators;

  (xiii)
  unexpected costs may be incurred; and

  (xiv)
  changes in our stock price prior to the closing of the transactions and following the transactions.

        These and other risk factors are more fully discussed in the section titled "Risk Factors" in this proxy statement and in our Annual Report on Form 10-K, and from time to time, in the Company's other filings with the SEC. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

RISK FACTORS

        In addition to the other information contained and incorporated by reference into this proxy statement, including the matters addressed in the section entitled "Forward-Looking Statements" beginning on page 26, you should carefully consider the following risks before deciding whether to vote for the proposals. In addition, you should read and consider the risks associated with each of the businesses of the Company and Remington because these risks will also affect the Company on a post-closing basis. Descriptions of some of these risks can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by any subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled "Other Matters—Where You Can Find Additional Information" beginning on page 108 and "Other Matters—Information Incorporated by Reference" beginning on page 109.

RISKS RELATED TO THE STRUCTURE OF THE TRANSACTIONS

Following the transactions, the Company will be dependent upon the profitability of Newco, and the failure to receive regular distributions from Newco will adversely affect the availability of cash at the Company.

        Following the consummation of the transactions, the Company will be a holding company owning shares of Newco. The Company will conduct no material activities other than activities incidental to holding the shares of Newco. As a result, the Company will be substantially dependent on the ability of Newco and its subsidiaries to fund the cash needs of the Company. If Newco is not able to make cash distributions, we may not be able to fund our cash obligations, and if Newco is less profitable than we anticipate, we may not be able to fund our operating expenses.

Our holding company structure following the transactions will result in structural subordination that may affect our ability to make distributions and payments on our obligations.

        Following the transactions, as a result of our holding company structure, we will receive substantially all of our cash from distributions made to us by Newco. Newco's payment of distributions to us may be subject to claims by Newco's creditors and to limitations applicable to Newco under federal and state laws, including securities and bankruptcy laws. Furthermore, our equity interests in Newco and its subsidiaries following the transactions will rank junior to all of the respective indebtedness, whenever incurred, the Newco Preferred Stock, and all equity interests of Newco's subsidiaries in the event of their respective liquidation or dissolution. The right of our stockholders, therefore, to participate in such liquidation or dissolution would be subordinated to the claims of Newco's creditors and to all equity interests of Newco.

The holders of Newco Preferred Stock will have rights that are senior to our rights as a holder of Newco's common stock, which may decrease the likelihood, frequency and amount of dividends to us as holders of Newco common stock, which in turn will affect dividends, if any, declared by the Company and paid to our stockholders.

        As part of the consideration for the transactions, Newco will issue all of the Newco Preferred Stock to the Remington Sellers. In addition, the Bennetts will receive Newco non-voting common stock, and the Company will hold all of the Newco voting common stock. We will receive substantially all of our cash from distributions made to us by Newco on the Newco common stock. The Newco Preferred Stock requires that dividends be paid on the Newco Preferred Stock before any distributions can be paid to holders of Newco's common stock and that, in the event of our bankruptcy, dissolution or liquidation, the holders of Newco Preferred Stock must be satisfied before any distributions can be made to the holders of Newco's common stock. In addition, if Newco declares or pays a dividend on its common stock, the holders of the Newco Preferred Stock will participate, on an as-converted basis, in such dividend with the holders of Newco's common stock, unless otherwise approved by the holders of at least 66.67% of the shares of Newco Preferred Stock. As a result of the Newco Preferred Stock's superior rights relative the common stock of Newco, including its right to participate in any dividends to the holders of Newco's common stock, our right to receive distributions from Newco is limited and diluted. Moreover, because our rights to dividends from Newco are limited and diluted, we may not be incentivized to cause Newco to declare and pay dividends to us, as holders of Newco common stock.

        The extent to which we receive cash from distributions from Newco will in turn determine the likelihood, frequency and amount of dividends, if any, that the Company will declare and pay to our stockholders.

If dividends from Newco to the Company are reduced by federal income taxes, proceeds available for distribution to our stockholders as dividends, if any, would be reduced and our stock price may be adversely affected.

        As a result of the transactions, we will receive substantially all of our cash from distributions made to us by Newco. Unless otherwise approved by holders of at least 66.67% of the shares of Newco Preferred Stock, Newco may only make any distributions to us by means of a dividend pro rata to the holders of Newco's common stock. Following the transactions, we will not own sufficient stock in Newco to file federal income tax returns with Newco on a consolidated basis. As a result, we will not be entitled to a 100% dividend received deduction for federal income tax purposes on dividends paid to us by Newco. Rather, in general, we will be required to pay federal income tax on an amount equal to 20% of any dividends paid to us by Newco. Such dividends may also be subject to state income taxes. Accordingly, income taxes payable by us on dividends received from Newco would ultimately result in less proceeds available for distribution as dividends to our stockholders. As a result, the market price of our common stock may be adversely affected.

Part of the consideration for the transactions to the Remington Sellers creates significant cash flows for the Remington Sellers that may create conflicts of interest in the management of the Company and Remington following the transactions.

        As part of the consideration for the transactions, the Remington Sellers will receive Newco Preferred Stock and Remington Holdings GP will receive the Newco Sub Promissory Note. Each share of Newco Preferred Stock has a cumulative dividend rate of 6.625% per annum, which dividends are payable in cash quarterly in arrears, and the Newco Sub Promissory Note is payable in 16 consecutive and equal quarterly installments. As a result of this consideration, as well as the Bennetts retaining 20% of the limited partnership interests in Remington, the Remington Sellers and Remington Holdings GP have the right to receive significant cash flow. The Remington Sellers may be incentivized by this consideration to maximize the cash flow of the Company and its subsidiaries, and thus Monty Bennett may have conflicts of interest in making management decisions that might be to the detriment of the Company's long-term strategy and success.

If the Company is considered an "investment company" under the Investment Company Act of 1940 following the transactions, we may incur significant costs and be subject to restrictions on our ability to pursue our fundamental business strategy.

        We may incur significant costs and be subject to restrictions on our ability to pursue our fundamental business strategy if the Company is subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Investment Company Act requires registration as an investment company for companies that are engaged primarily in the business of investing, reinvesting, owning, holding or trading securities. Registration as an investment company would subject us to restrictions that would significantly impair our ability to pursue our fundamental business strategy of providing asset and property management services. As an investment company, we would be forced to comply with substantive requirements of the Investment Company Act, including:

  •
  limitations on our ability to borrow;

  •
  limitations on our capital structure;

  •
  restrictions on acquisitions of interests in associated companies;

  •
  prohibitions on transactions with affiliates;

  •
  restrictions on specific investments; and

  •
  compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

        We do not believe that our ownership of 100% of the voting shares of Newco, a non-wholly owned subsidiary, will subject us to regulation under the Investment Company Act. Our determination of whether we will be an investment company is based on our holding at least a majority of the voting securities of Newco. As a result, we could inadvertently become an investment company if the Bennetts distribute their non-voting shares of Newco, causing those shares to become voting stock of Newco. It is not feasible for us to be regulated as an investment company because application of Investment Company Act regulations are inconsistent with our strategy of providing asset and property management services.

RISKS RELATED TO THE TRANSACTIONS

If the transactions do not occur, we may incur payment obligations to the Remington Sellers.

        If the Acquisition Agreement is terminated by the Company as a result of a Company Intervening Event or a Company Superior Proposal, we will be obligated to pay the Remington Holders a termination fee of up to $6,688,000 plus the actual, documented out-of-pocket costs and expenses actually incurred by the Remington Holders in connection with the Acquisition Agreement and the transactions.

The transactions may not be completed on the terms or timeline currently contemplated or at all. Failure to complete the transactions in a timely manner could negatively affect our ability to achieve the benefits associated with the transactions and could negatively affect our share price and future business and financial results.

        The transactions are currently expected to close during the first quarter of 2016, assuming that all of the conditions in the Acquisition Agreement are satisfied or waived. The Acquisition Agreement provides that either the Company or the Remington Sellers may terminate the Acquisition Agreement if the closing of the transactions has not occurred by June 30, 2016. To complete the transactions, our stockholders must approve the Contribution and the Share Issuances. In addition, the Acquisition Agreement contains additional closing conditions, which may not be satisfied or waived. Certain events outside our control may delay or prevent the consummation of the transactions. Delays in consummating the transactions or the failure to consummate the transactions at all may cause us to incur significant additional costs and to fail to achieve the anticipated benefits associated with the transactions. In addition, pursuant to the Acquisition Agreement, both the Company and Remington are subject to certain restrictions on the conduct of their respective businesses prior to completing the transactions. These restrictions may prevent us from pursuing certain strategic transactions, undertaking certain significant capital projects, undertaking certain significant financing transactions and otherwise pursuing other actions that are not in our ordinary course of business, even if such actions would prove beneficial. We cannot assure you that the conditions to the completion of the transactions will be satisfied or waived or that any adverse event, development, or change will not occur, and we cannot provide any assurances as to whether or when the transactions will be completed.

        Delays in consummating the transactions or the failure to consummate the transactions at all could also negatively affect our future business and financial results, and, in that event, the market price of our common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the transactions will be consummated. If the transactions are not consummated for any reason, our ongoing business could be adversely affected, and we will be subject to several risks, including:

  •
  the payment by us of certain costs, including termination fees of $6,688,000 if the Acquisition Agreement is terminated by the Company as a result of a Company Intervening Event or a Company Superior Proposal; and

  •
  the diversion of management focus and resources from operational matters and other strategic opportunities while working to consummate the transactions.

        In addition, if the transactions are not completed, the Company may experience negative reactions from the financial markets and from its employees and other stakeholders. The Company could also be subject to litigation related to any failure to complete the transactions or to enforcement proceedings commenced against us to compel to perform our obligations under the Acquisition Agreement. If the transactions are not completed, the Company cannot assure its stockholders that these risks will not materialize and will not materially affect our business, financial results and the stock price.

We will incur significant non-recurring costs in connection with the transactions.

        We expect to incur a number of non-recurring closing costs associated with the transactions. Under the terms of the Acquisition Agreement, regardless of whether the closing of the transactions occurs, Newco is obligated to pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants and one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act and one-half of any transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest thereon) incurred in connection with the transfer of the Transferred Securities pursuant to the Acquisition Agreement and the other Transaction Documents, and the exchange contemplated pursuant to the contribution agreement between the Company and Newco, setting forth the terms and conditions upon which the Company will contribute substantially all of its assets to Newco, and Newco will assume all of the liabilities of the Company, (including any real property transfer tax and any other similar tax) (collectively, "Transaction Costs") incurred by the Company, Newco, Newco Sub, GP Holding and GP Holding I. If the closing of the transactions occurs, Newco also will assume and pay all Transaction Costs incurred by Archie Bennett, Jr., Monty Bennett, Remington Holdings GP and Remington in connection with the Acquisition Agreement and the transactions, plus all bonuses and other payments made to employees and agents of Remington in connection with the closing of the transactions, up to $2,750,000 in the aggregate. We expect that approximately $9.4 million will be incurred to complete the transactions (including an amount of $2,750,000 which we may need to reimburse Remington at the closing of the transactions), although additional unanticipated costs may be incurred in the integration of Remington into our business. As of March 8, 2016, we have incurred $5.7 million in nonrecurring costs in connection with the transactions.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Company's financial condition or results of operations following the transactions.

        The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the Company's financial condition or results of operations following the transactions for several reasons. The pro forma financial statements have been derived from the historical financial statements of the Company and Remington, and adjustments and assumptions have been made after giving effect to the transactions. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Company and Remington in connection with the transactions. As a result, the actual financial condition and results of operations of the Company following the transactions may not be consistent with, or evident from, these pro forma financial statements.

        The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company's financial condition or results of operations following the transactions. Any decline or potential decline in the Company's financial condition or results of operations may cause significant variations in its stock price. Please read "Financial Information—Unaudited Pro Forma Financial Statements of Ashford Inc. and Subsidiaries."

The transactions may not be accretive to our stockholders, which could have a material adverse effect on our business, financial condition, and results of operations.

        The transactions may not be accretive to our stockholders. While it is intended that the transactions be accretive to our performance metrics (including after taking into account the possible future exchange of the Newco preferred stock into the Company common stock), there can be no assurance that this will be the case, as, among other things, the expenses we assume as a result of the transactions may be higher than we anticipate and we may not achieve our anticipated cost savings from the transactions, or revenue from Remington's business may decrease. The failure of the transactions to be accretive to our stockholders could have a material adverse effect on our business, financial condition and results of operations.

The transactions were negotiated between the Special Committee, which comprises independent and disinterested members of our Board, and Monty Bennett, our chief executive officer and chairman of our Board, and Archie Bennett, Jr., the chairman emeritus of Ashford Trust, and the Bennetts may have different interests than the Company.

        The transactions were negotiated with Monty Bennett, our chief executive officer and chairman of our Board, and Archie Bennett, Jr., the chairman emeritus of Ashford Trust. J. Robison Hays, III, one of our directors and our chief strategy officer, reports to Monty Bennett, as do all of our other executive officers, and thus may be considered to be affiliated with the Bennetts. As a result, those officers may have different interests than the Company as a whole. These potential conflicts would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if the Remington Sellers breach any of the representations, warranties or covenants made by them in the Acquisition Agreement or the other Transaction Documents, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with the Bennetts.

Monty Bennett has interests in the transactions that are different from, and may potentially conflict with, the interests of us and our stockholders.

        Monty Bennett, our chief executive officer and chairman of our Board, has interests in the transactions that may be different from, or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest, including:

  •
  the payment of consideration in connection with the transactions directly or indirectly to Monty Bennett, and his entry into arrangements relating to the payment of that consideration;

  •
  the Bennetts' board nomination rights to our Board, subject to retaining 20% ownership of the common stock of Newco, and the covenant for the board of directors of Newco to mirror the composition of our Board;

  •
  the Bennetts' board nomination rights to the board of directors of Newco Sub, subject to retaining 20% of the limited partnership interests in Remington;

  •
  the option of Newco to purchase all or any portion of the Newco Preferred Stock after the fifth anniversary of the closing of the transactions;

  •
  the option of Newco Sub to purchase the Retained Interests after the tenth anniversary of the closing of the transactions;

  •
  the option of the Remington Sellers to sell to the Company all of their Retained Interests, Newco common stock, and Newco Preferred Stock following the consummation of a change of control of the Company or Newco with a party not affiliated with the Remington Sellers;

  •
  the priority of the Newco Preferred Stock to Newco common stock;

  •
  the participation of the Newco Preferred Stock in any dividends on Newco common stock; and

  •
  the entry or anticipated entry into restrictive covenant agreement with Monty Bennett, that will become effective following the transactions.

        In addition, following the transactions, without the approval of the Remington Sellers, the Company, Newco, and Newco Sub may not conduct the Company's business operations outside of Newco or Newco Sub, operate any business other than the property and project management business of Remington, transfer the membership interests of GP Holdings to any entity that is not wholly owned by Newco Sub, dissolve Newco Sub, or permit Newco Sub to incur indebtedness; and without approval of the Remington Sellers, Remington may not alter its property management operations, commence bankruptcy, borrow money, alter its accounting policies, or issue any additional general partnership or limited partnership interests.

        Furthermore, following the transactions, the Bennetts will continue to own 20% of the limited partnership interests in Remington and Monty Bennett will remain an executive officer of Remington. The respective roles of the Bennetts in Remington may create additional conflicts of interest in respect of the transactions.

The fairness opinion is subject to qualifications and its valuation of the business acquired may not represent the business's true worth or realizable value.

        The fairness opinion is subject to qualifications and its valuation of the business acquired may not represent the business's true worth or realizable value. The opinion delivered to the Special Committee by BMO Capital Markets ("BMO") on September 14, 2015, is based on and subject to certain assumptions, qualifications and limitations described in such opinion, and is based on economic and market conditions and other circumstances as they existed and could be evaluated by BMO on the date of such opinion. Changes in our or Remington's operations or prospects or changes in general market or economic conditions since the date of such opinion could, among other things, alter the relevance of this opinion upon which our Board relied in recommending our stockholders approve the transactions.

We may be unable to obtain the regulatory approvals required to complete the transactions.

        The consummation of the transactions is subject to various closing conditions, including the issuance of a private letter ruling by the IRS and the expiration or termination of the applicable waiting period under the HSR Act. If these conditions to closing of the Acquisition Agreement are not fulfilled, then the transactions cannot be consummated. Although we do not anticipate any concerns from any regulatory authority, such regulatory authorities may determine not to permit the transactions at all or may impose restrictions on the transactions that may harm the Company or Newco if the transactions are completed.

RISKS RELATED TO OUR OPERATIONS AFTER THE TRANSACTIONS

Certain actions of Newco, Newco Sub, and Remington are subject to approval rights of the Remington Sellers and certain of their affiliated individuals or entities.

        Following the transactions, until the Newco Sub Promissory Note is paid in full and, thereafter, so long as the Remington Sellers and certain affiliated individuals or entities retain any limited partnership interest in Remington, none of the Company, Newco, or Newco Sub may transfer the membership interests of GP Holdings to any entity that is not wholly owned by Newco Sub without the approval of the Remington Sellers and such affiliated individuals or entities. In addition, following the transactions, so long as the Remington Sellers and certain affiliated individuals or entities retain not less than 20% of the issued and outstanding shares of Newco's common stock, certain actions of the Company, Newco, and Newco Sub are subject to the approval of the Remington Sellers and such affiliated individuals or entities. For example, without such approval:

  •
  all material business operations of the Company must be conducted through Newco or Newco Sub;

  •
  Newco Sub, GP Holdings and Remington may not acquire or operate any business other than the property and project management business of Remington;

  •
  Newco Sub may not be dissolved; and

  •
  Newco Sub may not borrow money, except for certain permitted purposes.

        In addition, following the transactions, without approval of the Bennetts and certain affiliated individuals or entities, Remington may not:

  •
  alter its property management operations;

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  commence bankruptcy;

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  borrow money, except for certain permitted purposes;

  •
  alter its accounting policies; or

  •
  issue any additional general partnership or limited partnership interests, subject to certain exceptions.

        These approval rights may impose certain operational restrictions on the management of the Company and its subsidiaries, and, given the conflicts of interest between the Company and the Bennetts in the transactions, the Company and its subsidiaries may not be able to take certain actions deemed appropriate by our management.

The representation of the Bennetts on our Board may increase if Newco fails to make certain dividend payments on the Newco Preferred Stock.

        For so long as the Bennetts and certain of their affiliates hold at least 20% of the issued and outstanding shares of Newco's common stock (on an as-converted basis), they are entitled to nominate one individual as a member of our Board, who is initially Monty Bennett. If Newco fails to make two consecutive dividend payments to the holders of the Newco Preferred Stock, then the Bennetts and certain of their affiliates will be entitled to nominate three individuals as members of our Board and the size of the Board will be increased by two directors to accommodate these nominations. The

Bennetts and certain of their affiliates, therefore, would have increased control over our operations and management.

We may not manage the transactions effectively in such a manner that we do not realize the anticipated benefits of the transactions.

        We may not manage the transactions effectively. The transactions could be a time-consuming and costly process. The combined company may encounter potential difficulties, including, among other things:

  •
  the inability to successfully combine Remington's business with our Company in a manner that permits the combined businesses to operate effectively or efficiently, which could result in the anticipated benefits of the transactions not being realized in the timeframe currently anticipated or at all;

  •
  the risk of not realizing all of the anticipated strategic and financial benefits of the transactions within the expected timeframe or at all;

  •
  potential unknown liabilities and unforeseen increased expenses, delays, or regulatory conditions associated with the transactions; and

  •
  performance shortfalls as a result of the diversion of management's attention caused by completing the transactions and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the transactions could result in the distraction of management, the disruption of the ongoing businesses or inconsistencies in the each business's operations, services, standards, controls, procedures and policies. Therefore, the failure to plan and manage the transactions effectively could have a material adverse effect on our business, financial condition and results of operations, and we may not realize the anticipated cost-savings benefits.

The Company may, in limited circumstances, provide certain capital to Ashford Prime and Ashford Trust in connection with their asset management services.

        The Company has entered into agreements with Ashford Prime and Ashford Trust to provide, in limited circumstances, certain amounts of capital in connection with the acquisition or construction of hospitality facilities by Ashford Prime and Ashford Trust. In exchange for this capital, the Company receives asset management agreements with Ashford Prime and Ashford Trust covering such facilities. Following the transactions, the Company will receive substantially all of its cash from distributions, if any, made by Newco on the Newco common stock. Distributions made by Newco on the Newco common stock are payable after dividends on the Newco Preferred Stock are paid. Distributions made by Newco on the Newco common stock will be dependent upon, among other things, the ability to Remington to generate cash flow sufficient to allow such distributions.

        While the agreements with Ashford Prime and Ashford Trust are generally accretive to the Company, the agreements may divert capital that would otherwise be available for other necessary capital expenditures or dividends to stockholders, causing our financial condition, results of operation, cash flow and trading price of our common stock to be adversely affected.

We will become exposed to risks to which we have not historically been exposed, including liabilities of, and business risks inherent to, Remington's business.

        The transactions will expose us to risks to which we have not historically been exposed. As a result of the transactions, we will acquire liabilities of Remington and be subject to ongoing liabilities and business risks inherent to the business of Remington. Also, we could be subject to additional liabilities as a result of the approximately 7,900 employees who are currently employed by Remington and could subject us to additional potential liabilities that employers commonly face, such as workers' disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

        Addressing these liabilities also could distract management, disrupt our ongoing business or result in inconsistencies in our operations, services, standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with our lenders, joint venture partners, vendors and employees or to achieve all or any of the anticipated benefits of the transactions.

        The acquisition of Remington, including its liabilities, and the incurrence by us of ongoing liabilities and business risks inherent to Remington's business could have a material adverse effect on our business, financial condition, results of operations and ability to effectively operate our business.

Because the management agreements of Remington are subject to termination in certain circumstances, any such termination could have a material adverse effect on our business, results of operations, and financial condition.

        The management agreements under which Remington provides services to hotels are subject to customary termination provisions. Any termination of a management agreement could have a material adverse effect on our business, results of operations and financial condition. Poor performance of Remington's business could cause a decline in our revenue, income and cash flow. In the event that Remington's business was to perform poorly, our revenue, income and cash flow could decline. Accordingly, poor performance may deter future investment in the Company.

The market price of our common stock may decline as a result of the transactions.

        The market price of our common stock may decline as a result of the transactions if we do not achieve the perceived benefits of the transactions as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the transactions on our financial results is not consistent with the expectations of financial or industry analysts. The transactions are expected to be accretive to our performance metrics, including after taking into account the possible future exchange of the Newco preferred stock into the Company common stock. The extent and duration of any accretion will depend on several factors, including the amount of transaction-related expenses that are charged against our earnings. If expenses charged against earnings are higher than we expected, the amount of accretion in 2016 could be less than currently anticipated and the transactions may not turn out to be accretive (or may be less accretive than currently anticipated). In such event, the price of our common stock could decline.

        In addition, the risks associated with implementing our long-term business plan and strategy following the transactions may be different from the risks related to our existing business and trading price of our common stock to be adversely affected.

We depend on our key personnel with long-standing business relationships. The loss of such key personnel could threaten our ability to operate our business successfully.

        Our future success depends, to a significant extent, upon the continued services of our management team. In particular, the hotel industry and/or investment experience of Messrs. Monty J. Bennett, Douglas A. Kessler, David A. Brooks, Deric S. Eubanks, Jeremy J. Welter, Mark L. Nunneley and J. Robison Hays, III, and the extent and nature of the relationships they have developed with hotel franchisors, operators, and owners and hotel lending and other financial institutions are critically important to the success of our business. The loss of services of one or more members of our management or investment teams could harm our business and our prospects.

OTHER RISK FACTORS

        Our businesses is and will continue to be subject to the risks described above. In addition, We are, and will continue to be, subject to the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by any subsequent Quarterly Reports on Form 10-Q, each of which is filed with the SEC and is incorporated by reference into this proxy statement. See the section titled "Other Matters—Information Incorporated by Reference" beginning on page 109 for the location of information incorporated by reference in this proxy statement.

SPECIAL FACTORS

Background of the Transactions

        On December 15, 2014, the Company Board resolved to form an independent special committee of the Company Board to evaluate and negotiate the terms of any potential acquisition by Ashford of all or a controlling portion of the assets or equity interests of Remington. The Company Board action was in response to indications of interest submitted to the Company by the Bennetts regarding a potential combination of the businesses of the Company and Remington. The Company Board selected from among its independent directors Dinesh P. Chandiramani, Brian Wheeler and Gerald J. Reihsen III as members of the Special Committee, with Mr. Wheeler being appointed chairman, and the directors accepted such appointments. The Company Board was aware that Mr. Wheeler's wife owns a commercial printing company that is occasionally utilized by the Company, Ashford Trust and Ashford Prime for printing needs, for which 2014 total fees paid were $87,284, with a similar amount expected to be paid during 2015, and it determined that such relationship did not impair the independence of Mr. Wheeler.

        Following the selection of members of the Special Committee, the Special Committee determined to engage independent legal counsel and an independent financial advisor. The Special Committee interviewed representatives of multiple law firms and selected Norton Rose Fulbright US LLP ("NRF") to serve as legal counsel to the Special Committee and requested that NRF submit its terms of engagement.

        On January 20, 2015, the Special Committee met to conduct interviews with representatives of three prospective financial advisors, including BMO, and invited representatives of NRF to attend. Prior to the financial advisor interview process, NRF discussed with the Special Committee legal principles of related-party transactions under Delaware law, including a review of a memorandum prepared by Richards Layton & Finger P.A., Delaware counsel to the Company, and a review of the qualifications of the members of the Special Committee. Thereafter, each of the three financial advisory firms provided a presentation to the Special Committee regarding their respective proposals to be engaged as the Special Committee's financial advisor.

        On January 21, 2015, the Special Committee met, with representatives of NRF in attendance, to discuss the presentations provided to the Special Committee by the prospective financial advisors and determined to request that BMO submit their terms of engagement. The Special Committee also appointed Mr. Chandiramani as chairman of the Special Committee in place of Mr. Wheeler and reviewed a draft of the resolutions of the Company Board setting forth the authority and powers of the Special Committee as constituted on December 15, 2014, including delegable powers of the Company Board, a statement of purpose and scope of authority. The Special Committee prepared a list of requested revisions that would broaden the scope of its authority and powers for presentation to the full Company Board.

        On January 22, 2015, David A. Brooks, COO and General Counsel of the Company, and representatives of NRF discussed aspects of the proposed transaction, including the necessity of Ashford Trust receiving the Private Letter Ruling from the IRS as a condition to any transaction, and the draft of an engagement letter received from BMO regarding BMO's engagement as financial advisor to the Special Committee.

        Later that day, Mr. Brooks and representatives of NRF spoke with representatives of Ernst & Young LLP, tax advisor to the Company, regarding the requirements and terms needed in a request for the Private Letter Ruling.

        On January 27, 2015, the Special Committee met with representatives of NRF to review the proposed terms of the engagement letter previously provided to the Special Committee by NRF and the draft engagement letter provided by BMO. The Special Committee requested that NRF forward a draft of the BMO engagement letter reflecting the Special Committee's revisions to Mr. Brooks for his comments. Following the receipt of Mr. Brooks' comments, the Special Committee directed NRF to provide the revised draft of the engagement letter to BMO.

        On January 30, 2015, the Special Committee and NRF executed a formal agreement setting forth the terms of NRF's engagement as legal counsel to the Special Committee.

        On February 2, 2015, Robert W. Baird & Co. ("Baird"), financial advisor to the Bennetts, submitted a formal proposal to the Special Committee regarding a potential acquisition of the partnership interests of Remington by the Company (the "Initial Remington Proposal"). The Initial Remington Proposal included the following terms:

  •
  The acquisition by the Company of 100% of the partnership interests in Remington;

  •
  An acquisition price of $500 million, paid in the form of:

  •
  $250 million in cash;

  •
  $125 million in subordinated notes with a ten year term and an annual interest rate of 8.0%;

  •
  $125 million in a proposed new series of Class A stock to be issued by the Company, paying at least $9.0 million in annual dividends; and

  •
  50,000 shares of a proposed new series of Class B stock to be issued by the Company with 50-to-one voting rights that would be convertible on an one-for-one basis into Class A stock.

        Later that day, the Special Committee met with representatives of NRF. The participants discussed the proposed terms of the engagement of BMO and the Special Committee determined to engage BMO as financial advisor to the Special Committee on such terms. The Special Committee also discussed the Initial Remington Proposal and determined to request that BMO commence its financial analysis of Remington and the Initial Remington Proposal.

        On February 3, 2015, the Special Committee formally engaged BMO as financial advisor to the Special Committee pursuant to an engagement letter.

        On February 4, 2015, the Special Committee met with representatives of NRF and BMO. The participants continued their discussion of the Initial Remington Proposal. The Special Committee directed BMO to schedule a meeting between BMO and Baird to review and discuss the Initial Remington Proposal.

        On February 9, 2015, the Special Committee met with representatives of NRF to review a memorandum prepared by NRF regarding revisions proposed by NRF to the draft resolutions of the Company Board empowering the Special Committee. The members of the Special Committee decided to deliberate further regarding such proposed revisions in advance of the full meeting of the Company Board scheduled for late February.

        On February 11 and 12, 2015, BMO and NRF conducted on-site financial and legal due diligence at the offices of Remington, including discussions with Mr. Monty Bennett, Sheryl Ransome, Remington's SVP of Accounting, and Rob Haiman, Remington's Senior Vice President—Chief Legal Officer.

        On February 18, 2015, the Special Committee met with representatives of NRF and BMO. The participants discussed strategic initiatives at affiliated Ashford entities and how the strategic initiatives could affect the business and financial prospects of the Company and Remington. Representatives of BMO then informed the Special Committee about their discussions with representatives of Baird regarding the terms of the pricing and valuation of Remington set forth in the Initial Remington Proposal, including Baird's statement that it expected the Special Committee to make a counter proposal. The Special Committee then discussed precedents regarding special committee compensation at other publicly traded companies. The Special Committee then instructed NRF to send Mr. Brooks the information reviewed regarding such compensation precedents, the comments to the Company Board resolutions setting forth the authority and powers of the Special Committee and the results of the preliminary financial analysis provided to the Special Committee by BMO.

        On February 19, 2015, NRF sent Mr. Brooks all of the information and documents as requested by the Special Committee the previous day.

        On February 20, 2015, Mr. Wheeler raised with Mr. Monty Bennett the Special Committee's desire that as a condition to consummating any transaction, a majority of the voting power of the Company's stockholders, other than the Bennetts and their affiliates, should approve the transaction (the "Unaffiliated Stockholder Approval").

        On February 27, 2015, the Special Committee met with representatives of NRF. The participants proposed revisions to the Company Board's resolutions setting forth the authority and powers of the Special Committee, including specifically authorizing the Special Committee to pursue other transactions as alternatives to the proposed Remington transaction. The Special Committee then discussed the Initial Remington Proposal and the terms of any counter proposal. The Special Committee determined to review the preliminary valuation analysis of Remington being prepared by BMO before responding to Remington's proposal. Following this discussion, the Special Committee requested that NRF provide the NRF memorandum provided to the Special Committee on February 9 to Mr. Brooks and discuss the extent of the Special Committee's authority and powers with Mr. Brooks. NRF proposed that the Special Committee retain Delaware counsel to assist on matters of Delaware law.

        On March 2, 2015, representatives of NRF met with Mr. Brooks to discuss the authority and powers of the Special Committee. They discussed the Special Committee's view that the Special Committee should have the power to pursue alternative transactions. They also discussed the need to set the Special Committee's compensation promptly, and organizational matters regarding the Special Committee. Finally, they discussed the retention of Morris, Nichols, Arsht & Tunnell LLP ("Morris Nichols") as legal counsel to advise the Special Committee on matters of Delaware law.

        On March 3, 2015, representatives of NRF again discussed with Mr. Brooks the request for making explicit the Special Committee's powers to solicit and receive alternative proposals in the proposed Board resolutions setting forth the authority and powers of the Special Committee.

        Later, on the same day, the Company Board adopted resolutions authorizing and empowering the Special Committee to exercise all lawfully delegable powers of the Company Board in accordance with a statement of purpose and authority that included, among other items, the power and authority to solicit, negotiate and evaluate any alternative to the potential transaction with Remington and to engage independent counsel and financial advisors.

        On March 11, 2015, the Special Committee held a meeting with representatives of NRF and BMO. The participants reviewed and discussed presentation materials prepared by BMO regarding Remington and the Initial Remington Proposal with representatives of NRF and BMO, and what the Special Committee's response would be, including any counter proposal to the Initial Remington Proposal.

        On March 13, 2015, the Special Committee reconvened the meeting and the participants continued their discussion.

        On March 18, 2015, BMO, at the instruction of the Special Committee, delivered to Baird a non-binding preliminary term sheet setting forth the terms of the Special Committee's counter-offer for the acquisition of all of the ownership interests of Remington by the Company, which offer reflected an implied value for Remington of $310 million.

        On March 30, 2015, representatives of NRF spoke with representatives of Baker Botts LLP ("Baker Botts"), legal counsel to the Bennetts, regarding a potential transaction and the status of legal due diligence review of Remington.

        On March 31, 2015, Mr. Reihsen spoke with Mr. Monty Bennett regarding the terms of the counter-offer for the proposed transaction.

        On April 1, 2015, representatives of NRF and Baker Botts discussed the Company's IRS consultation regarding the Private Letter Ruling request.

        On April 2, 2015, the Special Committee, Mr. Monty Bennett, Mr. Brooks and representatives of NRF, Baker Botts, BMO and Baird met to discuss the Initial Remington Proposal and the Special Committee's counter-offer, including the structure of the proposed transaction. Mr. Monty Bennett made a presentation supporting a $500 million valuation for Remington and a summary of potential Ashford Trust transactions that would positively impact the valuation of Remington. The Special Committee and BMO requested additional financial information of Remington for review to determine whether to revise any of the assumptions and components in BMO's valuation analysis and financial projections for Remington. Mr. Monty Bennett informed the Special Committee that he and his father, Mr. Archie Bennett, Jr., would only consider a transaction that satisfied the following key requirements:

  •
  The transaction must permit the Bennetts to maintain a 20% limited partnership interest in Remington;

  •
  The transaction consideration received by the Bennetts must be tax free to the Bennetts; and

  •
  As the transaction did not include a significant cash payment to the Bennetts as part of the transaction consideration, the transaction consideration must be structured to provide a minimum level of annual cash flow to the Bennetts from the equity consideration to be issued to the Bennetts.

        On April 10, 2015, the Special Committee, Mr. Monty Bennett, Mr. Haiman and representatives of NRF and Baker Botts discussed the Unaffiliated Stockholder Approval. Mr. Monty Bennett explained that by a resolution of the board of directors of Ashford Trust, the directors of Ashford Trust that had been deemed "independent" under applicable stock exchange rules would determine how to vote the shares of the Company's common stock held by Ashford Trust. Because the decision on how Ashford Trust would vote its shares of the Company's common stock was to be determined by these directors, Mr. Monty Bennett suggested that Ashford Trust be deemed a stockholder not affiliated with the Bennetts for the purposes of the Unaffiliated Stockholder Approval. The participants also discussed that a transaction would require Ashford Trust to divest a significant portion of its ownership interest in Ashford to an ownership position of no more than 10% of the outstanding shares of the Company's common stock in order for Ashford Trust to satisfy certain REIT qualification tests under the Code. Mr. Monty Bennett stated that to accomplish this, it was likely that Ashford Trust would either sell a material portion of its stock in the Company to Ashford Prime or distribute a material portion of its stock in the Company to Ashford Trust's stockholders. Mr. Monty Bennett further discussed the potential for establishing special committees at both Ashford Trust and Ashford Prime to enable both companies to vote their Company shares as stockholders unaffiliated with the Bennetts for the purposes of the Unaffiliated Stockholder Approval.

        On April 14, 2015, the Special Committee (other than Mr. Chandiramani), met with representatives of NRF. The participants discussed the valuation analysis regarding Remington provided to the Special Committee by Baird. Following such discussion, the Special Committee instructed BMO to hold discussions with Remington's management to gather information to enable the Special Committee to further evaluate the projections included in Baird's valuation materials.

        On April 21, 2015, representatives of NRF discussed with Mr. Monty Bennett, Mr. Haiman and Baker Botts the background of, and the Bennetts' relationships with, the directors of Ashford Trust and Ashford Prime that had been deemed "independent" under applicable stock exchange rules. The purpose of the discussion was to explore establishing special committees of the board of directors at Ashford Trust and Ashford Prime that would be given the power to vote the shares of the Company's stock held by each such entity with respect to any transaction between the Company and Remington. Mr. Monty Bennett identified directors he believed were disinterested for the purposes of the proposed transactions and should be considered to be members of the proposed respective special committees.

        On April 23, 2015, the Special Committee and BMO held a series of meetings, both among themselves and with Remington's management, regarding BMO's financial analysis of Remington, including the need to collect additional information regarding Remington's business prospects in order to model Remington's financial projections and to further evaluate the value of Remington.

        On April 28, 2015, the Special Committee and representatives of NRF and BMO discussed BMO's financial analysis of Remington, including an overview of financial projections prepared by Remington based on assumptions that Ashford management believed were reasonable and that reflected Ashford management's best available estimate of acquisitions by Ashford Trust and Ashford Prime at such time. BMO's further analysis, taking into account the additional information provided by Remington, supported the Special Committee making an increased offer to the Bennetts that reflected an implied value for Remington in the range of approximately $400 to $420 million.

        On April, 29, 2015, the Special Committee communicated to Mr. Monty Bennett that the Special Committee would entertain negotiations for the acquisition of 80% of the limited partnership interests in Remington and the general partnership interests in Remington by the Company on a tax free basis (other than with respect to a limited amount of cash or notes to be received) for consideration that reflected an implied value for Remington of $408 million.

        On May 1, 2015, the Special Committee met with representatives of NRF. The participants discussed strategies for structuring a transaction to combine Remington's and the Company's businesses in a manner that would be acceptable to the Company and also meet the key requirements of the Bennetts. The participants further discussed the inclusion of Ashford Trust and Ashford Prime as stockholders unaffiliated with the Bennetts for purposes of the Unaffiliated Stockholder Approval.

        On May 4, 2015, Mr. Wheeler and representatives of BMO discussed indications from Baird regarding the implied value of Remington that would be set forth in a counter-offer to be submitted by Remington to the Special Committee.

        On May 6, 2015, Remington submitted a term sheet to the Special Committee setting forth the structure and terms of a proposed transaction whereby the Company would acquire an 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington in exchange for consideration of approximately $342 million, which reflected an implied value of $428 million for Remington. The proposed structure utilized the creation of Newco as a newly formed subsidiary of the Company and Newco Sub as a wholly owned subsidiary of Newco. The consideration proposed was a $10 million promissory note paid over four years; $250 million in convertible preferred stock, paying dividends at a rate of 8.0% per annum, to be issued by Newco; and $80 million in common stock to be issued by Newco. The proposal also contemplated the Company contributing substantially all of its business to Newco and Newco would, in turn, contribute the acquired Remington limited partnership interests to Newco Sub, which would then acquire the general partnership interest in Remington directly. The proposed structure was intended by Remington to largely achieve the objectives of the Company and the Bennetts (including the requirements of the Bennetts described by Mr. Monty Bennett on April 2) and to comply with the terms of the Private Letter Ruling request.

        Later that day, the Special Committee met with representatives of NRF and BMO. The participants discussed the terms and structure of the counter-offer submitted by Remington, including the form and amount of consideration and preliminary financial analysis implied by the counter-offer. The participants then proposed a list of issues to be discussed with Remington and its advisors regarding the proposal.

        On May 8, 2015, the Special Committee, Mr. Monty Bennett and representatives of BMO, NRF and Baker Botts discussed the term sheet submitted by Remington on May 6. The parties discussed the Bennetts' key requirements to structure a transaction that would continue the annual cash flow they have been receiving from Remington, allow them to maintain some level of control over the business of Remington and have the transaction consideration be tax free to them. The parties then discussed the legal structure of the proposed transaction, and the form and amount of the proposed consideration to be paid to the Bennetts and Remington Holdings GP.

        On May 11, 2015, representatives of BMO and NRF met with representatives of Baird and Baker Botts to solicit additional information regarding the structure and form of consideration set forth in the term sheet submitted by Remington on May 6.

        Later that same day, the Special Committee met with representatives of NRF and BMO. The participants discussed the counter-offer term sheet submitted by Remington on May 6, including the proposed structuring of the transaction. Issues raised included the transferring of all of the Company's business to a subsidiary that would not be wholly-owned by the Company, and the implications of tax and securities laws, including the Investment Company Act of 1940, as amended. The participants then discussed revising the term sheet to reflect a transaction proposal by the Special Committee, which proposal would include the elimination of debt-like features to the preferred stock and a valuation consistent with the Special Committee's prior valuation. Finally, the participants discussed issues related to considering Ashford Trust and Ashford Prime as being unaffiliated with the Bennetts for purposes of voting on the proposed transaction.

        On May 12, 2015, representatives of NRF and Baker Botts discussed issues regarding the structuring of the transaction and the terms of the preferred stock to be issued by Newco as part of the proposed transaction consideration.

        On May 13, 2015, Remington submitted a term sheet to the Special Committee setting forth the structure and terms discussed between NRF and Baker Botts on the previous day, which reflected the revisions discussed between the Special Committee, NRF and BMO on May 11.

        On May 14, 2015, Mr. Reihsen and representatives of NRF and Morris Nichols discussed legal standards of review and other legal principles applying Delaware law, and the implications if Ashford Trust and Ashford Prime were treated as stockholders unaffiliated with the Bennetts for the purposes of the Unaffiliated Stockholder Approval.

        On May 18, 2015, the Special Committee met with representatives of NRF and BMO. BMO provided a financial presentation to the Special Committee regarding the structure and form of consideration of the proposed transaction with Remington. The participants then discussed structuring issues, including the amount of consideration and tax and Investment Company Act implications.

        On May 20, 2015, the Special Committee met with representatives of NRF and BMO. BMO provided a financial presentation to the Special Committee regarding the structure of the proposed transaction with Remington and the form and amount of consideration to be offered. The presentation included the dilutive effect of the preferred and common shares proposed to be issued by Newco on the Company's outstanding common stock held by stockholders other than the Bennetts and their affiliates. NRF then discussed legal standards of review and other legal principles applying Delaware law, as well as the implications if Ashford Trust and Ashford Prime were treated as stockholders not affiliated with the Bennetts with respect to the Unaffiliated Stockholder Approval. The Special

Committee determined to provide a revised term sheet to Remington setting forth the Special Committee's transaction proposal, which was for an 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington for approximately $334 million in consideration, reflecting an implied value for Remington of approximately $418 million. The terms included preferred stock as part of the consideration in the amount of $160 million with a dividend of 6.5% per annum, but did not include the Unaffiliated Stockholder Approval as a condition to the consummation of the transactions. The Special Committee also instructed NRF to begin drafting the principal transaction documents that set forth the Special Committee's proposal.

        On May 26, 2015, NRF sent working drafts of an acquisition agreement and investor rights agreement to the Special Committee for their review and comment.

        On May 27, 2015, the Special Committee met with representatives of NRF and BMO. BMO updated the Special Committee on their conversations with Baird regarding the proposed transaction terms, including the desire of the Bennetts and Remington Holdings GP to receive a minimum amount of annual cash flow from the preferred stock and promissory note they would receive in the proposed transaction. BMO then summarized for the Special Committee the results of its financial analysis of Remington and discussions with Remington's management regarding management's financial projections. The participants then discussed the NRF working drafts of the acquisition agreement and investor rights agreement.

        On June 6, 2015, the Special Committee met with representatives of NRF and BMO. BMO reviewed financial considerations regarding the proposed transaction with Remington. BMO described the estimated annual cash flow that would be generated by the form and terms of the consideration proposed by the Special Committee. Mr. Reihsen and Mr. Wheeler then informed the participants about separate conversations with the Bennetts regarding the Special Committee's proposed transaction consideration. Following that discussion, the Special Committee resolved to submit to the Bennetts and their advisors the Special Committee's current proposal as set forth in the initial draft transaction documents prepared by NRF; to engage Riveron Consulting LLC ("Riveron Consulting") to perform accounting due diligence on Remington; and to amend the terms of NRF's engagement to include drafting and negotiating documentation regarding the proposed transaction.

        On June 10, 2015, NRF sent the Special Committee's term sheet setting forth its proposal and initial drafts of the acquisition agreement, investor rights agreement and preferred stock certificate of designation to Baker Botts and the Bennetts for their review. The documents reflected aggregate consideration in the amount of $334 million for an 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington, which would be paid in the form of a $10 million promissory note, $200 million in Newco preferred stock with a 7.25% dividend per annum, and $124 million in Newco nonvoting common stock. As consideration for the contribution of all of its assets to Newco, the Company would receive Newco voting common stock equal in number to the shares of Company common stock issued and outstanding. The Bennetts would have control rights with respect to certain aspects of Newco, Newco Sub and Remington by virtue of the rights inherent in the preferred stock to be issued to them, the 20% limited partnership interest in Remington to be retained by them, as well as contractual rights set forth in the investor rights agreement. Terms included (i) the requirement that Newco become a public company within three years after closing; (ii) non-compete and non-solicit covenants binding on the Bennetts; (iii) a fiduciary out termination right for the Company; (iv) the voting power of the Bennetts at the Company would be limited to pre-transaction levels; (v) closing conditions including the approval of the transactions by a majority of the voting power of the Company's stockholders; and (vi) certifications by Mr. Monty Bennett, in his capacity as the Chief Executive Officer of the Company, that the representations and warranties made by the Company would be true and correct as of the execution date of the transaction documents and also as of the date the transactions were consummated. Per the instructions of the Special Committee, the draft transaction documents did not require the Unaffiliated Stockholder Approval.

        On June 18, 2015, the Special Committee met with representatives of NRF and BMO. BMO reviewed with the Special Committee its financial analysis with respect to the proposed transaction with Remington. BMO also provided the Special Committee a comparison of the aggregate consideration to be paid to the Bennetts and Remington Holdings GP, and the components thereof, set forth in the previous proposals generated both by the Special Committee and the Bennetts, including the estimated annual amount of cash flow that would be paid to the Bennetts and Remington Holdings GP based upon an analysis of aggregate cash flows estimated to be generated by the Company following the consummation of the transactions provided by Baird on June 15, 2015. The Special Committee also considered additional information on the Ashford Prime platform, for which the Company and Remington provide management services, and the potential impact on the Company's and Remington's businesses. The Special Committee requested that BMO and management further update the financial analysis and preliminary valuation of Remington for its consideration.

        On June 19, 2015, Baker Botts provided a revised draft of the acquisition agreement to NRF. The revised draft included, among other revisions, substantially reduced representations and warranties to be made by the Bennetts and expanded representations and warranties to be made by the Company.

        On June 22, 2015, representatives of NRF met with Mr. Wheeler to review a list of issues identified by NRF in the draft transaction documents, which Mr. Wheeler intended to discuss with Mr. Monty Bennett. The issues included the following:

  •
  whether the Company would have a fiduciary out termination right that included both superior proposals and intervening events;

  •
  whether the Bennetts would be able to increase their voting power at the Company;

  •
  whether the Company should make substantive representations and warranties to, or indemnify, the Bennetts, including Mr. Monty Bennett, the Chairman and CEO of the Company;

  •
  whether a stockholder vote on the transactions would be required under Delaware law and NYSE MKT regulations;

  •
  whether the Company would have a long-term noncompetition agreement from the Bennetts;

  •
  the amount and form of the consideration to be paid to the Bennetts upon exercise of the put and call rights for the equity interests to be issued to them;

  •
  whether the Bennetts would make joint and several representations and warranties to the Company;

  •
  the amount of a Company termination fee, if any, that would be payable to the Bennetts if the Company terminated the acquisition agreement and consummated a superior offer with a third party;

  •
  whether the Bennetts' put right with respect to the equity interests to be issued to them would be exercisable upon a substantial change in the composition of the Company Board;

  •
  whether the Company's call right with respect to the equity interests in Newco to be issued to the Bennetts would also apply to all of their retained 20% limited partnership interests in Remington, whether or not still held by the Bennetts; and

  •
  whether the back office services historically provided by Remington to the Bennetts should continue, and on what terms, following the consummation of the transaction.

        Later that day, Baker Botts provided revised drafts of the preferred stock certificate of designation and investor rights agreement to NRF. The revised drafts included, among other revisions, a put right in favor of the Bennetts and their permitted transferees for the Newco equity and retained 20% limited partnership interests in Remington that would be triggered upon a change of control of the Company, including a substantial change in the composition of the Company Board.

        On June 24, 2015, representatives of NRF spoke with representatives of Baker Botts and Mr. Haiman regarding the terms set forth in the draft transaction documents. The discussions included:

  •
  The parties agreed that a fiduciary out termination right for the Company in the event of a intervening event or an unsolicited superior offer was acceptable to the Bennetts; however, they did not agree upon an intervening event termination right in favor of the Company.

  •
  The parties agreed that a limitation on the Bennetts' voting rights with respect to the Company would be acceptable, but they did not agree on the percentage limit nor on which persons would be included in the Bennetts' controlled group for such purpose.

  •
  The parties agreed that the contribution of all of the Company's assets to Newco would require the approval of the Company's stockholders at a special meeting of stockholders.

  •
  The parties discussed the termination fee the Company would be required to pay to the Remington Holders if the acquisition agreement were terminated by the Company based upon the fiduciary out. NRF expressed the Special Committee's view that a termination fee should be no more than 1% of the proposed transaction value. Baker Botts and Mr. Haiman expressed the Bennetts' desire for a termination fee in the range of 3% to 5% of the transaction value.

  •
  The parties discussed whether the Bennetts would receive any securities issued by Newco that would have voting rights, and, if so, whether the Bennetts would be subject to a limitation on voting power at Newco.

  •
  The parties discussed whether the Company would indemnify the Bennetts for breaches by the Company, and NRF expressed the Special Committee's belief that such indemnification was inappropriate because the public stockholders should not bear the economic burden of indemnifying the Bennetts for breaches of representations made by the Company, because Mr. Monty Bennett, in his capacity as Chairman and Chief Executive Officer of the Company, has substantial management responsibility for, and knowledge of, the operations of the Company.

  •
  The parties discussed the scope of the non-compete that would restrict the Bennetts. Baker Botts and Mr. Haiman proposed a five year term with an additional two years from Mr. Monty Bennett's termination of employment with the Company and that, with respect to exclusivity of business, if the Company declined an opportunity to acquire a lodging property, the Bennetts would be permitted to acquire the property, without any requirement to use Remington as the manager.

  •
  With respect to the 20% limited partnership interest in Remington to be retained by the Bennetts, for the purposes of the put right exercisable upon a change of control, Baker Botts and Mr. Haiman outlined a proposal using a fixed multiple of annual EBITDA to determine the consideration to be paid.

  •
  With respect to the investor rights agreement, Baker Botts and Mr. Haiman proposed that the call right for the Newco equity to be issued to the Bennetts would become exercisable by Newco after five years, but would only be exercisable for cash consideration and not for common stock of the Company.

  •
  The equity transfer restrictions binding the Bennetts were substantially agreed to as drafted, subject to the Bennetts being able to freely transfer their equity interests for estate planning purposes.

  •
  The parties did not resolve the amount of net working capital required to be maintained at Remington.

  •
  The parties did not resolve the conversion premium to be paid by the Bennetts if Newco exercised its call right for its securities issued in the transaction.

        On July 10, 2015, the Special Committee met with representatives of NRF and BMO. The Special Committee received an update from Riveron Consulting, financial due diligence advisor to the Special Committee, on the accounting due diligence on Remington performed by them. Mr. Wheeler then provided a summary of the status of ongoing discussions between himself and Mr. Monty Bennett with respect to the terms and structure of the proposed transaction with Remington.

        On July 13, 2015, representatives of NRF met with representatives of Baker Botts and Mr. Haiman regarding outstanding issues arising from the most recent draft transaction documents. The parties discussed put and call mechanics. Mr. Haiman described for the parties agreements, arrangements and understandings raised during the due diligence review of Remington, including leased office space, the Marietta, Georgia managed location being operated through a limited partnership and Ashford Investment Management, LLC, an investment advisor registered with the SEC, which manages investments on a discretionary basis for certain managed accounts and private investment funds, and which is partially owned by Mr. Monty Bennett.

        On July 16, 2015, NRF provided a revised draft of the acquisition agreement to Baker Botts, based upon the discussions with Baker Botts and Mr. Haiman and comments provided by the Special Committee. Among other changes to the previous Baker Botts draft, the revised draft included a termination fee payable by the Company of 1% of the proposed transaction value, substantially increased the breadth of the representations and warranties made by the Bennetts and reduced the breadth of the representations and warranties made by the Company. In addition, the revised draft eliminated the indemnity provisions for breaches of the agreement, thereby not requiring contractual indemnity as the sole and exclusive remedy and allowing the parties to pursue all remedies available under applicable law. The revised draft did, however, maintain dollar limitations on the amount of damages recoverable for breaches of representations and warranties with both a deductible and cap.

        On July 19, 2015, NRF provided a revised draft of the investor rights agreement to Baker Botts, which had been revised based upon the discussions with Baker Botts and Mr. Haiman and comments provided by the Special Committee.

        On July 21, 2015, NRF provided a revised draft of the preferred stock certificate of designation to Baker Botts, which had been revised based upon the discussions with Baker Botts and Mr. Haiman and comments provided by the Special Committee.

        On July 22, 2015, representatives of NRF met with representatives of Baker Botts and Mr. Haiman to further discuss open items in the draft transaction documents, as well as notes prepared by Mr. Monty Bennett summarizing his understanding of agreements and open items resulting from discussions between himself and Mr. Wheeler. Discussions included the scope of the non-compete that would be binding on the Bennetts and the duration of transfer restrictions that would be binding on the Newco equity issued to the Bennetts. In addition, Mr. Haiman provided additional information regarding items raised in due diligence on Remington, including existing business agreements and arrangements between Remington and the Company.

        On July 25, 2015, Baker Botts provided to NRF revised drafts of the acquisition agreement, investor rights agreement and certificate of designation for the Newco preferred stock based upon discussions with NRF and comments provided by the Bennetts. Among other changes, the revised draft of the investor rights agreement provided the Bennetts with more lenient equity transfer restrictions, but included the concept of a right of first refusal in favor of the Company with respect to the 20% limited partnership interest in Remington retained by the Bennetts.

        On July 28, 2015, representatives of NRF and Baker Botts discussed open items of the terms set forth in the draft transaction documents related to taxes.

        On July 29, 2015, representatives of NRF and Baker Botts continued discussions on open items of the terms of the transaction set forth in the draft documents.

        On July 30, 2015, the Special Committee met with NRF. NRF provided a summary of the unresolved items based on recent discussions with Baker Botts, including the $100 per share valuation of the Company's common stock implied by the transaction consideration, put and call provisions applicable to the Newco equity to be issued to the Bennetts, the fiduciary out termination right for the Company, equity transfer restrictions binding on the Bennetts, and voting restrictions regarding the Company's common stock to be imposed upon the Bennetts. The participants then discussed the progress and status of on-going negotiations.

        Later that same day, Mr. Wheeler and representatives of NRF discussed with Baker Botts, Mr. Haiman and Mr. Monty Bennett the draft transaction documents. The discussions included:

  •
  The terms of the Company's fiduciary out termination right.

  •
  The duration and the recipients of the control rights associated with the Newco preferred stock. It was agreed that the control rights would not be embedded rights of the preferred stock, but contractual rights of specified holders that would expire. Therefore, it was agreed that the provisions would be deleted from the preferred stock certificate of designation and included in the investor rights agreement so that they would be subject to contractual expiration and transfer restrictions.

  •
  The Bennetts' position that as part of their on-going cash flow requirement in the transaction, they had assumed receiving at least five years of dividends on the Newco preferred stock. Therefore, they requested an additional make-whole dividend in the event the put right in favor of the Bennetts was exercised prior to the fifth anniversary of the closing of the proposed transaction, which would provide the Bennetts with their expected five year cash flow.

  •
  The terms and level of a voting limitation on the Bennetts' ability to vote their shares of the Company's common stock, including subsequently acquired shares of the Company's common stock that may be issued to the Bennetts as a result of the exercise of the put right or call right set forth in the transaction documents. The level of voting limitation was initially proposed to be 20.7% of the voting power of the issued and outstanding common stock of the Company based on the Bennetts' and their affiliates' current holdings. Mr. Monty Bennett proposed a four year term for such restriction.

  •
  Whether the proposed floating conversion ratio with respect to the Company's common stock that could potentially be issued upon the exercise of the put right or call right would result in a "future priced security" under the NYSE MKT rules.

  •
  The payment terms if the Company exercised its right of first refusal with respect to any proposed transfer of the 20% limited partnership interest in Remington retained by the Bennetts.

  •
  The duration of the equity transfer restrictions binding on the Bennetts, including expiration by the passage of time and expiration upon the occurrence of specified events.

        Later that same day, NRF provided revised drafts of the acquisition agreement, investor rights agreement and certificate of designation to Baker Botts, which had been revised based upon the discussions among the parties earlier that day.

        On August 1, 2015, Baker Botts provided revised drafts of the acquisition agreement and preferred stock certificate of designation to NRF, which had been revised based upon Baker Botts' consultation with the Bennetts.

        Later that same day, representatives of NRF and Baker Botts and Mr. Haiman discussed open items and comments to the acquisition agreement provided by Baker Botts.

        On August 2, 2015, Baker Botts provided revised drafts of the acquisition agreement and the investor rights agreement to NRF, which had been revised based upon the parties' discussion on August 1 and Baker Botts' subsequent consultation with the Bennetts. Among other revisions, the revised draft of the acquisition agreement included a termination fee payable by the Company of 3% of the proposed transaction value, and introduced a fiduciary out termination right in favor of the Bennetts, designed to mirror the Company's fiduciary out termination right, and an equivalent termination fee that would be payable by the Company to the Bennetts of 3% of the proposed transaction value.

        On August 3, 2015, NRF provided a revised draft of the investor rights agreement to Baker Botts based upon NRF's consultation with the Special Committee.

        On August 4, 2015, NRF provided revised drafts of the acquisition agreement, investor rights agreement and preferred stock certificate of designation to Baker Botts. Among other revisions, the drafts eliminated the fiduciary out termination right and related termination fee in favor of the Bennetts that was introduced in the draft received from Baker Botts on August 2.

        That same day, Mr. Brooks informed the Special Committee that Ashford Prime had entered into an agreement to acquire, on August 5, 2015, 174,983 shares of the Company's common stock in a block trade from an unaffiliated third party, equivalent to approximately 8.8% of the Company's common stock then outstanding, at a purchase price equal to $95.00 per share.

        On August 5, 2015, Baker Botts provided a revised draft of the acquisition agreement to NRF. Among other changes, the revised draft qualified the representations and warranties made by the Bennetts to eliminate liabilities incurred by Remington in its capacity as an agent conducting management services.

        Later that same day, Mr. Wheeler, representatives of NRF, Mr. Monty Bennett, Mr. Haiman and representatives of Baker Botts discussed the open items, progress and status of the draft transaction documents circulated over the past few days.

        On August 6, 2015, Baker Botts provided NRF with an initial draft of Remington's disclosure schedules to the representations and warranties set forth in the acquisition agreement.

        Later that same day, representatives of NRF and Baker Botts discussed tax matters arising from the provisions in the draft transaction documents, with a focus on the tax free treatment of the transaction consideration for the Bennetts.

        Later that same day, Mr. Wheeler, representatives of NRF, Mr. Haiman and representatives of Baker Botts discussed the revised drafts of the transaction documents circulated over the past few days.

        That evening Mr. Haiman provided revisions to the draft representations and warranties proposed to be made by the Bennetts in the acquisition agreement. The draft revisions narrowed the limitations of the Bennetts' representations and warranties regarding Remington's liability as an agent in the performance of management services.

        On August 7, 2015, NRF provided Baker Botts with drafts of the acquisition agreement and investor rights agreement per the parties' discussion on August 6, and an initial draft of the proposed Remington limited partnership agreement.

        On August 9, 2015, Baker Botts provided a revised draft of the acquisition agreement and Remington limited partnership agreement to NRF, based upon consultation with the Bennetts. Among other revisions, the drafts included, as a condition to the Bennetts' obligations to consummate the transactions, their receipt of a satisfactory opinion of their tax counsel that (i) the exchange of certain specified securities of Remington for Newco common stock and Newco preferred stock in the transaction will qualify as a tax-free exchange under the Code, (ii) the Newco preferred stock will not be treated as nonqualified preferred stock (within the meaning of the Code), and (iii) the Bennetts will not recognize any taxable gain or income as a result of such exchange.

        On August 13, 2015, Baker Botts provided to NRF drafts of the acquisition agreement, investor rights agreement, preferred stock certificate of designation, Remington limited partnership agreement and Remington's disclosure schedules to the acquisition agreement. Baker Botts informed NRF the drafts constituted the best and final offer of the Bennetts and were not subject to negotiation. Among other revisions, the drafts retained the conditions to the Bennetts' obligations to consummate the transactions set forth in the August 9 drafts, including a fiduciary out termination fee in favor of the Remington Holders of 2% of the proposed transaction value, plus out-of-pocket costs and expenses actually incurred by the Remington Holders in connection with the negotiation of the proposed transaction.

        On August 19, 2015, the Special Committee met with representatives of NRF and BMO. The participants discussed the terms of the drafts provided by Baker Botts that constituted the best and final offer of the Bennetts. The Special Committee then provided NRF with a list of terms to which the Special Committee did not intend to agree, and directed NRF to prepare a summary of such terms for the Special Committee's use in approaching Mr. Monty Bennett to engage in further discussions.

        On August 21, 2015, NRF provided the Special Committee with the requested summary, which Mr. Wheeler then provided to Mr. Monty Bennett.

        On August 25, 2015, the Special Committee met with NRF. The participants discussed the summary of terms previously prepared by NRF.

        Prior to a planned evening meeting of the Special Committee and Mr. Monty Bennett, Baker Botts provided NRF with revised drafts of the acquisition agreement, investor rights agreement, preferred stock certificate of designation and Remington limited partnership agreement, which reflected the Bennetts' proposed responses to the NRF summary provided by Mr. Wheeler to Mr. Monty Bennett on August 21. Baker Botts informed NRF that Mr. Monty Bennett intended to provide the revised drafts to the members of the Special Committee during the meeting scheduled for that evening.

        That evening all members of the Special Committee met with Mr. Monty Bennett and Mr. Haiman to discuss the summary of terms prepared by NRF and the Bennetts response. Discussions included:

  •
  The Bennetts wanted to nominate at least one member of the three member board of directors of Newco Sub. The Special Committee agreed, provided that the directors of Newco Sub were selected from the independent members of the Company's board of directors.

  •
  The Newco nonvoting common stock to be received by the Bennetts would not automatically convert into voting common stock after three years, as had been requested by the Bennetts.

  •
  The Company would pay in cash for up to $2,750,000 of the Bennetts' transaction costs incurred in connection with the transaction in exchange for an equivalent reduction in the transaction consideration, to be deducted from the Newco nonvoting common stock to be issued to the Bennetts at a valuation of $100 per share.

  •
  There would be no purchase price collar on the Company's right of first refusal regarding the 20% retained Remington limited partnership interests.

  •
  The parties agreed upon the method for allocating transaction consideration to the Bennetts' covenant not to compete.

  •
  The tax-related conditions to the Bennetts' obligations to consummate the transactions introduced in the August 9 draft would remain in the acquisition agreement.

  •
  The termination date set forth in the acquisition agreement was extended from March 30, 2016 to June 30, 2016.

        On August 26, 2015, Mr. Reihsen and representatives of NRF compared the drafts of the transaction documents distributed by Baker Botts on August 25 and the agreements between the Special Committee and Mr. Monty Bennett the previous night.

        On August 28, 2015, NRF provided the Special Committee with a summary comparison of the Special Committee's position with respect to the terms discussed with Mr. Monty Bennett and Mr. Haiman at the meeting on August 25 and the applicable provisions of such terms set forth in the revised transaction documents provided by Baker Botts on August 25.

        Later that same day, Mr. Reihsen informed Mr. Monty Bennett that NRF would distribute revised drafts of the transaction documents to reflect the Special Committee's position with respect to such terms. NRF subsequently distributed revised drafts of the acquisition agreement, Remington limited partnership agreement, certificate of designation, investor rights agreement, and Newco's certificate of incorporation. Mr. Monty Bennett subsequently responded that the drafts provided by Baker Botts on August 25 were the Bennetts' best and final offer and the drafts revised by NRF would not be reviewed.

        On August 31, 2015, representatives of NRF asked if they could explain the August 28 revisions to the proposed drafts to representatives of Baker Botts and Mr. Haiman. Mr. Haiman and Baker Botts informed NRF that they did not have authority to engage in negotiations or to comment on the changes, but they did agree to participate in NRF's review of the drafts.

        On September 1, 2015, representatives of NRF, Baker Botts and Mr. Haiman discussed the changes proposed by NRF in the August 28 draft transaction documents. Mr. Haiman informed the participants that he and Baker Botts had been granted authority by the Bennetts to engage in discussions of the open terms. Mr. Haiman provided detail of the Bennetts' view that the Newco nonvoting common stock should convert to Newco voting common stock upon the occurrence of an initial public offering by Newco, which was required to occur within three years pursuant to the investor rights agreement.

        Later that day, Baker Botts provided NRF with revised drafts of the transaction documents. Following receipt of the revised drafts, representatives of NRF, Baker Botts and Mr. Haiman discussed the revised drafts.

        On September 2, 2015, Baker Botts provided NRF with revised drafts of the transaction documents. Later that day, representatives of NRF, Baker Botts and Mr. Haiman discussed the revised drafts.

        On September 3, 2015, Baker Botts provided NRF with revised drafts of the investor rights agreement and Remington limited partnership agreement based upon the discussion held the previous day.

        On September 4, 2015, the Special Committee discussed with representatives of NRF the revisions proposed by Baker Botts over the previous three days and the open terms reflected therein. Later that day, NRF prepared and distributed a summary of the open terms to the Special Committee.

        On September 8, 2015, Baker Botts provided NRF with revised drafts of the transaction documents.

        Later that day, NRF and Mr. Wheeler discussed the open terms reflected in the drafts of the transaction documents and the Special Committee's position with respect thereto. The focus of the discussion was the conversion of Newco nonvoting common stock to Newco voting common stock and the extent and duration of voting restrictions imposed upon the Bennetts at Newco.

        Later that day, representatives of NRF and Baker Botts discussed the extent and duration of the voting restrictions imposed upon the Bennetts at Newco. Baker Botts proposed a voting limitation of 25% at such time as a shareholder rights plan was adopted that would ensure that no other stockholder of Newco could hold voting power of Newco in excess of 25%.

        Subsequently, representatives of NRF, Mr. Haiman and Mr. Monty Bennett and Mr. Wheeler discussed the extent and duration of the voting restrictions imposed upon the Bennetts with respect to the voting common stock of Newco, including the proposal described by Baker Botts.

        On September 9, 2015, Baker Botts provided NRF with revisions to the transaction documents previously distributed by NRF reflecting the Bennetts' proposed responses to all open terms.

        Later that day, representatives of NRF, BMO and Baker Botts, the Special Committee, Mr. Haiman, and Mr. Monty Bennett discussed the proposed revisions previously distributed by Baker Botts. Following discussion and debate, all of the proposed revisions were accepted by the Special Committee, subject to minor revisions to be made by NRF. Following the minor revisions made by NRF, the parties agreed that the draft transaction documents were in acceptable form to present to the Special Committee for their deliberation of whether to submit the transactions and the transaction documents to the Company Board for its consideration.

        On September 11, 2015, the following documents were distributed to the Special Committee for their review and consideration: a complete set of drafts of the transaction documents, the Riveron Consulting financial due diligence report, a memorandum prepared by the Company regarding the anticipated accounting treatment of the transactions, BMO's fairness presentation, a draft press release prepared by the Company announcing the transactions, a draft conference call script prepared by the Company for Company management announcing the transactions, a draft investor presentation prepared by the Company's management regarding the transactions, and draft talking points prepared by the Company for Company management regarding the transactions. Later that day, Mr. Brooks distributed the complete set of drafts of the transaction documents to the Company Board, including the Special Committee.

        On September 14, 2015, the Special Committee held a meeting with representatives of NRF and BMO in attendance. At the request of the Special Committee, BMO rendered an oral opinion to the Special Committee, which was subsequently confirmed in a written opinion dated as of the same date, to the effect that as of September 14, 2015, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO, the consideration to be paid by the Company in the proposed transaction was fair, from a financial point of view, to the Company. After discussion, the Special Committee then unanimously determined that the transaction and the proposed transaction documents were advisable, fair to, and in the best interests of the Company and its stockholders, approved and adopted the transaction documents and the transactions and recommended that: (i) the Company Board approve and adopt the transaction documents and the transactions; and (ii) the Company's stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT, approve and adopt the transaction documents and the transactions.

        Later that day, Mr. Brooks distributed the following documents to the Company Board, including the Special Committee: a draft press release prepared by the Company announcing the transactions, a draft conference call script prepared by the Company announcing the transactions, a draft investor presentation prepared by the Company's management regarding the transactions, and a draft Form 8-K regarding the transactions.

        On September 17, 2015, a meeting of the Company Board was convened. Mr. Monty Bennett and Mr. J. Robison Hays, III excused themselves after the meeting had been called to order and did not participate in the subsequent discussions. The members of the Company Board had previously been provided with a summary of the terms of the transaction documents and drafts of proposed resolutions for adoption by the Company Board. The Company Board reviewed the documents provided for their review. Representatives of BMO were also in attendance at the meeting and described BMO's financial analysis of the transaction. After discussion, the Company Board, unanimously, with Mr. Monty Bennett and Mr. Hays recusing themselves: (i) approved and adopted the favorable recommendation of the Special Committee in respect of the transactions and the transaction documents; (ii) approved the form, terms and provisions of the transaction documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        Later that same day, the parties executed the acquisition agreement.

        On September 18, 2015, the Company issued a press release and filed a Form 8-K announcing the execution of the acquisition agreement and the transactions.

Reasons for the Transactions; Recommendation of the Special Committee; Recommendation of the Board of Directors

Recommendation of the Special Committee

        The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the transactions and the Transaction Documents and unanimously determined that the Transaction Documents and the transactions are advisable, fair to, and in the best interests of the Company and its stockholders, approved and adopted the Transaction Documents and the transactions and recommended that (i) the Company Board approve and adopt the Transaction Documents and the transactions, and (ii) the Company's stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT, approve and adopt the Transaction Documents and the transactions.

Reasons for the Transactions

        The Special Committee found that the special circumstances related to the Company, Remington and Monty Bennett's involvement with each entity gave rise to significant complexity that required detailed analysis of the proposed transactions over a nine month period. The Special Committee held more than 20 meetings to discuss the proposed transactions with Remington and the Bennetts, as the proposals were negotiated and revised from time to time. On more than ten occasions the Special Committee discussed the price that was proposed and other substantive issues raised by the proposed transactions.

        In the course of reaching its determination and recommendation, the members of the Special Committee considered the following factors and potential benefits of the transactions, each of which the Special Committee believed supported its decision (not necessarily in order of relative importance):

  •
  the Special Committee's own views and opinions on the current hospitality industry environment;

  •
  the Special Committee's understanding of the Company's business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance and prospects, and the nature of the industry and regulatory environment in which the Company competes;

  •
  that, subsequent to the filing of Amendment No. 1 to the Statement on Schedule 13D by Monty Bennett on June 25, 2015 disclosing the proposal for the Company to acquire a significant and controlling portion of the outstanding equity interests of Remington, no third party approached the Company, any member of the Special Committee or the Special Committee's advisors regarding a potential transaction;

  •
  that the transactions, if consummated, would better align the interests of the Bennetts with the Company by ensuring that Remington, which derives substantially all of its revenue from the REIT Clients, would no longer be 100% privately controlled by the Bennetts and Remington Holdings GP separately from the Company;

  •
  the negotiations that took place between the parties that resulted in an approximately 17% decrease in the aggregate consideration for the Transferred Securities, from approximately $400,000,000 (for an 80% limited partnership interest) based upon the $500,000,000 valuation proposal submitted by Baird on February 2, 2015, to the aggregate consideration of $331,650,000 set forth in the Transaction Documents, and a reduction in the rate of cumulative dividends payable on the Newco Preferred Stock, from 8.0% per annum in the counter-offer submitted by Remington on May 6, 2015 to 6.625% per annum set forth in the Transaction Documents;

  •
  that the aggregate consideration for the Transferred Securities includes only $10,000,000 in cash, and such cash consideration is payable by Newco Sub over the course of four years pursuant to the Newco Sub Promissory Note;

  •
  that, with respect to income taxes, the transactions are expected to be tax-free to the Company and largely tax-free to the Bennetts;

  •
  the quality of earnings report prepared by Riveron Consulting;

  •
  the various analyses undertaken by BMO, independent financial advisor to the Special Committee, each of which is described under "Special Factors—Opinion of Financial Advisor to the Special Committee;"

  •
  the opinion of BMO, dated September 14, 2015, that as of such date and based on, and subject to, the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO Capital Markets, the aggregate consideration to be paid by the Company in the transactions was fair, from a financial point of view, to the Company;

  •
  that the Investor Rights Agreement will limit, following the consummation of the transactions, (i) the voting power of the Bennetts and their controlled affiliates at Newco, with respect to shares of Newco common stock acquired in the transactions (which amount may be increased by post-closing acquisitions of Newco voting common stock acquired from non-Newco affiliates), to no more than 25% and, (ii) for four years following the consummation of the transactions, the Bennetts and their controlled affiliates would be required to vote their shares of Company common stock in excess of 25% of the combined voting power of all of the outstanding voting securities of the Company (plus the combined voting power of any Company common stock purchased after the closing of the transactions in an arm's length transaction from a person other than the Company or a Company subsidiary, including through open market purchases, privately negotiated transactions or any distributions by either Ashford Trust or Ashford Prime to its respective stockholders pro rata) in the same proportion as the unaffiliated stockholders of the Company vote their shares;

  •
  that the Investor Rights Agreement will restrict, following the consummation of the transactions, each of Archie Bennett, Jr.'s, Monty Bennett's, and MJB Investments' respective abilities to directly or indirectly compete with the Company and Remington;

  •
  the transactions are expected to be accretive to the Company's stockholders, including after taking into account the possible future exchange of the Newco preferred stock into the Company common stock;

  •
  the transactions are expected to benefit the Company's stockholders in both the short term and long term by allowing them to participate in a stronger company with greater prospects for growth;

  •
  the transactions are expected to build operating scale and increased earnings power that should enhance investor and analyst interest in the Company and support the Company's access to the capital markets;

  •
  the Special Committee's belief that it was unlikely that any alternative transaction could be consummated at this time, or in the immediate future, in light of (i) the position of the Bennetts as significant stockholders in the Company, (ii) Section 203 of the DGCL, which provides restrictions on business combinations with a person other than the Bennetts who has acquired ownership of 15% or more of the Company's common stock, and (iii) the Company's charter documents and shareholder rights plan, which impacts unsolicited offers to acquire significant portions of the outstanding shares of the Company's common stock, that, together or separately, make it unlikely that a third party could acquire control of the Company without the support of the Bennetts;

  •
  the likelihood that the transactions will be consummated, including the number and nature of the conditions to the Bennetts' obligations to consummate the transaction and the likelihood that those conditions would be satisfied; and

  •
  the Special Committee's belief, after extensive deliberations, that the transactions were likely to be more favorable to the Company's stockholders unaffiliated with the Bennetts than the value likely to be realized from other alternatives available to the Company, including pursuing the Company's current strategic plan or engaging in an alternative significant transaction, in light of the potential rewards, risks and uncertainties associated with those alternatives.

        The Special Committee also considered a variety of risks and potentially negative factors concerning the Transaction Documents and the transactions, including, but not limited to, the following (not necessarily in order of relative importance):

  •
  Remington's business plan and related financial projections, the economic environment facing Remington and the risks and uncertainties in executing its business plan and achieving previously-stated financial projections;

  •
  that there is no reverse termination fee payable by the Remington Sellers to the Company if the Remington Sellers are unable to consummate the merger or act to terminate the Acquisition Agreement;

  •
  the risk that the transactions might not be completed and, in that event, the Company's directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and the Company will have incurred significant transaction costs;

  •
  the significant costs involved in connection with negotiating the Transaction Documents and completing the transactions, the substantial management time and effort required to effectuate the transactions and the related disruption to the Company's day-to-day operations during the pendency of the transactions;

  •
  the risk of incurring substantial expenses related to the transactions, including in connection with any litigation related to the transactions that may arise in the future;

  •
  the termination fee of $6,688,000 plus the costs and expenses incurred by the Remington Holders, which would be payable by the Company to the Remington Holders if the Acquisition Agreement is terminated in order to accept a superior proposal;

  •
  the fact that the Acquisition Agreement contains certain limitations regarding the operation of the Company during the period between the signing of the Acquisition Agreement and the consummation of the transactions, and the possible disruptions to the Company's business that might result from the announcement of the transaction and the resulting distraction of the attention of our management and employees;

  •
  the risk that the consummation of the transactions will be delayed or will not be completed, including the risk that the required regulatory approvals, including the Private Letter Ruling, may not be obtained, as well as the potential loss of value to the Company's stockholders and the potential negative impact on the operations and prospects of the Company if the transactions are delayed or not completed for any reason;

  •
  the risk that the interests of the Company and the Bennetts will not be aligned, following the consummation of the transactions, with respect to the distribution of cash generated by Remington or Newco, which the Company may desire to invest rather than distribute;

  •
  the inability of investors to accurately assess the value of the Company's common stock, which may adversely impact the market price of the Company's common stock, because the Company will be, following the consummation of the transactions, structured as a non-operating holding company and, with respect to the Company's financial condition and results of operations, will depend entirely upon the performance of Newco and Remington;

  •
  that, following the consummation of the transactions, the Company will receive substantially all of its cash from distributions made to the Company by Newco, which will require the approval of the holders of at least 66.67% of the shares of Newco Preferred Stock to make any distributions to the Company other than by means of a dividend pro rata to the holders of Newco's common stock, which may also be subject to claims by Newco's creditors and to limitations applicable to Newco under federal and state laws, including securities and bankruptcy laws;

  •
  that, following the consummation of the transactions, the Company's equity interests in Newco and its subsidiaries will rank junior to all of the respective indebtedness, whenever incurred, the Newco Preferred Stock and all equity interests of Newco's subsidiaries in the event of their respective liquidation or dissolution, which would result in the Company's stockholders' right to participate in such liquidation or dissolution being subordinated to the claims of Newco's creditors and all of the other equity interests of Newco;

  •
  the risk that, because the Company will be, following the consummation of the transactions, structured as a non-operating holding company, a decrease in the Company's relative ownership of Newco may require the Company to register as an investment company under the Investment Company Act;

  •
  the fact that the Bennetts were not willing to agree to an Unaffiliated Stockholder Approval condition, which would require that the transactions be approved by the holders of a majority of the outstanding shares of the Company's common stock, excluding shares held by the Bennetts, Ashford Trust or Ashford Prime, over which the Bennetts exert some level of control; and

  •
  the risks of the type and nature described under "Risk Factors" beginning on page 28 and the matters described under "Forward-Looking Statements" beginning on page 26.

        The Special Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the Transaction Documents and the transactions, including those discussed below (not necessarily in order of relative importance), each of which it believed supported its determination and recommendation and provided assurance of the fairness of the transactions to the stockholders of the Company unaffiliated with the Bennetts:

  •
  that the Special Committee consists solely of disinterested and independent directors who are not officers or controlling stockholders of the Company, or affiliated with the Bennetts, and who do not otherwise have a conflict of interest or lack independence with respect to the transactions;

  •
  that the members of the Special Committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Transaction Documents or the transactions and taking the other actions described in this proxy statement;

  •
  that the members of the Special Committee will not personally benefit from the consummation of the transactions in a manner different from the Company's unaffiliated public stockholders;

  •
  that the Special Committee was delegated the exclusive power and authority to review and evaluate the advisability of the Bennetts' proposal and any other alternatives available to the Company;

  •
  each of the Special Committee and the Company Board was aware that it had no obligation to recommend any transaction and that the Special Committee had the authority to "say no" to any proposals made by the Bennetts;

  •
  that the Special Committee made its evaluation of the Transaction Documents and the transactions based upon the factors discussed in this proxy statement, independent of members of management, including Monty Bennett, and with knowledge of the interests of management in the transactions;

  •
  that the Special Committee received the advice and assistance of BMO, as its financial advisor, Riveron Consulting, as its financial due diligence advisor, and Norton Rose Fulbright US LLP, as its legal advisor;

  •
  that the Special Committee was involved in extensive deliberations since the time of the submission of the Bennetts' initial proposal on February 2, 2015, until the execution of the Acquisition Agreement and was provided with access to Remington's management (including Monty Bennett) in connection with the due diligence conducted by it and its advisors;

  •
  that the financial and other terms and conditions of the Transaction Documents were the product of negotiations that took place over the course of approximately nine months between the Special Committee and its independent legal and financial advisors, on the one hand, and the Bennetts and Remington Holdings GP and their representatives, on the other hand;

  •
  the Acquisition Agreement allows the Special Committee or the Company Board to change or withdraw its recommendation of the Transaction Documents and transactions in response to a Company Intervening Event (defined below under "The Transaction Documents—Acquisition Agreement—Covenants—"No-Shop" Restrictions and "Fiduciary Out"," on page 78) if the Company Board or the Special Committee, after consultation with its legal advisors, determines in good faith that the failure to do so would be inconsistent with their respective fiduciary duties;

  •
  the Acquisition Agreement permits the Company, prior to the time that the Company's stockholders approving the proposals at the special meeting, to discuss and negotiate, under specified circumstances, an unsolicited proposal if the Company Board (acting through the

    Special Committee), after consultation with its legal and financial advisors, determines in good faith that such proposal constitutes, or would reasonably be expected to result in, a superior proposal and to terminate the Acquisition Agreement in order to enter into a definitive agreement for that superior proposal, subject to matching rights for the Bennetts and the requirement that the Company pay the Remington Holders a termination fee of $6,688,000 plus the costs and expenses incurred by them in connection with the transactions;

  •
  the structure of the transactions would allow sufficient time for a third party to make a superior proposal if it desired to do so;

  •
  the Special Committee's belief that the $6,688,000 termination fee if the Acquisition Agreement is terminated by the Company in response to a Company Superior Proposal or a Company Intervening Event (each defined below under "The Transaction Documents—Acquisition Agreement—Covenants—"No-Shop" Restrictions and "Fiduciary Out"," on page 78) is reasonable in light of the circumstances and the overall terms of the Acquisition Agreement, consistent with fees in comparable transactions, and not preclusive of other offers;

  •
  all of the other terms and conditions of the Acquisition Agreement and other Transaction Documents, including, among other things, the representations, warranties, covenants and agreements of the parties, including the "fiduciary out" provision, the conditions to the closing of the merger, and the parties' termination rights set forth in the Acquisition Agreement; and

  •
  the fact that it is a non-waivable condition to the closing of the transactions that the transactions be approved by stockholders holding a majority of the outstanding shares of the Company's common stock.

        The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Special Committee may have given differing weights to differing factors. The Special Committee based its unanimous recommendation on the totality of the information presented.

Recommendation of the Board of Directors

        The board of directors consists of seven directors. On September 17, 2015, based in part on the unanimous recommendation of the Special Committee, as well as on the basis of the other factors described above, the Company Board unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves due to Monty Bennett's interest in the transactions and Mr. Hays' status as an executive officer of the Company who reports to Monty Bennett), (i) approved and adopted the favorable recommendation of the Special Committee in respect of the transactions and the Transaction Documents; (ii) approved the form, terms and provisions of the Transaction Documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        In reaching these determinations, the Company Board (with Monty Bennett and J. Robison Hays, III recusing themselves) considered a number of factors, including, but not limited to, the following material factors (not necessarily in order of relative importance):

  •
  the Special Committee's analysis (as to both substantive and procedural aspects of the transactions), its conclusions and its unanimous determination, which the Company Board adopts, that the Transaction Documents and transactions are advisable, fair to and in the best interests of the Company and its stockholders;

  •
  the Special Committee's unanimous recommendation that the Company Board determine the advisability of the Transaction Documents and transactions, approve the Transaction Documents and transactions and recommend that the Company's stockholders approve the transactions;

  •
  that Special Committee consisted solely of three disinterested and independent directors;

  •
  that the Special Committee was advised by its own independent legal and financial advisors;

  •
  the process undertaken by the Special Committee and its advisors in connection with evaluating and negotiating the transactions over a period of several months, as described above in the section entitled "—Background of the Transactions;"

  •
  the various analyses undertaken by BMO, independent financial advisor to the Special Committee, each of which is described under "—Opinion of Financial Advisor to the Special Committee" and the opinion of BMO, dated September 14, 2015, that as of such date and based on, and subject to, various assumptions and limitations described in its opinion, the consideration to be paid for the Transferred Securities was fair, from a financial point of view, to the Company.

        The foregoing discussion of factors considered by the Company Board is not intended to be exhaustive, but it does include the material factors considered in recommending that the Company's stockholders vote their shares of common stock in favor of approval of the proposals set forth in this proxy statement. The Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Company Board applied his own personal business judgment to the process and may have given different weight to different factors. The Company Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Company Board based its recommendation on the totality of the information presented.

        Accordingly, the Company Board (with Monty Bennett and J. Robison Hays, III recusing themselves) unanimously recommends that stockholders vote "FOR" the approval of the Contribution and "FOR" the approval of the Share Issuances.

 Description of Fairness Opinion of BMO Capital Markets

        The Special Committee retained BMO Capital Markets to act as its financial advisor in connection with the transactions, and if requested by the Special Committee, to render an opinion, as investment bankers, as to the fairness as of the date of such opinion, from a financial point of view, to the Company of the aggregate consideration to be paid by the Company in the transactions.

        On September 14, 2015, at the request of the Special Committee, BMO Capital Markets rendered an oral opinion to the Special Committee, which was subsequently confirmed in a written opinion as of the same date (the "Opinion"), to the effect that as of such date, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO Capital Markets, the aggregate consideration to be paid by the Company in the transactions was fair, from a financial point of view, to the Company.

        In selecting BMO Capital Markets, Special Committee considered, among other things, the fact that BMO Capital Markets is a reputable investment banking firm with substantial experience advising companies in the real estate sector and in providing strategic advisory services in general. BMO Capital Markets, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

        The full text of the Opinion is attached hereto as Annex G and is incorporated into this document by reference in its entirety. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. Stockholders are urged to read the Opinion carefully and in its entirety for a discussion of, among other things, the scope of review undertaken and the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO Capital Markets in connection with such Opinion.

        In arriving at its opinion, BMO Capital Markets reviewed, among other things:

  1.
  The Company's public filings;

  2.
  Ernst & Young Global Limited Private Letter Ruling Request Submission to the Internal Revenue Service dated July 31, 2015;

  3.
  Draft Amended and Restated Advisory Agreement between the Company and Ashford Trust received on May 29, 2015;

  4.
  Key Money Memorandum regarding potential changes to the Advisory Agreement between the Company and Ashford Trust dated June 4, 2015;

  5.
  Revised Draft Amended and Restated Advisory Agreement between the Company and Ashford Trust received on June 10, 2015;

  6.
  Certain historical and projected financial and operating information relating to the business, earnings, assets, liabilities and prospects of both the Company and Remington, including, without limitation, the projection model of Remington, as prepared by Remington management, but utilizing growth assumptions for Ashford Trust and Ashford Prime that the Company management provided and believed were reasonable (the "Projection Model") (The projections and estimates supplied to and utilized by BMO Capital Markets are summarized below under "—Projected Financial Information") ;

  7.
  Quality of Earnings report on Remington prepared by Riveron Consulting dated July 14, 2015;

  8.
  Draft of Acquisition Accounting Memo prepared by the Company dated September 9, 2015;

  9.
  Draft of Certificate of Designation of 6.625% Convertible Preferred Stock of Newco dated September 9, 2015;

  10.
  Draft of Investor Rights Agreement dated September 9, 2015;

  11.
  Draft of Acquisition Agreement and disclosure schedules dated September 9, 2015 and supplemented on September 11, 2015 (the "Draft Acquisition Agreement");

  12.
  Draft of Agreement of Limited Partnership of Remington Holdings LP dated September 9, 2015;

  13.
  Drafts of GP Holdings and GP Holdings I Certificates of Formation dated September 9, 2015; and

  14.
  Drafts of Newco and Newco Sub Charters dated September 9, 2015.

        In addition, BMO Capital Markets:

  1.
  Conducted discussions with members of the Company senior management concerning their view of the Company's and Remington's operations, financial condition, and prospects on a stand-alone and on a combined basis;

  2.
  Reviewed certain financial and stock market information for selected publicly traded companies that BMO Capital Markets deemed to be relevant;

  3.
  Reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies in the Company's and Remington's industry that BMO Capital Markets deemed to be relevant;

  4.
  Performed discounted cash flow analyses for the Company and Remington based on projections provided by management (the projections and estimates supplied to and utilized by BMO Capital Markets are summarized below under "—Projected Financial Information.");

  5.
  Performed relative contribution analysis on the basis of Revenue, EBITDA, and Net Income;

  6.
  Analyzed selected macroeconomic and other commercial factors that BMO Capital Markets deemed to be relevant to the Company's and Remington's industry and prospects; and

  7.
  Performed such other studies and analyses, conducted such discussions, and reviewed such other presentations, reports, and materials as BMO Capital Markets deemed appropriate in the circumstances.

        In rendering its opinion, BMO Capital Markets assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by the Company or their representatives or advisors, Remington or their representatives or advisors, or obtained by it from other sources. BMO Capital Markets did not independently verify (and has not assumed any obligation to verify) any such information, undertake an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Remington, nor was BMO Capital Markets furnished with any such valuation or appraisal. BMO Capital Markets did not evaluate the solvency or fair value of the Company or Remington under any state or federal laws relating to bankruptcy, insolvency or similar matters. BMO Capital Markets also assumed that all material governmental, regulatory, or other approvals and consents required in connection with the consummation of the transactions will be obtained and that in connection with obtaining any necessary governmental, regulatory, or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to its analysis. BMO Capital Markets also assumed that the transactions will be consummated in accordance with the terms of the Acquisition Agreement, without any waiver, modification or amendment of any terms, condition, or agreement that would be material to its analysis; that the representations and warranties of each party contained in the Acquisition Agreement would be true and correct; that each party would perform all of the covenants and agreements required to be performed by it under the Acquisition Agreement, and that all conditions to the consummation of the transactions would be satisfied without waiver or modification. With respect to financial projections for the Company and Remington (including, without limitation, the Projection Model), BMO Capital Markets was advised by the Company, and BMO Capital Markets assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of the Company of the expected future competitive, operating and regulatory environments and related financial performance of the Company and Remington. BMO Capital Markets expresses no opinion with respect to such projections, including the assumptions on which they are based. Furthermore, BMO Capital Markets has not assumed any obligation to conduct, and has not conducted, any physical inspection of the properties or facilities of the Company or Remington. The projections and estimates supplied to and utilized by BMO Capital Markets are summarized below under "—Projected Financial Information."

        The Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO Capital Markets, as of the date of the Opinion. BMO Capital Markets disclaims any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to BMO Capital Markets' attention after the date of the Opinion.

        The Opinion does not constitute a recommendation as to any action the Special Committee or the Company Board of Directors of Ashford should take in connection with the transactions contemplated by the Draft Acquisition Agreement or any aspect thereof and is not a recommendation to any director of Ashford or stockholder on how such person should vote with respect to the transactions or related transactions and proposals. The Opinion relates solely to the fairness, from a financial point of view, to the Company as of the date of the Opinion, of the aggregate consideration to be paid in the transactions. BMO Capital Markets expresses no opinion as to the relative merits of the transactions and any other transactions or business strategies discussed by the Special Committee as alternatives to the transactions or the decision of the Special Committee to recommend the transactions, nor does BMO Capital Markets express any opinion on the structure, terms or effect of any other aspect of the transactions contemplated by the Draft Acquisition Agreement. The Opinion does not in any manner address the prices at which the Company's common stock or other securities will trade following the announcement or consummation of the transactions. BMO Capital Markets are not experts in, and the Opinion does not address, any of the legal, tax or accounting aspects of the transactions, including, without limitation, whether or not the transactions contemplated by the Draft Acquisition Agreement constitute a change of control under any contract or agreement to which the Company or any of its subsidiaries is a party.

        The summary set forth below does not purport to be a complete description of the analyses performed by BMO Capital Markets, but describes, in summary form, the material elements of the presentation that BMO Capital Markets made to the Special Committee on September 14, 2015, in connection with BMO Capital Markets' Opinion. In accordance with customary investment banking practice, BMO Capital Markets employed generally accepted valuation methods and financial analyses in reaching its Opinion. The following is a summary of the material financial analyses performed by BMO Capital Markets in arriving at its Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses BMO Capital Markets employed in reaching its conclusions.

        None of the analyses performed by BMO Capital Markets were assigned a greater significance by BMO Capital Markets than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO Capital Markets. The summary text describing each financial analysis does not constitute a complete description of BMO Capital Markets' financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by BMO Capital Markets. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by BMO Capital Markets with respect to any of the analyses performed by it in connection with its Opinion. Rather, BMO Capital Markets made its determination as to the fairness to the Company of the aggregate consideration to be paid by the Company in the transactions, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

        Except as otherwise noted, the information utilized by BMO Capital Markets in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before September 14, 2015 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.

        In conducting its analysis, BMO Capital Markets used three primary methodologies to review the valuation of each of Remington and the Company on a stand-alone basis, to assess the fairness, from a financial point of view, of the aggregate consideration to be paid by the Company in the transactions. Specifically, BMO Capital Markets conducted selected comparable public companies analyses, selected precedent transactions analyses and discounted cash flow analyses. No individual methodology was given a specific weight, nor can any methodology be viewed individually. Additionally, no company or transaction used in any analysis as a comparison is identical to Remington, the Company, or the transactions, and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or transactions to which they are being compared. BMO Capital Markets used these analyses to determine the impact of various operating metrics on the implied enterprise value of Remington and the implied value per share of the Company. Each of these analyses yielded a range of implied values, and therefore, such implied value ranges developed from these analyses were viewed by BMO Capital Markets collectively and not individually.

Valuation of Remington

        Selected Public Companies Analysis.    BMO Capital Markets reviewed, analyzed, and compared certain financial information relating to Remington to corresponding publicly available financial information and market multiples for the following 12 publicly traded hotel management companies:

  •
  Belmond Ltd.

  •
  Choice Hotels International Inc.

  •
  Extended Stay America, Inc.

  •
  Hilton Worldwide Holdings Inc.

  •
  Hyatt Hotels Corporation

  •
  Intercontinental Hotels Group plc

  •
  La Quinta Holdings Inc.

  •
  Marriott International, Inc.

  •
  Morgans Hotel Group Co.

  •
  Red Lion Hotels Corporation

  •
  Starwood Hotels & Resorts Worldwide Inc.

  •
  Wyndham Worldwide Corporation

        BMO Capital Markets reviewed, among other things, the range of enterprise values of the selected publicly traded hotel management companies (calculated as equity value, using the closing stock prices on September 4, 2015, plus debt and the book value of preferred stock and minority interests, minus cash and equivalents and the book value of investments in unconsolidated affiliates), as a multiple of December 31 ("calendar year" or "CY"), 2015 estimated EBITDA and December 31, 2016 estimated EBITDA, as provided by Thomson Reuters Institutional Brokers' Estimate System ("Thomson I/B/E/S estimates").

        The following table sets forth, for the periods indicated, the 3rd quartile, mean, median, and 1st quartile enterprise values as a multiple of EBITDA for the selected publicly traded hotel management companies identified above:

Enterprise Value as a Multiple of Calendar Year
	2015E EBITDA	2016E EBITDA
3rd Quartile	14.9x	13.4x
Mean	13.1x	11.7x
Median	12.9x	11.2x
1st Quartile	11.6x	10.1x

        The following table sets forth, for the periods indicated, the range of enterprise value as a multiple of EBITDA utilized by BMO Capital Markets in performing its analysis, which were derived from the 1st and 3rd quartile values of the selected publicly traded hotel management companies identified above, and the range of the enterprise values for Remington implied by this analysis:

Enterprise Value to:	Relevant Range of EBITDA Multiples	Implied Range of Remington Enterprise Values
		(US$ mm)
CY2015E Remington EBITDA(1)	11.6x - 14.9x	$373	$477
CY2016E Remington EBITDA(1)	10.1x - 13.4x	$422	$562

(1)
As provided in the Projection Model. See "—Projected Financial Information."

        BMO Capital Markets compared the results of this analysis to the $414.6 million enterprise value of Remington implied by the aggregate consideration set forth in the Transaction Documents for an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP.

        BMO Capital Markets selected the companies used in this analysis on the basis of its experience and knowledge of companies in the industry and various factors, including the size of the company and the similarity of the lines of business to Remington's lines of business, as well as the business models, service offerings, operating margin profiles and end-market exposure of such companies. As noted above, no company used as a comparison is identical to Remington.

        Selected Precedent Transactions Analysis.    BMO Capital Markets reviewed and analyzed certain publicly available information for the following 10 acquisitions of hotel management companies which disclosed valuation metrics:

Date	Target	Acquiror
12/16/2014	Kimpton Hotel & Restaurant Group, LLC	Intercontinental Hotels Group plc
03/13/2012	Great Wolf Resorts, Inc.	Apollo Global Management, LLC
01/22/2010	Lodgian, Inc.	Lone Star Funds
12/18/2009	Interstate Hotel & Resorts Inc.	Shanghai Jin Jiang International Hotels (Group) Company Limited / Thayer Lodging Group
07/05/2007	Hilton Worldwide, Inc.	Blackstone Real Estate Advisors / The Blackstone Group
04/23/2007	Red Roof Inns Inc.	Citi Global Special Situations Group / Westbridge Hospitality Fund LP
01/29/2006	Fairmont Hotels & Resorts, Inc.	Colony Capital LLC / Kingdom Hotel Investments
11/09/2005	La Quinta Corporation	Blackstone Real Estate Advisors
10/21/2004	Boca Resorts, Inc.	Blackstone Real Estate Advisors
08/18/2004	Prime Hospitality Corp.	Blackstone Real Estate Advisors

        BMO Capital Markets selected the precedent transactions based upon its experience and knowledge of companies in the hotel management space. Although none of the precedent transactions are directly comparable to the transactions, nor are any of the target companies directly comparable to Remington, BMO Capital Markets selected transactions involving target companies with similar characteristics to the characteristics identified above in the comparable company analysis.

        The following table sets forth the 3rd quartile, mean, median, and 1st quartile enterprise values as a multiple of EBITDA for the selected acquisitions identified above:

Enterprise Value as a Multiple of Last Twelve Months ("LTM") EBITDA
3rd Quartile	15.5x
Mean	13.5x
Median	12.3x
1st Quartile	11.0x

        The following table sets forth, for the period indicated, the range of EBITDA multiples utilized by BMO Capital Markets in performing its analysis, which were derived from the 1st and 3rd quartile values of the selected acquisitions identified above, and the range of the enterprise values for Remington implied by this analysis:

Enterprise Value to:	Relevant Range of EBITDA Multiples	Implied Range of Remington Enterprise Values
		(US$ mm)
CY2015E Remington EBITDA(1)	11.0x - 15.5x	$353	$498

(1)
As provided in the Projection Model. See "—Projected Financial Information."

        BMO Capital Markets compared the results of this analysis to the $414.6 million enterprise value of Remington implied by the aggregate consideration set forth in the Transaction Documents for an

80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP.

        Discounted Cash Flow Analysis.    BMO Capital Markets utilized the financial projections and estimates regarding Remington in the Projection Model as prepared by Remington management, but utilizing growth assumptions for Ashford Trust and Ashford Prime that the Company management provided and believed were reasonable, to perform a discounted cash flow analysis of Remington. The projections and estimates supplied to and utilized by BMO Capital Markets are summarized below under "—Projected Financial Information." In conducting this analysis, BMO Capital Markets assumed that Remington would perform in accordance with these projections and estimates. BMO Capital Markets performed an analysis of the present value of the unlevered free cash flows that Remington would generate as projected by Remington management based on assumptions that the Company management believed were reasonable for the fiscal years 2016 through fiscal year 2019. BMO Capital Markets utilized illustrative terminal values in the year 2019 based on a perpetuity growth rate range of 2.8% to 3.8% (which was selected by BMO Capital Markets based upon historical average annual U.S. hotel sector revenue per available room, or RevPAR, growth of 3.3%) on projected fiscal year 2019 unlevered free cash flow. BMO Capital Markets discounted the cash flows projected for the specified period using discount rates ranging from 9.7% to 12.3%, reflecting estimates of Remington's weighted average cost of capital. Using a discount rate of 9.7% to 12.3% and a perpetuity growth rate of 2.8% to 3.8%, this analysis resulted in implied enterprise values for Remington ranging from $447 million to $705 million. BMO Capital Markets compared the results of this analysis to the $414.6 million enterprise value of Remington implied by the aggregate consideration set forth in the Transaction Documents for an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP.

Valuation of the Company

        Selected Public Companies Analysis.    BMO Capital Markets reviewed, analyzed, and compared certain financial information relating to the Company to corresponding publicly available financial information and market multiples for the following 11 publicly traded asset management companies:

  •
  Artisan Partners Asset Management Inc.

  •
  Brookfield Asset Management Inc.

  •
  Cohen & Steers Inc.

  •
  Eaton Vance Corp.

  •
  Federated Investors, Inc.

  •
  Fifth Street Asset Management Inc.

  •
  GAMCO Investors, Inc.

  •
  Janus Capital Group, Inc.

  •
  Manning & Napier, Inc.

  •
  Northstar Asset Management Group Inc.

  •
  Pzena Investment Management, Inc.

        BMO Capital Markets reviewed, among other things, the range of enterprise values of the selected publicly traded asset management companies (calculated as equity value, using the closing stock prices on September 4, 2015, plus debt and the book value of preferred stock and minority interests, minus cash and equivalents and the book value of investments in unconsolidated affiliates), as a multiple of

December 31, 2015 LTM estimated EBITDA and December 31, 2016 LTM estimated EBITDA, as provided by Thomson I/B/E/S estimates.

        The following table sets forth, for the periods indicated, the 3rd quartile, mean, median, and 1st quartile enterprise values as a multiple of EBITDA for the selected publicly traded asset management companies identified above:

Enterprise Value as a Multiple of Calendar Year
	2015E EBITDA	2016E EBITDA
3rd Quartile	8.9x	8.4x
Mean	8.0x	7.0x
Median	8.3x	7.3x
1st Quartile	6.7x	5.6x

        The following table sets forth, for the periods indicated, the range of enterprise value as a multiple of EBITDA utilized by BMO Capital Markets in performing its analysis, which were based on the 1st and 3rd quartile values of the selected publicly traded asset management companies identified above, and the range of equity values per share for the Company implied by this analysis:

Enterprise Value to:	Relevant Range of EBITDA Multiples	Implied Range of Ashford Equity Values per Share
		(US$)
CY2015E Company EBITDA(1)	6.7x - 8.9x	$65.69	$83.58
CY2016E Company EBITDA(1)	5.6x - 8.4x	$77.10	$109.80

(1)
As provided in the Projection Model. See "—Projected Financial Information."

        BMO Capital Markets selected the companies used in this analysis on the basis of its experience and knowledge of companies in the industry and various factors, including the size of the company and the similarity of the lines of business to the Company's lines of business, as well as the business models, service offerings, operating margin profiles and end-market exposure of such companies. As noted above, no company used as a comparison is identical to the Company.

        Selected Precedent Transactions Analysis.    BMO Capital Markets reviewed and analyzed certain publicly available information for the following 13 recent acquisitions of asset management companies which disclosed valuation metrics:

Date	Target	Acquiror
06/15/2015	Bentall Kennedy (Canada) Limited Partnership	Sun Life Investment Management Inc.
06/19/2014	Numeric Investors LLC	Man Group plc
04/14/2014	Nuveen Investments, Inc.	TIAA-CREF Asset Management Inc.
01/07/2014	Chartwell Investment Partners, Inc.	TriState Capital Holdings, Inc.
08/15/2013	W.P. Stewart & Co., Ltd.	AllianceBernstein L.P.
03/27/2013	Altegris Holdings II, Inc.	Aquiline Capital Partners LLC / Genstar Capital Management, LLC
02/14/2013	Artio Global Investors Inc.	Aberdeen Asset Management PLC
12/06/2012	Epoch Investment Partners, Inc.	The Toronto-Dominion Bank
02/15/2011	Clarion Partners, LLC	Lightyear Capital LLC
12/06/2010	Claren Road Asset Management, LLC	The Carlyle Group
12/02/2010	Landmark Partners, Inc.	Religare Global Asset Management Inc.
11/22/2010	DundeeWealth Inc.	The Bank of Nova Scotia
02/24/2010	Crystal River Capital Inc.	Brookfield Asset Management Inc.

        BMO Capital Markets selected the precedent transactions based upon its experience and knowledge of companies in the asset management space. Although none of the precedent transactions are directly comparable to the transactions, nor are any of the target companies directly comparable to the Company, BMO Capital Markets selected transactions involving target companies with similar characteristics to the characteristics identified above in the comparable company analysis.

        The following table sets forth the 3rd quartile, mean, median, and 1st quartile enterprise values as a multiple of EBITDA for the selected acquisitions identified above:

Enterprise Value as a Multiple of LTM EBITDA
3rd Quartile	12.7x
Mean	12.4x
Median	10.6x
1st Quartile	10.0x

        The following table sets forth, for the period indicated, the range of estimated calendar year 2015 EBITDA multiples utilized by BMO Capital Markets in performing its analysis, which were derived from the 1st and 3rd quartile values of the selected acquisitions identified above, and the range of equity values per share for the Company implied by this analysis:

Enterprise Value to:	Relevant Range of EBITDA Multiples		Implied Range of Ashford Equity Values per Share
			(US$)
CY2015E Company EBITDA(1)	10.0x	12.7x	$92.95	$115.46

(1)
As provided in the Projection Model. See "—Projected Financial Information."

        Discounted Cash Flow Analysis.    BMO Capital Markets utilized the financial projections and estimates regarding the Company in the Projection Model as prepared by the Company management, to perform a discounted cash flow analysis of the Company. The projections and estimates supplied to and utilized by BMO Capital Markets are summarized below under "—Projected Financial Information." In conducting this analysis, BMO Capital Markets assumed that the Company would perform in accordance with these projections and estimates. BMO Capital Markets performed an analysis of the present value of the unlevered free cash flows that the Company's management projected it would generate for the fiscal years 2016 through fiscal year 2019. BMO Capital Markets utilized illustrative terminal values in the year 2019 based on a perpetuity growth rate range of 8.9% to 9.9% (which was selected based upon historical indexed annualized U.S. hotel REIT sector total capitalization growth of 9.3%) on projected fiscal year 2019 unlevered free cash flow. BMO Capital Markets discounted the cash flows projected for the specified period using discount rates ranging from 15.6% to 18.4%, reflecting estimates of the Company's weighted average cost of capital. Using a discount rate of 15.6% to 18.4% and a perpetuity growth rate of 8.9% to 9.9%, this analysis resulted in implied values per share for the Company ranging from $80.09 to $127.34.

  Relative Contribution Analysis.

        In addition, BMO Capital Markets analyzed the relative standalone contribution of the Company and Remington to various pro forma income statement items. To perform this analysis, BMO Capital Markets used estimated 2015 and 2016 revenue, EBITDA, and net income (before preferred dividend) for the Company and Remington as provided in the Projection Model. The results of BMO Capital Markets' analysis are set forth in the following table, which also compares the results of BMO Capital

Markets' analysis with the implied pro forma fully diluted ownership percentages of the Company and Remington respective stockholders in Newco:

	The Company as a % of Total(2)	Remington as a % of Total(3)
Newco Pro Forma Fully Diluted Ownership(1)	43.8%	56.2%
Revenue
2015E	52.6%	47.4%
2016E	51.6%	48.4%
EBITDA
2015E	41.7%	58.3%
2016E	44.1%	55.9%
Net Income (before Preferred Dividend)
2015E	37.8%	62.2%
2016E	36.1%	63.9%

(1)
Reflects 2.206 million Company diluted shares outstanding as of 30-Jun-15, 0.917 million Newco common shares issued as consideration at closing, and 1.917 million Newco common shares issued upon conversion of $230 million of Newco preferred stock.

(2)
Company Revenue, EBITDA, and Net Income (before Preferred Dividend) shown excluding contribution from Ashford Investment Management and Ashford Hospitality Select, Inc. not attributable to the Company.

(3)
Remington Revenue, EBITDA, and Net Income (before Preferred Dividend) shown at 80% share of standalone total.

Conclusion

        Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of BMO Capital Markets' Opinion, BMO Capital Markets was of the opinion that, as of the date of the Opinion, and subject to and based on the assumptions made, matters considered, and limitations and qualifications upon the review undertaken by BMO Capital Markets, the aggregate consideration to be paid by the Company in the transactions was fair, from a financial point of view, to the Company.

Miscellaneous

        Pursuant to the terms of the engagement letter between BMO Capital Markets and the Special Committee of the Board of Directors of Ashford Inc., the Company agreed to pay to BMO Capital Markets, upon the closing of the Transaction, a fee equal to $2.25 million in consideration of financial advisory services rendered in connection with the transactions, $1.0 million of which was payable upon BMO Capital Markets' delivery of its Opinion. In addition, the Company agreed to reimburse BMO Capital Markets up to a limit of $100,000 for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify BMO Capital Markets and related persons against various liabilities, including certain liabilities under the federal securities laws.

        BMO Capital Markets, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BMO Capital Markets or its affiliates may provide investment and corporate banking services to the Company and Remington and their respective affiliates in the future, for which BMO Capital Markets or its affiliates may receive customary fees. BMO Capital Markets provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company or its affiliates for its own account and for the accounts of customers.

        In the two years prior to the date of the Opinion, BMO Capital Markets has not provided or received compensation from the Company, Remington or its affiliates (other than as a financial advisor to the Special Committee) in connection with the provision of any financial advisory or financing services.

Projected Financial Information

        We are including in this proxy statement unaudited projected financial information, which includes unaudited projected financial information that was made available to the Special Committee and BMO Capital Markets, the Special Committee's financial advisor, in connection with the Special Committee's evaluation of the transactions. The unaudited projected financial information of Remington was provided by Remington management based on assumptions that the Company management believed were reasonable and that reflected the Company management's best available estimate of acquisitions by Ashford Trust and Ashford Prime at such time. The unaudited financial information of the Company was prepared by the Company's management. The inclusion of this unaudited projected financial information should not be regarded as an indication that any of the Company, the Special Committee, Remington, the Remington Sellers, their respective financial advisors, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and this unaudited projected financial information should not be relied upon as such.

        The unaudited projected financial information is not being included in this proxy statement to influence your decision whether to vote for or against the Contribution or the Share Issuance, but is being included because this unaudited projected financial information was provided to the Special Committee in connection with its evaluation of the transactions and BMO Capital Markets in connection with its fairness opinion.

        In addition, the unaudited projected financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the projected results may not be realized and the actual results may be significantly higher or lower than estimated. Since the unaudited projected financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The unaudited projected financial information also was based on numerous variables and assumptions. Such assumptions are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause these financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company's and Remington's businesses (including their ability to achieve strategic goals, objectives, and targets over the applicable periods), industry performance and competition, general business and economic conditions, and other factors described under the captions "Risk Factors—Risk Factors Relating to the Transactions" and "Forward-Looking Statements". You are encouraged to review the risks and uncertainties described under these captions in this proxy statement and the risks described in the periodic reports filed by the Company with the SEC, which reports can be found as described under the caption "Where You Can Find Additional Information." The unaudited projected financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projected financial information. In addition, the unaudited projected financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the Company's historical GAAP financial statements. The Company's independent registered public accounting firm has not compiled, examined, or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability.

        The table below presents a projected income statement summary, Total EBITDA and Unlevered Free Cash Flow of Remington on a stand-alone basis for the fiscal years ending December 31, 2015 through December 31, 2019:

	FY Ending December 31,					CAGR
(US$ millions)	2015E	2016E	2017E	2018E	2019E	'15 - '19
INCOME STATEMENT SUMMARY
Total Revenue	$56.0	$72.8	$90.1	$105.7	$124.5	22.1%
Total EBITDA	$32.1	$41.9	$51.8	$60.7	$71.6	22.2%
EBITDA Margin	57.4%	57.5%	57.5%	57.5%	57.5%
Unlevered Free Cash Flow	$20.4	$26.6	$33.0	$38.9	$45.9	n.m.

        The table below presents a projected income statement summary, Total EBITDA and Unlevered Free Cash Flow of the Company on a stand-alone basis for the fiscal years ending December 31, 2015 through December 31, 2019:

	FY Ending December 31,						CAGR
(US$ millions)	2015E		2016E	2017E	2018E	2019E	'15 - '19
INCOME STATEMENT SUMMARY(1)
Total Revenue	$49.8		$62.0	$76.3	$94.3	$113.6	22.9%
Total EBITDA	$18.4		$26.5	$35.8	$47.8	$60.3	34.5%
EBITDA Margin	37.0%		42.7%	46.9%	50.6%	53.0%
Unlevered Free Cash Flow	$(12.6	)(2)	$(3.3)	$1.8	$11.3	$21.2	n.m.

(1)
The Company's Income Statement excludes Ashford Investment Management, Inc. and Ashford Hospitality Select, Inc. contributions not attributable to the Company.

(2)
The Company's 2015E unlevered free cash flow excludes net non-recurring cash flows of $2.3 million related to a one-time capital investment and working capital distribution.

        The assumptions management made in preparing the above unaudited projected financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited projected financial information involve judgments with respect to, among other things, future economic, competitive, regulatory, and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive, and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors—Risk Factors Relating to the Transactions" and "Forward-Looking Statements" and the risks described in the periodic reports filed by the Company with the SEC, which reports can be found as described under the caption "Other Matters—Where You Can Find Additional Information,", all of which are difficult to predict and many of which are beyond the control of the Company. The underlying assumptions and projected results may not be realized, and actual results differ whether or not transaction is completed.

        Additionally, although presented with numerical specificity, the above unaudited projected financial information with respect to the Company and Remington reflects numerous assumptions and estimates as to future events made by the Company's management that the Company's management believes were reasonably prepared.

        You are cautioned not to place undue reliance on the unaudited projected financial information set forth above. No representation is made by the Company or any other person to any of the Company's stockholders regarding the ultimate performance of the Company or Remington compared to the information included in the above unaudited projected financial information. The inclusion of unaudited projected financial information in this proxy statement should not be regarded as an indication that this information will be necessarily predictive of actual future events, and this information should not be relied on as such.

        The unaudited projected financial information does not take into account any circumstances or events occurring after the date they were prepared, and, except as may be required in order to comply with applicable securities laws, none of the Company, the Special Committee, or any of their respective representatives intend to update, or otherwise revise, the unaudited projected financial information, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the unaudited projected financial information does not reflect the impact of the transactions, nor does it take into account the effect of any failure of the transactions to occur.

Interests of the Company's Directors and Executive Officers in the Transactions;
Potential Conflicts of Interest

        In considering the recommendations of the Company Board, you should be aware that certain of the Company's executive officers and directors have interests in the transactions that are different from, or are in addition to, the interests of the Company's stockholders generally, including those described below. These interests may create potential conflicts of interest. The members of the Special Committee and the Company Board were aware of these interest, and considered them, when they approved the Transaction Documents and recommended that stockholders vote to approve the transactions. For additional information on relationships among the parties, see the section entitled "Information about Ashford Inc.—Certain Relationships and Related Person Transactions."

Ownership Interests of Monty Bennett in the Company and Remington

        As of March 3, 2016, Monty Bennett, our chief executive officer and chairman of the Company Board, owned, in the aggregate, 221,172 shares of our common stock (excluding (i) 95,000 shares of common stock issuable upon the exercise of options; (ii) 1,054.82 units of Ashford Hospitality Advisors LLC, our operating subsidiary, which units are redeemable for cash or, at the option of the Company, convertible into shares of our common stock on and after November 12, 2015; and (iii) 195,579 shares of common stock reserved for issuance pursuant to the Company's deferred compensation plan), which represented approximately 11.0% of the equity interest in the Company. Monty Bennett is also a 50% beneficial owner and the chief executive officer of Remington.

Monty Bennett's Interests in the Transactions

        Monty Bennett has interests in the transactions that may be different from, or in addition to, the interests of our stockholders generally and that may create potential conflicts of interest, including:

  •
  the payment of consideration in connection with the transactions directly or indirectly to Monty Bennett, and his entry into arrangements relating to the payment of that consideration;

  •
  the Bennetts' board nomination rights to the Company Board, subject to retaining 20% ownership of the common stock of Newco, and the covenant for the board of directors of Newco to mirror the composition of the Company Board;

  •
  the Bennetts' board nomination rights to the board of directors of Newco Sub, subject to retaining 20% of the limited partnership interests in Remington;

  •
  the option of Newco to purchase all or any portion of the Newco Preferred Stock after the fifth anniversary of the closing of the transactions;

  •
  the option of Newco Sub to purchase the Retained Interests after the tenth anniversary of the closing of the transactions;

  •
  the option of the Bennetts to sell to the Company all of their Retained Interests, Newco common stock, and Newco Preferred Stock following the consummation of a change of control of the Company or Newco with a party not affiliated with the Bennetts;

  •
  the priority of the Newco Preferred Stock to Newco common stock;

  •
  the participation of the Newco Preferred Stock in any dividends on Newco common stock; and

  •
  the entry or anticipated entry into a restrictive covenant agreement with Monty Bennett, that will become effective following the transactions.

        In addition, following the transactions, without the approval of the Remington Sellers, the Company, Newco, and Newco Sub may not conduct the Company's business operations outside of Newco or Newco Sub, operate any business other than the property and project management business of Remington, transfer the membership interests of GP Holdings to any entity that is not wholly owned by Newco Sub, dissolve Newco Sub, or permit Newco Sub to incur indebtedness; and without approval of the Remington Sellers, Remington may not alter its property management operations, commence bankruptcy, borrow money, alter its accounting policies, or issue any additional general partnership or limited partnership interests.

        Furthermore, following the transactions, the Bennetts will continue to own 20% of the limited partnership interests in Remington and Monty Bennett will remain an executive officer of Remington.

Our Executive Officers' Duties to Monty Bennett

        All of our executive officers report to Monty Bennett and may be considered to be affiliated with the Bennetts. As a result, those officers may have different interests than the Company as a whole. These potential conflicts would not exist in the case of a transaction negotiated with unaffiliated third parties. Moreover, if the Remington Sellers breach any of the representations, warranties or covenants made by them in the Acquisition Agreement or the other Transaction Documents, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with the Bennetts.

Compensation of the Special Committee

        The Special Committee consists of three independent and disinterested members of the Company Board: Brian Wheeler, Dinesh P. Chandiramani and Gerald J. Reihsen, III. The Company Board, acting pursuant to a written consent dated March 3, 2015, determined to compensate the members of the Special Committee for their service in the form of an annual retainer of $50,000.

        In recommending and approving the above compensation structure, the Special Committee and the Board considered, among other things, the Company's existing committee compensation structure, as well as precedent compensation structures for special committees formed for purposes comparable to those for which the Special Committee was formed. The Company Board considered, among other things, the nature and scope of the proposed transactions, the complexities added to the transactions by the involvement of the Bennetts, the time commitment expected to be required of the Special Committee members and the publicly reported compensation of the special committees of the boards of other companies.

Intent to Vote

        To the Company's knowledge, each of the Company's executive officers and directors intends to vote all shares of the Company's common stock he or she beneficially owns in favor of the

Contribution proposal and the Share Issuance Proposal. The Company's directors and executive officers (including Monty Bennett) have the power to vote 326,996 shares of the Company's common stock as of March 3, 2016, representing 16.3% of the Company's outstanding common stock. The Remington Sellers have also informed the Company that they intend to vote in favor of the proposals, and together with the shares held by the Company's officers and directors (including Monty Bennett), this represents the power to vote 416,515 shares, representing 20.7% of the outstanding common stock.

        Ashford Trust and Ashford Prime own 29.8% and 9.7% of our common stock, respectively, and have informed us that each of their respective boards of directors have delegated the decision as to how to vote on the transactions to special committees composed of independent directors, pursuant to previously-adopted policies that delegate exclusive power to vote the Company shares solely to the independent directors of such boards. These committees have each engaged independent financial advisors and legal counsel to assist them, and as of the date hereof, neither has informed the Company as to how Ashford Trust or Ashford Prime intend to vote.

        The Company's unaffiliated stockholders (excluding the Company's directors and executive officers, Archie Bennett, Jr., Ashford Trust and Ashford Prime) collectively have the power to vote 805,370 shares of the Company's common stock as of March 3, 2016, representing 40.1% of the Company's outstanding common stock.

Estimated Fees and Expenses of the Transactions

        Regardless of whether the closing of the transactions occurs, Newco is obligated to pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants and one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act and one-half of any transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest thereon) incurred in connection with the transfer of the Transferred Securities.

        In the event the closing of the transactions occurs, Newco will also pay up to an aggregate of $2,750,000 for (a) transaction expenses incurred by Remington and the Remington Holders, and (b) bonus and other payments made to employees and agents of Remington and its subsidiaries in connection with the closing.

        The estimated fees and expenses incurred or expected to be incurred in connection with the transactions are as follows:

Description	Amount
Company financial advisory fees and expenses	$2,800,000
Company legal fees and expenses	$2,900,000
Company accountants and expenses	$460,000
Remington financial advisory fees and expenses	$1,712,600
Remington legal fees and expenses	$967,400
Remington accountants and expenses	$7,500
Special Committee fees	$150,000
Special Committee consultant expenses	$118,785
Proxy solicitation expenses	$20,000
Proxy printing and mailing costs	$80,000
HSR filing fees	$125,000
IRS fees	$36,400

Total	$9,377,685

 No Appraisal Rights

        Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the transactions.

Anticipated Accounting Treatment of the Transactions

        The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP. If the transactions are consummated, the contribution of substantially all of our assets and business operations to Newco (including the contribution of Ashford LLC to Newco) in exchange for voting common stock of Newco is expected to be accounted for as a common control transaction, and the Company's acquisition of an 80% limited partnership interest in Remington from the Remington Sellers and 100% of the general partnership interests in Remington from Remington Holdings GP through Newco and direct and indirect subsidiaries of Newco in exchange for securities of Newco and a promissory note issued by Newco Sub is expected to be accounted for as a business combination, in conformity with GAAP. Newco will be treated as the acquirer in the business combination for accounting purposes.

Regulatory Approvals

        Hart-Scott-Rodino Antitrust Improvements Act of 1976.    As a condition to the consummation of the transactions contemplated by the Acquisition Agreement, the HSR Act requires parties to observe the HSR Act's notification and waiting period. The HSR Act provides for an initial 30-day waiting period, subject to possible extensions, following the necessary filings by the parties to the transactions. The Company filed a notification and report form for the transactions with the Federal Trade Commission and the Antitrust Division and received notification of early termination of the waiting period as of December 8, 2015.

        Internal Revenue Service.    As a condition to the consummation of the transactions contemplated by the Acquisition Agreement, the IRS must issue a Private Letter Ruling that Remington will not fail to qualify as an "eligible independent contractor" within the meaning of Section 856(d)(9)(A) of the Code, with respect to specified clients as a result of certain circumstances specified in the Acquisition Agreement. On July 31, 2015, a request for the Private Letter Ruling was filed with the IRS.

Stockholder Litigation Related to the Transactions

        On December 11, 2015, a purported stockholder class action and derivative complaint challenging the transactions was filed in the Court of Chancery of the State of Delaware and styled Campbell v. Bennett et al., Case No. 11796. The complaint names as defendants each of the members of the Company's board of directors, Archie Bennett, Jr., Mark A. Sharkey, MJB Investments GP, LLC and Remington Holdings GP, as well as the Company as a nominal defendant. The complaint alleges that the members of the Company Board breached their fiduciary duties to the Company stockholders in connection with the transactions and that Monty Bennett, Archie Bennett, Jr., Mark A. Sharkey, MJB Investments GP, LLC and Remington Holdings GP aided and abetted the purported breaches of fiduciary duty. In support of these claims, the complaint alleges, among other things, that the Company Board engaged in an unfair process with Remington and the Bennetts and as a result the Company overpaid for the 80% limited partnership and 100% general partnership interests in Remington. The complaint also alleges that this proxy statement contains certain materially false and/or misleading statements. The action seeks injunctive relief, including enjoining the special meeting of stockholders and any vote on the Contribution or the Stock Issuances or rescinding the transactions if they are consummated, or in the alternative an award of damages, as well as unspecified attorneys' and other fees and costs, in addition to any other relief the court may deem proper.

        The outcome of this matter cannot be predicted with any certainty. A preliminary injunction could delay or jeopardize the consummation of the transactions, and an adverse judgment granting permanent injunctive relief could indefinitely prohibit consummation of the transactions. The defendants have not yet responded to the complaint but intend to defend the claims raised in this lawsuit.

THE TRANSACTION DOCUMENTS

Acquisition Agreement

        The following is a summary of the material terms of the Acquisition Agreement. This summary does not purport to describe all the terms of the Acquisition Agreement and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached as Annex C. We encourage you to read the Acquisition Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is one of the legal document that governs the transactions.

General

        Under the terms of the Acquisition Agreement, the Company, through Newco, will acquire, directly and indirectly, the Transferred Securities. As part of the transactions, Newco will contribute all of its interests in the 80% LP Interest to Newco Sub in exchange for shares of common stock of Newco Sub, resulting in Newco Sub holding the 80% LP Interest and the Bennetts retaining a 20% limited partnership interest. Newco Sub will remain wholly owned by Newco.

Consideration

        In consideration for the Transferred Securities, the respective holders thereof will receive aggregate consideration of $331,650,000 (based on the values agreed by the parties to the Acquisition Agreement as set forth below) as follows: (i) 916,500 shares of nonvoting common stock of Newco with a value agreed by the parties to the Acquisition Agreement of $100 per share, (ii) 9,200,000 shares of Newco Preferred Stock with a value agreed by the parties to the Acquisition Agreement of $25 per share, and (iii) solely in exchange for the general partnership interests in Remington, a $10,000,000 non-negotiable, interest-free promissory note issued by Newco Sub, which will be payable in 16 consecutive and equal quarterly installments.

Closing

        Subject to the terms and condition of the Acquisition Agreement, the closing of the transactions will take place at the offices of Norton Rose Fulbright US LLP in Dallas, Texas, at 10:00 a.m. local time on a date no later than two weeks after the satisfaction or waiver of the conditions set forth in the Acquisition Agreement (other than conditions which, by their nature, are to be satisfied on such date), or at such other time or on such other date or at such other place as the parties to the Acquisition Agreement may mutually agree upon in writing.

Representations and Warranties

        In the Acquisition Agreement, each of the Remington Holders has made customary representations and warranties to the Company relating to, among other things:

  (i)
  organization and authority to enter into the Transaction Documents and to consummate the transactions;

  (ii)
  organization, authority, and qualification of Remington and its subsidiaries;

  (iii)
  capitalization of Remington and its subsidiaries;

  (iv)
  subsidiaries of Remington;

  (v)
  absence of conflicts, violations or breaches under organizational documents and any applicable law;

  (vi)
  consolidated financial statements of Remington and its subsidiaries;

  (vii)
  absence of certain undisclosed liabilities;

  (viii)
  absence of certain undisclosed changes in the business of Remington;

  (ix)
  certain management contracts of Remington and its subsidiaries;

  (x)
  material contracts;

  (xi)
  owned and leased real property of Remington and its subsidiaries;

  (xii)
  condition and sufficiency of assets;

  (xiii)
  intellectual property;

  (xiv)
  accounts receivable;

  (xv)
  insurance matters;

  (xvi)
  legal proceedings;

  (xvii)
  compliance with applicable laws;

  (xviii)
  environmental matters;

  (xix)
  employment and employee benefit matters;

  (xx)
  tax matters;

  (xxi)
  finders' fees;

  (xxii)
  related-party transactions; and

  (xxiii)
  accredited investor status.

        Additionally, the Company made representations and warranties to the Remington Holders relating to the following matters:

  (i)
  organization and authority to enter into the Transaction Documents and to consummate the transactions;

  (ii)
  organization, authority, and qualification of the Company;

  (iii)
  subsidiaries of the Company;

  (iv)
  capitalization of the Company;

  (v)
  the Company's SEC filings and the accuracy of the information supplied to the SEC in connection with this proxy statement;

  (vi)
  conduct of the Company's business in the ordinary course of business;

  (vii)
  absence of conflicts, violations or breaches under organizational documents and any applicable law;

  (viii)
  tax matters;

  (ix)
  legal proceedings;

  (x)
  compliance with applicable laws;

  (xi)
  finders' fees; and

  (xii)
  fairness opinion.

        Also, Newco made representations and warranties to the Company and the Remington Holders relating to the following matters:

  (i)
  organization and authority of Newco, Newco Sub, and GP Holdings;

  (ii)
  capitalization of Newco and its subsidiaries; and

  (iii)
  tax treatment of GP Holdings and GP Holdings I.

        Generally, the representations and warranties survive for 18 months after the consummation of the transactions; however, specified fundamental representations of the parties to the Acquisition Agreement (addressing organization and authority of the parties, capitalization, brokers and financial advisors, and certain related-party transactions) survive indefinitely, the Remington Holders' representations and warranties with respect to environmental and employee benefit matters survive for the respective statute of limitations plus three months, and the parties' representations and warranties with respect to tax related matters survive for the statute of limitations plus six months.

Covenants

General

        Prior to the closing of the transactions, Remington and its subsidiaries will continue to operate in the ordinary course of business consistent with past practice and will use reasonable best efforts to maintain and preserve their organization, businesses, goodwill, and business relationships. As such, Remington and its subsidiaries will, among other things, preserve and maintain all of their permits; continue all of their insurance policies, perform all of their obligations under all contracts relating to or affecting their revenues, properties, assets, business, or prospects; and comply in all material respects with all applicable laws, unless, in each case, the Company agrees otherwise.

        Furthermore, prior to the closing of the transactions, the Company and Remington and their respective subsidiaries will use reasonable best efforts to promptly take all actions, and to do and to assist and cooperate with each other in doing all things reasonably necessary or advisable to consummate the transactions, including obtaining from any governmental authorities and any third parties any actions, clearances, waivers, consents, approvals, permits, or orders required in connection with the performance of the Acquisition Agreement and the consummation of the transactions and making all necessary or advisable registrations, filings, notifications, or submissions with respect to the Acquisition Agreement and the transactions required under any applicable law.

"No-Shop" Restrictions and "Fiduciary Out"

        Prior to the closing of the transactions, none of Remington and its subsidiaries or the Remington Holders will, and they will not authorize or permit any of their affiliates or any their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, or continue inquiries regarding a "Remington Holder Acquisition Proposal" (as defined below); (ii) enter into discussions or negotiations with, or provide any information to, any person or entity concerning a possible Remington Holder Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding a Remington Holder Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make a Remington Holder Acquisition Proposal. In the event that Remington and its subsidiaries or the Remington Holders receive any inquiry or request for information regarding a Remington Holder Acquisition Proposal, they will promptly (and in any event within two business days after the receipt of such inquiry or request) inform the Company and provide the Company with reasonably detailed information regarding the Remington Holder Acquisition Proposal.

        A "Remington Holder Acquisition Proposal" is any inquiry, proposal, or offer from any person or entity (other than the Company or any of tis controlled affiliates) concerning (a) a merger,

consolidation, liquidation, recapitalization, share exchange, or other business combination involving Remington or its subsidiaries representing 10% or more of the assets of Remington and its subsidiaries; (b) a sale, lease, exchange, mortgage, transfer, or other disposition, whether in a single transaction or series of related transactions, of 10% or more of the assets of Remington and its subsidiaries; (c) a purchase or sale of shares of capital stock or other securities, whether in a single transaction or series of related transactions, representing any of the voting power of the capital stock of Remington and its subsidiaries or the general partner of Remington; or (d) any other transaction having a similar effect to those described in the above clauses.

        Similarly, the Company will not, and the Company will not permit Newco, Newco Sub, or any of our other affiliates or representatives, including the Special Committee, to, directly or indirectly, (i) encourage, solicit, initiate, facilitate, or continue inquiries regarding a "Company Acquisition Proposal" (as defined below); (ii) enter into discussions or negotiations with, or provide any information to, any person or entity concerning a possible Company Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding a Company Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make a Company Acquisition Proposal. Prior to the Company's stockholders voting on the transactions, however, if we receive an unsolicited bona fide written Company Acquisition Proposal, (A) the Company Board and the Special Committee may participate in discussions regarding such Company Acquisition Proposal to clarify the terms of such Company Acquisition Proposal and (B) if the Company Board determines (1) that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a "Company Superior Proposal" (as defined below) and (2) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such Company Acquisition Proposal would be inconsistent with their fiduciary duties, then we may, in response to such Company Acquisition Proposal, (x) provide non-public information of the Company to the person or entity that has made such Company Acquisition Proposal and (y) participate in discussions and negotiations regarding such Company Acquisition Proposal. In the event that we receive any inquiry or request for information that could reasonably be expected to result in a Company Acquisition Proposal, we will promptly (and in any event, within 48 hours after the receipt of such inquiry or request) notify the Remington Holders and provide them with reasonably detailed information regarding the Company Acquisition Proposal.

        A "Company Acquisition Proposal" is any proposal or offer relating to (a) a merger, consolidation, share exchange, or business combination involving the Company or any of our subsidiaries representing 10% or more of the assets of the Company and our subsidiaries; (b) a sale, lease, exchange, mortgage, transfer, or other disposition, whether in a single transaction or series of related transactions, of 10% or more of the assets of the Company and our subsidiaries; (c) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 10% or more of the voting power of the capital stock of the Company, including by way of a tender offer or exchange offer; or (d) any other transaction having a similar effect to those described above in this paragraph.

        A "Company Superior Proposal" is an unsolicited bona fide Company Acquisition Proposal (except that references to "10%" in the definition of such term will be deemed to be references to "50%") made in writing that the Special Committee determines, after receipt of advice from the Special Committee's financial advisor and legal counsel, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial, and regulatory aspects of the proposal and the person or entity making the proposal, and (b) if consummated, would result in a transaction more favorable to the stockholders of the Company (excluding the Remington Holders and their affiliates, and including Ashford Trust and Ashford Prime) from a financial point of view than the transactions.

        In addition to the notices described above, prior to the closing of the transactions, Remington or the Remington Holders will notify the Company of the following: (a) any fact, circumstance, event, or action which (i) has had, or could reasonably be expected to have, a "Target Material Adverse Effect" (as defined below); (ii) has resulted in, or could reasonably be expected to result in, any representation or warranty made by any Remington or the Remington Holders under the Acquisition Agreement not being true and correct; or (iii) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions to closing of the transactions to be satisfied; (b) any communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions; (c) any communication from any governmental authority in connection with the transactions; and (d) any legal actions commenced or threatened would have been required to be disclosed under the Acquisition Agreement or relate to the to the consummation of the transactions.

        A "Target Material Adverse Effect" is any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of any of Remington and its subsidiaries, taken as a whole; or (b) the ability of the Remington Holders to consummate the transactions on a timely basis; provided, however, that Target Material Adverse Effect does not include any event, occurrence, fact, condition, or change arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industries in which Remington operates; (iii) any changes in financial or securities markets in general; (iv) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by the Acquisition Agreement, except for required consents or governmental approvals; (vi) any changes in applicable laws or accounting rules; (vii) any action taken or omission by any person or entity controlled by the Company; (viii) the public announcement, pendency, or completion of the transactions; or (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes, or other natural disasters; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv), (vi), and (ix) immediately above will be taken into account in determining whether a Target Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Target compared to other participants in the industries in which the Target conducts its businesses.

        The Company has agreed to take all action necessary in accordance with the DGCL and the rules of the NYSE MKT and our organizational documents to establish a record date for, give notice of, and convene and hold a meeting of our stockholders for the purpose of voting upon the approval of the transactions. Subject to our ability to change our recommendation in certain situations, we have agreed to recommend that you vote in favor of the transactions. The Company Board or the Special Committee may, at any time prior to our stockholders considering the transactions at the special meeting, after consultation with outside legal counsel, determine in good faith that it cannot recommend that you vote in favor of the transactions, if such recommendation would be inconsistent with its fiduciary duties, in response to a Company Superior Proposal, so long as (i) the Company has provided the Remington Holders prior notice that we intend to change our recommendation to our stockholders to vote in favor of the transactions and are prepared to enter into a contract with respect to a Company Superior Proposal, including reasonably detailed information regarding the terms of such Company Superior Proposal; and (ii) the Company provides the Remington Holders the opportunity, and negotiates in good faith, to adjust the terms and conditions of the Acquisition Agreement and related documents so that there is no longer a basis for such proposal to constitute a Company Superior Proposal. In addition, the Company Board or the Special Committee may, at any time prior to our stockholders considering the transactions at the special meeting, after consultation with outside legal counsel, determine in good faith that it cannot recommend that you vote in favor of the transactions, if such recommendation would be inconsistent with its fiduciary duties, in response to a "Company Intervening Event," so long as (i) the Company has provided the Remington Holders prior notice that we intend to change our recommendation to our stockholders to vote in favor of the transactions, and (ii) the Company provides the Remington Holders the opportunity, and negotiates in good faith, to adjust the terms and conditions of the Acquisition Agreement and related documents so that there is no longer a basis for such withdrawal, modification, or amendment.

        A "Company Intervening Event" is an event, change, development, effect, occurrence. or state of facts, in each case (a) that is material to the transactions, (b) that arises or occurs after the date of the Acquisition Agreement and that becomes known to the Special Committee before the vote of the stockholders considering the transactions at the special meeting, and (c) that, prior to the date of the Acquisition Agreement, was not known to or reasonably foreseeable by the Special Committee; provided, that in no event will the receipt, existence of, or terms of a Company Acquisition Proposal or any inquiry relating to a Company Acquisition Proposal or any consequence thereof constitute a Company Intervening Event.

Closing Conditions

        The obligations of each of the parties to the Acquisition Agreement to consummate the transactions is subject to the fulfillment of certain closing conditions, including:

  (i)
  the approval of the transactions by required stockholder vote in accordance with applicable law, the rules of the NYSE MKT and the Company's organizational documents;

  (ii)
  the expiration or earlier termination of the waiting period applicable to the transactions under the HSR Act;

  (iii)
  the absence of any legal restraint with respect to the transactions;

  (iv)
  the issuance of the Private Letter Ruling;

  (v)
  the completion by Ashford Trust of the disposition of its common stock of the Company in a manner that complies with the Private Letter Ruling;

  (vi)
  the acquisition by the Company of 100% of the ownership of Ashford Hospitality Advisors LLC;

  (vii)
  the accuracy of the other party's representations and warranties contained in the Transaction Documents (subject to qualifiers, as applicable); and

  (viii)
  the other party's compliance in all material respects with its covenants and agreements contained in the Transaction Documents.

        The Bennett's obligation to consummate the transactions is also conditioned on:

  (i)
  there not having occurred a material adverse effect with respect to the Company;

  (ii)
  their receipt of an appraisal satisfactory to them to the effect that the value of a share of Newco Preferred Stock does not exceed $25; and

  (iii)
  the receipt by Archie Bennett, Jr. and Monty Bennett of the Tax Opinion.

        A material adverse effect with respect to the Company, or a "Company Material Adverse Effect," means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries; or (b) the ability of the Company to consummate the transactions on a timely basis; provided, however, that "Company Material Adverse Effect" will not include any event, occurrence, fact, condition, or change arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by the Acquisition Agreement, subject to certain exceptions; (vi) any changes in applicable laws or accounting rules; (vii) any action taken or omission by Ashford Trust or Ashford Prime, or by any person or entity controlled by the Remington Holders; (viii) the public announcement, pendency, or completion of the transactions or the Transaction Documents; or (ix) resulting from acts of god, such as natural disasters; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv), (vi) and (ix) immediately above will be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

        The Company's obligation to consummate the transactions is also conditioned on:

  (i)
  there not having occurred a material adverse effect with respect to Remington; and

  (ii)
  the certification of Monty Bennett, as chief executive officer of the Company, as to the accuracy of the Company's representations and warranties contained in the Transaction Documents.

        A material adverse effect with respect to Remington, or a "Target Material Adverse Effect," means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of any of Remington and its subsidiaries, taken as a whole, or (b) the ability of the Remington Holders to consummate the transactions on a timely basis; provided, however, that "Target Material Adverse Effect" will not include any event, occurrence, fact, condition, or change arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Remington operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by the Acquisition Agreement, subject to certain exceptions; (vi) any changes in applicable laws or accounting rules; (vii) any action taken or omission by any person or entity controlled by the Company; (viii) the public announcement, pendency, or completion of the transactions or the Transaction Documents; or (ix) resulting from acts of god, such as natural disasters; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) through (iv), (vi), and (ix) immediately above will be taken into account in determining whether a Target Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on Remington compared to other participants in the industries in which Remington conducts its businesses.

Liability

        Except for breaches of fundamental representations and warranties and certain related matters, neither the Company nor the Remington Holders will be liable for breaches of representations and warranties until the aggregate amount of all damages suffered by the indemnified parties exceeds $5,000,000, in which event the breaching party is liable from the first dollar. Except for breaches of fundamental representations and warranties and certain tax-related matters, the aggregate liability for damages for each of the Company and the Remington Holders is $50,160,000. The aggregate liability for damages for each of the Company and the Remington Holders is $331,650,000 for all breaches of representations and warranties by such party. Notwithstanding the foregoing, the parties have the right to seek damages and equitable relief for fraud without any limitation, and an action for breach of the representations and warranties is not the exclusive remedy for any party.

        The Remington Holders will satisfy indemnification obligations in shares of Newco common stock valued at $100 per share, and, to the extent that shares of Newco common stock are insufficient, in Newco Preferred Stock valued at its liquidation value of $25 per share.

Termination

        The Acquisition Agreement may be terminated and the transactions abandoned at any time prior to the closing of the transactions:

  (i)
  by mutual consent of the Company and the Remington Holders;

  (ii)
  by either the Company or the Remington Holders if:

  (a)
  the other party has breached a representation, warranty, or covenant in the Acquisition Agreement that results in the failure to satisfy a closing condition, and such breach is not cured within ten days of notice to the breaching party;

  (b)
  the Company's stockholders do not approve the transactions at the special meeting;

  (c)
  there is a specified adverse tax change applicable to such party;

  (d)
  based on written advice of counsel, Newco would be considered an "investment company" for tax purposes (within the meaning of Section 351 of the Code) at any time; or

  (e)
  the transactions are not consummated by June 30, 2016;

  (iii)
  by the Company for a Company Superior Proposal or a Company Intervening Event; or

  (iv)
  by the Remington Holders if the Company Board or the Special Committee changes its recommendation to the Company's stockholders to approve Proposal 1 or Proposal 2.

        If we terminate the Acquisition Agreement for a Company Superior Proposal or a Company Intervening Event, the Company will be required to pay the Remington Holders a termination fee of $6,688,000 plus the costs and expenses incurred by the Remington Holders in connection with the transactions.

        Neither the Company nor the Remington Holders, however, will have a right to terminate the Acquisition Agreement, assert a claim that any condition to closing the transactions has not been fulfilled, or claim any damage or seek any other available remedy for any breach of any representation, warranty, or covenant if the non-breaching party or certain of its affiliates or representatives had knowledge of any facts or circumstances that constitute or give rise to such breach or would proximately or directly cause any such condition not to be fulfilled or substantially caused or intentionally permitted such breach (excluding actions of Monty Bennett with respect to any such breach by the Company).

Expenses

        Regardless of whether the closing of the transactions occurs, Newco is obligated to pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants and one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act and one-half of any transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest thereon) incurred in connection with the transfer of the Transferred Securities pursuant to the Acquisition Agreement and the other Transaction Documents, and the exchange contemplated pursuant to the contribution agreement between the Company and Newco, setting forth the terms and conditions upon which the Company will contribute substantially all of its assets to Newco, and Newco will assume all of the liabilities of the

Company, (including any real property transfer tax and any other similar tax) incurred by the Company, Newco, Newco Sub, GP Holding and GP Holding I.

        In the event the closing of the transactions occurs, Newco will also pay up to an aggregate of $2,750,000 for (a) transaction expenses incurred by Remington and the Remington Holders, and (b) bonus and other payments made to employees and agents of Remington and its subsidiaries in connection with the closing.

Amendment; Waiver

        Subject to applicable law, the Acquisition Agreement may be amended or modified or any term thereof waived by action taken by the Company and the Remington Holders, provided that the prior written approval of the Special Committee is required to approve any amendment, modification, supplement, or waiver of any provisions of the Acquisition Agreement by or on behalf of the Company.

Governing Law; Waiver of Jury Trial

        The Acquisition Agreement will be governed by Delaware law. Each party to the Acquisition Agreement has irrevocably and unconditionally waived its right to trial by jury.

Specific Performance

        The Acquisition Agreement provides that the parties thereto will be entitled to seek specific performance to enforce the Acquisition Agreement against a non-performing party, in addition to any other remedy to which they are entitled at law or in equity.

Certificate of Designation of Newco Preferred Stock

        The following is a summary of the material terms of the Certificate of Designation. This summary does not purport to describe all the terms of the Certificate of Designation and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached as Annex D. We encourage you to read the Certificate of Designation carefully and in its entirety because it, and not the summary set forth in this proxy statement, is one of the legal document that governs the transactions.

        The designation, rights, preferences, powers, restrictions, and limitations of the Newco Preferred Stock will be established by Newco filing the Certificate of Designation as of the closing of the transactions.

Terms of Newco Preferred Stock

        The Certificate of Designation will provide that each share of Newco Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation of Newco, (a) prior to Newco's common stock and any class or series of Newco capital stock subsequently created, unless otherwise agreed by 66.67% of the holders of Newco Preferred Stock; (b) on parity with any class or series of Newco capital stock subsequently created and agreed by 66.67% of the holders of Newco Preferred Stock; and (c) junior to any series of Newco Preferred Stock subsequently created and agreed by 66.67% of the holders of Newco Preferred Stock.

        The Certificate of Designation also will provide that each share of Newco Preferred Stock will:

  (i)
  have a liquidation value of $25 per share;

  (ii)
  have cumulative dividends at the rate of 6.625% per annum (payable in cash quarterly in arrears);

  (iii)
  participate in any dividend or distribution on the common stock of Newco (whether such dividend or distribution is payable in cash, securities, or other property) on a pro rata basis with the Newco common stock, determined on an as-converted basis, in addition to the cumulative dividends on the Newco Preferred Stock; and

  (iv)
  be convertible at any time and from time to time, in full or partially, into non-voting common stock of Newco (but voting after an initial public offering by Newco) at a conversion ratio equal to the liquidation value of a share of Newco Preferred Stock, divided by $120.

        The Certificate of Designation also will provide for customary anti-dilution protections upon, among other things, a dividend, subdivision, or combination of common stock of Newco or a reorganization, reclassification, or merger of Newco; provided, however, that all preemptive rights of the holders of Newco Preferred Stock are set forth in the Investor Rights Agreement.

        Newco also, at all times, will reserve and keep available out of its authorized but unissued shares of capital stock such number of non-voting common stock issuable upon conversion of all outstanding Newco Preferred Stock, taking into account any applicable anti-dilution adjustments.

        In connection with any liquidation, dissolution, or winding up of Newco (in each case, whether voluntary or involuntary), Newco will provide each holder of Newco Preferred Stock written notice of such proposed action and its material terms within ten days of the Newco board of directors approving such an action, or not later than 20 days prior to any Newco stockholders' meeting to approve such an action, or within 20 days of the commencement of any involuntary proceeding, whichever is earlier. Newco will not consummate any voluntary liquidation, dissolution, or winding up before the expiration of 30 days after the mailing of such initial notice or ten days after the mailing of any subsequent written notice, whichever is later; provided that all holders of Newco Preferred Stock may consent to shorten such period.

Board Designation Rights

        In the event Newco fails to pay a dividend at the rate of 6.625% per annum for two consecutive quarterly periods, then, until such arrearage is paid in cash in full, (i) the dividend rate on the Newco Preferred Stock will increase to 10% per annum; (ii) no dividends may be declared and paid, and no other distributions or redemptions may be made, on the Newco common stock; and (iii) the Newco board of directors and the Company Board will be increased by two seats and the holders of Newco Preferred Stock will be entitled to designate two individuals to fill such newly created seats.

Restrictive Covenants

        The Certificate of Designation will provide that, so long as any shares of Newco Preferred Stock are outstanding, Newco is prohibited from taking certain actions without the consent of a 66.67% of the holders of Newco Preferred Stock, including:

  (i)
  modifying the terms, rights, preferences, privileges, or voting powers of the Newco Preferred Stock;

  (ii)
  altering or changing the rights, preferences, or privileges of any capital stock of Newco so as to affect adversely the Newco Preferred Stock;

  (iii)
  creating or issuing any security senior to the Newco Preferred Stock;

  (iv)
  creating or issuing any shares of Newco Preferred Stock, other than pursuant to the Acquisition Agreement;

  (v)
  entering into any agreement that expressly prohibits or restricts the payment of dividends on the Newco Preferred Stock or the common stock of Newco; and

  (vi)
  other than the payment of dividends on the Newco Preferred Stock or payments pursuant to a management agreement to be entered into between Newco and the Company, transferring Newco's or its subsidiaries' cash balances or other assets to the Company or any other subsidiary of the Company, other than by means of a dividend payable by Newco pro rata to the holders of Newco common stock.

        The Certificate of Designation also will provide that any right of the holders of Newco Preferred Stock may be waived as to all shares of the Newco Preferred Stock upon the consent of 66.67% of the holders of Newco Preferred Stock, unless a higher percentage is required by applicable law.

Investor Rights Agreement

        The following is a summary of the material provisions of the Investor Rights Agreement, a copy of which is attached to this proxy statement as Annex E, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Investor Rights Agreement that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read carefully the Investor Rights Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Investor Rights Agreement and not by this summary or any other information contained in this proxy statement.

        At the closing of the transactions, the parties will enter into an investor rights agreement (the "Investor Rights Agreement") that will provide for, among other items, governing rights, operating agreements, noncompetes, transfer restrictions, put and call rights and obligations of the parties with respect to the Company and its subsidiaries, including Remington.

Board Designation Rights

        The Investor Rights Agreement will provide that for so long as Archie Bennett, Jr., Monty Bennett and MJB Investments (together with each person that succeeds to the interests as an immediate family member or controlled entity transferee, "Holder Group Investors") beneficially own no less than 20% of the issued and outstanding shares of common stock of Newco (taking into account the Newco Preferred Stock on an as-converted basis), those Holder Group Investors holding in the aggregate a majority of the total number of shares of common stock of Newco (taking into account the Newco Preferred Stock on an as-converted basis) held by all Holder Group Investors (a "Majority in Interest") will be entitled to nominate one individual for election as a member of the Company Board (the "Seller Nominee") and, until a Majority in Interest of the Holder Group Investors otherwise determine, Monty Bennett will serve as the Seller Nominee. The Investor Rights Agreement requires the Company, with respect to the Seller Nominee, (i) to assure that the size of the Company Board will accommodate the Seller Nominee, (ii) at each annual meeting of stockholders of the Company, to cause the slate of nominees standing for election, and recommended by the Company Board, at each such meeting to include the Seller Nominee, (iii) to nominate and reflect in the proxy statement on Schedule 14A for each annual meeting the nomination of the Seller Nominee for election as a director of the Company at each such meeting and (iv) to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominee. In the event Newco fails to pay a dividend at the rate of 6.625% per annum on the Newco Preferred Stock for two consecutive quarterly periods (a "Preferred Stock Breach"), the Company Board will be increased by two seats and a Majority in Interest of the Holder Group Investors will be entitled to designate two individuals to fill such newly created seats.

        The Investor Rights Agreement further will provide that the board of directors of Newco will, at all times, be made up of the same individuals serving on the Company Board, including the Seller Nominee. In the event of a Preferred Stock Breach, both the Company Board and the Newco board of directors will be increased by two seats and the individuals filling such newly created seats will be the same. In addition, for so long as the Holder Group Investors hold any of the 20% limited partnership interest in Remington retained by the Bennetts (the "Retained Interest"): (i) a Majority in Interest of the Holder Group Investors will be entitled to nominate one individual for election as a member of the board of directors of Newco Sub; and (ii) the independent directors of Newco will be entitled to nominate two individuals for election as members of the board of directors of Newco Sub. Until a Majority in Interest of the Holder Group Investors otherwise determine, Monty Bennett will serve as the Holder Group Investors' nominee.

        If Monty Bennett ceases to be a director of the Company, for any reason other than the Holder Group Investors ceasing to own more than 20% of the issued and outstanding shares of common stock of Newco (taking into account the Newco Preferred Stock on an as-converted basis), a Majority in Interest of the Holder Group Investors may propose to the Company a replacement nominee for election as a director of the Company, in which event such individual will be appointed to fill the vacancy created as a result of Monty Bennett ceasing to be a director of the Company. Similarly, if Monty Bennett ceases to be a director of Newco, for any reason other than the Holder Group Investors ceasing to own more than 20% of the issued and outstanding shares of common stock of Newco (taking into account the Newco Preferred Stock on an as-converted basis), a Majority in Interest of the Holder Group Investors may propose to Newco a replacement nominee for election as a director of Newco, in which event such individual will be appointed to fill the vacancy created as a result of Monty Bennett ceasing to be a director of Newco. The right in the foregoing sentence with respect to the board of Newco will terminate, however, upon the consummation of the filing a registration statement providing for either or both of an initial public offering of the voting common stock of Newco or the registration and resale of all of the registrable securities of Newco, as discussed in greater detail below under "—Registration Rights."

        If Monty Bennett ceases to be a director of Newco Sub, for any reason other than the Holder Group Investors ceasing to own any of the Retained Interest, a Majority in Interest of the Holder Group Investors may propose to Newco Sub a replacement nominee for election as a director of Newco, in which event such individual will be appointed to fill the vacancy created as a result of Monty Bennett ceasing to be a director of Newco Sub.

Operating Provisions

        The Investor Rights Agreement will provide that (i) until the Newco Sub Promissory Note is paid in full, without the prior written consent of a Majority in Interest of the Holder Group Investors, and (ii) from the time the Newco Sub Promissory Note is paid in full, for so long as the Holder Group Investors beneficially own any of the Retained Interest (as defined below), without the prior written consent of a Majority in Interest of the Holder Group Investors, the Company, Newco and Newco Sub will not transfer the membership interests of GP Holdings or permit GP Holdings to transfer its general partnership interest in Remington to any entity that is not wholly owned, directly or indirectly, by Newco Sub, or in any way cause or permit GP Holdings (or any wholly owned transferee) to be treated as other than an entity disregarded from Newco Sub for federal income tax purposes.

        Additionally, for so long as the Holder Group Investors beneficially own no less than 20% of the issued and outstanding shares of the common stock of Newco (taking into account Newco Preferred Stock on an as-converted basis), the Company, Newco and Newco Sub are prohibited, without the prior written consent of a Majority in Interest of the Holder Group Investors, from, among other actions:

  (i)
  conducting the property and project management business conducted by Remington in entities other than Newco Sub, GP Holdings and Remington;

  (ii)
  permitting Newco Sub, GP Holdings and Remington to acquire or operate any material assets, business or operations, other than those used in or related to the conduct of the property and project management business conducted by Remington; and

  (iii)
  taking any action to cause any of the material business operations of the Company to be conducted through entities other than Newco or wholly owned subsidiaries of Newco.

        The Limited Partnership Agreement of Remington, which will be entered into at the closing of the transactions (the "Limited Partnership Agreement"), will provide for additional approval rights in favor of the LP Transferors, including, without limitation, limiting Remington's ability to incur indebtedness, issue additional interests, and amend the Limited Partnership Agreement.

        The Company and Newco will also agree in the Investor Rights Agreement that Newco will not take, and the Company will not cause or permit Newco to take, any corporate action that, if taken by the Company, would require the approval of the stockholders of the Company under the DGCL or the rules and regulations of any stock exchange on which the voting securities of the Company are then listed, unless such corporate action has been approved by the stockholders of the Company by the same vote as would be required if the Company were taking such corporate action.

        The Investor Rights Agreement also will provide that, except for issuances contemplated by the Transaction Documents entered into under the Acquisition Agreement, neither the Company, Newco nor Newco Sub will issue any equity securities, rights to acquire equity securities of the Company, Newco or Newco Sub or debt convertible into equity securities of the Company, Newco or Newco Sub ("New Securities") unless the Company, Newco or Newco Sub, as the case may be, gives each Holder Group Investor notice of its respective intention to issue New Securities and the right to acquire such Holder Group Investor's pro rata share of the New Securities.

        The Investor Rights Agreement will provide that Archie Bennett, Jr. will have the following rights and privileges for the duration of the Investor Rights Agreement:

  (i)
  the title of Chairman of Remington;

  (ii)
  the right to continue his current level of involvement with Remington, including travel to the managed hotels, visits with hotel staff, reporting to Remington's President with his observations and advice for changes or improvements;

  (iii)
  reimbursement of the actual out-of-pocket costs (including first class air travel) incurred by him in connection with the foregoing activities; and

  (iv)
  availability to the directors of the Company and Newco for the purpose of attending meetings of the Company Board and Newco Board.

Incentive Fees

        Pursuant to the terms and conditions of hotel management agreements to which Remington is a party, Remington receives annual incentive management fees based on the preceding year's hotel operations subject to such hotel management agreements. The incentive fees are calculated and paid in the first quarter of each calendar year.

        The Investor Rights Agreement will provide that for the calendar year in which the closing occurs, the net amount of the aggregate incentive fees less the aggregate amount of officer and executive employee bonuses paid by Remington will be prorated as of the date of the closing based upon the actual number of days elapsed from January 1 through the date of the closing. Under the terms of the Investor Rights Agreement and the Limited Partnership Agreement, the net prorated amounts will be paid by Remington to the Bennetts in cash with respect to the period of time prior to the date of the closing.

Registration Rights

        The Investor Rights Agreement will provide that, as soon as practicable after the second anniversary of the closing of the transactions, Newco, at its expense, will use its best efforts to prepare and file with the SEC a registration statement providing for either, or both, of an initial public offering of the voting common stock of Newco or the registration and resale of all of the registrable securities of Newco, and to cause the corresponding registration statement to become effective no later than the third anniversary of the closing of the transactions. In connection with any underwritten public offering, in the event the underwriters determine that less than all of the registrable securities of Newco can be included in such offering, then the registrable securities of Newco that are included in such offering will be apportioned pro rata among the selling holders of Newco's registrable securities based on the aggregate number of registrable securities of Newco requested to be registered by all such selling holders or in other proportions as mutually agreed by all of the selling holders, provided that at least 50% of the registrable securities of Newco will be included in such offering. In addition, Newco is subject to customary indemnification requirements whereby Newco will indemnify and hold harmless each holder of Newco's registrable securities, as well as the partners, members, officers, directors, managers, equity holders, legal counsel and accountants thereof against losses, claims, damages, or liabilities or actions that arise out of violations of federal and state securities laws by Newco. The right to cause Newco to file a registration statement is not assignable or transferable other than in connection with a transfer permitted under the terms of the Investor Rights Agreement, provided that Newco is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee with respect to which such registration rights are being assigned and such transferee by joinder becomes a party to the Investor Rights Agreement.

        In addition, Newco's certificate of incorporation provides that any shares of the non-voting common stock of Newco will automatically convert into an equivalent number of shares of voting common stock of Newco upon the consummation of an initial public offering of the voting common stock of Newco.

Transfer Restrictions

        The Investor Rights Agreement will provide that for three years after the closing of the transactions, each of Monty Bennett, Archie Bennett, Jr., MJB Investments, Mark Sharkey and their permitted transferees (collectively, the "Covered Investors") are prohibited from transferring common stock of Newco or Newco Preferred Stock, except to family members and in connection with estate planning, unless the transfer has been approved by an independent committee of the Company Board.

        Covered Investors are also prohibited from transferring the Retained Interest except to family members or to a charitable foundation, unless approved by an independent committee of the Company Board. In the event the Covered Investors desire to transfer the Retained Interest in any other respect, the Investor Rights Agreement will provide that the Company has a right of first refusal to purchase the Retained Interest on the same terms as the proposed transfer to any such third party. The Company also has the option to pay the purchase price, upon exercising its right of first refusal, over a three year period pursuant to a promissory note issued by the Company bearing interest at the then-prevailing LIBOR interest rate plus 350 basis points. In the event that the Company fails to exercise its right of first refusal to purchase the Retained Interest, the transfer to a third party will be permitted. In each case, assignment of any economic interest (separate from any voting interest) is permitted.

        Any transferee from a Covered Investor must, as a condition to such transfer, become a party to the Investor Rights Agreement by joinder and agree to be bound by all of the terms and conditions set forth therein as a Covered Investor.

Put and Call Options

Preferred Call Option

        Pursuant to the Investor Rights Agreement, after the fifth anniversary of the closing of the transactions, Newco will have the option to purchase all or any portion of the Newco Preferred Stock in $25,000,000 increments on a pro rata basis among all Covered Investors (the "Preferred Call Option") at a price per share equal to the sum of (i) not more than $25.125, plus (ii) all accrued but unpaid dividends. The purchase price is payable only in cash. The notice of exercise of the Preferred Call Option does not limit or restrict any Covered Investor's right to convert the Newco Preferred Stock into shares of Newco common stock prior to the closing of the Preferred Call Option.

Remington Call Option

        In addition, after the tenth anniversary of the closing of the transactions, Newco Sub will have an option to require the Covered Investors to sell to Newco Sub the Retained Interest (the "Remington Call Option"). In the event that the Remington Call Option is exercised, the price to be paid will be an amount equal to 110% of the Retained Interests Purchase Price (defined below), and the price will be payable at each Covered Investor's individual election in any combination of:

  (i)
  cash;

  (ii)
  the issuance of a number of shares of Company common stock determined by dividing 110% of the Retained Interests Purchase Price by the greater of (a) the volume-weighted average price of the Company common stock on the business day immediately preceding the notice of exercise of the call option or (b) $100; or

  (iii)
  the issuance of a number of shares of Newco common stock determined by dividing 110% of the Retained Interests Purchase Price by the greater of (a) the volume-weighted average price of the Company common stock on the business day immediately preceding the notice of exercise of the call option or (b) $100.

        The "Retained Interests Purchase Price" is an amount equal to the product of (a) the Multiple (defined below), multiplied by (b) Remington's adjusted earnings before interest, taxes, depreciation and amortization for the prior 12-month rolling period, multiplied by (c) the percentage ownership interest of Remington on a fully diluted basis represented by the Retained Interests. "Multiple" means a factor not less than 10.25 and not greater than 16.25 that will be determined by agreement between the Company and the Covered Investors or, if no agreement is reached, by successive appraisal and arbitration procedures.

Change of Control Put Option

        The Investor Rights Agreements also will provide each Covered Investor with the option, exercisable on one occasion, to sell to the Company all of the Retained Interests, Newco common stock (unless an initial public offering of Newco has occurred) and the Newco Preferred Stock then owned by such Covered Investor (the "Change of Control Put Option"), during a ten business day period following the consummation of a Change of Control (as defined below). In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid to such exercising Covered Investor will be:

  (i)
  With respect to the Retained Interests, 90% of the Retained Interests Purchase Price, payable at the Covered Investor's election in any combination of:

  (a)
  cash;

  (b)
  the issuance of a number of shares of Company common stock determined by dividing 90% of the Retained Interests Purchase Price by the greater of (1) the volume-weighted average price of the Company common stock on the business day immediately preceding the Change of Control or (2) $100; or

  (c)
  the issuance of a number of shares of Newco common stock determined by dividing 90% of the Retained Interests Purchase Price by the greater of (1) the volume-weighted average price of the common stock of the Company on the business day immediately preceding the date of the Change of Control or (2) $100.

  (ii)
  With respect to Newco common stock, payable at the Covered Investor's election in any combination of:

  (a)
  cash in an amount per share determined by the volume-weighted average price of the Company common stock on the business day preceding the Change of Control; or

  (b)
  the issuance of a number of shares of Company common stock equal to the number of shares of common stock of Newco to be acquired by the Company.

  (iii)
  With respect to the Newco Preferred Stock, an amount equal to (1) not more than $25.125, plus (2) all accrued and unpaid dividends, plus (3) if prior to the fifth anniversary of the closing of the transactions, an additional amount per share equal to 3% per annum for each year, inclusive of the year in which the Change of Control Put Option is exercised, until the fifth anniversary of the closing of the transactions, payable in any combination of:

  (a)
  cash;

  (b)
  a number of shares of Company common stock determined by dividing such amount by $120;

  (c)
  a number of shares of Newco common stock determined by dividing such amount by $120; or

  (d)
  shares of preferred stock of the Company on a one-for-one basis with terms that are equivalent in all material respects to the Newco Preferred Stock being exchanged.

        The $120 conversion price used with respect to the Newco Preferred Stock is subject to adjustment in the event of stock dividends on Newco common stock or any subdivision or combination of Newco common stock.

        A "Change of Control" means any of the following, in each case that was not consented to, voted for or otherwise supported by Monty Bennett: (a) any person (other than Archie Bennett, Jr., Monty Bennett, MJB Investments, their controlled affiliates, trusts or estates in which any of them has a substantial interest or as to which any of them serves as trustee or a similar capacity, any immediate family member of Archie Bennett, Jr. or Monty Bennett or any group of which they are a member) acquires beneficial ownership of securities of the Company or Newco that, together with the securities of the Company or Newco previously beneficially owned by the first such person, constitutes more than 50% of the total voting power of the Company's or Newco's outstanding securities, or (b) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company's or Newco's (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled affiliate of the Company.

        As discussed above, the formulas used to calculate the number of shares of the Company's common stock that could be issued to the Remington Sellers in the future are subject to a number of factors that may be adjusted or cannot be calculated until the time of issuance. The Company has made the following assumptions regarding certain of the factors involved in the calculations in order to estimate a maximum number of approximately 4,156,000 shares of the Company's common stock that could be issued to the Remington Sellers if all of the events occurred at some point in the future. These assumptions include (i) the "Multiple" being the maximum 16.25 (the highest in the 10.25 to 16.25 range), (ii) the volume-weighted average price of the Company common stock being less than $100 ($40.34 was such price on March 3, 2016), (iii) Remington's adjusted earnings before interest, taxes, depreciation and amortization for the prior 12-month rolling period being $28.7 million (which was the approximate amount for the prior 12-months ended September 30, 2015), (iv) no adjustment to the conversion price of $120, (v) no adjustment to the $25.125 price factor and (vi) the Change of Control Put Option being exercised prior to the first anniversary of the closing of the transactions.

Noncompetition and Non-Solicitation Agreements

        Subject to the exclusions described below, the Investor Rights Agreement will provide that for a period of the later of (i) three years following the closing of the transactions, or (ii) three years following the date Monty Bennett is not the principal executive officer of the Company (the "Restricted Period"), each of Archie Bennett, Jr., Monty Bennett, and MJB Investments will not, directly or indirectly:

  (a)
  engage in, or have an interest in a person that engages in, the business conducted by Remington on the closing of the transactions anywhere in the United States (excluding certain passive investments and existing relationships) (the "Restricted Business");

  (b)
  hire or solicit employees of Remington, except pursuant to a general solicitation; or

  (c)
  solicit or entice, any clients of Remington.

        In addition to, among other exclusions, exclusions related to service with entities related to the Company and passive investments in publicly traded securities on unaffiliated entities, each of Archie Bennett, Jr., Monty Bennett, and MJB Investments may freely pursue any opportunity to acquire ownership, directly or indirectly, in any interest in real property in the lodging industry if such person has presented such opportunity to the Company Board and the Company (based on a determination by a majority of its independent directors) declines to pursue or participate in such opportunity, provided such person and its controlled affiliates (other than the Company, Remington, and their subsidiaries) do not engage in the Restricted Business for such real property.

        The Investor Rights Agreement also will provide that, during the Restricted Period, none of Archie Bennett, Jr., Monty Bennett, or MJB Investments will, or permit any of their controlled affiliates to, hire or solicit the executive officers of Remington and its subsidiaries and any independent contractors or consultants spending a majority of their respective time on the Restricted Business (collectively, the "Service Providers"), except pursuant to a general solicitation that is not directed specifically to such Service Providers. Archie Bennett, Jr., Monty Bennett, and MJB Investments, either directly or through any of their controlled affiliates, may hire any Service Providers (i) whose employment has been terminated by Remington, Newco, Newco Sub or the Company, (ii) after 180 days, whose employment has been terminated by the Service Provider or (iii) who will work on a shared basis with Remington and its subsidiaries.

Voting Limitations at the Company and Newco

The Company

        On matters submitted to a vote of the Company's stockholders, the Covered Investors have the right to vote as they determine, except if, prior to the fourth anniversary of the closing of the transactions, the combined voting power of the Reference Shares (as defined below) of the Company exceeds 25% (plus the combined voting power of any Company common stock purchased after the closing of the transactions in an arm's length transaction from a person other than the Company or a Company subsidiary, including through open market purchases, privately negotiated transactions or any distributions by either Ashford Trust or Ashford Prime to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be "Company Cleansed Shares." The Covered Investors will vote Company shares with voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the Company's stockholders vote their shares with respect to such matters, inclusive of the Reference Shares of the Company voted by the Covered Investors.

Newco

        On matters submitted to a vote of Newco stockholders, the Covered Investors have the right to vote as they determine, except if at any time the combined voting power of the Reference Shares of Newco exceeds 25% (plus the combined voting power of any Newco common stock purchased after the closing of the transactions in an arm's length transaction from a person other than Newco or a Newco subsidiary, including through open market purchases or privately negotiated transactions) of the combined voting power of all of the outstanding voting securities of Newco entitled to vote, then Reference Shares of Newco representing voting power equal to such excess will be deemed to be "Newco Cleansed Shares." The Covered Investors will vote Newco shares with voting power equal to the voting power of the Newco Cleansed Shares in the same proportion as Newco stockholders vote their shares with respect to such matters, inclusive of the Reference Shares of Newco voted by the Covered Investors.

        These voting restrictions may be waived by two-thirds majority vote or consent of the independent directors of the Company or Newco, as applicable, that have no personal interest in the matter to be voted upon.

        "Reference Shares" means all voting securities of the Company or Newco, as applicable, that are (a) beneficially owned by any Covered Investor; (b) beneficially owned by any member of a group of which any Covered Investor is a member; or (c) subject to or referenced in any derivative or synthetic interest that (i) conveys any voting right in the common stock of the Company or Newco, as applicable, or (ii) is required to be, or is capable of being, settled through delivery of common stock of the Company or Newco, as applicable, in either case, that is held or beneficially owned by any Covered Investor or any controlled affiliate or any Covered Investor.

Termination

        The Investor Rights Agreement terminates by its terms on the earliest of (i) the written agreement of the Company and a majority in interest of the Covered Investors, (ii) the fifth anniversary of the closing of the transactions, and (iii) the date on which the Covered Investors no longer own any Retained Interests, Newco common stock or Newco Preferred Stock; provided operational covenants, the noncompetition agreement, board designation rights, voting limitations and restrictions on Newco dividends will last for the time periods provided by their terms and the call options, put options and the Private Letter Ruling compliance covenant will last indefinitely.

        A Covered Investor will automatically cease to be bound by the Investor Rights Agreement at such time as such Covered Investor no longer owns any Retained Interests, any Newco common stock or Newco Preferred Stock.

Limited Partnership Agreement

        The following is a summary of the material provisions of the Amended and Restated Limited Partnership Agreement of Remington, a copy of which is attached to this proxy statement as Annex F, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Amended and Restated Limited Partnership Agreement that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read carefully the Amended and Restated Limited Partnership Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Amended and Restated Limited Partnership Agreement and not by this summary or any other information contained in this proxy statement.

        At the closing of the transactions, the parties will enter into an Amended and Restated Limited Partnership of Remington (the "Limited Partnership Agreement") that will provide for, among other items, the governance of Remington following the closing of the transactions and additional approval rights in favor of Archie Bennett, Jr. and Monty Bennett (the "LP Transferors"), including, without limitation, limiting Remington's ability to incur indebtedness, issue additional interests, and amend the Limited Partnership Agreement.

Distributions and Working Capital Reserve

        Under the terms of the Limited Partnership Agreement, within twenty days end of each calendar month, GP Holdings, the general partner of Remington, is required to distribute to the partners pro rata in proportion to their respective percentage interests, an amount equal to the total amount of current assets of the Partnership less the total amount of current liabilities of the Partnership and less an amount of reserved net working capital equal to $4,000,000. Newco Sub will hold an 80% limited partnership interest in Remington and Archie Bennett, Jr. and Monty Bennett (directly or indirectly through MJB Investments) will each hold a 10% limited partnership interest in Remington as of the closing of the transactions.

Operation and Management

        Under the terms of the Limited Partnership Agreement, GP Holdings, as the general partner of Remington, has full control over the business and affairs of Remington, subject to certain limitations and consent rights held by the limited partners set forth in the Limited Partnership Agreement and described below. Among other general powers and duties, GP Holdings is authorized to:

  (i)
  make all decisions concerning the operation of Remington's business;

  (ii)
  acquire, hold, sell, transfer, exchange, pledge and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to any real or personal property held by Remington;

  (iii)
  open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

  (iv)
  incur debt obligations solely to the extent relating to the ordinary course acquisition of furniture, fixtures and equipment ("Permitted Indebtedness") and pledge, mortgage or encumber assets in connection with such incurrence;

  (v)
  sue and be sued, prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment with respect to claims against Remington;

  (vi)
  except as restricted by the Investor Rights Agreement, acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of shares or other equity or debt interests in other entities;

  (vii)
  lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

  (viii)
  appoint and terminate employees and officers of Remington and define their duties and fix their compensation;

  (ix)
  incur all expenditures relating to Remington and pay all expenses, debts and obligations of Remington;

  (x)
  enter into one or more joint ventures;

  (xi)
  enter into indemnification agreements;

  (xii)
  hire and pay fees and expenses of custodians, advisors, consultants, brokers, attorneys, accountants, appraisers and any and all other third-party agents and assistants;

  (xiii)
  enter into, execute, maintain and/or terminate contracts, undertakings, leases, agreements and any and all other documents and instruments in Remington's name; and

  (xiv)
  make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of Remington's business.

        The Limited Partnership Agreement will provide that, as applicable, without the prior consent of a majority in interest of Monty Bennett, Archie Bennett, Jr., their controlled affiliates and their family members or charitable foundations to whom they may transfer limited partnership interests in Remington (collectively, the "Bennett Limited Partners"), in the event a transfer that results in the Bennett Limited Partners beneficially owning in the aggregate less than 5% of the limited partnership interests of Remington (a "Disposition Transaction") has not occurred, and without the prior consent of a majority in interest of the Bennett Limited Partners and each person that is not a Bennett Limited Partner that succeeds to the limited partnership interest of a Bennett Limited Partner (the "Bennett Transferee Limited Partners"), GP Holdings cannot:

  (i)
  modify, alter or amend in any material respect the property management operations, taken as a whole, as conducted by Remington as of the date of the closing of the transactions, including the ordinary course business practices regarding allocations of costs and expenses set forth in the Limited Partnership Agreement;

  (ii)
  commence a voluntary Chapter 11 bankruptcy case, take any action to appoint, or take any action to make an assignment of all or substantially all of its assets to, a bankruptcy custodian, trustee or receiver for, or creditors of, it or all or substantially all of Remington's assets;

  (iii)
  incur indebtedness for borrowed money other than Permitted Indebtedness;

  (iv)
  modify, alter or amend Remington's significant accounting policies if such modification, alteration or amendment would result in a material adverse effect upon the interests of the limited partners, except as required to comply with GAAP, the accounting practices of applicable self-regulatory or governmental regulatory authorities, including the SEC, or the independent accountants of Remington; or

  (v)
  issue any additional general partnership or limited partnership interests except in accordance with the terms of the Limited Partnership Agreement.

        The Limited Partnership Agreement also requires that, prior to the occurrence of a Disposition Transaction, GP Holdings annually prepare a capital budget for Remington relating to the prospective operations of the Partnership, such budget to include sources of income, expenses and expenditures, including capital expenditures and similar items, and as soon as practicable but in no event later than 30 days prior to the implementation of such budget, provide the Bennett Limited Partners a draft of such budget for their review and comment. GP Holdings is required to reasonably consider any comments provided by the Bennett Limited Partners with respect to such budget.

        In addition, under the terms of the Limited Partnership Agreement, Remington will continue to provide certain back office services to Archie Bennett, Jr. and Monty Bennett, in their personal capacity, for administrative, legal, tax, accounting and financial services at no charge for a period of 10 years from the date of the closing.

Transfer Restrictions

        The Limited Partnership Agreement prohibits the sale, assignment or transfer of GP Holding's interest as the general partner of Remington without the consent, as applicable, a majority in interest of the Bennett Limited Partners in the event a Disposition Transaction has not occurred, and a majority in Interest of the Bennett Transferee Limited Partners.

        The Limited Partnership Agreement also prohibits the transfer of any limited partner's interest in Remington except to the extent permitted under the Investor Rights Agreement. See the section titled "The Transaction Documents—Investor Rights Agreement—Transfer Restrictions."

Indemnification

        The Limited Partnership Agreement requires that Remington, to the fullest extent permitted by law, indemnify and hold harmless GP Holdings, each limited partner and each of the current and former employees and officers of Remington, GP Holdings and each limited partner (the "Covered Persons") from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Covered Person and arise out of or in connection with the affairs of Remington or the performance of GP Holdings' responsibilities as general partner, unless it is determined by any court, governmental body of competent jurisdiction or arbitrator or arbitration panel in a final, non-appealable judgment or award, or admitted by such Covered Person in a settlement of any lawsuit, that such Covered Person's conduct constituted fraud, gross negligence or willful malfeasance by such Covered Person. The Limited Partnership Agreement also requires Remington to advance the expenses of a Covered Person indemnified by Remington.

Amendments

        Subject to the exceptions set forth in the Limited Partnership Agreement and described below, the provisions of the Limited Partnership Agreement may be waived, terminated, amended, restated, supplemented or otherwise modified only by the written consent of a majority in interest of the Bennett Limited Partners, in the event a Disposition Transaction has not occurred, and a majority in interest of the Bennett Transferee Limited Partners.

        The provisions of the Limited Partnership Agreement may be waived, terminated, amended, restated, supplemented or otherwise modified by GP Holdings without the consent of any limited partner in the following situations:

  (i)
  in order to cure any ambiguity, make any inconsequential revision, provide clarity or to correct or supplement any provision which may be defective, incomplete or inconsistent with any other provisions set forth in the Limited Partnership Agreement, or to correct any printing or clerical errors or omissions;

  (ii)
  to comply with any anti-money laundering or anti-terrorist rules, regulations, directions or special measures;

  (iii)
  to take such action in light of changing regulatory conditions, as is necessary in order to permit Remington to continue in existence; or

  (iv)
  to the extent permitted by or approved pursuant to the terms of the Limited Partnership Agreement or the definitive Transaction Documents.

Dissolution and Termination

        The Limited Partnership Agreement will provide that Remington will be dissolved upon the first to occur of the following events:

  (i)
  with the consent of, as applicable, a majority in interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and a majority in interest of the Bennett Transferee Limited Partners, the good faith determination by GP Holdings that such earlier dissolution and termination is necessary or advisable because there has been a materially adverse change in any applicable law;

  (ii)
  at such time as there are no remaining limited partners, unless the business of Remington is continued in accordance with Delaware law; or

  (iii)
  the entry of a decree of judicial dissolution under Delaware law.

 Letter Agreements

        As part of the transactions, on September 17, 2015, the Company entered into a letter agreement with each of Ashford Trust and Ashford Prime (the "Letter Agreements"), clarifying that for purposes of determining the "Termination Fee" under the respective Advisory Agreement entered by the Company with each of Ashford Trust and Ashford Prime and certain other parties, "Net Earnings" and "Adjusted EBITDA" shall not include the Company's Adjusted EBITDA arising under certain Hotel Master Management Agreements entered with Remington Lodging and certain other parties attributable to Management Fees, Project Management Fees and Market Service Fees (all as defined in the Hotel Master Management Agreements) earned by Remington and/or its subsidiaries and consolidated with the Company.

PROPOSAL 1: THE CONTRIBUTION

The Proposal

        The stockholders of the Company are being asked to approve the Contribution. For a detailed discussion about the Contribution, see the section of this proxy statement titled "Special Factors—Background of the Transactions." Copies of the Acquisition Agreement, the Certificate of Designation, the Investor Rights Agreement and the Limited Partnership Agreement are attached to this proxy statement as Annexes.

Company Board Recommendation and Required Vote

        As discussed in the section of this proxy statement titled "Special Factors—Background of the Transactions", the Company Board formed the Special Committee consisting of three independent and disinterested directors to evaluate and negotiate the transactions and the Transaction Documents, to consider and evaluate alternatives for the Company, and to alleviate any potential conflicts of interest. The Special Committee unanimously approved and adopted the Transaction Documents and the transactions and recommended that (i) the Company Board approve and adopt the Transaction Documents and the transactions, and (ii) our stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT, approve and adopt the Transaction Documents and the transactions.

        The Company Board subsequently unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves due to due to Monty Bennett's interest in the transactions and Mr. Hays' status as an executive officer of the Company who reports to Monty Bennett), (i) approved and adopted the favorable recommendation of the special committee in respect of the transactions and the Transaction Documents; (ii) approved the form, terms and provisions of the Transaction Documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        Approval of this Proposal 1 requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock entitled to vote at the special meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting. Abstentions and broker non-votes, if any, will have the same effect as a vote "AGAINST" this Proposal 1. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

THE COMPANY BOARD, WITH MONTY BENNETT AND J. ROBISON HAYS, III RECUSING THEMSELVES, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF COMPANY VOTE "FOR" THIS PROPOSAL 1.

 PROPOSAL 2: THE SHARE ISSUANCES

The Proposal

        The stockholders of the Company are being asked to approve the Share Issuances.

        The Share Issuances could occur in the future because the preferred stock and common stock issued to the Remington Sellers by Newco may, under specified circumstances described under "The Transaction Documents—Investor Rights Agreement—Put and Call Options," be exchanged for (i) shares of the Company's common stock or (ii) shares of the Company's preferred stock, which would be convertible into shares of the Company's common stock. In addition, the 20% Remington limited partnership interest retained by the Bennetts may in the future, under specified circumstances described under "The Transaction Documents—Investor Rights Agreement—Put and Call Options," be acquired by us in exchange for shares of the Company's common stock. The formulas used to calculate the number of shares of the Company's common stock that could be issued to the Remington Sellers in the future are subject to several factors that may be adjusted or cannot be calculated until the time of issuance. For a description of these events and calculations, see "The Transaction Documents—Investor Rights Agreement—Put and Call Options." A maximum number of approximately 4,156,000 shares of the Company's common stock could be issued to the Remington Sellers if certain events occurred at some point in the future, subject to specific assumptions described in the section entitled "The Transaction Documents—Investor Rights Agreement—Put and Call Options."

        In any of the foregoing events, the potential Share Issuances could exceed 20% of our outstanding common stock, and, under these circumstances, the rules and regulations of the NYSE MKT require that the potential issuances be approved by a majority of the total votes cast on such matter.

Company Board Recommendation and Required Vote

        As discussed in the section of this proxy statement titled "Special Factors—Background of the Transactions", the Company Board formed the Special Committee consisting of three independent and disinterested directors to evaluate and negotiate the transactions and the Transaction Documents, to consider and evaluate alternatives for the Company, and to alleviate any potential conflicts of interest. The Special Committee unanimously approved and adopted the Transaction Documents and the transactions and recommended that (i) the Company Board approve and adopt the Transaction Documents and the transactions, including the Share Issuances, and (ii) our stockholders, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT, approve and adopt the Transaction Documents and the transactions, including the Share Issuances.

        The Company Board of directors subsequently unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves due to due to Monty Bennett's interest in the transactions and Mr. Hays' status as an executive officer of the Company who reports to Monty Bennett), (i) approved and adopted the favorable recommendation of the Special Committee in respect of the transactions, including the Share Issuances, and the Transaction Documents; (ii) approved the form, terms and provisions of the Transaction Documents; and (iii) determined to recommend that the stockholders of the Company vote to approve the transactions, including the Share Issuances, to the extent required by applicable law or the terms of the Company's listing on the NYSE MKT.

        Approval of this Proposal 2 requires the affirmative "FOR" vote of a majority of the shares of our outstanding common stock present at the special meeting (in person or by proxy) and cast at the meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting. Abstentions, if any, will have the same effect as a vote "AGAINST" this Proposal 2. Broker non-votes will not be considered present and entitled to vote on, and accordingly will have no effect on the outcome of, this Proposal 2. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Company Board.

THE COMPANY BOARD, WITH MONTY BENNETT AND J. ROBISON HAYS, III RECUSING THEMSELVES, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF COMPANY VOTE "FOR" THIS PROPOSAL 2.

 PROPOSAL 3: ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

The Proposal

        The stockholders of the Company are being asked to approve a proposal that will give the Company the authority, if necessary or appropriate, to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in favor of the proposals to approve the Contribution (Proposal 1) or the Share Issuances (Proposal 2) if there are not sufficient votes at the time of the special meeting to approve such proposals. If this adjournment proposal is approved, the special meeting could be adjourned by the Company Board. In addition, under Article I, Section 5 of the Company's bylaws, the chairman of a meeting has the authority to adjourn the meeting, whether or not a quorum is present.

        We not anticipate that we will adjourn or postpone the special meeting unless (i) necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Contribution (Proposal 1) or the Share Issuances (Proposal 2), or (ii) counsel advises us that such adjournment or postponement is necessary under applicable law. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned or postponed.

Company Board Recommendation and Required Vote

        Approval of this Proposal 3 requires the affirmative "FOR" vote of a majority of the votes cast at the special meeting. You may vote "FOR," "AGAINST" or "ABSTAIN" from voting. Abstentions and broker non-votes, if any, will not be considered as votes cast under the Company's bylaws, and accordingly will have no effect on the outcome of this Proposal 3. If you provide your proxy or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Company Board.

THE COMPANY BOARD, WITH MONTY BENNETT AND J. ROBISON HAYS, III RECUSING THEMSELVES, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THIS PROPOSAL 3.

 FINANCIAL INFORMATION

Unaudited Pro Forma Financial Statements of Ashford Inc. and Subsidiaries

        Set forth on Annex A to this proxy statement are the unaudited pro forma financial statements and accompanying notes of Ashford Inc. and its subsidiaries as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014, which have been prepared by our management and are derived from (a) our audited financial statements as of and for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the period then ended; (b) our unaudited financial statements as of and for the nine months ended September 30, 2015 included in our Quarterly Report on Form 10-Q for the period then ended; (c) the audited consolidated financial statements of Remington and its subsidiaries as of and for the year ended December 31, 2014 included in Annex B to this proxy statement; and (d) the unaudited consolidated financial statements of Remington and its subsidiaries as of and for the nine months ended September 30, 2015 included in Annex B to this proxy statement.

Consolidated Financial Statements of Remington and Subsidiaries

        Set forth on Annex B to this proxy statement are the audited consolidated financial statements of Remington and its subsidiaries for each of the three years ended December 31, 2014, 2013 and 2012 and the unaudited interim consolidated financial statements for the nine month period ended September 30, 2015.

Non-GAAP Financial Measures of Remington and Subsidiaries

        The following presentations of EBITDA and Adjusted EBITDA are a supplemental measure of performance that is not a measure of operating performance under GAAP. EBITDA is defined as net income (loss) before interest income, interest expense, income taxes, depreciation and amortization. We adjust EBITDA by subtracting or adding compensation expense related to deferred compensation plans, gain (loss) on distribution of restricted investments, gain (loss) on the sale of assets, dividend income and other income (expense). We believe that Adjusted EBITDA provides investors and management with a meaningful indicator of operating performance. Remington also uses Adjusted EBITDA, among other measures, to evaluate profitability and includes these measures in reviews to determine quarterly distributions to partners. The methodology for calculating EBITDA and Adjusted EBITDA may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Adjusted EBITDA should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor is such measure indicative of funds available to satisfy our cash needs. You are urged to carefully review the U.S. GAAP financial information of Remington set forth on Annex B to this proxy statement.

 REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,
	2015	2014	2015	2014	2014	2013	2012
Adjusted EBITDA	6,412,768	6,765,931	18,387,566	18,190,813	29,166,251	26,648,539	21,710,727

The reconciliation of the non-GAAP financial measure is set forth in the table below.

REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Years Ended December 31,
	2015	2014	2015	2014	2014	2013	2012
Net income	$6,391,195	$6,449,297	$17,674,937	$16,548,627	$27,038,831	$26,147,799	$20,804,209

Depreciation and amortization	37,376	65,646	233,556	282,938	418,022	334,362	222,890
Income tax expense	54,354	63,477	217,923	262,983	201,110	155,934	122,890

EBITDA	6,482,925	6,578,420	18,126,416	17,094,548	27,657,963	26,638,095	21,149,989
Compensation expense related to deferred compensation plan	102,936	209,647	557,053	1,127,108	1,466,992	1,011,368	1,605,082
(Gain) loss on distribution of restricted investment	—	—	(87,810)	32,521	170,961	(970,174)	(1,000,758)
(Gain) loss on sale of asset	—	—	—	—	(44,064)	600	—
Other (income) expense	(964)	(5)	(3,165)	(27)	(132)	268	143
Dividend income	(172,129)	(22,131)	(204,928)	(63,337)	(85,469)	(31,618)	(43,729)

Adjusted EBITDA	$6,412,768	$6,765,931	$18,387,566	$18,190,813	$29,166,251	$26,648,539	$21,710,727

INFORMATION ABOUT ASHFORD INC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the ownership of our common stock as of March 3, 2016 by (i) each person who beneficially owns, directly or indirectly, more than 5% of our common stock, (ii) each of our directors, our chief executive officer and our two most highly compensated executive officers and (iii) all of our directors and executive officers as a group.

        In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person actually owns beneficially or of record; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities.

        As of March 3, 2016, we had an aggregate of 2,010,569 shares of common stock outstanding. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Monty J. Bennett	221,172	(2)	11.0%
David A. Brooks	32,441		1.6%
Dinesh P. Chandiramani	1,423		*
Darrell T. Hail	1,423		*
J. Robison Hays, III	10,000		*
John Mauldin	2,211		*
Gerald J. Reihsen, III	1,423		*
Brian Wheeler	1,423		*
Douglas A. Kessler	29,924		1.5%
Deric S. Eubanks	3,366		*
Mark L. Nunneley	15,415		*
Jeremy Welter	6,775		*
Ashford Hospitality Trust, Inc.	598,163		29.8%
Ashford Hospitality Prime, Inc.	194,880		9.7%
All executive officers and directors as a group (12 persons)	326,996		16.3%

*
Denotes less than 1.0%.

(1)
Ownership excludes any ownership of common units in Ashford LLC, our operating Company.

(2)
This number excludes the Company's obligation to issue common stock to Monty Bennett pursuant to the Company's deferred compensation plan. As of March 3, 2016, the Company has reserved an aggregate of 195,579 shares of common stock for issuance to Monty Bennett, which are issuable periodically over a five-year period that will begin in January 2018.

 Certain Relationships and Related Person Transactions

Advisory Relationship with Ashford Trust and Ashford Prime

        Ashford Trust created us to separate its asset management and advisory business from its hospitality investment business. In connection with our separation from Ashford Trust, Ashford LLC became our operating Company, and it continues to advise Ashford Prime pursuant to the existing advisory agreement between Ashford Prime and Ashford LLC. Ashford LLC also became the advisor to Ashford Trust. Pursuant to our advisory agreements with Ashford Trust and Ashford Prime, we (through our operating Company Ashford LLC) are responsible for implementing the investment strategies and decisions and the management of the day-to-day operations of Ashford Trust and Ashford Prime, in each case subject to the supervision and oversight of the respective board of directors of such entity. We may also perform similar services for new or existing platforms created by us, Ashford Trust or Ashford Prime.

        Our advisory agreements with Ashford Prime and Ashford Trust each have an initial 10-year term. Each advisory agreement is automatically renewed for successive five-year terms after its expiration unless terminated either by us or Ashford Trust or Ashford Prime, as applicable. We are entitled to receive from each of Ashford Trust and Ashford Prime an annual base fee calculated as 0.70% or less of the total market capitalization of such entities, subject to a minimum quarterly fee. We are also entitled to receive an incentive fee from each of Ashford Trust and Ashford Prime based on their respective out-performance, as measured by total annual stockholder return, as compared to such entity's respective peers. In the year ended December 31, 2014, we received base fees of $4.0 million and $8.7 million from Ashford Trust and Ashford Prime, respectively. We received no incentive fees in 2014.

        In addition, we are entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by us or our affiliates on behalf of Ashford Trust or Ashford Prime or in connection with the services provided by us pursuant to the advisory agreements, which includes each of Ashford Trust's and Ashford Prime's pro rata share of our office overhead and administrative expenses incurred in providing our duties under the advisory agreements. For the year ended December 31, 2014, we received reimbursements of approximately $693,000 and $1.8 million from Ashford Trust and Ashford Prime, respectively.

        The board of directors of each of Ashford Trust and Ashford Prime also has the authority to make annual equity awards to us or directly to our employees, officers, consultants and non-employee directors, based on the achievement by Ashford Trust or Ashford Prime, as applicable, of certain financial and other hurdles established by the respective boards of directors. In 2014, Ashford Prime awarded equity grants of its common stock or LTIP units to our officers and employees valued at $2.1 million. In June 2015, Ashford Prime awarded performance stock units to our executive officers valued at $6.4 million. In March 2015, Ashford Trust awarded equity grants of its common stock or LTIP units to our executive officers and employees valued at $17.0 million.

        If we are requested to perform services outside the scope of an advisory agreement, Ashford Trust or Ashford Prime, as applicable, is obligated to separately pay for such additional services. No such fees for additional services were paid in 2014.

        We are also entitled to receive a termination fee from each of Ashford Trust and Ashford Prime under certain circumstances.

Relationship and Agreements between Ashford Inc. and Remington

        Immediately prior to the completion of the spin-off from Ashford Trust, we entered into a mutual exclusivity agreement with Remington, pursuant to which we agreed to utilize Remington to provide property management, project management and development services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, to the extent that we have the right, or control the right, to direct such matters, unless our independent directors either (i) unanimously vote not to utilize Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington or that another manager or developer could perform the duties materially better. In exchange for our agreement to engage Remington for such services for all hotels, if any, that we may acquire as well as all hotels that future companies advised by us may acquire, Remington has agreed to grant to any such companies advised by us a right of first refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between us and such entities, subject to any prior rights granted by Remington to other entities, including Ashford Trust, Ashford Prime and us. The services that Remington provides under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies advised by us includes (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements. Currently, our business strategy does not include providing any of these types of services.

        Monty Bennett will potentially benefit, indirectly, from Remington's receipt of property management fees, project management fees and development fees by Remington from such future companies that we advise, as well as any such fees payable by us if we acquire or develop hotels in the future. Currently, our business strategy does not contemplate the acquisition or development of hotels.

Conflicts of Interest

        Each of our executive officers and two of our directors also serve as key employees and as officers of Ashford Trust and Ashford Prime, and will continue to do so. Furthermore, so long as we serve as an advisor to Ashford Prime, we will be allowed to designate two persons as candidates for election as director of Ashford Prime at any stockholder meeting at which directors are to be elected. Such nominees may be executive officers of us or Ashford Prime. Monty Bennett, is also the chief executive officer and chairman of the board of directors of Ashford Trust and Ashford Prime. Although we consulted with our third-party financial advisors when structuring the terms of our agreements with Ashford Trust and Ashford Prime, we did not conduct arm's-length negotiations with respect to the terms of such agreements. As a result, the principals of Ashford Trust may have had the ability to influence the type and level of benefits that they and our other affiliates will receive. Accordingly, our advisory agreements and other agreements with each of Ashford Trust and Ashford Prime, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated on an arm's-length basis with unaffiliated third parties.

        Monty Bennett is an owner and the chief executive officer of Remington and is an owner, the chief executive officer and chairman of Ashford Trust and Ashford Prime. As a result, his duties to us as a director and officer may conflict with his duties to, and pecuniary interest in, Remington, Ashford Trust and Ashford Prime.

        Mr. Wheeler is a member of the Company Board, and serves as chairman of the Company's nominating/corporate governance committee and as a member of the Company's compensation committee. Mr. Wheeler's wife owns a commercial printing company that is occasionally utilized by the Company, Ashford Trust and Ashford Prime for printing needs, for which 2014 total fees paid were $87,284, with a similar amount expected to be paid during 2015. The Company Board determined that these transactions did not impair the independence of Mr. Wheeler.

        Pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, each such entity acknowledges that our personnel will advise Ashford Trust and Ashford Prime and may also advise other businesses in the future and will not be required to present Ashford Trust or Ashford Prime with investment opportunities that we determine are outside of their respective initial investment guidelines and within the investment guidelines of another business we advise. To the extent we deem an investment opportunity suitable for recommendation, we must present Ashford Trust with any such investment opportunity that satisfies its initial investment guidelines and must present Ashford Prime with any such investment opportunity that satisfies Ashford Prime's initial investment guidelines, but in each case we will have discretion to determine which investment opportunities satisfy such entity's initial investment guidelines. If, however, either Ashford Trust or Ashford Prime materially changes its investment guidelines without our express consent, we will be required to use our best judgment to allocate investment opportunities to Ashford Trust, Ashford Prime and other entities we advise, taking into account such factors as we deem relevant, in our discretion, subject to any then-existing obligations we may have to such other entities. Any new individual investment opportunities that satisfy Ashford Prime's investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Trust or another business advised by us. Likewise, any new individual investment opportunities that satisfy Ashford Trust's investment guidelines will be presented to its board of directors, who will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Prime or another business advised by us. Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently. Some portfolio investment opportunities may include hotels that satisfy the investment objectives of both Ashford Trust and Ashford Prime or of another business we advise. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity's investment guidelines, we will be required to allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses we advise in a fair and equitable manner, consistent with such entities' investment objectives. In making this determination, using substantial discretion, we will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors we deem appropriate. We may utilize options, rights of first offer or other arrangements to subsequently reallocate assets. In making the allocation determination, we have no obligation to make any investment opportunity available to Ashford Trust or Ashford Prime.

        In addition, pursuant to our advisory agreements with each of Ashford Prime and Ashford Trust, we agreed to, from time to time, to make "key money investments" to facilitate the acquisition of properties by Ashford Prime and Ashford Trust if the independent board members of the Company and each of Ashford Prime or Ashford Trust, as applicable, have determined that without such an investment, the acquisition of such property would be uneconomic to Ashford Prime or Ashford Trust. Any such assets are referred to as "key money assets." Any key money investment will be in the form of, but not limited to, cash, notes, equity of the Company, the acquisition of furniture, fixture and equipment by the Company for use at the subject hotel, or other investment mutually agreed to by the Company and Ashford Prime or Ashford Trust, as applicable, at the time the Company makes such an investment. Upon such key money investment, the Company will be engaged as the asset manager for the related key money asset and will receive the key money asset management fees which are included in the base fees. The Company, Ashford Trust and Ashford Prime may also agree to additional incentive fees based on the performance of any key money asset.

        From time to time, as may be determined by our independent directors and the independent directors of Ashford Prime, Ashford Trust and any other Company subsequently advised by us, each such entity may provide financial accommodations, guaranties, back-stop guaranties, and other forms of financial assistance to the other entities on terms that the respective independent directors determine to be fair and reasonable.

OTHER MATTERS

Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in the company's proxy statement for the 2016 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal office no later than the close of business on December 19, 2015. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2016 annual meeting of stockholders, the proxies named in management's proxy for that annual meeting of stockholders will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed no earlier than December 19, 2015 and no later than January 18, 2016. Even if the proper notice is received timely, the proxies named in management's proxy for that annual meeting of stockholders may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

        All stockholder proposals must be in full compliance with our bylaws to be eligible for inclusion in our proxy or presentation to our stockholders.

Multiple Stockholders Sharing One Address

        The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies, free of charge, of any annual report, proxy statement or information statement, please send your request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas, 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.ashfordinc.com.

Where You Can Find Additional Information

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, DC 20549-1090. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.ashfordinc.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our board of directors, our Board of Directors Guidelines, our Code of Business Conduct and Ethics, our Financial Officer Code of Conduct and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Information Incorporated by Reference

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015.

        We are delivering to our stockholders with this proxy statement the aforementioned annual report and quarterly reports in accordance with Item 13(b)(2) of Schedule 14A. In addition, the Company incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the special meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document supersedes the former.

        You can obtain any of the documents listed above from the SEC, through the SEC's website at www.sec.gov or from the Company by written request to Ashford Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600. These documents are available from the Company without charge.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 15, 2016. You should not assume that the information contained in this proxy statement is accurate as of any later date.

By order of the board of directors,
14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254 March 15, 2016	/s/ DAVID A. BROOKS David A. Brooks Secretary

ANNEX A

ASHFORD INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma financial statements as of and for the nine months ended September 30, 2015 and for the year ended December 31, 2014 have been derived from the historical (i) financial statements of Ashford Inc. and subsidiaries and (ii) consolidated financial statements of Remington Holdings, LP and subsidiaries ("Remington").

        The pro forma adjustments give effect to the following transactions:

  •
  the contribution by Ashford Inc. of substantially all of Ashford Inc.'s asset and business operations, including Ashford LLC to Ashford Advisors, Inc.; and

  •
  the acquisition of an 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington directly and indirectly by Ashford Advisors, Inc. for $331.7 million in consideration in the form of:

            (i)  916,500 shares of Ashford Advisors, Inc. Class B non-voting common stock with an estimated fair value of $100 per share, representing a 29.4% ownership in Ashford Advisors, Inc.;

           (ii)  9,200,000 shares of Ashford Advisors, Inc. 6.625% non-voting convertible preferred stock with a value of $25 per share; and

          (iii)  $10.0 million interest-free promissory note payable issued by Remington Hospitality Management, Inc.

        The unaudited pro forma balance sheet as of September 30, 2015 is presented to reflect adjustments to Ashford Inc.'s balance sheet as if the transactions were completed on September 30, 2015. The unaudited statements of operations for the nine months ended September 30, 2015, and year ended December 31, 2014, are presented as if the transactions were completed on January 1, 2014.

        The following unaudited pro forma financial statements should be read in conjunction with the (i) Ashford Inc. and subsidiaries financial statements as of September 30, 2015, December 31, 2014 and 2013 and for the three and nine months ended September 30, 2015 and 2014 and the years ended December 31, 2014, 2013 and 2012, and the notes thereto included elsewhere in this document and (ii) Remington consolidated financial statements as of September 30, 2015, December 31, 2014 and 2013 and for the nine months ended September 30, 2015 and 2014 and for the years ended December 31, 2014, 2013 and 2012 included elsewhere in this document. We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of September 30, 2015 assuming the transactions had been completed on September 30, 2015 or what actual results of operations would have been for the nine months ended September 30, 2015 and the year ended December 31, 2014 assuming the transactions had been completed on January 1, 2014, nor are they indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA BALANCE SHEET

As of September 30, 2015

(in thousands, except share amounts)

	Historical Ashford Inc. (A)	Historical Remington (B)	Adjustments		Pro Forma Ashford Inc.
Assets
Current assets:
Cash and cash equivalents	$25,321	$8,146	$—	(D(i))	$33,181
			(286)	(I)
Restricted cash	6,547	5,758	—	(D(i))	12,305
Restricted investment for deferred compensation	—	2,674	(186)	(D(ii))	2,488
Investments in securities	116,176	—	—		116,176
Prepaid expenses and other	804	392	—	(D(i))	1,196
Receivables	216	20,816	—	(D(i))	21,032
Due from Ashford Trust OP, net	5,893	—	—		5,893
Due from Ashford Prime OP	2,441	—	—		2,441
Deferred tax asset	746	—	390	(E)	2,753
			1,617	(G)

Total current assets	158,144	37,786	1,535		197,465
Investments in unconsolidated entities	2,456	—	—		2,456
Furniture, fixtures and equipment, net	6,464	926	—	(D(iii))	7,390
Deferred tax asset	2,757	—	(2,757)	(H)	—
Intangible assets	—	—	299,790	(E)	299,790
Goodwill	—	—	199,412	(E)	199,412
Other assets	4,000	524	—	(D(iv))	4,524

Total assets	$173,821	$39,236	$497,980		$711,037

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$10,782	$24,097	$—	(D(i))	$37,629
			2,750	(F)
Current portion of note payable	—	—	2,085	(C(iii))	2,085
Capital projects liability	—	3,800	—	(D(i))	3,800
Due to affiliates	760	11	—	(D(i))	771
Liabilities associated with investments in securities	13,418	—	—		13,418
Deferred compensation plan	29	315	—	(D(v))	344
Other liabilities	6,547	665	—	(D(i))	7,212

Total current liabilities	31,536	28,888	4,835		65,259
Note payable	—	—	6,945	(C(iii))	6,945
Accrued expenses	212	—	6,104	(E)	6,316
Deferred income	344	609	—	(D(vi))	953
Deferred tax liability, net	—	—	88,556	(E)	79,909
			(5,890)	(G)
			(2,757)	(H)
Liability for managed properties	—	1,321	—	(D(vii))	1,321
Deferred compensation plan	13,352	—	—		13,352

Total liabilities	45,444	30,818	97,793		174,055

Commitments and contingencies
Redeemable noncontrolling interests in Ashford LLC	286	—	(286)	(I)	—
6.625% Ashford Advisors, Inc. cumulative convertible preferred stock, $25 liquidation value, 0 shares issued and outstanding at September 30, 2015, 9,200,000 shares issued and outstanding, as adjusted	—	—	230,000	(C(ii))	230,000
Noncontrolling interest attributable to Class B common stock of Ashford Advisors, Inc., 0 shares issued and outstanding at September 30, 2015, 916,500 shares issued and outstanding, as adjusted	—	—	91,650	(C(i))	91,650
Noncontrolling interest in Remington	—	—	82,670	(J)	82,670
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:	—	—	—		—
Series A cumulative preferred stock, no shares issued and outstanding at September 30, 2015	—	—	—		—
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,010,808 shares issued and 2,010,104 shares outstanding at September 30, 2015	20	—	—		20
Additional paid-in capital	233,831	8,418	(8,418)	(D(viii)	233,831
Accumulated deficit	(207,673)	—	(2,750)	(F)	(202,916)
			7,507	(G)
Treasury stock, at cost, 704 shares at September 30, 2015, 3,630 shares as adjusted	(87)	—	(186)	(D(ii))	(273)

Total stockholders' equity of the Company	26,091	8,418	(3,847)		30,662
Noncontrolling interests in consolidated entities	102,000	—	—		102,000

Total equity	128,091	8,418	(3,847)		132,662

Total liabilities and equity	$173,821	$39,236	$497,980		$711,037

See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2015

(in thousands, except share and per share amounts)

	Historical Ashford Inc. (AA)	Historical Remington (BB)	Adjustments		Pro Forma Ashford Inc.
Revenues
Advisory services	$41,752	$—	$—		$41,752
Property management fees	—	21,286	—		21,286
Project management fees	—	11,905	—		11,905
Cost reimbursements from managed properties	—	184,740	—		184,740
Other	351	—	—		351

Total revenue	42,103	217,931	—		260,034
Expenses
Salaries and benefits	29,905	—	(300)	(CC)	29,605
Property management expenses	—	10,096	—		10,096
Project management expenses	—	5,681	—		5,681
Other reimbursement costs	—	(183)	—		(183)
Reimbursement costs from managed properties	—	184,740	—		184,740
Depreciation and amortization	516	—	7,738	(DD)	8,254
General and administrative	15,179	—	(4,656)	(EE)	10,523

Total expenses	45,600	200,334	2,782		248,716

Operating income (loss)	(3,497)	17,597	(2,782)		11,318
Unrealized loss on investment in unconsolidated entity	(3,020)	—	—		(3,020)
Interest expense	—	—	(228)	(FF)	(228)
Interest income	202	—	—		202
Dividend income	532	205	—		579
Unrealized loss on investments	(10,851)	—	—		(10,851)
Realized gain on investments	1,070	88	—		1,158
Other income (expense)	(135)	3	—		26

Income (loss) before income taxes	(15,699)	17,893	(3,010)		(816)
Income tax expense	(1,500)	(218)	(5,354)	(GG)	(7,072)

Net income (loss)	(17,199)	17,675	(8,364)		(7,888)
Loss from consolidated entities attributable to noncontrolling interests	13,323	—	—		13,323
Net income attributable to noncontrolling interests in Remington	—	—	(2,002)	(HH)	(2,002)
Net loss attributable to noncontrolling interests in Ashford Advisors, Inc. Class B common stock	—	—	2,348	(II)	2,348
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	10	—	(10)	(JJ)	—

Net income (loss) attributable to the Company	(3,866)	17,675	(8,028)		5,781
Preferred dividends	—	—	(11,428)	(KK)	(11,428)

Net income (loss) attributable to common stockholders	$(3,866)	$17,675	$(19,456)		$(5,647)

Loss per share—basic:
Net loss attributable to common stockholders	$(1.95)			(LL)	$(2.84)

Weighted average common shares outstanding—basic	1,986			(LL)	1,986

Loss per share—diluted:
Net loss attributable to common stockholders	$(4.70)			(MM)	$(5.51)

Weighted average common shares outstanding—diluted	2,198			(MM)	2,198

See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(in thousands, except share and per share amounts)

	Historical Ashford Inc. (AA)	Historical Remington (BB)	Adjustments		Pro Forma Ashford Inc.
Revenue
Advisory services	$17,144	$—	$—		$17,144
Property management fees	—	30,704	—		30,704
Project management fees	—	17,181	—		17,181
Cost reimbursements from managed properties	—	207,189	—		207,189
Other	144	—	—		144

Total revenue	17,288	255,074	—		272,362
Expenses
Salaries and benefits	57,627	—	(340)	(CC)	57,287
Property management expenses	—	13,215	—		13,215
Project management expenses	—	7,190	—		7,190
Other reimbursement costs	—	199	—		199
Reimbursement costs from managed properties	—	207,189	—		207,189
Depreciation and amortization	359	—	10,317	(DD)	10,676
General and administrative	5,600	—	—		5,600

Total expenses	63,586	227,793	9,977		301,356

Operating income (loss)	(46,298)	27,281	(9,977)		(28,994)
Interest expense	—	—	(415)	(FF)	(415)
Dividend income	—	86	—		86
Realized loss on investments	—	(171)	—		(171)
Other income	—	44	—		44

Income (loss) before income taxes	(46,298)	27,240	(10,392)		(29,450)
Income tax expense	(783)	(201)	(401)	(GG)	(1,385)

Net income (loss)	(47,081)	27,039	(10,793)		(30,835)
Loss from consolidated entities attributable to noncontrolling interests	647	—	—		647
Net income attributable to noncontrolling interests in Remington	—	—	(3,329)	(HH)	(3,329)
Net loss attributable to noncontrolling interests in Ashford Advisors, Inc. Class B common stock	—	—	14,327	(II)	14,327
Net (income) loss attributable to redeemable noncontrolling interests in Ashford LLC	24	—	(24)	(JJ)	—

Net income (loss) attributable to the Company	(46,410)	27,039	181		(19,190)
Preferred dividends	—	—	(15,238)	(KK)	(15,238)

Net income (loss) attributable to common stockholders	$(46,410)	$27,039	$(15,057)		$(34,428)

Loss per share—basic:
Net loss attributable to common stockholders	$(23.43)			(NN)	$(17.38)

Weighted average common shares outstanding—basic	1,981			(NN)	1,981

Loss per share—diluted:
Net loss attributable to common stockholders	$(23.43)			(OO)	$(17.38)

Weighted average common shares outstanding—diluted	1,981			(OO)	1,981

See Notes to Unaudited Pro Forma Financial Statements.

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

        Ashford Inc. is a Delaware corporation formed on April 2, 2014, that provides asset management and advisory services to Ashford Hospitality Trust, Inc. ("Ashford Trust") and Ashford Hospitality Prime, Inc. ("Ashford Prime"). Ashford Trust commenced operations in August 2003 and is focused on investing in the full service hotels in the upscale and upper-upscale segments in domestic and international markets that have revenue per available room ("RevPAR") generally less than twice the national average, and in all methods including direct real estate, equity, securities and debt. Ashford Prime invests primarily in luxury, upper-upscale and upscale hotels with RevPAR of at least twice the then-current U.S. national average in gateway and resort locations. Ashford Prime became a publicly traded entity in November 2013 upon the completion of its spin-off from Ashford Trust. Each of Ashford Trust and Ashford Prime is a real estate investment trust ("REIT") as defined in the Internal Revenue Code ("Code"), and the common stock of each of Ashford Trust and Ashford Prime is traded on the NYSE. The common stock of Ashford Inc. is listed on the NYSE MKT Exchange.

        Ashford Inc. was formed through a spin-off of Ashford Trust's asset management business in November 2014. The spin-off was completed by means of a distribution of common stock of Ashford Inc. and common units of Ashford Hospitality Advisors LLC ("Ashford LLC"), a Delaware limited liability company formed on April 5, 2013. Ashford LLC had no operations until November 19, 2013, the date of the Ashford Prime spin-off. As part of the Ashford Inc. spin-off from Ashford Trust, Ashford LLC became a subsidiary of Ashford Inc. on November 12, 2014. Ashford Inc. conducts its business and owns substantially all of its assets through Ashford LLC.

        The spin-off of Ashford Inc. was completed on November 12, 2014, with a pro rata taxable distribution of Ashford Inc.'s common stock to Ashford Trust stockholders of record as of November 11, 2014. The distribution was comprised of one share of Ashford Inc. common stock for every 87 shares of Ashford Trust common stock held by the Ashford Trust common stockholders. In addition, for each common unit of Ashford Trust OP, the holder received one common unit of Ashford LLC. Each holder of common units of Ashford LLC could exchange up to 99% of those units for shares of Ashford Inc. stock at the rate of one share of Ashford Inc. common stock for every 55 common units. Immediately following the completion of the exchange offer, Ashford LLC effected a reverse split of its common units such that each common unit was automatically converted into 1/55 of a common unit. The distribution was completed on October 7, 2014, and the exchange and reverse split were completed on November 12, 2014. Following the spin-off, Ashford Trust continues to hold approximately 598,000 shares of Ashford Inc. common stock for the benefit of its common stockholders, which represents an approximate 30% ownership interest in Ashford Inc. In connection with the spin-off, we entered into an advisory agreement with Ashford Trust.

        Ashford Inc. has filed a Schedule 14A with the Securities and Exchange Commission with respect to a stockholder vote in order to obtain approval to complete the acquisition of Remington.

2. Adjustments to Unaudited Pro Forma Balance Sheet

(A)
Represents the historical balance sheet of Ashford Inc. as of September 30, 2015, as attached to this document.

(B)
Represents the historical consolidated balance sheet of Remington, as of September 30, 2015, as included elsewhere in this document.

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)

2. Adjustments to Unaudited Pro Forma Balance Sheet (Continued)

(C)
Represents adjustments for Ashford Advisors Inc.'s acquisition (directly and indirectly) of an 80% limited partnership interest in Remington and 100% of the general partnership interests in Remington for $331.7 million in consideration in the form of (i) 916,500 shares of Ashford Advisors, Inc. Class B non-voting common stock, representing a 29.4% initial ownership in Ashford Advisors, Inc., with an estimated fair value of $91.7 million; (ii) 9,200,000 shares of Ashford Advisors, Inc. 6.625% non-voting convertible preferred stock with an estimated fair value of $230.0 million; and (iii) $10.0 million zero coupon promissory note payable issued by Remington Hospitality Management, Inc., with an estimated fair value of $9.0 million. Preferred stock, noncontrolling interests in Remington and Class B common stock of Ashford Advisors, Inc. are each classified as mezzanine equity because their terms are such that they are each contingently redeemable at the option of the holders of each respective equity interest based upon the occurrence of an event that is not solely within Ashford Advisors, Inc.'s control. In the event of a change in control, the holders of the Ashford Advisors, Inc. Class B non-voting common stock, the Ashford Advisors, Inc. 6.625% non-voting convertible preferred stock and the 20% limited partnership interest in Remington retained by the Bennetts may put all of their interests back to Ashford Advisors, Inc. and Ashford Advisors, Inc. is obligated to repurchase the interests from the holders.

  Under the applicable authoritative accounting guidance found in Accounting Standards Codifcation 480-10, Distinguishing Liabilities from Equity, certain redeemable equity instruments should be classified outside of permanent equity (mezzanine equity) if they are redeemable (1) at a fixed or determinable price on a fixed or determinable date, (2) at the option of the holder, or (3) upon the occurrence of an event that is not solely within the control of the issuer. As all of the aforementioned equity instruments meet these criteria, they should all be classifeid as mezzanine equity in the Ashford Inc. pro forma balance sheet.

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)

2. Adjustments to Unaudited Pro Forma Balance Sheet (Continued)

(D)
The following table reconciles the historical assets and liabilities of Remington as of September 30, 2015, to the pro forma balances included in the pro forma balance sheet as of September 30, 2015 (in thousands):

	Historical Remington (B)	Adjustments		Pro Forma Remington
Assets
Current assets:
Cash and cash equivalents	$8,146	$—	(i)	$8,146
Restricted cash	5,758	—	(i)	5,758
Restricted investment for deferred compensation	2,674	(186)	(ii)	2,488
Prepaid expenses and other	392	—	(i)	392
Receivables	20,816	—	(i)	20,816

Total current assets	37,786	(186)		37,600
Furniture, fixtures and equipment, net	926	—	(iii)	926
Other assets	524	—	(iv)	524

Total assets	$39,236	$(186)		$39,050

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$24,097	$—	(i)	$24,097
Capital projects liability	3,800	—	(i)	3,800
Due to affiliates	11	—	(i)	11
Deferred compensation plan	315	—	(v)	315
Other liabilities	665	—	(i)	665

Total current liabilities	28,888	—		28,888
Deferred income	609	—	(vi)	609
Liability for managed properties	1,321	—	(vii)	1,321

Total liabilities	30,818	—		30,818

Net assets	$8,418	$(8,418)	(viii)	$—

(i)
Assumes working capital at September 30, 2015 was acquired and approximates fair value.

(ii)
Represents investments in marketable securities and is recorded at fair value. The adjustment represents a reclass to treasury stock for the value of Ashford Inc. common stock.

(iii)
Represents furniture, fixtures and equipment, net, which approximates fair value.

(iv)
Represents the note receivable with a related party, which approximates fair value.

(v)
Represents the deferred compensation plan liability, which approximates fair value.

(vi)
Represents deferred income, which approximates fair value.

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)

2. Adjustments to Unaudited Pro Forma Balance Sheet (Continued)

(vii)
Represents the liability for managed properties, which approximates fair value.

(viii)
Represents the net working capital adjustment to the purchase price.
(E)
The following table represents the fair value of assets acquired and liabilities assumed not reflected in note (D) above (in thousands):

	Fair Value	Estimated Life
Assets
Current deferred tax asset	$390
Intangible assets
Customer relationships:
Property management contracts	149,730	27
Project management contracts	128,820	27

	278,550
Trade names	21,240	Indefinite

	299,790
Goodwill	199,412	Indefinite

	$499,592

Liabilities
Deferred tax liability	$88,556
Back office services liability	6,104	10

	$94,660

(F)
Upon closing, Ashford Advisors, Inc. will assume and pay all Transaction Costs (as defined) incurred solely by the Remington Holders (as defined) and Remington in connection with the transaction, up to approximately $2.8 million in the aggregate. Such amounts are not included in the pro forma statement of operations for the year ended December 31, 2014, as these costs are considered to be nonrecurring in nature.

(G)
Represents the income tax adjustment associated with the reversal of the historical deferred tax asset valuation allowance on Ashford Inc.'s deferred tax assets upon completion of the transaction.

(H)
Represents reclass of non-current deferred tax asset to non-current deferred tax liability, net for presentation purposes.

(I)
Represents the redemption of the Ashford LLC common units for cash upon the closing of the transaction.

(J)
Represents an adjustment to noncontrolling interest for the 20% limited partnership interest in Remington retained by the Bennetts, at fair value calculated as 20% of the estimated fair value of Remington of $413.4 million. The 20% limited partnership interest is contingently redeemable for cash based on the occurrence of an event that is not solely within Ashford Inc.'s or any of Ashford Inc.'s subsidiaries' control, which requires it to be classified as mezzanine equity in the Ashford Inc. pro forma balance sheet. See further discussion at footnote (C).

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)

3. Adjustments to Unaudited Pro Forma Statements of Operations

(AA)
Represents the historical statement of operations of Ashford Inc. for the nine months ended September 30, 2015, as attached to this document and the historical statement of operations of Ashford Inc. for the year ended December 31, 2014, as attached to this document.

(BB)
Represents the historical consolidated statements of operations of Remington, for the nine months ended September 30, 2015, and the year ended December 31, 2014, as included elsewhere in this document.

(CC)
Represents the amortization of the back office services liability discussed in footnote (E) to the pro forma balance sheet recorded as a reduction to "salaries and benefits" expense over the ten year term of the agreement to provide certain administrative, legal, tax, accounting and financial services at no charge.

(DD)
Represents straight-line amortization expense of intangible assets discussed in footnote (E) to the pro forma balance sheet over the estimated useful life of 27 years.

(EE)
Represents the elimination of nonrecurring costs directly attributable to the transaction for the nine months ended September 30, 2015.

(FF)
Represents imputed interest expense on the $10 million interest-free promissory note payable issued by Remington Hospitality Management, Inc.

(GG)
Represents the adjustment to income tax expense based on a blended federal and state tax rate of 37.8%.

(HH)
Represents an adjustment to loss from consolidated entities attributable to noncontrolling interests for the 20% limited partnership interest in Remington retained by the Bennetts.

(II)
Represents an adjustment to loss from consolidated entities attributable to noncontrolling interests for the 29.4% interest in Ashford Advisors, Inc. obtained by the Bennetts.

(JJ)
Represents the elimination of net loss attributable to the non-controlling interest in Ashford LLC, as a result of the redemption of the Ashford LLC common units for cash upon the closing of the transaction.

(KK)
Represents the preferred dividend on the 9,200,000 shares of Ashford Advisors, Inc. 6.625% non-voting convertible preferred stock discussed in footnote (C) to the pro forma balance sheet.

(LL)
Pro forma basic earnings per share for the nine months ended September 30, 2015 is based on pro forma net loss attributable to common stockholders divided by 2.0 million weighted average basic shares outstanding. The transaction does not result in any additional issuances of Ashford Inc. common stock upon closing.

(MM)
Pro forma diluted earnings per share for the nine months ended September 30, 2015 is based on pro forma net loss attributable to common stockholders divided by 2.2 million weighted average diluted shares outstanding. Diluted earnings per share excludes any potential shares issued upon the exercise of the Target Call Option (as defined) as the effect would be anti-dilutive. The number of shares to be issued is based on a multiple of adjusted EBITDA of Remington (as defined).

(NN)
Pro forma basic earnings per share for the year ended December 31, 2014 is based on pro forma net loss attributable to common stockholders divided by 2.0 million weighted average

ASHFORD INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (Continued)

3. Adjustments to Unaudited Pro Forma Statements of Operations (Continued)

  basic shares outstanding. The transaction does not result in any additional issuances of Ashford Inc. common stock upon closing.

(OO)
Pro forma diluted earnings per share for the year ended December 31, 2014 is based on pro forma net loss attributable to common stockholders divided by 2.0 million weighted average diluted shares outstanding. Diluted earnings per share excludes any potential shares issued upon the exercise of the Target Call Option (as defined) as the effect would be anti-dilutive. The number of shares to be issued is based on a multiple of adjusted EBITDA of Remington (as defined).

Annex B

Remington Holdings, L.P. and Subsidiaries
(A Partnership)
Consolidated Financial Statements (Unaudited)
September 30, 2015

Remington Holdings, L.P. and Subsidiaries
(A Partnership)
September 30, 2015

Independent Auditor's Review Report

Partners
Remington Holdings, L.P. and Subsidiaries
Dallas, Texas

        We have reviewed the consolidated financial statements of Remington Holdings, L.P. and Subsidiaries (the Partnership), which comprise the consolidated balance sheet as of September 30, 2015, and the related consolidated statements of income and comprehensive income, partners' capital and cash flows for the three-month and nine-month periods ended September 30, 2015 and 2014.

Management's Responsibility

        Management is responsible for the preparation and fair presentation of the financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditor's Responsibility

        Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

        Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Consolidated Balance Sheet as of December 31, 2014

        We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income and comprehensive income, partners' capital and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 2, 2015, except for the information described in Note 2, which is November 10, 2015. In our opinion, the accompanying consolidated balance sheet of the Partnership as of December 31, 2014, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

Houston, Texas
December 9, 2015

REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
(A Partnership)

CONSOLIDATED BALANCE SHEETS

As of September 30, 2015 and December 31, 2014
(Unaudited)

	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$8,146,390	$7,723,587
Restricted cash for managed properties	1,453,627	1,284,061
Restricted cash for insurance reserve and capital projects	4,304,276	4,912,442
Restricted investment for deferred compensation	2,674,205	4,715,636
Accounts receivable	2,974,460	8,251,147
Accounts receivable for managed properties	16,636,608	12,227,356
Other receivables	1,205,410	1,368,776
Due from affiliate	—	6,457
Prepaid expenses and other	391,688	402,953

Total current assets	37,786,664	40,892,415

Property and Equipment, At Cost
Furniture and fixtures	596,516	483,804
Computer software	1,435,080	1,435,080
Computer hardware	1,709,400	1,709,400
Leasehold improvements	72,245	72,245

Total property and equipment	3,813,241	3,700,529
Less accumulated depreciation and amortization	2,887,593	2,594,206

Net property and equipment	925,648	1,106,323

Other Assets
Note receivable from related party, net of allowance	523,819	471,484

Total assets	$39,236,131	$42,470,222

LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities
Accounts payable	$138,093	$213,598
Accounts payable and accrued expenses for managed properties	16,537,737	12,319,417
Accrued expenses	7,421,559	7,446,154
Capital projects liability	3,800,247	4,300,247
Deferred compensation arrangement	314,439	866,217
Insurance reserve liability	664,678	662,195
Due to affiliate	11,488	—

Total current liabilities	28,888,241	25,807,828
Deferred revenue	609,257	799,683
Reserve liability for managed properties	1,321,000	1,192,000

Total non current liabilities	1,930,257	1,991,683
Partners' Capital	8,417,633	14,670,711

Total liabilities and partners' capital	$39,236,131	$42,470,222

See Notes to Consolidated Financial Statements

REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
(A Partnership)

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ending September 30,		Nine months ending September 30,
	2015	2014	2015	2014
Revenues
Property management fees	7,401,986	6,461,012	$21,285,745	$18,801,913
Project management fees	4,187,180	5,117,820	11,905,165	13,329,148
Other revenue from managed properties	60,721,365	52,713,845	184,739,857	163,348,069

Total revenues	72,310,531	64,292,677	217,930,767	195,479,130

Operating Expenses
Property management expenses	3,420,267	3,278,749	10,095,816	9,896,758
Project management expenses	1,891,902	1,754,917	5,681,061	5,310,384
Other expenses from managed properties	60,721,365	52,713,845	184,739,857	163,348,069
Other operating expenses	1,004	7,944	4,499	14,697
Reimbursement costs, net	3,537	46,584	(187,423)	128,455

Total operating expenses	66,038,075	57,802,039	200,333,810	178,698,363

Operating Income	6,272,456	6,490,638	17,596,957	16,780,767

Other Income (Expense)
Dividend income	172,129	22,131	204,928	63,337
Gain (Loss) on distribution of restricted investment	0	0	87,810	(32,521)
Other	964	5	3,165	27

Total other income(expense)	173,093	22,136	295,903	30,843

Income Before Provision for Income Taxes	6,445,549	6,512,774	17,892,860	16,811,610
Provision for Income Taxes	54,354	63,477	217,923	262,983

Net Income	6,391,195	6,449,297	17,674,937	16,548,627
Other Comprehensive Income (Loss)
Unrealized gain (loss) on restricted investment	(725,159)	(193,883)	(1,416,696)	472,245
Less reclassification adjustment for (gain) loss included in net income	0	0	(87,810)	32,521

Comprehensive Income	$5,666,036	$6,255,415	$16,170,431	$17,053,393

See Notes to Consolidated Financial Statements

REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
(A Partnership)

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

Nine Months Ended September 30, 2015
(Unaudited)

	Partners' Capital	Accumulated Other Comprehensive Income	Total Partners' Capital
Balance, December 31, 2014	$11,335,397	$3,335,314	$14,670,711
Net income	17,674,937	—	17,674,937
Reclassifications of gain on marketable securities to net income	—	(87,810)	(87,810)
Unrealized loss on restricted investment	—	(1,416,696)	(1,416,696)
Distributions	(22,423,509)	—	(22,423,509)

Balance, September 30, 2015	$6,586,825	$1,830,808	$8,417,633

See Notes to Consolidated Financial Statements

REMINGTON HOLDINGS, L.P. AND SUBSIDIARIES
(A Partnership)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ending September 30,
	2015	2014
Operating Activities
Net income	$17,674,937	$16,548,627
Items not requiring (providing) cash:
Depreciation and amortization	233,556	282,938
(Gain) loss on distribution of restricted investment	(87,810)	32,521
Non-cash payroll receivable	(2,976,878)	2,457,330
Non-cash payroll payable	2,976,878	(2,457,330)
Deferred compensation arrangement	(131,971)	675,451
Changes in:
Restricted cash	608,166	(774,996)
Restricted cash for managed properties	(169,566)	(620,860)
Accounts receivable	5,274,691	3,202,098
Accounts receivable for managed properties	(789,226)	(170,180)
Other receivables	163,367	(800,258)
Prepaid expenses and other	11,265	(73,651)
Note receivable	(52,335)	600,373
Due from related parties and due to affiliates	19,941	(97,451)
Accounts payable and accrued expenses	(100,101)	18,688
Accounts payable and accrued expenses for managed properties	598,294	766,040
Capital projects liability	(500,000)	1,300,000
Insurance reserve liability	2,483	(524,904)
Reserve liability for managed properties	129,000	25,000
Deferred revenue	(190,426)	201,229

Net cash provided by operating activities	22,694,265	20,590,665

Investing Activities
Purchase of property and equipment	(52,881)	(205,990)
Dividends received from restricted investments	204,928	63,337
Purchase of restricted investments for deferred compensation	—	(728,390)

Net cash used in investing activities	152,047	(871,043)

Financing Activities
Taxes paid on behalf of partners	(846,997)	(981,511)
Distributions to partners	(21,576,512)	(18,415,053)

Net cash used in financing activities	(22,423,509)	(19,396,564)

Increase (decrease) in Cash and Cash Equivalents	422,803	323,058

Cash and Cash Equivalents, Beginning of Period	7,723,587	6,730,625

Cash and Cash Equivalents, End of Period	$8,146,390	$7,053,683

Supplemental Cash Flow Information
Distribution of restricted investment for deferred
compensation (OCI)	$87,810	$(32,521)
Distribution of restricted investment for deferred
compensation (cost)	331,997	862,453
Unrealized gain(loss) on restricted investment	(1,416,696)	472,242

See Notes to Consolidated Financial Statements

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements

September 30, 2015

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

        Remington Holdings, L.P. and Subsidiaries (the Partnership), consists of the following entities:

  Remington Hotels, L.L.C. (LLC)
  Remington Lodging and Hospitality, L.L.C. (RLH)
  WQ Hotel Management, L.L.C. (WQ)
  Remington Anchorage Employers, L.L.C (RAELLC)
  Remington Boston Employers, L.L.C. (RBELLC)
  Remington Costa Mesa Employers, L.L.C. (RCMLLC)
  Remington Parsippany Employers, L.L.C. (RPARLLC)
  Remington Philly Employers, L.L.C. (RPHILLC)
  Remington Lodging and Hospitality—Linthicum, L.L.C. (RLH-LIN)
  Remington Lodging and Hospitality—Annapolis, L.L.C. (RLH-ANN)
  Remington Long Island Employers, L.L.C. (RLI)

        The Partnership manages various hotel properties and related asset improvement projects in addition to providing accounting, information technology, legal, and other consulting and administrative services. At September 30, 2015 and 2014, the Partnership held management contracts on 94 and 81 properties, respectively. Of those contracts, 90 and 77 properties, respectively, were under agreements with Ashford Hospitality Trust (AHT), and 1 property was under an agreement with Ashford Hospitality Prime (AHP), related parties through common ownership and management.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiaries, LLC, RLH, WQ, RAELLC, RBELLC, RCMLLC, RPARLLC, RPHILLC, RLH-LIN, RLH-ANN and RLI. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Partnership considers all liquid investments with original maturities of three months or less to be cash equivalents. At September 30, 2015 and 2014, cash equivalents consisted primarily of brokered money market mutual funds.

        At September 30, 2015, the Partnership's cash and restricted cash accounts exceeded federally insured limits by approximately $12,754,000.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Restricted Cash Accounts

        As of November 1, 2013, the Partnership elected to self-insure certain costs related to the employee health insurance program. As a result, the Partnership funds a reserve of restricted cash to cover health insurance claims from amounts collected from managed properties, and the Partnership records an equal and offsetting liability for the same amount. At September 30, 2015 and December 31, 2014, the Partnership held $504,029 and $577,195 of cash restricted for this insurance liability. The Partnership has purchased insurance that limits its exposure for individual claims to $150,000 and its aggregate annual exposure to $1,000,000.

        The Partnership also holds cash restricted for capital improvements on various properties. These amounts were advanced by property ownership and as a result, the Partnership recorded a liability for the same amount. At September 30, 2015 and December 31, 2014, the Partnership held $3,800,247 and $4,300,247 of cash restricted for these improvement liabilities.

        The Partnership holds restricted cash for managed properties for use in centralized billings functions on behalf of those managed properties. The cash is offset by the net of receivables from managed properties, accounts payable to vendors, accrued expenses and a reserve liability to managed properties for expenses incurred but not yet billed. At September 30, 2015 and December 31, 2014 the Partnership held $1,453,627 and $1,284,061 in restricted cash for managed properties.

Accounts Receivable

        Accounts receivable are stated at the amount billed to the hotels. Ordinarily, accounts receivable are due five days after the monthly gross revenue is determined. The Partnership provides an allowance for doubtful accounts, if any, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts that are past due more than 60 days, are reviewed monthly to determine if they are collectible. Accounts deemed uncollectible are written off and charged to bad debt expense.

Income Taxes

        The Partnership is not directly subject to income taxes under the provisions of the Internal Revenue Code (IRC). Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal income taxes has been included in the accompanying consolidated financial statements. A provision for state income taxes is included in the consolidated financial statements. The subsidiaries are single-member LLCs, and are disregarded entities under the IRC. All income related to the Partnership and the consolidated subsidiaries are included in the Federal income tax return of the Partnership. With a few exceptions, the subsidiaries are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2010.

Revenue Recognition

        The Partnership provides property management services under management agreements that generally provide for a monthly base fee, which is the greater of a pre-defined minimum fee or

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

3 percent of monthly gross revenues. The fee is recognized monthly as earned. The Partnership can also earn an incentive fee which is the lesser of one percent of gross revenues, or the amount that the property's gross operating profit exceeds the budgeted profit. The incentive fee is recognized annually at the end of the year once all determining factors are considered.

        The Partnership receives project management fees generally ranging from 4 percent to 10 percent for certain capital improvements, construction, interior design and other costs. The project management fee is recognized monthly as earned.

        Other revenue from managed properties includes costs for accounting, information technology, legal and other group services provided to hotel properties under management. These are contractually reimbursed by the managed properties. For these revenues which are reimbursed at cost, the consolidated statements of income include an equal and offsetting expense amount—"Other expenses from managed properties." These costs also include payroll costs at managed properties where the Partnership is the employer and also include certain operational and administrative costs as provided for in our contracts with the owners. Since the reimbursements are made based upon the costs incurred with no added margin, these revenues and corresponding expenses have no effect on the Partnership's operating income or net income.

        The Partnership added a department in 2015 for shared revenue management services and recorded related revenues and expenses on the income statement in "Other revenue from managed properties" and "Other expenses from managed properties", respectively. The costs of these services are then billed directly to the properties at full cost without markup resulting in zero net income for the department on the income statement. Revenues and offsetting expenses for the revenue management department for the nine months ending September 30, 2015 and 2014 were approximately $2,257,000 and $1,861,100, respectively.

  Property and Equipment

        Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

        The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Furniture and fixtures	10 years
Computer software and other	3 years
Computer hardware	5 years
Leasehold improvements	4 years

  Deferred Revenue

        The Partnership charges for hotel accounting, information systems and legal services, which include amounts to be used for future asset purchases (advance payments for future use). Upon purchase of an

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

asset deemed by management to be used for any of the above-mentioned monthly service charges, the Partnership records an increase in deferred revenue for the amount of the asset purchase. Deferred revenue is recognized ratably over the estimated life of the related asset.

  Comprehensive Income

        Comprehensive income consists of net income and other comprehensive income (loss), net of applicable income taxes. Other comprehensive income (loss) includes unrealized appreciation (depreciation) on available-for-sale securities associated with restricted investments within the deferred compensation plan discussed in Notes 4, 5 and 6 below.

Note 2: Related-party Transactions

        During 2015 and 2014, the Partnership paid for expenses or received benefit of services related to the operation of the entities under common ownership. Total due from (due to) related parties at September 30, 2015 and December 31, 2014, was $(11,488) and $6,457, respectively.

        The note receivable balance due from an entity under common control was $523,819 and $471,484 at September 30, 2015 and December 31, 2014, respectively, net of an allowance of $157,027.

        The accounts receivable balance from the same related party was $26,790 and $22,896 at September 30, 2015 and December 31, 2014, respectively. For the nine months ended September 30, 2015 and 2014, the Partnership earned revenues from this entity in amounts of $723,152 and $305,072, respectively.

        As described in Note 3, Remington Hotel Corporation (RHC) receives rent payments from the Partnership.

        As described in Note 8, the ultimate owners of the Partnership have a minority ownership interest in a majority of the managed properties.

        On September 17, 2015, the Partnership's partners entered into an Acquisition Agreement to sell 80% of the Partnership to Ashford Inc. for total consideration of $331.7 million. Ashford Inc. will have contractual rights to acquire the remaining 20% interest in the Partnership, including a right of first refusal for the life of Ashford Inc.'s ownership as well as there being a formula to call that remaining ownership after ten years and a right to call the preferred after five years. The Acquisition Agreement contains termination rights for both the Partnership's partners and Ashford Inc., including the right of either party to terminate the Acquisition Agreement if the transactions are not closed before June 30, 2016. If the Acquisition Agreement is terminated by Ashford Inc. as provided in the Acquisition Agreement, Ashford Inc. is required to pay the Partnership's partners a termination fee of $6.7 million plus the costs and expenses incurred by them.

Note 3: Operating Leases

        RHC, a related party under common control, is the responsible party under two leases for office space that both expire in April 2019 and require monthly payments of approximately $167,000. In addition to the office space added in December 2013, RHC expanded to an additional floor in the

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 3: Operating Leases (Continued)

original corporate office space with an amendment to the original lease coterminous with the other office space.

        The office space is also shared with the Partnership, its consolidated subsidiaries and AHT. RHC has no formal sublease agreement with the Partnership. Lease expense for the Partnership related to this lease for the nine months ended September 30, 2015 and 2014, was approximately $808,000 and $699,000, respectively.

        Based on the current method RHC uses to determine the reimbursement for lease payments, and due to the addition of an entire floor of office space in October of 2014, the Partnership expects to incur expense of approximately $93,300 and pay cash of approximately $111,600 per month for rent until the lease expires.

Note 4: Deferred Compensation Plan

        The Partnership sponsors a deferred compensation plan that was created in 2004 to purchase shares of stock of an affiliated company (AHT) on the open market and hold for the purpose of providing deferred compensation to certain employees. The stock purchased in the plan is held in a Rabbi Trust and is restricted for use only to provide benefits under the terms of the plan. The plan assets held in trust are reported at fair value as a restricted investment. As grants of shares are made to key employees, the expected future benefit is accrued ratably over the life of the grant. Generally, the grants vest over a 3 year period with vested amounts distributed to employees annually. The cumulative accrued liability related to the grants, are reported as a deferred compensation arrangement.

        In 2014 and 2013, shares of newly created companies, Ashford Inc. (AINC) and Ashford Prime (AHP), respectively, were spun-off from AHT shares. Plan participants were granted shares of the new companies which accrue and vest according to the vesting of related AHT shares.

        Total compensation expense recognized in the consolidated statements of income related to the plan during the nine months ended September 30, 2015 and 2014 was $557,053 and $1,127,108, respectively. The total fair value of the investment at September 30, 2015 and December 31, 2014, was $2,674,205 and $4,715,636, respectively.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 5: Securities Within Restricted Investments

        The historical cost and approximate fair values, together with gross unrealized gains and losses, of securities restricted for use in the deferred compensation plan are as follows:

	Historical Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available—for-sale securities:
September 30, 2015:
Equity Securities	$577,259	$1,830,808	$0	$2,408,067

December 31, 2014:
Equity Securities	$1,160,802	$3,335,314	$0	$4,496,116

        Gross unrealized gains and losses of $87,810 and $(32,521), respectively, resulting from the distribution of available-for-sale securities were recognized for the nine months ended September 30, 2015 and 2014. The components of accumulated other comprehensive income (loss), included in partners' capital are the unrealized gains associated with the available-for-sale securities noted above. As of September 30, 2015 and December 31, 2014, cash equivalents of approximately $266,100 and $219,500, respectively, were held with these securities.

Note 6: Disclosures About Fair Value of Financial Instruments

        Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

    Level 1 Quoted prices in active markets for identical assets or liabilities.

    Level 2 Observable inputs other than Level 1 prices, such as quoted prices of similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

    Level 3 Unobservable inputs supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 6: Disclosures About Fair Value of Financial Instruments (Continued)

  Recurring Measurements

        The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at September 30, 2015 and December 31, 2014:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
September 30, 2015:
Financial assets:
Money market mutual funds	$7,092,350	$7,092,350	$—	$—
Restricted investment for deferred compensation:
Money market mutual funds	266,138	266,138	—	—
AHT common stock	1,579,094	1,579,094	—	—
AHP common stock	643,318	643,318	—	—
AINC common stock	185,655	185,655
Financial liabilities:
Deferred compensation agreement	314,439	—	314,439	—
December 31, 2014:
Financial assets:
Money market mutual funds	$4,207,350	4,207,350	—	—
Restricted investment for deferred compensation:
Money market mutual funds	219,520	219,520	—	—
AHT common stock	3,380,503	3,380,503	—	—
AHP common stock	767,155	767,155	—	—
AINC common stock	348,458	348,458	—	—
Financial liabilities:
Deferred compensation agreement	866,217	—	866,217	—

        Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the nine months ended September 30, 2015.

  Cash and Cash Equivalents

        The carrying amounts approximate fair value because of the short maturity on these instruments. This is considered a Level 1 observable input in the valuation hierarchy. The cash equivalents are investments in money market mutual funds.

  Restricted Investment for Deferred Compensation

        Fair value is based on quoted market prices of the underlying investment, which are classified within Level 1 of the valuation hierarchy.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

September 30, 2015

Note 6: Disclosures About Fair Value of Financial Instruments (Continued)

  Deferred Compensation Agreement

        The deferred compensation agreement liability is based on ratably accrued vested shares through September 30, 2015 and December 31, 2014, which are exercisable upon vesting. The liability is the total accrued vested shares multiplied by the fair value of the quoted market price of the underlying investment.

Note 7: Retirement Savings Plan

        The Partnership sponsors a 401(k) retirement savings plan (the Plan) covering substantially all employees. The employer contributions to the Plan are determined annually by the Chief Executive Officer of the Partnership. Expenses for employer contributions to the Plan were $389,814 and $301,589 for the nine months ended September 30, 2015 and 2014, respectively.

Note 8: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

  General Litigation

        The Partnership is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Partnership.

  Restricted Investments for Deferred Compensation

        The Partnership invests in affiliated investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying consolidated balance sheets.

  Economic Dependency

        The owners of the partnerships consolidated in these financial statements have a minority ownership interest in a majority of the hotels for which these companies provide management and other services, and in addition, the owners hold positions on the board of directors of the affiliated ownership of the majority of hotels. Therefore, the Partnership is economically dependent upon affiliate-owned hotels.

Note 9: Subsequent Events

        Subsequent events have been evaluated through the date of the Independent Auditor's Report, which is the date the consolidated financial statements were available to be issued.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)
Auditor's Report and Consolidated Financial Statements
December 31, 2014, 2013 and 2012

Remington Holdings, L.P. and Subsidiaries
(A Partnership)
December 31, 2014, 2013 and 2012

Independent Auditor's Report

Partners
Remington Holdings, L.P. and Subsidiaries
Dallas, Texas

        We have audited the accompanying consolidated financial statements of Remington Holdings, L.P. and Subsidiaries (the Partnership), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, partners' capital and cash flows for the years ended December 31, 2014, 2013 and 2012, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Remington Holdings, L.P. and Subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years ended December 31, 2014, 2013 and 2012, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

        As discussed in Note 2 to the consolidated financial statements, the 2014, 2013 and 2012 consolidated financial statements have been restated to correct misstatements. Our opinion is not modified with respect to this matter.

Houston, Texas
March 2, 2015, except for the information described in Note 2, which is November 10, 2015

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Consolidated Balance Sheets

December 31, 2014, and 2013

	2014	2013
	(Restated)	(Restated)
Assets
Current Assets
Cash and cash equivalents	$7,723,587	$6,730,625
Restricted cash for insurance reserve and capital projects	4,912,442	3,799,686
Restricted cash for managed properties	1,284,061	1,266,092
Restricted investment for deferred compensation	4,715,636	3,867,455
Accounts receivable	8,251,147	5,910,730
Accounts receivable for managed properties	12,227,356	15,809,929
Other receivables	1,368,776	465,080
Due from affiliate	6,457	—
Prepaid expenses and other	402,953	291,596

Total current assets	40,892,415	38,141,193

Property and Equipment, At Cost
Land	—	31,000
Furniture and fixtures	483,804	288,520
Computer software	1,435,080	1,417,293
Computer hardware	1,709,400	1,622,328
Leasehold improvements	72,245	72,245

Total property and equipment	3,700,529	3,431,386
Less accumulated depreciation and amortization	2,594,206	2,179,122

Net property and equipment	1,106,323	1,252,264

Other Assets
Note receivable from related party, net of allowance	471,484	1,071,856

Total assets	$42,470,222	$40,465,313

Liabilities and Partners' Capital
Current Liabilities
Accounts payable	$213,597	$102,164
Accounts payable and accrued expenses for managed properties	12,319,417	15,917,021
Accrued expenses	7,446,155	5,657,810
Capital projects liability	4,300,247	3,000,247
Deferred compensation arrangement	866,217	680,352
Insurance reserve liability	662,195	764,338
Due to affiliate	—	177,967

Total current liabilities	25,807,828	26,299,899
Non Current Liabilities
Deferred revenue	799,683	576,081
Reserve liability for managed properties	1,192,000	1,159,000

	1,991,683	1,735,081
Partners' Capital	14,670,711	12,430,333

Total liabilities and partners' capital	$42,470,222	$40,465,313

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
	(Restated)	(Restated)	(Restated)
Revenues
Property management fees	$30,704,104	$24,043,068	$24,282,999
Project management fees	17,180,511	16,802,939	11,274,111
Other revenue from managed properties	207,189,318	190,282,575	175,142,988

Total revenues	255,073,933	231,128,582	210,700,098

Operating Expenses
Property management expenses	13,215,087	9,540,356	9,809,119
Project management expenses	7,189,672	5,937,816	5,386,607
Other expenses from managed properties	207,189,318	190,282,575	175,142,988
Other operating expenses	20,610	10,028	17,527
Reimbursed costs	178,009	53,597	12,010

Total operating expenses	227,792,696	205,824,372	190,368,251

Operating Income	27,281,237	25,304,210	20,331,847

Other Income (Expense)
Dividend income	85,469	31,618	43,729
Gain(Loss) on sale of asset	44,064	(600)	—
Gain(Loss) on distribution of restricted investment	(170,961)	970,174	1,000,758
Guaranteed payment to partner	—	(1,401)	(449,092)
Other	132	(268)	(143)

Total other income(expense)	(41,296)	999,523	595,252

Income Before Provision for Income Taxes	27,239,941	26,303,733	20,927,099
Provision for Income Taxes	201,110	155,934	122,890

Net Income	27,038,831	26,147,799	20,804,209
Other Comprehensive Income (Loss)
Unrealized gain (loss) on restricted investment	990,921	421,015	880,548
Less reclassification adjustment for gain(loss) included in net income	170,961	(970,174)	(1,000,758)

Comprehensive Income	$28,200,713	$25,598,640	$20,683,999

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Consolidated Statements of Partners' Capital

Years Ended December 31, 2014, 2013 and 2012

	Partners' Capital	Accumulated Other Comprehensive Income	Total Partners' Capital
Balance, January 1, 2012	$8,651,076	$2,842,801	$11,493,877
Net income	20,804,209	—	20,804,209
Reclassifications of gains on marketable securities to net income	—	(1,000,758)	(1,000,758)
Unrealized gain on restricted investment	—	880,548	880,548
Distributions	(19,063,783)	—	(19,063,783)

Balance, December 31, 2012	10,391,502	2,722,591	13,114,093
Net income	26,147,799	—	26,147,799
Reclassifications of gains on marketable securities to net income	—	(970,174)	(970,174)
Unrealized gain on restricted investment	—	421,015	421,015
Distributions	(26,282,400)	—	(26,282,400)

Balance, December 31, 2013	10,256,901	2,173,432	12,430,333
Net income	27,038,831	—	27,038,831
Reclassifications of loss on marketable securities to net income	—	170,961	170,961
Unrealized gain on restricted investment	—	990,921	990,921
Distributions	(25,960,334)	—	(25,960,334)

Balance, December 31, 2014	$11,335,398	$3,335,314	$14,670,711

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Consolidated Statements of Cash Flows

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
	(Restated)	(Restated)	(Restated)
Operating Activities
Net income	$27,038,831	$26,147,799	$20,804,209
Items not requiring (providing) cash:
Depreciation and amortization	418,022	334,362	222,890
(Gain)loss on distribution of restricted investment	170,961	(970,174)	(1,000,758)
Non-cash payroll receivable	3,732,741	(2,570,617)	(1,296,746)
Non-cash payroll payable	(3,732,741)	2,570,617	1,296,746
Deferred compensation arrangement	971,526	619,546	1,519,441
Allowance for note receivable from related party	—	(600,000)	180,336
(Gain)loss on disposal of asset	(44,064)	600	428
Changes in:
Restricted cash	(1,112,757)	(591,938)	(1,130,893)
Restricted cash for managed properties	(17,969)	(1,055,694)	735,522
Accounts receivable	(2,340,425)	(106,118)	(1,100,013)
Accounts receivable for managed properties	(150,167)	866,638	(744,215)
Other receivables	(903,696)	(294,619)	50,035
Prepaid expenses and other	(111,357)	(54,164)	66,489
Note receivable	600,373	—	—
Due from related parties and due to affiliates	(184,424)	400,521	(181,539)
Accounts payable and accrued expenses	1,899,786	635,176	791,228
Accounts payable and accrued expenses for managed properties	135,136	(323,294)	(22,107)
Capital projects liability	1,300,000	2,499,916	500,106
Insurance reserve liability	(102,142)	(1,908,069)	630,552
Reserve liability for managed properties	33,000	512,350	30,800
Deferred revenue	223,602	186,014	(129,736)

Net cash provided by operating activities	27,824,236	26,298,852	21,222,775

Investing Activities
Purchase of property and equipment	(300,774)	(691,297)	(534,829)
Proceeds from sale of property and equipment	72,755	1,278	—
Dividends recevied from restricted investments	85,469	31,611	43,729
Purchase of restricted investments for deferred compensation	(728,390)	(1,000,000)	(970,433)

Net cash used in investing activities	(870,940)	(1,658,408)	(1,461,533)

Financing Activities
Taxes paid on behalf of partners	(1,056,511)	(760,424)	(585,543)
Distributions to partners	(24,903,823)	(25,521,976)	(18,478,240)

Net cash used in financing activities	(25,960,334)	(26,282,400)	(19,063,783)

Increase (Decrease) in Cash and Cash Equivalents	992,962	(1,641,956)	697,459

Cash and Cash Equivalents, Beginning of Year	6,730,625	8,372,581	7,675,122

Cash and Cash Equivalents, End of Year	$7,723,587	$6,730,625	$8,372,581

Supplemental Cash Flow Information
Distribution of restricted investment for deferred compensation (OCI)	$(170,961)	$970,174	$1,000,758
Distribution of restricted investment for deferred compensation (cost)	956,622	248,476	978,810
Unrealized gain(loss) on restricted investment	990,921	421,015	880,548

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements

December 31, 2014, 2013 and 2012

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

  Remington Holdings, L.P. and Subsidiaries (the Partnership), consists of the following entities:

  Remington Hotels, L.L.C. (LLC)
  Remington Lodging and Hospitality, L.L.C. (RLH)
  WQ Hotel Management, L.L.C. (WQ)
  Remington Anchorage Employers, L.L.C (RAELLC)
  Remington Boston Employers, L.L.C. (RBELLC)
  Remington Costa Mesa Employers, L.L.C. (RCMLLC)
  Remington Parsippany Employers, L.L.C. (RPARLLC)
  Remington Philly Employers, L.L.C. (RPHILLC)
  Remington Lodging and Hospitality—Linthicum, L.L.C. (RLH-LIN)
  Remington Lodging and Hospitality—Annapolis, L.L.C. (RLH-ANN)
  Remington Long Island Employers, L.L.C. (RLI)

        The Partnership manages various hotel properties and related asset improvement projects in addition to providing accounting, information technology, legal, and other consulting and administrative services. At December 31, 2014, 2013 and 2012, the Partnership held management contracts on 80, 79 and 69 properties, respectively. Of those contracts, 76, 75 and 66 properties, respectively, were under agreements with Ashford Hospitality Trust (AHT), and beginning in 2013, 1 property was under an agreement with Ashford Hospitality Prime (AHP), related parties through common ownership and management.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Partnership and its wholly owned subsidiaries, LLC, RLH, WQ, RAELLC, RBELLC, RCMLLC, RPARLLC, RPHILLC, RLH-LIN, RLH-ANN and RLI. RLI had no economic activity in 2012. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

        The Partnership considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2014 and 2013, cash equivalents consisted primarily of brokered money market mutual funds.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

        At December 31, 2014, the Partnership's cash and restricted cash accounts exceeded federally insured limits by approximately $12,018,950.

Restricted Cash Accounts

        As of November 1, 2013, the Partnership elected to self-insure certain costs related to the employee health insurance program. As a result, the Partnership funds a reserve of restricted cash to cover health insurance claims from amounts collected from managed properties, and the Partnership records an equal and offsetting liability for the same amount. At December 31, 2014 and 2013, the Partnership held cash restricted for this insurance liability of $577,195 and $764,439, respectively. The Partnership has purchased insurance that limits its exposure for individual claims to $150,000 and its aggregate annual exposure to $1,000,000.

        The Partnership also holds cash restricted for capital improvements on various properties. These amounts were advanced by property ownership and as a result, the Partnership recorded a liability for the same amount. At December 31, 2014 and 2013, the Partnership held cash restricted for these improvement liabilities of $4,335,247 and $3,035,247, respectively.

        The Partnership holds restricted cash for managed properties for use in centralized billings functions on behalf of those managed properties. The cash is offset by the net of receivables from managed properties, accounts payable to vendors, accrued expenses and a reserve liability to managed properties for expenses incurred but not yet billed. At December 31, 2014, and 2013 the Partnership held $1,284,061 and $1,266,092 in restricted cash for managed properties.

Accounts Receivable

        Accounts receivable are stated at the amount billed to the hotels. Accounts receivable are ordinarily due five days after the monthly gross revenue is determined. The Partnership provides an allowance for doubtful accounts, if any, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts that are past due more than 60 days are reviewed monthly to determine if they are collectible. Accounts deemed uncollectible are written off and charged to bad debt expense.

Income Taxes

        The Partnership is not directly subject to income taxes under the provisions of the Internal Revenue Code (IRC). Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns and no provision for federal income taxes has been included in the accompanying consolidated financial statements. A provision for state income taxes is included in the consolidated financial statements. The subsidiaries are single-member LLCs, and are disregarded entities under the IRC. All income related to the Partnership and the consolidated subsidiaries is included in the Federal income tax return of the Partnership. With a few exceptions, the subsidiaries are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2010.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Revenue Recognition

        The Partnership provides property management services under management agreements that generally provide for a monthly base fee, which is the greater of a pre-defined minimum fee or 3 percent of monthly gross revenues. The fee is recognized monthly as earned. The Partnership is also able to earn an incentive fee, which is the lesser of one percent of gross revenues or the amount that the property's gross operating profit exceeds the budgeted amount. The incentive fee is recognized annually as earned.

        The Partnership receives project management fees generally ranging from 4 percent to 10 percent for certain capital improvements, construction, interior design and other costs. The project management fee is recognized monthly as earned.

        Other revenue from managed properties includes costs for accounting, information technology, legal and other group services provided to hotel properties under management. These are contractually reimbursed by the managed properties. For these revenues which are reimbursed at cost, the consolidated statements of income include an equal and offsetting expense amount—"Other expenses from managed properties." These costs also include payroll costs at managed properties where the Partnership is the employer and also include certain operational and administrative costs as provided for in our contracts with the owners. Since the reimbursements are made based upon the costs incurred with no added margin, these revenues and corresponding expenses have no effect on the Partnership's operating income or net income.

        Prior to 2014, the costs of the fixed asset accounting services provided for all projects managed by the Partnership's project management department were covered by the hotel accounting services fees received from the managed properties. Beginning in 2014, the Partnership separated its fixed asset accounting services from its hotel accounting services in the general ledger and billed those services directly to AHT at cost.

Property and Equipment

        Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

        The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Furniture and fixtures	10 years
Computer software and other	3 years
Computer hardware	5 years
Leasehold improvements	5 years

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 1: Nature of Operations and Summary of Significant Accounting Policies (Continued)

Reclassifications

        Certain reclassifications have been made to the 2013 and 2012 consolidated financial statements to conform to the 2014 consolidated financial statement presentation. These reclassifications had no effect on earnings.

Deferred Revenue

        The Partnership charges for hotel accounting, information systems and legal services, which include amounts to be used for future asset purchases (advance payments for future use). Upon purchase of an asset deemed by management to be used for any of the above-mentioned monthly service charges, the Partnership records an increase in deferred revenue for the amount of the asset purchase. Deferred revenue is recognized ratably over the estimated life of the related asset.

Comprehensive Income

        Comprehensive income consists of net income and other comprehensive income(loss), net of applicable income taxes. Other comprehensive income(loss) includes unrealized appreciation (depreciation) on available-for-sale securities associated with restricted investments within the deferred compensation plan discussed in Notes 5, 6 and 7 below.

Note 2: Restatement and Reclassification

        We have restated years ended December 31, 2014, 2013 and 2012 for various accounts. Certain reimbursed costs for payroll and payroll related expenses for employees of the Partnership employed in the operation of the managed hotel properties previously recorded on a net basis are now reported on a gross basis to record both the revenues and the related offsetting expenses. In addition certain other reimbursed expenses previously recorded on a net basis are now reported on a gross basis. The balance sheet adjustments related to reporting these items on a gross basis includes recording the receivables for payroll, payroll related expenses and other reimbursed costs from the managed properties and the related liabilities for these amounts. Additionally, a Partnership restricted cash account used for managed property expenses and the related liabilities have also been reflected on the revised consolidated financial statements of the Partnership. These adjustments had no impact on net income or net cash generated by operations.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 2: Restatement and Reclassification (Continued)

        The following table illustrates the corrections as associated with increases (decreases) in the respective line items in the financial statements:

	2014 (As Reported)	Payroll and related reimbursements	Restricted cash for managed properties	Reclassify Deferred Revenue	2014 (Restated)
Balance Sheet
Restricted cash for managed properties	$—	$—	$1,284,061	$—	$1,284,061
Accounts receivable for managed properties	$—	$12,180,346	$47,010	$—	$12,227,356
Total current assets	$27,380,998	$12,180,346	$1,331,071	$—	$40,892,415
Total assets	$28,958,805	$12,180,346	$1,331,071	$—	$42,470,222
Accounts payable and accrued expenses for managed properties	$—	$12,180,346	$139,071	$—	$12,319,417
Deferred Revenue	$799,683	$—	$—	$(799,683)	$—
Total current liabilities	$14,288,094	$12,180,346	$139,071	$(799,683)	$25,807,828
Deferred Revenue	$—	$—	$—	$799,683	$799,683
Reserve liability for managed properties	$—	$—	$1,192,000	$—	$1,192,000
Total non current liabilities	$—	$—	$1,192,000	$799,683	$1,991,683
Total liabilities and partners' equity	$28,958,805	$12,180,346	$1,331,071	$—	$42,470,222
Income Statement
Other revenue from managed properties	$9,493,021	$170,570,049	$27,126,248	$—	$207,189,318
Total revenues	$57,377,636	$170,570,049	$27,126,248	$—	$255,073,933
Other expenses from managed properties	$9,493,021	$170,570,049	$27,126,248	$—	$207,189,318
Total operating expopenses	$30,096,399	$170,570,049	$27,126,248	$—	$227,792,696
Statement of Cash Flows
Non-cash payroll receivable	$—	$3,732,741	$—	$—	$3,732,741
Non-cash payroll payable	$—	$(3,732,741)	$—	$—	$(3,732,741)
Restricted cash for managed properties	$—	$—	$(17,969)	$—	$(17,969)
Accounts receivable for managed properties	$—	$—	$(150,167)	$—	$(150,167)
Accounts payable and accrued expenses for managed properties	$—	$—	$135,136	$—	$135,136
Reserve liability for managed properties	$—	$—	$33,000	$—	$33,000

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 2: Restatement and Reclassification (Continued)

	2013 (As Reported)	Payroll and related reimbursements	Restricted cash for managed properties		2013 (Restated)
Balance Sheet
Restricted cash for managed properties	$—	$—	$1,266,092	$—	$1,266,092
Accounts receivable for managed properties	$—	$15,913,086	$(103,157)	$—	$15,809,929
Total current assets	$21,065,172	$15,913,086	$1,162,935	$—	$38,141,193
Total assets	$23,389,292	$15,913,086	$1,162,935	$—	$40,465,313
Accounts payable and accrued expenses for managed properties	$—	$15,913,086	$3,935	$—	$15,917,021
Deferred Revenue	$576,081	$—	$—	$(576,081)	$—
Total current liabilities	$23,389,292	$15,913,086	$3,935	$(576,081)	$38,730,232
Deferred Revenue	$—	$—	$—	$576,081	$576,081
Reserve liability for managed properties	$—	$—	$1,159,000	$—	$1,159,000
Total non current liabilities	$—	$—	$1,159,000	$576,081	$1,735,081
Total liabilities and partners' equity	$23,389,292	$15,913,086	$1,162,935	$—	$40,465,313
Income Statement
Other revenue from managed properties	$7,291,895	$160,503,089	$22,487,591	$—	$190,282,575
Total revenues	$48,137,902	$160,503,089	$22,487,591	$—	$231,128,582
Other expenses from managed properties	$7,291,895	$160,503,089	$22,487,591	$—	$190,282,575
Total operating expenses	$22,833,692	$160,503,089	$22,487,591	$—	$205,824,372
Statement of Cash Flows
Non-cash payroll receivable	$—	$(2,570,617)	$—	$—	$(2,570,617)
Non-cash payroll payable	$—	$2,570,617	$—	$—	$2,570,617
Restricted cash for managed properties	$—	$—	$(1,055,694)	$—	$(1,055,694)
Accounts receivable for managed properties	$—	$—	$866,638	$—	$866,638
Accounts payable and accrued expenses for managed properties	$—	$—	$(323,294)	$—	$(323,294)
Reserve liability for managed properties	$—	$—	$512,350	$—	$512,350

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 2: Restatement and Reclassification (Continued)

	2012 (As Reported)	Payroll and related reimbursements	Restricted cash for managed properties	2012 (Restated)
Income Statement
Other revenue from managed properties	$6,662,215	$153,327,790	$15,152,983	$175,142,988
Total revenues	$42,219,325	$153,327,790	$15,152,983	$210,700,098
Other expenses from managed properties	$6,662,215	$153,327,790	$15,152,983	$175,142,988
Total operating expenses	$21,887,478	$153,327,790	$15,152,983	$190,368,251
Statement of Cash Flows
Non-cash payroll receivable	$—	$(1,296,746)	$—	$(1,296,746)
Non-cash payroll payable	$—	$1,296,746	$—	$1,296,746
Restricted cash for managed properties	$—	$—	$735,522	$735,522
Accounts receivable for managed properties	$—	$—	$(744,215)	$(744,215)
Accounts payable and accrued expenses for managed properties	$—	$—	$(22,107)	$(22,107)
Reserve liability for managed properties	$—	$—	$30,800	$30,800

Note 3: Related-party Transactions

        During 2014, 2013 and 2012, the Partnership paid for expenses or received benefit of services related to the operations of entities under common ownership. Total due from (due to) related parties at December 31, 2014, 2013 and 2012, was $6,457, $(177,967) and $222,571, respectively.

        The note receivable balance due from an entity under common control was $471,484 and $1,071,856 for 2014 and 2013, respectively, net of an allowance of $157,027. The accounts receivable balance from the same related party was $22,896 and $24,810 at December 31, 2014 and 2013, respectively. For the years ended December 31, 2014, 2013 and 2012, the Partnership earned revenues from this entity in amounts of $412,528, $428,527 and $413,305, respectively. As described in Note 4, Remington Hotel Corporation (RHC) receives rent payments from the Partnership.

        As described in Note 9, the ultimate owners of the Partnership have a minority ownership interest in a majority of the managed properties.

Note 4: Operating Leases

        RHC, a related party under common control, is the responsible party under two leases for office space that both expire in April 2019 and require monthly payments of approximately $167,000. In addition to the office space added in December 2013, RHC expanded to an additional floor in the original corporate office space with an amendment to the original lease coterminous with the other office space.

        The office space is also shared with the Partnership, its consolidated subsidiaries and AHT. RHC has no formal sublease agreement with the Partnership. Lease expense for the Partnership related to

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 4: Operating Leases (Continued)

this lease for the years ended December 31, 2014, 2013 and 2012, was approximately $967,000, $716,000 and $601,000, respectively.

        Based on the current method RHC uses to determine the reimbursement for lease payments, and due to the addition of an entire floor of office space in October of 2014, the Partnership expects to expense approximately $104,000 and pay cash of approximately $123,000 per month for rent expense until the lease expires.

Note 5: Deferred Compensation Plan

        The Partnership sponsors a deferred compensation plan that was created in 2004 to purchase shares of stock of an affiliated company (AHT) on the open market and hold for the purpose of providing deferred compensation to certain employees. The stock purchased in the plan is held in a Rabbi Trust and is restricted for use only to provide benefits under the terms of the plan. The plan assets held in trust are reported at fair value as a restricted investment. As grants of shares are made to key employees, the expected future benefit is accrued ratably over the life of the grant. Generally, the grants vest over a 3 year period with vested amounts distributed to employees annually. The cumulative accrued liability related to the grants, are reported as a deferred compensation arrangement.

        In 2014 and 2013, shares of newly created companies, Ashford Inc.(AINC) and Ashford Prime (AHP), respectively, were spun-off from AHT shares. Plan participants were granted shares of the new companies which accrue and vest according to the vesting of related AHT shares.

        Total compensation expense recognized in the consolidated statements of income related to the plan during 2014, 2013 and 2012 was $1,466,992, $1,011,368 and $1,605,082, respectively. The total fair value of the investment at December 31, 2014, 2013 and 2012, was $4,715,636, $3,867,455 and $3,303,161, respectively.

Note 6: Securities Within Restricted Investments

        The historical cost and approximate fair values, together with gross unrealized gains and losses, of securities restricted for use in the deferred compensation plan are as follows:

	Historical Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale securities:
December 31, 2014:
Equity Securities	$1,160,802	$3,335,314	$0	$4,496,116

December 31, 2013:
Equity Securities	$1,563,923	$2,173,432	$0	$3,737,355

December 31, 2012:
Equity Securities	$475,832	$2,722,591	$0	$3,198,423

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 6: Securities Within Restricted Investments (Continued)

        Gross unrealized (losses) and gains of $(170,961), $970,174 and $1,000,758, respectively, resulting from the distribution of available-for-sale securities were recognized for 2014, 2013 and 2012. The components of accumulated other comprehensive income (loss), included in partners' capital are the unrealized gains associated with the available-for-sale securities noted above. As of December 31, 2014, 2013 and 2012, cash equivalents of approximately $219,500, $130,000 and $105,000, respectively, are held with these securities.

Note 7: Disclosures About Fair Value of Financial Instruments

        Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

          Level 1    Quoted prices in active markets for identical assets or liabilities.

          Level 2    Observable inputs other than Level 1 prices, such as quoted prices of similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

          Level 3    Unobservable inputs supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 7: Disclosures About Fair Value of Financial Instruments (Continued)

Recurring Measurements

        The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2014, 2013 and 2012:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2014:
Financial assets:
Money market mutual funds	$4,207,350	$4,207,350	$—	$—
Restricted investment for deferred compensation:
Money market mutual funds	219,520	219,520	—	—
AHT common stock	3,380,503	3,380,503	—	—
AHP common stock	767,155	767,155	—	—
AINC common stock	348,458	348,458
Financial liabilities:
Deferred compensation agreement	866,217	—	866,217	—
December 31, 2013
Financial assets:
Money market mutual funds	4,327,025	4,327,025	—	—
Restricted investment for deferred compensation:
Money market mutual funds	130,100	130,100	—	—
AHT common stock	2,674,424	2,674,424	—	—
AHP common stock	1,062,931	1,062,931	—	—
Financial liabilities:
Deferred compensation agreement	680,352	—	680,352	—
December 31, 2012
Financial assets:
Money market mutual funds	6,147,466	6,147,466	—	—
Restricted investment for deferred compensation:
Money market mutual funds	104,738	104,738	—	—
AHT common stock	3,198,423	3,198,423	—	—
Financial liabilities:
Deferred compensation agreement	885,916	—	885,916	—

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 7: Disclosures About Fair Value of Financial Instruments (Continued)

        Following is a description of the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the year ended December 31, 2014.

Cash and Cash Equivalents

        The carrying amounts approximate fair value because of the short maturity on these instruments. This is considered a Level 1 observable input in the valuation hierarchy. The cash equivalents are investments in money market mutual funds.

Restricted Investment for Deferred Compensation

        Fair value is based on quoted market prices of the underlying investment, which are classified within Level 1 of the valuation hierarchy.

Deferred Compensation Agreement

        The deferred compensation agreement liability is based on total shares vested up to December 31, 2014, 2013 and 2012, which are exercisable upon vesting. The liability is the actual vested shares multiplied by the fair value of the quoted market price of the underlying investment.

Note 8: Retirement Savings Plan

        The Partnership sponsors a 401(k) retirement savings plan (the Plan) covering substantially all employees. The employer contributions to the Plan are determined annually by the Chief Executive Officer of the Partnership. Expenses for employer contributions to the Plan were $390,183, $343,761 and $333,529 for 2014, 2013 and 2012, respectively.

Note 9: Significant Estimates and Concentrations

        Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

        The Partnership is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Partnership.

Remington Holdings, L.P. and Subsidiaries
(A Partnership)

Notes to Consolidated Financial Statements (Continued)

December 31, 2014, 2013 and 2012

Note 9: Significant Estimates and Concentrations (Continued)

Restricted Investments for Deferred Compensation

        The Partnership invests in affiliated investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying consolidated balance sheets.

Economic Dependency

        The owners of the partnerships consolidated in these financial statements have a minority ownership interest in a majority of the hotels for which these companies provide management and other services, and in addition, the owners hold positions on the board of directors of the affiliated ownership of the majority of hotels. Therefore, the Partnership is economically dependent upon affiliate-owned hotels.

Note 10: Subsequent Events

        Subsequent events have been evaluated through the date of the Independent Auditor's Report, which is the date the consolidated financial statements were available to be issued.

ANNEX C

ACQUISITION AGREEMENT

        ACQUISITION AGREEMENT (this "Agreement"), dated as of September 17, 2015, is entered into between Archie Bennett, Jr. and Monty J. Bennett (collectively, the "LP Transferors"); Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of the Target (the "General Partner") (each of the LP Transferors and the General Partner individually, a "Remington Holder" and collectively, the "Remington Holders"); solely for the purpose of conveying its interest in the Economic Interest (defined below), MJB Investments, LP ("MJB Investments"); solely for the purpose of conveying his interest in the Profits Interest (defined below), Mark A. Sharkey ("Sharkey"); Remington Holdings, LP, a Delaware limited partnership (the "Target"); Ashford, Inc., a Delaware corporation (the "Company"); Ashford Advisors, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Newco"); Remington Hospitality Management, Inc., a Delaware corporation and wholly owned subsidiary of Newco ("Newco Sub"); Ashford GP Holdings I, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco ("GP Holdings I"); and Remington GP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco Sub ("GP Holdings"). Capitalized terms used in this Agreement have the meanings given such terms in Article I or in the applicable Section cross referenced in Article I.

PRELIMINARY STATEMENTS

        A.    The LP Transferors own all of the issued and outstanding limited partnership interests of record in the Target, which are subject to the Profits Interest held by Sharkey described below, and which in the case of Monty J. Bennett is also subject to the Economic Interests held by MJB Investments described below (the "LP Interests"); the Target beneficially owns substantially all of the issued and outstanding equity securities of its Subsidiaries; the General Partner owns all of the issued and outstanding general partnership interests in the Target (the "GP Interests"); MJB Investments owns the total economic interests in the Target represented by the LP Interests held by Monty J. Bennett (the "Economic Interests"), which were assigned to it by Monty J. Bennett; Sharkey holds an equity ownership interest in the Target that, subject to certain terms, entitles him to up to $3,000,000 of the total economics in the Target under certain circumstances (the "Profits Interest"), which was issued to him by the Target; the LP Transferors own all of the outstanding equity securities of the General Partner; the Target owns all of the issued and outstanding general partnership interests in Marietta Leasehold, LP (the "Marietta GP Interests"); the LP Transferors own all of the issued and outstanding Class A limited partnership interests in Marietta Leasehold, LP, and three other Persons (the "Marietta Class B Holders") own all of the issued and outstanding Class B limited partnership interests in Marietta Leasehold, LP (collectively, the "Marietta LP Interests" and together with the Marietta GP Interests, the "Marietta Interests").

        B.    Newco desires to acquire, directly and indirectly, and the Remington Holders, Sharkey and MJB Investments desire to transfer to Newco, directly and indirectly, 80% of the LP Interests, 100% of the Profits Interest, 80% of the Economic Interests (the "Transferred Economic Interests"), 100% of the GP Interests, and 100% of the Marietta Interests pursuant to transactions set forth in this Agreement whereby (i) the Target will acquire 100% of the Marietta LP Interests from the LP Transferors and the Marietta Class B Holders, (ii) GP Holdings I and GP Holdings will acquire 100% of the GP Interests (with GP Holdings directly acquiring 100% of the Base GP Interest and GP Holdings I acquiring any Excess GP Interest) and (iii) Newco will acquire the Transferred Economic Interests, the Profits Interest, and all except 20% of the LP Interests (the GP Interests, the Transferred Economic Interests, the Profits Interest and the acquired LP Interests collectively being the "Transferred Securities"), in each case from the Remington Holders, Sharkey or MJB Investments, as applicable, in exchange for the consideration provided in this Agreement.

        C.    The Parties intend that the exchange of LP Interests, Transferred Economic Interests, the Profits Interest and any Excess GP Interest for Newco Stock under this Agreement qualify as a tax-free exchange under § 351 of the Code, and that this Agreement, as well as the transactions contemplated pursuant to the Company Contribution Agreement, will together be taken as a plan of exchange under § 351 of the Code.

        THEREFORE, in consideration of the foregoing (which is incorporated by reference in this Agreement), the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all Parties agree and acknowledge, the Parties intending to be legally bound agree as follows:

ARTICLE I
DEFINITIONS

        The following terms have the meanings specified or referred to in this Article I:

        "Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

        "Adverse Company Recommendation" has the meaning set forth in Section 6.04(d).

        "Adverse Tax Change" means a change in Tax Law after the date of this Agreement (or the interpretation thereof by a taxing authority) as a result of which the exchange of Newco Stock for LP Interests, Transferred Economic Interests and any Excess GP Interest and the contributions contemplated pursuant to the Company Contribution Agreement would not qualify as a tax-free exchange under § 351 of the Code.

        "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including derivative terms the terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Affordable Care Act" means the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.

        "Aggregate Consideration" has the meaning set forth in Section 2.02.

        "Agreement" has the meaning set forth in the Preamble.

        "Assignment" has the meaning set forth in Section 2.04(d)(i).

        "Audited Financial Statements" has the meaning set forth in Section 3.06.

        "Balance Sheet" has the meaning set forth in Section 3.06.

        "Balance Sheet Date" has the meaning set forth in Section 3.06.

        "Base GP Interest" means the portion of the GP Interest that has a fair market value equal to the fair market value of the Newco Sub Note as of the Closing Date.

        "Basket" has the meaning set forth in Section 9.02(a).

        "Benefit Plan" has the meaning set forth in Section 3.19(a).

        "BMO" means BMO Capital Markets Corp.

        "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

        "Closing" has the meaning set forth in Section 2.05.

        "Closing Adjustment" has the meaning set forth in Section 2.06(a)(ii).

        "Closing Date" has the meaning set forth in Section 2.05.

        "Closing Working Capital" means: (a) Current Assets, less (b) Current Liabilities, determined as of the open of business on the Closing Date.

        "Closing Working Capital Statement" has the meaning set forth in Section 2.06(b)(i).

        "Code" means the Internal Revenue Code of 1986.

        "Commencement Date" means, with respect to each Remington Holder, the date after the Closing Date on or after which such Remington Holder is not an officer, director, or employee of the Company and its Affiliates.

        "Company" has the meaning set forth in the Preamble.

        "Company Acquisition Proposal" means any proposal or offer relating to (a) a merger, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, (b) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 10% or more of the assets of the Company and its Subsidiaries, taken as a whole, (c) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing 10% or more of the voting power of the capital stock of the Company, including by way of a tender offer or exchange offer or (d) any other transaction having a similar effect to those described in clauses (a) through (c).

        "Company Board" means the Board of Directors of the Company.

        "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

        "Company Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, between the Company and Newco, in form and substance reasonably satisfactory to the Company and the Remington Holders, setting forth the terms and conditions upon which the Company will contribute substantially all of its assets to Newco, and Newco will assume all of the liabilities of the Company.

        "Company Intervening Event" means an event, change, development, effect, occurrence or state of facts, in each case (a) that is material to the Transactions taken as a whole, (b) that arises or occurs after the date of this Agreement and that becomes known to the Special Committee before the Required Stockholder Vote, and (c) that, prior to the date of this Agreement, was not known to or reasonably foreseeable by the Special Committee; provided, that in no event will the receipt, existence of, or terms of a Company Acquisition Proposal or any inquiry relating to a Company Acquisition Proposal or any consequence thereof constitute an Intervening Event.

        "Company Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the Transactions on a timely basis; provided, however, that "Company Material Adverse Effect" will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.05 and Section 6.07; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any action taken or omission by Ashford Hospitality Trust, Inc. or Ashford Hospitality Prime, Inc., or by any Person controlled by the Remington Holders; (viii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents; or (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi) and (ix) immediately above will be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses.

        "Company Parties" means the Company, Newco, Newco Sub, GP Holdings I, GP Holdings and (after the Closing) the Target Companies and their respective Subsidiaries.

        "Company Recommendation" has the meaning set forth in Section 6.08(a).

        "Company SEC Documents" has the meaning set forth in Section 4.05(a).

        "Company Subsidiary" means a Company Party other than the Company.

        "Company Superior Proposal" means an unsolicited bona fide Company Acquisition Proposal (except that references to "10%" in the definition of such term will be deemed to be references to "50%") made in writing and not solicited in violation of Section 6.04 that the Special Committee has determined in its good faith judgment, after receipt of advice from the Special Committee's financial advisor and legal counsel, (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal (including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition), and (b) if consummated, would result in a transaction more favorable to the stockholders of the Company (excluding the Remington Holders and their Affiliates, and including Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc.) from a financial point of view (including the effect of any Parent Termination Fee required under this Agreement) than the Transactions (after taking into account any revisions to the terms of the transaction contemplated by Section 6.04(e) and the time likely to be required to consummate such Company Acquisition Proposal).

        "Company's Accountants" means Ernst & Young LLP.

        "Contract" means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and every other agreement, understanding, commitments and legally binding arrangements, whether written or oral.

        "Contributed Assets" means the assets contributed pursuant to the Company Contribution Agreement.

        "Current Assets" means the current assets of the Target Companies, including cash and cash equivalents, accounts receivable, inventory and prepaid expenses, but excluding (a) the portion of any prepaid expenses of which the Target Companies will not receive the benefit following the Closing, and (b) deferred Tax assets, each as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

        "Current Liabilities" means current liabilities of the Target Companies, including accounts payable, accrued Taxes and accrued expenses, but excluding (a) the current portion of long term debt, and (b) deferred Tax liabilities, each as determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end.

        "DGCL" means the Delaware General Corporation Law.

        "Disclosure Schedules" means the Disclosure Schedules delivered by the Remington Holders and Target to the Company and delivered by the Company to the Remington Holders, as applicable, simultaneously with the execution and delivery of this Agreement.

        "Disputed Amounts" has the meaning set forth in Section 2.06(c)(iii).

        "Dollars or $" means the lawful currency of the United States.

        "Economic Interests" has the meaning set forth in the Preliminary Statements.

        "Encumbrance" means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal or offers, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

        "Environmental Claim" means any Action, Governmental Order, Encumbrance, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

        "Environmental Law" means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term "Environmental Law" includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

        "Environmental Notice" means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

        "Environmental Permit" means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means all employers, trades or businesses (whether or not incorporated) that would be treated together with the Target or any of its Affiliates as a "single employer" within the meaning of Section 414 of the Code.

        "Estimated Closing Working Capital" has the meaning set forth in Section 2.06(a)(i).

        "Estimated Closing Working Capital Statement" has the meaning set forth in Section 2.06(a)(i).

        "Excess GP Interest" has the meaning set forth in Section 7.01(c).

        "Excess Stock" has the meaning set forth in Section 7.01(c).

        "Exchanges" has the meaning set forth in Section 7.01(b).

        "Excluded Tax Contracts" means Contracts entered into in the ordinary course of business, which Contracts do not deal principally with the allocation or sharing of Taxes, and in which Contracts the provisions dealing with Taxes are of a type typically included in such Contracts (such as employment agreements, leases and loan agreements).

        "Existing Indemnification Agreements" has the meaning set forth in Section 6.14(d).

        "Fairness Opinion" has the meaning set forth in Section 4.12.

        "Financial Statements" has the meaning set forth in Section 3.06.

        "GAAP" means United States generally accepted accounting principles in effect from time to time.

        "General Partner" has the meaning set forth in the Preamble.

        "Government Contracts" has the meaning set forth in Section 3.10(a)(ix).

        "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "GP Holdings" has the meaning set forth in the Preamble.

        "GP Holdings I" has the meaning set forth in the Preamble.

        "GP Holdings Certificate of Formation" means the Certificate of Formation of GP Holdings as in effect on the date of this Agreement and in the form of Exhibit A.

        "GP Holdings I Certificate of Formation" means the Certificate of Formation of GP Holdings I as in effect on the date of this Agreement and in the form of Exhibit B.

        "GP Interests" has the meaning set forth in the Preliminary Statements.

        "Hazardous Materials" means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Independent Accountant" has the meaning set forth in Section 2.06(c)(iii).

        "Insurance Policies" has the meaning set forth in Section 3.15.

        "Intellectual Property" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to any Law, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

        "Interim Balance Sheet" has the meaning set forth in Section 3.06.

        "Interim Balance Sheet Date" has the meaning set forth in Section 3.06.

        "Interim Financial Statements" has the meaning set forth in Section 3.06.

        "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the Closing Date, between the Company, Newco, Newco Sub, the Target, the Remington Holders, Sharkey and MJB Investments, in the form of Exhibit C.

        "Knowledge of the Company or the Company's Knowledge" or any other similar knowledge qualification with respect to the Company, means the actual knowledge of any member of the Special Committee after good-faith inquiry, which good-faith inquiry means the Special Committee providing the representations and warranties contained in Article IV of this Agreement to the "named executive officers," within the meaning of Item 402 of Regulation S-K under the Exchange Act, of the Company, excluding Monty J. Bennett, and inquiring of such individuals whether such representations and warranties are true and correct.

        "Knowledge of the Remington Holders or the Remington Holders' Knowledge" or any other similar knowledge qualification with respect to Remington Holders, means the actual knowledge of each of Archie Bennett, Jr., Monty J. Bennett, Mark A. Sharkey, Robert Haiman and Sheryl Ransome, in each case after good-faith inquiry, which good-faith inquiry means the Remington Holders providing the representations and warranties contained in Article III of this Agreement to the individuals listed in this definition and inquiring of such individuals whether such representations and warranties are true and correct.

        "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

        "Liabilities" has the meaning set forth in Section 3.07.

        "LP Interest Assignment" has the meaning set forth in Section 2.04(b)(i).

        "LP Interests" has the meaning set forth in the Preliminary Statements.

        "LP Transferors" has the meaning set forth in the Preamble.

        "Management Agreement" means the Management Agreement, dated as of the Closing Date, between the Company and Newco, in form and substance reasonably satisfactory to the Company and the Remington Holders, pursuant to which (a) the Company, as the parent corporation of Newco, will provide management services to, and perform other services and incur expenses for the benefit of, Newco and its Subsidiaries after the Closing, and (b) Newco and its Subsidiaries will make payments to the Company of management fees and reimburse the Company for the actual costs and expenses of the Company reasonably necessary for it to operate in compliance with all applicable laws and regulations and otherwise on a basis consistent with the Transaction Documents. Such costs and expenses may include, without limitation, those incurred, solely by the Company and not by any Subsidiary of the Company, in: compensation of executive management; recruiting, retaining, and compensating board members; fulfillment of public company reporting, compliance, taxes, business and any other licensing fees, and other related obligations; listing securities on securities exchanges and maintaining such listing; insurance, including director and officer insurance; indemnifying and advancing expenses to directors, officers and other persons; retaining public accountants; retaining legal counsel; litigation management; and discharging settlements or judgments.

        "Management Contracts" has the meaning set forth in Section 3.09(a).

        "Marietta Class B Holders" has the meaning set forth in the Preliminary Statements.

        "Marietta GP Interests" has the meaning set forth in the Preliminary Statements.

        "Marietta Interests" has the meaning set forth in the Preliminary Statements.

        "Marietta LP Interests" has the meaning set forth in the Preliminary Statements.

        "Material Contracts" has the meaning set forth in Section 3.10(a).

        "MJB Investments" has the meaning set forth in the Preliminary Statements.

        "Multiemployer Plan" has the meaning set forth in Section 3.19(c).

        "Newco" is defined in the Preamble.

        "Newco Certificate of Incorporation" means the Certificate of Incorporation of Newco as in effect on the date of this Agreement and in the form of Exhibit D.

        "Newco Common Stock" means the Newco Voting Common Stock and the Newco Nonvoting Common Stock.

        "Newco Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, between Newco and Newco Sub, in form and substance reasonably satisfactory to the Company and the Remington Holders, setting forth the terms upon which Newco will contribute the Transferred Securities, as applicable, to Newco Sub.

        "Newco Nonvoting Common Stock" means the authorized Class B nonvoting common stock of Newco, par value $0.01 per share, provided for in the Newco Certificate of Incorporation.

        "Newco Preferred Stock" means shares of nonvoting preferred stock of Newco, par value $25 per share, convertible into shares of Newco Nonvoting Common Stock, as authorized by the Newco Preferred Stock Certificate of Designations.

        "Newco Preferred Stock Certificate of Designation" means the preferred stock certificate of designation of Newco setting forth the rights and preferences of the Newco Preferred Stock, to be effective as of the Closing, in the form of Exhibit E.

        "Newco Stock" means Newco Common Stock or Newco Preferred Stock.

        "Newco Sub" is defined in the Preamble.

        "Newco Sub Certificate of Incorporation" means the Certificate of Incorporation of Newco Sub as in effect on the date of this Agreement and in the form of Exhibit F.

        "Newco Sub Common Stock" means the authorized common stock of Newco Sub, par value $0.01 per share, as provided for in Newco Sub Certificate of Incorporation.

        "Newco Sub Contribution Agreement" means the Contribution Agreement, dated as of the Closing Date, between Newco Sub and GP Holdings, in form and substance reasonably satisfactory to the Company and the Remington Holders, setting forth the terms upon which Newco Sub will contribute the Transferred Securities, as applicable, to GP Holdings.

        "Newco Sub Note" means the non-negotiable promissory note or notes (if more than one such note is requested by the General Partner prior to the Closing) to be issued by Newco Sub to the General Partner at the Closing in the aggregate principal amount of $10,000,000 that are payable in 16 consecutive and equal quarterly installments commencing on the first day of the month that is 90 days after the Closing Date, in form and substance reasonably satisfactory to the Company and the Remington Holders.

        "Newco Voting Common Stock" means the authorized Class A voting common stock of Newco, par value $0.01 per share, provided for in the Newco Certificate of Incorporation.

        "Office Leases" means the (a) Office Lease, dated December 2, 2003, by and between Centura Tower, Ltd. and Remington Hotel Corporation, as amended, relating to Centura Tower I, Suite 1100, 14185 Dallas Parkway, Dallas, Texas 75254, (b) Sublease Agreement, dated as of December 3, 2003, by and between Remington Hotel Corporation and Ashford Hospitality Trust, Inc., and (c) Lease Agreement, dated September 6, 2013, by and among Remington Hotel Corporation and Crow-Billingsley McKinney 380, Ltd., Trammell Crow Company No. 33 Ltd., Crow-Billingsley Belt Line, Ltd., Hemingway Development Corp., Inc., PBC 14 AR LAND, Ltd., Henry Land, Ltd., Billingsley Lake Carolyn Partners, Ltd., University Business Park Phase I Limited, Crow-Billingsley Plano Parkway, Ltd., Crow-Billingsley UMF Plano, Ltd., 5050 Luna No. 2, LLC, Savoy Realty Company, Limited, Crow-Billingsley Marsh Lane, Ltd., CB Beltline No. 1, Ltd., Crow-Billingsley BC Land, Ltd., 5050 Thimphu, LLC and Billingsley ML 5050, Ltd., relating to Suite No. 500, 5050 Quorum Drive, Addison, Texas 75254.

        "Organizational Documents" means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

        "Parent Termination Fee" has the meaning set forth in Section 10.02(b).

        "Party" means each Person executing and delivering this Agreement and its permitted successors and assigns.

        "Permit" means any permit, license, franchise, approval, authorization, registration, certificate, variance and similar rights obtained, or required to be obtained, from Governmental Authorities.

        "Permitted Encumbrances" has the meaning set forth in Section 3.11(a).

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

        "Post-Closing Adjustment" has the meaning set forth in Section 2.06(b)(ii).

        "Post-Closing Tax Period" means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

        "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

        "Private Letter Ruling" has the meaning set forth in Section 8.01(e).

        "Profits Interest Assignment" has the meaning set forth in Section 2.04(d)(i).

        "Proxy Statement" has the meaning set forth in Section 4.05(c).

        "Qualified Benefit Plan" has the meaning set forth in Section 3.19(c).

        "Real Property" means any and all real property owned, leased or subleased by the Target Companies, together with all buildings, structures and facilities located thereon.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and the Remington Holders, relating to the registration of the shares of Company Common Stock issued in respect of the exercise of the call and put rights contemplated under the Investor Rights Agreement.

        "Release" means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

        "Remington Holder Adverse Tax Change" means a change in Tax Law after the date of this Agreement (or the clarification or interpretation thereof by a taxing authority in the form of published guidance) as a result of which (a) the exchange of Newco Stock for LP Interests, Transferred Economic Interests and any Excess GP Interest and the contribution contemplated pursuant to the Company Contribution Agreement would not qualify as a tax-free exchange under § 351 of the Code, (b) the exchange of Newco Stock for LP Interests, Transferred Economic Interests and any Excess GP Interest, or the distribution of any Excess Stock by the General Partner pursuant to Section 7.01(b)(iii) would cause any Remington Holder to recognize any material taxable income for federal income tax purposes, or (c) dividends on the Newco Stock would not be "qualified dividend income" within the meaning of § 1(h)(11) of the Code, in whole or in part.

        "Remington Holders" has the meaning set forth in the Preamble.

        "Remington Holder Acquisition Proposal" means any inquiry, proposal or offer from any Person (other than the Company or any of its controlled Affiliates) concerning (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination involving any of the Target Companies representing 10% or more of the assets of the Target Companies, (b) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 10% or more of the assets of the Target Companies, (c) a purchase or sale of shares of capital stock or other securities, in a single transaction or series of related transactions, representing any of the voting power of the capital stock of the Target Companies or the General Partner or (d) any other transaction having a similar effect to those described in clauses (a) through (c).

        "Remington Holder Related Party" means the Target Companies, the Remington Holders, or their immediate family members, and any of the Remington Holders' Affiliates the majority of equity interests in which are beneficially owned by any of the Remington Holders, and any executive officer or director of any such Affiliate.

        "Remington Holders' Accountants" means the certified public accounting firm, BKD LLP.

        "Representative" means, with respect to any Person, any and all directors, managing members, managers, officers, employees, consultants, financial advisors, counsel, accountants and agents of such Person.

        "Required Stockholder Vote" means the affirmative vote of a majority of the issued and outstanding shares of Company Common Stock authorizing and approving this Agreement, the other Transaction Documents, and the Transactions, to the extent required by the DGCL or the rules of the NYSE MKT.

        "Resolution Period" has the meaning set forth in Section 2.06(c)(ii).

        "Review Period" has the meaning set forth in Section 2.06(c)(i).

        "SEC" means the United States Securities and Exchange Commission, or any successor Governmental Agency administering United States federal securities laws.

        "Sharkey" has the meaning set forth in the Preamble.

        "Special Committee" means the Special Committee of the Company Board constituted to consider, among other things, this Agreement and the Transactions.

        "Statement of Objections" has the meaning set forth in Section 2.06(c)(ii).

        "Stockholder Meeting" has the meaning set forth in Section 6.08(a).

        "Straddle Period" has the meaning set forth in Section 7.04(a).

        "Subsidiary" means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person of one or more of its Subsidiaries. When used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Target.

        "Target" has the meaning set forth in the Preamble.

        "Target Companies" means the Target and its Subsidiaries, collectively, and "Target Company" means any one of the Target Companies.

        "Target Intellectual Property" means all Intellectual Property that is owned, licensed or held for use by the Target Companies.

        "Target IP Agreements" means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to Intellectual Property to which any of the Target Companies is a party, beneficiary or otherwise bound.

        "Target IP Registrations" means all Target Intellectual Property that is subject to any issuance registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

        "Target Limited Partnership Agreement" means the Limited Partnership Agreement of the Target, dated as of the Closing Date, between the General Partner and the other parties thereto, in the form of Exhibit G.

        "Target Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of any of the Target Companies, taken as a whole, or (b) the ability of the Remington Holders to consummate the Transactions on a timely basis; provided, however, that "Target Material Adverse Effect" will not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industries in which the Target operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement, except pursuant to Section 3.05 and Section 6.07; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) any action taken or omission by any Person controlled by the Company; (viii) the public announcement, pendency, or completion of the Transactions or the Transaction Documents; or (ix) resulting from acts of god, such as hurricanes, tornadoes, floods, earthquakes or other natural disasters; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv), (vi), and (ix) immediately above will be taken into account in determining whether a Target Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Target compared to other participants in the industries in which the Target conducts its businesses.

        "Target Schedule Supplement" has the meaning set forth in Section 6.05(c).

        "Target Securities" means the issued and outstanding equity interests (including limited and general partnership interests and limited liability company interests) of the Target.

        "Target Working Capital" has the meaning set forth in Section 2.06(a)(ii).

        "Taxes" means (a) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under § 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat or unclaimed property, alternative or add-on minimum, estimated, or other tax or like governmental assessment or charge, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not, in each case imposed by a Government Authority (b) any liability for the payment of any amount of a type described in clause (a) arising as a result of being or having been a member of any consolidated, combined, unitary or similar group or being or having been included or required to be included in any Tax Return related thereto, and (c) any liability for or in respect of the payment of any amount of any items described in clause (a) or clause (b) as a result of any contract, assumption or operation of Law, or as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

        "Tax Claim" has the meaning set forth in Section 7.05.

        "Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with a Governmental Authority.

        "Termination Date" has the meaning set forth in Section 10.01(b)(ii).

        "Transaction Costs" has the meaning set forth in Section 11.01.

        "Transaction Documents" means this Agreement, the Newco Certificate of Incorporation, the Newco Preferred Stock Certificate of Designation, the GP Holdings I Certificate of Formation, the Newco Sub Certificate of Incorporation, the GP Holdings Certificate of Formation, the Company Contribution Agreement, the Newco Contribution Agreement, the Newco Sub Contribution Agreement, the Investor Rights Agreement, the Target Limited Partnership Agreement, the Management Agreement, and the Registration Rights Agreement.

        "Transactions" means all of the transactions contemplated by this Agreement and the other Transaction Documents, including the exchange of the Transferred Securities pursuant to this Agreement, the issuance of the Newco Securities, the contributions pursuant to the Company Contribution Agreement, the Newco Contribution Agreement and the Newco Sub Contribution Agreement, the performance of the obligations under the Investor Rights Agreement, and the Stockholder Meeting.

        "Transfer Tax" has the meaning set forth in Section 7.01(e).

        "Transferred Economic Interests" has the meaning set forth in the Preliminary Statements.

        "Transferred Securities" has the meaning set forth in the Preliminary Statements.

        "Undisputed Amounts" has the meaning set forth in Section 2.06(c)(iii).

        "Union" has the meaning set forth in Section 3.20(a).

        "WARN Act" means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II
ACQUISITION; TRANSACTIONS

        Section 2.01    Acquisition.     Subject to the terms and conditions set forth in this Agreement, at the Closing, the Remington Holders, Sharkey and MJB Investments, as applicable, agree to transfer all of the Remington Holders', Sharkey's and MJB Investments' right, title and interest in and to (a) 80% of the LP Interests to Newco, and the Company agrees to cause Newco to acquire the same from the Remington Holders, as applicable, (b) all of the Transferred Economic Interests to Newco, and the Company agrees to cause Newco to acquire the same from MJB Investments, (c) all of the Profits Interest to Newco, and the Company agrees to cause Newco to acquire the same from Sharkey, and (d) the GP Interests to GP Holdings I or GP Holdings (with GP Holdings directly acquiring 100% of the Base GP Interest and GP Holdings I acquiring any Excess GP Interest), and Newco and Newco Sub agrees to cause GP Holdings I and GP Holdings, respectively, to acquire the same from the Remington Holders, as applicable, in each case for the consideration specified in Section 2.02.

        Section 2.02    Consideration.     The aggregate consideration for the Transferred Securities (the "Aggregate Consideration") will be $331,650,000 to be funded through:

          (a)   916,500 shares of Newco Nonvoting Common Stock (subject to the provisions of Section 11.01);

          (b)   9,200,000 shares of Newco Preferred Stock (subject to the provisions of Section 11.01); and

          (c)   solely in exchange for the GP Interest, the Newco Sub Note.

        The portions of the Aggregate Consideration that will be allocated to each of the Remington Holders and MJB Investments is as set forth on Schedule 2.02. Subject to the execution of a mutually acceptable agreement between the Target and Sharkey pertaining to the terms of the Profits Interest, the portion of the Aggregate Consideration that will be allocated to Sharkey is as set forth on Schedule 2.02.

        Section 2.03    Transactions To Be Effected Preparatory to and at the Closing.

          (a)   Prior to the date of this Agreement, the Company caused Newco to be incorporated under the laws of the State of Delaware by filing the Newco Certificate of Incorporation. Newco was formed solely for the purpose of engaging in the Transactions, and Newco will not conduct any business prior to the Closing. Prior to the Closing, Newco will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party. The authorized share capital of Newco as of the Closing will be as set forth in the Newco Certificate of Incorporation, as amended by the Newco Preferred Stock Certificate of Designation, which the Company will cause to be duly filed with the Secretary of State of Delaware prior to the Closing. Immediately prior to the Closing, the Company will own of record and beneficially, all of the issued and outstanding equity securities of Newco.

          (b)   Prior to the date of this Agreement, the Company caused GP Holdings I to be formed under the laws of the State of Delaware by filing the GP Holdings I Certificate of Formation. GP Holdings I was formed solely for the purpose of engaging in the Transactions, and GP Holdings I will not conduct any business prior to the Closing. Prior to the Closing, GP Holdings I will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party. The authorized equity capital of GP Holdings I as of the Closing will be as set forth in the GP Holdings I Certificate of Formation. Immediately prior to the Closing, Newco will own of record and beneficially, all of the issued and outstanding equity securities of GP Holdings I.

          (c)   Prior to the date of this Agreement, the Company caused Newco Sub to be incorporated under the laws of the State of Delaware by filing the Newco Sub Certificate of Incorporation. Newco Sub was formed solely for the purpose of engaging in the Transactions, and Newco Sub will not conduct any business prior to the Closing. Prior to the Closing, Newco Sub will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party. The authorized share capital of Newco Sub as of the Closing will be as set forth in the Newco Sub Certificate of Incorporation. Immediately prior to the Closing, Newco will own of record and beneficially, all of the issued and outstanding equity securities of Newco Sub.

          (d)   Prior to the date of this Agreement, the Company caused GP Holdings to be formed under the laws of the State of Delaware by filing the GP Holdings Certificate of Formation. GP Holdings was formed solely for the purpose of engaging in the Transactions, and GP Holdings will not conduct any business prior to the Closing. Prior to the Closing, GP Holdings will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the other Transaction Documents to which it is a party. The authorized equity capital of GP Holdings as of the Closing will be as set forth in the GP Holdings Certificate of Formation. Immediately prior to the Closing, Newco Sub will own of record and beneficially, all of the issued and outstanding equity securities of GP Holdings.

          (e)   At the Closing, and as part of an overall plan of exchange that includes the transfers contemplated under this Agreement that are intended by the Parties to be treated as a tax-free exchange for Newco Stock pursuant to § 351 of the Code, the Company will contribute all of its assets and liabilities, including its ownership interest in its Subsidiaries, to Newco pursuant to the terms of the Company Contribution Agreement.

          (f)    At the Closing after giving effect to Newco's and GP Holdings I's acquisition of the Transferred Securities (other than Base GP Interests), Newco and GP Holdings I will contribute such Transferred Securities to Newco Sub and GP Holdings, as applicable, pursuant to the terms of the Newco Contribution Agreement and the Newco Sub Contribution Agreement.

          (g)   At the Closing, the parties named in the Investor Rights Agreement will execute and deliver the Investor Rights Agreement, to be effective at the Closing.

          (h)   At the Closing, the Remington Holders will cause the due execution and delivery of the Target Limited Partnership Agreement, to be effective at the Closing.

          (i)    At the Closing, the Company and Newco will execute and deliver the Management Agreement, to be effective at the Closing.

          (j)    At the Closing, the Company will execute and deliver the Registration Rights Agreement, to be effective at the Closing.

        Section 2.04    Transactions to be Effected at the Closing.

          (a)   At the Closing, the Company will deliver, or cause to be delivered, to the Remington Holders, MJB Investments and Sharkey, as applicable:

              (i)  the Aggregate Consideration, free and clear of all Encumbrances other than as set forth in the documents governing such Transferred Securities and the Investor Rights Agreement and those created by any Remington Holder; and

             (ii)  the Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 2.03 and Section 8.03.

          (b)   At the Closing, the Remington Holders will deliver to the Company:

              (i)  an assignment of the Transferred Securities, free and clear of all Encumbrances other than those created by Newco or the Company and applicable securities Laws, to Newco and GP Holdings I and GP Holdings in form and substance satisfactory to the Company (the "LP Interest Assignment"), duly executed by each Remington Holder, as applicable; and

             (ii)  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by the Remington Holders at or prior to the Closing pursuant to Section 2.03 and Section 8.02.

          (c)   At the Closing, MJB Investments will deliver to the Company:

              (i)  an assignment of the Transferred Economic Interests, free and clear of all Encumbrances other than those created by Newco or the Company and applicable securities Laws, to Newco in form and substance satisfactory to the Company (the "Economic Interest Assignment"), duly executed by MJB Investments; and

             (ii)  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by MJB Investments at or prior to the Closing pursuant to Section 8.02.

          (d)   At the Closing, Sharkey will deliver to the Company:

              (i)  an assignment of the Profits Interest, free and clear of all Encumbrances other than those created by Newco or the Company and applicable securities Laws, to Newco in form and substance satisfactory to the Company (the "Profits Interest Assignment" and together with the LP Interest Assignment and the Economic Interest Assignment, the "Assignment"), duly executed by Sharkey; and

             (ii)  the other Transaction Documents and all other agreements, documents, instruments and certificates required to be delivered by Sharkey at or prior to the Closing pursuant to Section 8.02.

        Section 2.05    Closing.     Subject to the terms and conditions of this Agreement, the transfer of the Transferred Securities contemplated by this Agreement will take place at a closing (the "Closing") to be held at 10:00 a.m., Dallas, Texas time, no later than two weeks after the last of the conditions to Closing set forth in Article VIII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Norton Rose Fulbright US LLP, 2200 Ross Avenue, Suite 3600, Dallas, Texas 75201, or at such other time or on such other date or at such other place as the Remington Holders and the Company may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

        Section 2.06    Aggregate Consideration Adjustment.

          (a)    Closing Adjustment.

              (i)  At least five Business Days before the Closing, the Remington Holders will prepare and deliver to the Company a statement setting forth their good faith estimate of Closing Working Capital (the "Estimated Closing Working Capital"),which statement will contain a consolidated estimated balance sheet of the Target and its Subsidiaries as of the Closing Date (without giving effect to the Transactions), a calculation of Estimated Closing Working Capital (the "Estimated Closing Working Capital Statement"), and a certificate of the senior accounting officer of the Target that the Estimated Closing Working Capital Statement was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Estimated Closing Working Capital Statement were being prepared and audited as of a fiscal year end.

             (ii)  The "Closing Adjustment" will be an amount equal to the Estimated Closing Working Capital minus $4,000,000 (the "Target Working Capital"). If the Closing Adjustment is a positive number, the Company will pay to the Remington Holders in cash an amount equal to the Closing Adjustment at the Closing. If the Closing Adjustment is a negative number, the LP Transferors will pay to Newco in cash an amount equal to the Closing Adjustment at the Closing.

          (b)    Post-Closing Adjustment.

              (i)  Within 90 days after the Closing Date, the Company will prepare and deliver to the Remington Holders a statement setting forth its calculation of Closing Working Capital, which statement will contain a consolidated balance sheet of the Target and its Subsidiaries as of the Closing Date (without giving effect to the Transactions), a calculation of Closing Working Capital (the "Closing Working Capital Statement") and a certificate of the senior accounting officer of the Company that the Closing Working Capital Statement was prepared in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such Closing Working Capital Statement were being prepared and audited as of a fiscal year end.

             (ii)  The post-closing adjustment will be an amount equal to the Closing Working Capital minus the Estimated Closing Working Capital (the "Post-Closing Adjustment"). If the Post-Closing Adjustment is a positive number, the Company will promptly pay to the Remington Holders in cash an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, the LP Transferors will promptly pay to Newco in cash an amount equal to the Post-Closing Adjustment.

          (c)    Examination and Review.

              (i)  After receipt of the Closing Working Capital Statement, the Remington Holders will have 30 days (the "Review Period") to review the Closing Working Capital Statement. During the Review Period, the Remington Holders and the Remington Holders' Accountants will have full access to the books and records of the Target Companies, the personnel of, and work papers prepared by, the Company and the Company's Accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in the Company's possession) relating to the Closing Working Capital Statement as the Remington Holders may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections, provided, that such access will be in a manner that does not interfere with the normal business operations of the Company or the Target Companies.

             (ii)  On or prior to the last day of the Review Period, the Remington Holders may object to the Closing Working Capital Statement by delivering to the Company a written statement setting forth the Remington Holders' objections in reasonable detail, indicating each disputed item or amount and the basis for the Remington Holders' disagreement therewith (the "Statement of Objections"). If the Remington Holders fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement will be deemed to have been accepted by the Remington Holders. If the Remington Holders deliver the Statement of Objections before the expiration of the Review Period, the Company and the Remington Holders will negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the "Resolution Period"), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by the Company and the Remington Holders, will be final and binding.

            (iii)  If the Remington Holders and the Company fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute ("Disputed Amounts" and any amounts not so disputed, the "Undisputed Amounts") will be submitted for resolution to the office of an impartial nationally recognized firm of independent certified public accountants other than the Remington Holders' Accountants or the Company's Accountants mutually appointed by the Company and the Remington Holders (the "Independent Accountant") who, acting as experts and not arbitrators, will resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The Parties agree that all adjustments will be made without regard to materiality. The Independent Accountant will only decide the specific items under dispute by the Parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

            (iv)  The fees and expenses of the Independent Accountant will be paid by the Remington Holders, on the one hand, and by the Company, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Remington Holders or the Company, respectively, bears to the aggregate amount actually contested by the Remington Holders and the Company.

             (v)  The Independent Accountant will make a determination as soon as practicable within 30 days (or such other time as the Parties agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and the Post-Closing Adjustment will be conclusive and binding upon the Parties.

            (vi)  Except as otherwise provided in this Agreement, any payment of the Post-Closing Adjustment, together with interest calculated as set forth below, will (A) be due (x) within five Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five Business Days of the resolution described in Section 2.06(c)(v); and (B) be paid by wire transfer of immediately available funds to such account as is directed by the Company or the Remington Holders, as the case may be. The amount of any Post-Closing Adjustment will bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to 4.0%. Such interest will be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF REMINGTON HOLDERS

        Except as set forth in the Disclosure Schedules, the Remington Holders, severally, but not jointly, represent and warrant to the Company as set forth below in this Article III. For the avoidance of doubt, no representations or warranties are being made by the Target, MJB Investments or Sharkey.

        Section 3.01    Organization and Authority of the Remington Holders and MJB Investments.     Each of the Remington Holders, Sharkey and MJB Investments has the power and capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents to which it is party and to consummate the Transactions. The General Partner has given all required consent for the Remington Holders to consummate the Transactions. By executing and delivering this Agreement the Remington Holders, Sharkey and MJB Investments consent in writing to the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party. The execution and delivery by the Remington Holders, Sharkey and MJB Investments of this Agreement and the other Transaction Document to which it is a party, the performance by the Remington Holders, Sharkey and MJB Investments of their obligations under this Agreement and the other Transaction Documents to which it is a party and the consummation by the Remington Holders, Sharkey and MJB Investments of the Transactions do not require the permission, consent or waiver of any other Person. This Agreement has been duly executed and delivered by the Remington Holders, Sharkey and MJB Investments, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Remington Holders, Sharkey and MJB Investments enforceable against the Remington Holders, Sharkey and MJB Investments in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When the other Transaction Documents to which the Remington Holders, Sharkey and MJB Investments are or will be a party have been duly executed and delivered by the Remington Holders, Sharkey and MJB Investments (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Remington Holders, Sharkey and MJB Investments enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The General Partner has full limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which the General Partner is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. The execution and delivery by the General Partner of this Agreement and any other Transaction Document to which the General Partner is a party, the performance by the General Partner of its obligations under this Agreement and the other Transaction Documents and the consummation of the Transactions by the General Partner have been duly authorized by all requisite corporate action on the part of the General Partner.

        Section 3.02    Organization, Authority and Qualification of the Target Companies.     Schedule 3.02 sets forth, for each of the Target Companies, its legal name, its type of legal entity, its jurisdiction of organization, and each jurisdiction in which it is qualified to do business as a foreign entity. Each of the Target Companies is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The General Partner is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is now currently conducted. Schedule 3.02 sets forth each jurisdiction in which each of the Target Companies is licensed or qualified to do business, and each of the Target Companies is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material effect on such Target Company. All actions taken by each of the Target Companies in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. The Remington Holders have delivered to the Company copies of the Organizational Documents of each of the Target Companies. None of the Target Companies is in default under or in violation of any of its Organizational Documents.

        Section 3.03    Capitalization.

          (a)   The Remington Holders are the sole record and beneficial owners of and have good and valid title to the LP Interests, free and clear of all Encumbrances. Sharkey is the sole record and beneficial owner of and has good and valid title to the Profits Interest, free and clear of all Encumbrances. MJB Investments is the sole record and beneficial owner of and has good and valid title to the Transferred Economic Interests, free and clear of all Encumbrances. The General Partner is the sole record and beneficial owner of and has good and valid title to all the GP Interests, free and clear of all Encumbrances. The Remington Holders, as applicable, are the sole and record beneficial owners of and have good and valid title to all the member interests in the General Partner, free and clear of all Encumbrances. Except as set forth in Schedule 3.03, the Target is the sole record and beneficial owner of and has good and valid title to all of the equity securities in each of its Subsidiaries, free and clear of all Encumbrances. The Transferred Securities constitute (i) 80% of the total record, beneficial, voting and economic equity securities of the Target and (ii) 100% of the total GP Interests. The Transferred Securities have been duly authorized and are validly issued. Upon consummation of the transfer of the Transferred Securities, Newco, GP Holdings I and GP Holdings will own all of the Transferred Securities, free and clear of all Encumbrances other than those created by the Company or Newco.

          (b)   The Transferred Securities were issued in compliance with applicable Laws. The Transferred Securities were not issued in violation of the Organizational Documents of the Target or any other agreement, arrangement, understanding or commitment to which the Remington Holders or the Target is a party or bound and are not subject to or in violation of any preemptive or similar rights of any Person.

          (c)   There are no outstanding or authorized options, warrants, convertible securities, rights of first refusal, or other rights, agreements, arrangements, understandings or commitments of any character relating to any Transferred Securities or obligating the Remington Holders or any of the Target Companies to issue or sell any Target Securities or any other interest in any of the Target Companies. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Transferred Securities or any other interest in any of the Target Companies.

        Section 3.04    Subsidiaries.     Except as set forth in Schedule 3.04, the Target does not own, or have any interest in any securities or have any ownership interest in any other Person, except for (a) the equity securities of its Subsidiaries, all of which, except as set forth in Schedule 3.04, are owned solely by the Target, and (b)  marketable securities held in the ordinary course of business as short term investments included in cash equivalents on the balance sheet of the Target.

        Section 3.05    No Conflicts; Consents.     The execution, delivery and performance by the Remington Holders and the Target of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the Transactions and the other Transaction Documents, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of any of the Target Companies; (b) conflict with or result in a violation or breach, in any material respect, of any provision of any Law or Governmental Order applicable to the Remington Holders or any of the Target Companies; (c) except as set forth in Schedule 3.05, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Remington Holders or any of the Target Companies is a party as a principal or by which the Remington Holders or any of the Target Companies is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of any of the Target Companies; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any properties or assets of any of the Target Companies, except where the conflict, violation, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Encumbrance would not be material, individually or in the aggregate, to any of the Target Companies. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Remington Holders or any of the Target Companies, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for such filings as may be required under the HSR Act, and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not be material to any of the Target Companies.

        Section 3.06    Financial Statements.     True, correct and complete copies of the Target's consolidated (a) audited financial statements consisting of balance sheets as of December 31 in each of the years 2014, 2013 and 2012 and the related statements of income and retained earnings, members' or partners' equity and cash flows for each of the years then ended (collectively, the "Audited Financial Statements"), and (b) the unaudited financial statements consisting of the balance sheets as at June 30, 2015 and the related statements of income and retained earnings, partners' equity and cash flows for the six-month period then ended (the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements") are included as Schedule 3.06. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Target Companies, and fairly present in all material respects the financial condition of the Target Companies as of the respective dates they were prepared and the results of the operations of the Target Companies for the periods indicated. The balance sheet of the Target Companies as of December 31, 2014 is referred to in this Agreement as the "Balance Sheet" and such date is the "Balance Sheet Date" and the balance sheet of the Target Companies as of June 30, 2015 is referred to in this Agreement as the "Interim Balance Sheet" and such date is the "Interim Balance Sheet Date."

        Section 3.07    Undisclosed Liabilities.     The Target Companies (a), to the Knowledge of the Remington Holders, have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise and (b) have no liabilities, obligations or commitments of a type required to be reflected on financial statements or notes thereto prepared in accordance with GAAP (collectively, "Liabilities"), except: (i) those that are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; (ii) those that have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and that are not, individually or in the aggregate, material in amount; or (iii) as set forth on Schedule 3.07.

        Section 3.08    Absence of Certain Changes, Events and Conditions.     Except as set forth on Schedule 3.08 or as expressly contemplated by this Agreement, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to any of the Target Companies, any:

          (a)   event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect;

          (b)   amendment of the Organizational Documents of any of the Target Companies;

          (c)   split, combination or reclassification of any outstanding securities of the Target;

          (d)   issuance, sale or other disposition of, or creation of any Encumbrance (other than Permitted Encumbrances or Encumbrances created by Newco or the Company) on, any of the Target Securities or any other interest in any of the Target Companies, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any Target Securities or any other interest in any of the Target Companies;

          (e)   declaration or payment of any distributions or redemption, purchase or acquisition of any of the Target Securities or any other interest in any of the Target Companies;

          (f)    material change in any method of accounting or accounting practice of the Target Companies, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements;

          (g)   material change in the Target Companies' cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

          (h)   incurrence, assumption or guarantee of any indebtedness for borrowed money, except unsecured current Liabilities incurred in the ordinary course of business consistent with past practice;

          (i)    transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements, other than sales in the ordinary course of business consistent with past practices;

          (j)    transfer, assignment, termination or grant of any license or sublicense of any material rights under or with respect to any Target Intellectual Property or Target IP Agreements;

          (k)   loss, termination or abandonment of any Target IP Registration whether intentional or unintentional;

          (l)    material damage, destruction or loss (whether or not covered by insurance) to any property of the Target Companies;

          (m)  any capital investment in, or any loan to, any other Person;

          (n)   any acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Management Contract to which any of the Target Companies is a party or by which it is bound);

          (o)   any capital expenditures for and on behalf of the Target and in excess of $50,000;

          (p)   imposition of any Encumbrance other than Permitted Encumbrances upon any of the Target Companies' properties or assets, tangible or intangible;

          (q)   (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current officers, (ii) change in the terms of employment for any current officer or any termination of any current officer for which the aggregate costs and expenses exceed $200,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current officer;

          (r)   hiring or promoting any person as or to (as the case may be) an officer position, except to fill a vacancy in the ordinary course of business at compensation consistent with past practice;

          (s)   adoption, modification, amendment or termination of any: (i) employment, severance, retention or other agreement with any current or former officer, (ii) Benefit Plan, or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral, the effect of which would have a material effect on the Target Companies' business;

          (t)    any advances, loans to (or forgiveness of any loan to), or entry into any other transaction with, any of its current or former managers, officers and employees or any Remington Holder Related Party;

          (u)   entry into a new line of business or abandonment or discontinuance of existing lines of business;

          (v)   adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

          (w)  purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $500,000, individually (in the case of a lease, per annum) or $500,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

          (x)   acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets, stock or other equity of, or by any other manner, any business or any Person or any division thereof for consideration in excess of $500,000;

          (y)   action by any of the Target Companies or any of their owners to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Target Companies in respect of any Post-Closing Tax Period; or

          (z)   any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

        Section 3.09    Management Contracts.

          (a)   Schedule 3.09(a) lists each Contract pursuant to which any Target Company provides property management or project management services as principal and not as agent (the "Management Contracts"). Each of the Management Contracts is valid and in full force and effect and (assuming due authorization, execution and delivery by the counterparties thereto) constitutes a legal, valid and binding obligation of the applicable Target Company and the Person for which it is acting as agent and is enforceable against such Target Company and the Person for which it is acting as agent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Target Companies is in breach of or default under any of the Management Contracts in any material respect, nor has any of the Target Companies received any notice of any such breach or default and, to the Remington Holders' Knowledge, no condition or event or fact exists which, with notice, lapse of time, or both, would constitute a breach of or default under any Management Contract in any material respect on the part of any of the Target Companies or result in a termination thereof or permit other changes of any material right or obligation or loss of any material benefit thereunder.

          (b)   Except as set forth on Schedule 3.09(b), as of the date hereof, there are no outstanding loans, lines of credit, guarantees or cash advances of any Target Company to any counterparty to any Management Contract or any management fees due and payable to any Target Company pursuant to any Management Contract that have not been fully paid and satisfied.

          (c)   All material expenses allocated to the counterparties to the Management Contracts or loans or advances of funds to such counterparties by the Target Companies or any of their Affiliates are authorized by and in compliance with the Management Contracts and applicable Laws.

          (d)   No Target Company has any liability or obligation of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise under any Management Contract to any Person other than the Person for which it is acting as agent under such Management Contract. No Target Company is in breach of or has defaulted under any Management Contract in any material respect with respect to its obligations to its principal under any such Management Contract.

        Section 3.10    Material Contracts.

          (a)   Schedule 3.10(a) lists each of the following Contracts (other than Management Contracts) to which any of the Target Companies is a party as principal and not as agent or otherwise bound (such Contracts being "Material Contracts"):

              (i)  each Contract involving aggregate consideration from any Target Company in excess of $250,000 and that, in each case, cannot be cancelled by the respective Target Company without penalty or without more than 90 days' notice;

             (ii)  each Contract under which any Target Company received revenue of more than $250,000 for the year ended December 31, 2014 or under which any Target Company expects to receive revenue of more than $250,000 in any future fiscal year;

            (iii)  all Contracts that require any Target Company to purchase its total requirements of any product or service from a third party or that contain "take or pay" provisions;

            (iv)  all Contracts that provide for the indemnification by any Target Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

             (v)  all Contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise);

            (vi)  all broker, distributor, dealer, representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts under which the Target expects to pay at least $250,000 per year;

           (vii)  all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) which are not cancellable without material penalty or without more than 90 days' notice;

          (viii)  except for Contracts relating to trade payables in the ordinary course of business, all Contracts relating to indebtedness (including guarantees) of any Target Company;

            (ix)  all Contracts with any Governmental Authority, other than specifically negotiated Contracts related to lodging or food for government employees ("Government Contracts");

             (x)  all Contracts that limit or purport to limit the ability of any Target Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (xi)  any Contracts that provide for any joint venture, partnership or similar arrangement by any Target Company;

           (xii)  all Contracts with or for the benefit of a Remington Holder Related Party, other than the Target Limited Partnership Agreement;

          (xiii)  all collective bargaining agreements or Contracts with any Union; and

          (xiv)  any other Contract that is material to any Target Company and not otherwise disclosed pursuant to this Section 3.10.

          (b)   Each Material Contract is valid and binding on the respective Target Company and, to the Knowledge of the Remington Holders, the other parties thereto, in accordance with its terms and is in full force and effect. None of the Target Companies or, to the Remington Holders' Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any written notice of any intention to terminate, any Material Contract. To the Remington Holders' Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. The consummation of the Transactions will not give rise to any termination, cancellation or acceleration right, discount, charge or penalty or any other rights or obligations arising thereunder from a change of control or similar event of any Target Company. Complete and correct copies of each Material Contract (including all written modifications, amendments and supplements thereto and waivers thereunder and, in the case of oral Contracts, summaries of all material terms thereof) have been made available to the Company.

        Section 3.11    Title to Assets; Real Property.

          (a)   The Target Companies have good and valid title to, or a valid leasehold interest in, all property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) of the Target Companies are free and clear of Encumbrances, except for the following (collectively referred to as "Permitted Encumbrances"):

              (i)  those items set forth in Schedule 3.11(a);

             (ii)  liens for Taxes not yet due and payable or liens for Taxes being contested in good faith by appropriate procedures for which appropriate reserves are reflected on the Interim Financial Statements in accordance with GAAP;

            (iii)  mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Target Companies;

            (iv)  easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property that are not, individually or in the aggregate, material to the business of the Target Companies; or

             (v)  liens arising under original purchase price conditional sales contracts and equipment leases with third Parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Target Companies.

          (b)   The Target Companies do not own or, except as set forth on Schedule 3.11(b), have any ownership rights or ownership interest in any Real Property. The Remington Holders have delivered to the Company true, complete and correct copies of the Office Leases. Except as set forth on Schedule 3.11(b), none of the Target Companies is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any Real Property, other than the arrangements related to the Office Leases. The use and operation of the Office Leases do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Target Companies. To the Knowledge of the Remington Holders, there are no Actions pending or threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. For the avoidance of doubt, this Section 3.11 will not apply to any Real Property owned or leased by a Person who is not a Target Company or a Remington Holder Related Party, even if a Target Company or a Remington Holder Related Party acts as agent for such Person.

        Section 3.12    Condition and Sufficiency of Assets.     The buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property owned or leased by the Target Companies, together with all other properties and assets of the Target Companies, if any, constitute all of the rights, property and assets necessary to conduct the business of the Target Companies in all material respects as currently conducted.

        Section 3.13    Intellectual Property.

          (a)   Schedule 3.13(a) lists all (i) Target IP Registrations and (ii) Target Intellectual Property, including software, that are not registered but that are material to the Target Companies' business or operations, other than shrink-wrap, click-wrap or similar commercially available off-the-shelf software licenses. All required filings and fees related to the Target IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Target IP Registrations are otherwise in good standing.

          (b)   The Remington Holders have made available to the Company true and complete copies of all material Target IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each such material Target IP Agreement is valid and binding on the respective Target Company in accordance with its terms and is in full force and effect. None of the Target Companies or any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of breach or default of or any intention to terminate, any such material Target IP Agreement.

          (c)   Except as set forth in Schedule 3.13(c), the Target is the owner of (in the case of owned Target Intellectual Property) and has the valid right to use all other Target Intellectual Property used in the conduct of the Target's current business or operations, in each case, free and clear of Encumbrances other than Permitted Encumbrances. The Target is the record owner and has the valid right to use the Target IP Registrations.

          (d)   There are no Actions (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by the Target; (ii) challenging the validity, enforceability, registrability or ownership of any Target Intellectual Property or the Target's rights with respect to any Target Intellectual Property. The Target is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Target Intellectual Property. Except as would not have a Target Material Adverse Effect, to the Knowledge of the Remington Holders: (i) the Target Intellectual Property as currently licensed or used by the Target, and the Target's conduct of its business as currently conducted, do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Target Intellectual Property. This Section 3.13(d) constitutes the sole representation and warranty of the Remington Holders and the Target under this Agreement with respect to any actual or alleged infringement, misappropriation or other violation by the Target of the Intellectual Property of any other Person.

          (e)   The consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Target Companies' right to own, transfer, assign, license, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Target Companies' business or operations as currently conducted.

          (f)    Except as would not have a Target Material Adverse Effect, the Target's rights in the Target Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software) are valid, subsisting and enforceable. The Target has taken all reasonable steps to maintain the Target Intellectual Property (other than click wrap, shrink wrap licenses or other similar licenses for commercial off-the-shelf software), except as would not have a Target Material Adverse Effect.

        Section 3.14    Accounts Receivable.     The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof and included in the Closing Working Capital Statement (a) have arisen from bona fide transactions entered into by the Target Companies involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Target Companies not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Target Companies, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Target Companies have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

        Section 3.15    Insurance.     Schedule 3.15 sets forth a true, correct and complete list of all material policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors' and officers' liability, fiduciary liability and other casualty and property insurance maintained by any of the Target Companies (collectively, the "Insurance Policies"). True, correct and complete copies of the Insurance Policies have been made available to the Company. The Insurance Policies are in full force and effect and will remain in full force and effect following the consummation of the Transactions without any increase in premium, charges, fees or penalties resulting from the Transactions. None of the Target Companies or any of their Affiliates (including the Remington Holders) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any Insurance Policies. All premiums due on the Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any material retrospective premium adjustment or other experience-based liability on the part of the Target Companies. All Insurance Policies (a) are valid and binding in accordance with their terms; and (b) have not been subject to any lapse in coverage. Except as set forth on Schedule 3.15, there are no claims related to the business of the Target Companies pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Target Companies is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy.

        Section 3.16    Legal Proceedings; Governmental Orders.

          (a)   Except as set forth on Schedule 3.16(a), there are no Actions pending or, to the Remington Holders' Knowledge, threatened (i) against or by the Target Companies, in each case on or for its own account, affecting any of their properties or assets in any material respect (or by or against any Remington Holder Related Party, in each case on or for its own account, and relating to the Target Companies); or (ii) against or by the Target Companies or any Remington Holder Related Party, in each case on or for its own account, that challenges or seeks to prevent, enjoin or otherwise delay the Transactions, which if determined adversely to the Target Company would be material to the Target Company or would adversely affect the ability of the Target to consummate the Transactions.

          (b)   Except as set forth on Schedule 3.16(b), there are no material outstanding Governmental Orders and no material unsatisfied judgments, penalties or awards against or affecting the Target Companies or any of their properties or assets.

          (c)   For the avoidance of doubt, this Section 3.16 will not apply to any Actions or Governmental Orders for which any of the Target Companies or any Remington Holder Related

  Party is named therein solely as agent for a Person that is not a Target Company or a Remington Holder Related Party.

        Section 3.17    Compliance With Laws; Permits.

          (a)   The Target Companies are in compliance, in all material respects, with all Laws applicable to it or its business, properties or assets.

          (b)   Schedule 3.17 lists all material Permits issued to any of the Target Companies, in each case on or for its own account, including the names of the Permits and their respective dates of issuance and expiration. All material Permits required for the Target Companies to conduct their business have been obtained and are valid and in full force and effect, and will remain in full force and effect following the consummation of the Transactions without any material increase in charges, fees or penalties resulting from the Transactions. The Permits comply in all material respects with all requirements, terms and conditions of all Material Contracts that require the Target Companies to obtain or keep in force Permits. All fees and charges with respect to such Permits have been paid in full or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of such Permit. To the Knowledge of the Remington Holders, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule 3.17. For the avoidance of doubt, this Section 3.17 will not apply to any Permits held in the name of, or required to be held in the name of, any Person who is not a Target Company or a Remington Holder Related Party, even if a Target Company or a Remington Holder Related Party acts as agent for such Person.

          (c)   None of the representations and warranties contained in this Section 3.17 will be deemed to relate to environmental matters (which are governed by Section 3.18), employee benefits matters (which are governed by Section 3.19), employment matters (which are governed by Section 3.20) or tax matters (which are governed by Section 3.21).

        Section 3.18    Environmental Matters.

          (a)   To the Knowledge of the Remington Holders, the Target Companies are currently, and at all times during the prior two years have been, in compliance in all material respects with all Environmental Laws and, except as set forth on Schedule 3.18(a), none of the Remington Holders or any of the Target Companies has, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements. All real property operated by the Target Companies have been operated by the Target Companies and continue to be operated by the Target Companies in compliance with all Environmental Laws in all material respects.

          (b)   To the Knowledge of the Remington Holders, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business of (excluding the assets and business operated by the Target as agent) or assets owned of the Target Companies or, during the periods when any real property was operated by any of the Target Companies as agent for another Person, such real property operated by any of the Target Companies. During the periods when any real property was operated by any of the Target Companies as agent for another Person, none of the Target Companies or the Remington Holders received an Environmental Notice that any such real property (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material that could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by the Target Companies.

          (c)   To the Knowledge of the Remington Holders, there are no currently active aboveground or underground storage tanks on any real property owned or operated by the Target Companies that are not in compliance with applicable Environmental Laws.

          (d)   The Remington Holders have provided or otherwise made available to the Company any and all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents with respect to the business or assets of the Target Companies or any Real Property currently, or any time during the prior two years, owned, operated or leased by any of the Target Companies that are in the possession or control of the Target Companies related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials.

          (e)   The representations and warranties in this Section 3.18 are the Target Companies' sole and exclusive representations and warranties regarding environmental matters.

        Section 3.19    Employee Benefit Matters.

          (a)   Schedule 3.19(a) contains a true and complete list of each material pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity or other equity, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each "employee benefit plan" within the meaning of § 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by any of the Target Companies for the benefit of any current or former employee, officer, manager, retiree, independent contractor or consultant of a Target Company or any spouse or dependent of such individual, or under which any of the Target Companies or any of their ERISA Affiliates has or may have any material Liability, or with respect to which the Company or any of its Affiliates would reasonably be expected to have any material Liability, contingent or otherwise (each, a "Benefit Plan").

          (b)   With respect to each Benefit Plan, the Remington Holders have made available to the Company accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and similar agreements now in effect; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other material written communications (or a description of any material oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under § 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service; (vi) in the case of any Benefit Plan for which a Form 5500 is required to be filed, a copy of the three most recently filed Form 5500, with schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the three most recently completed plan years; and (viii) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

          (c)   Each Benefit Plan and related trust (other than any multiemployer plan within the meaning of § 3(37) of ERISA (each a "Multiemployer Plan") has been established, administered and maintained in accordance, in all material respects, with its terms and in compliance, in all material respects, with all applicable Laws (including ERISA, the Code, the Affordable Care Act and any applicable local Laws). Each Benefit Plan that is intended to be qualified under § 401(a)

  of the Code (a "Qualified Benefit Plan") is so qualified and has received a favorable and current determination letter from the Internal Revenue Service, or with respect to a prototype plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under §§ 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to cause the loss of the Qualified Benefit Plan's tax-qualified status. Nothing has occurred within the past three years with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Target Companies or, with respect to any period on or after the Closing Date, the Company or any of its Affiliates, to a material penalty under § 502 of ERISA or to tax or material penalty under § 4975 of the Code.

          (d)   None of the Benefit Plans are Multiemployer Plans or are subject to the minimum funding standards of § 302 of ERISA or §§ 412 or 418B of the Code.

          (e)   The Target Companies have no commitment or obligation and have not made any representations to any employee, officer, manager, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the Transactions or otherwise.

          (f)    Except as otherwise set forth in Schedule 3.19(f), other than as required under § 601 et. seq. of ERISA, § 4980B of the Code, or other similar Law, no Benefit Plan provides post-termination or retiree welfare benefits to any Person for any reason, and none of the Target Companies has any Liability to provide post-termination or retiree welfare benefits to any Person.

          (g)   There is no pending or, to the Remington Holders' Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date of this Agreement been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority that could reasonably be expected to subject the Target Companies or, with respect to any period on or after the Closing Date, the Company or any of its Affiliates, to a material Liability.

          (h)   There has been no amendment to, announcement by the Remington Holders, any of the Target Companies relating to, or change in employee participation or coverage under, any Benefit Plan that would materially increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any manager, officer, employee, independent contractor or consultant, as applicable. None of the Remington Holders, the Target Companies has made any representations to any current or former manager, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

          (i)    Each Benefit Plan that is subject to § 409A of the Code has been administered in all material respects in compliance with its terms and the operational and documentary requirements of § 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Target Companies do not have any obligation to gross up, indemnify or otherwise reimburse any Person for any excise taxes, interest or penalties incurred pursuant to § 409A of the Code.

          (j)    Except as otherwise set forth in Schedule 3.19(j), neither the execution of this Agreement nor the consummation of the Transactions will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former manager, officer, employee, independent contractor or consultant of any of the Target Companies to material severance pay or any other material payment; (ii)accelerate the time of payment, funding or vesting, or increase the amount of any material compensation due to any such individual; (iii) limit or restrict the right of any of the Target Companies to merge, amend or terminate any Benefit Plan; or (iv) materially increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

          (k)   No Benefit Plan is maintained, sponsored, contributed to, or required to be contributed to by any of the Target Companies or their ERISA Affiliates for the benefit of current or former employees employed outside of the United States.

        Section 3.20    Employment Matters.

          (a)   Except as set forth on Schedule 3.20, none of the Target Companies is, nor has any Target Company been for the past three years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization that represents or purports to represent any employee of the any of the Target Companies (collectively, "Union"), and there is not, and has not been for the past three years, any Union representing or purporting to represent any employee of any of the Target Companies, and, to the Remington Holders' Knowledge, no Union or group of employees is seeking or has sought within the past three years to organize any employee of the any of the Target Companies for the purpose of collective bargaining. During the past three years, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting any of the Target Companies or any of their employees. Except as required by Law, the Target Companies have no duty to bargain with any Union.

          (b)   Each of the Target Companies is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers' compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by any of the Target Companies as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of any of the Target Companies classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. Except as set forth in Schedule 3.20, there are no Actions against any of the Target Companies pending, or to the Remington Holders' Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of any of the Target Companies, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Law.

          (c)   Each of the Target Companies has complied with the WARN Act and each has no plans to undertake any action in the future that would trigger the WARN Act, excluding any direct or indirect actions taken by a Person or to be taken by a Person other than the Target Companies.

        Section 3.21    Taxes.     Except as set forth in Schedule 3.21:

          (a)   All material Tax Returns required to have been filed (taking into account any applicable extensions of time in which to file) by the Target Companies have been filed. Such Tax Returns are true, complete and correct in all material respects. All Taxes due and owing by the Target Companies (whether or not shown on any Tax Return) have been timely paid.

          (b)   Each of the Target Companies has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member or other party (including in respect of the grant or issuance of the Profits Interest and the transfer of the Profits Interest pursuant to this Agreement), and complied with all information reporting and backup withholding provisions of applicable Law in all material respects.

          (c)   No unresolved written claim has been made within the past four years by any taxing authority in any jurisdiction where any of the Target Companies does not file Tax Returns that such Target Company is, or may be, subject to Tax by that jurisdiction.

          (d)   No extensions or waivers of statutes of limitations have been given to or requested in writing with respect to any Taxes of the Target Companies, except to the extent such extension, waiver or request (as applicable) will not be in effect as of the Closing Date.

          (e)   The amount of the Liability of the Target Companies for unpaid Taxes for all periods ending on or before June 30, 2015 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Liability of the Target Companies for unpaid Taxes for all periods following the end of the most recent period covered by the Financial Statements will not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Target Companies (and which accruals will not exceed comparable amounts incurred in similar periods in prior years). Since January 1, 2015, none of the Target Companies has incurred any liability for Taxes other than in the ordinary course of business.

          (f)    All deficiencies asserted, or assessments made, against any of the Target Companies as a result of any examinations by any taxing authority have been paid or settled with no remaining amounts owed.

          (g)   None of the Target Companies is a party to any Action by any taxing authority. There are no audits, examinations or requests for information by a taxing authority, or other administrative proceedings, threatened by a taxing authority in writing against any of the Target Companies or pending with respect to any Taxes of any of the Target Companies.

          (h)   There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of any of the Target Companies or the Transferred Securities.

          (i)    None of the Target Companies is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement, other than Excluded Tax Contracts.

          (j)    Other than the private letter ruling referred to in Section 8.01(e), no private letter rulings, or similar rulings have been requested by any of the Target Companies or issued by any taxing authority to any of the Target Companies.

          (k)   None of the Target Companies has granted a power of attorney with respect to any Tax matter that will remain in effect after the Closing or entered into a closing agreement with any Governmental Authority with respect to any Tax matter.

          (l)    None of the Target Companies has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which the Target was the parent). None of the Target Companies has any Liability for Taxes of any Person (other than the Target or any of its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract or otherwise, except for Excluded Tax Contracts.

          (m)  Each of the Target Companies has been at all times since its formation, and will be immediately prior to the Closing, properly treated and classified as a partnership or disregarded entity for United States federal, state and local Tax purposes, and the Remington Holders have not taken any position that is inconsistent with such treatment. No election has been filed by or with respect to any of the Target Companies to treat any such entity as a corporation for United States federal, state or local Tax purposes.

          (n)   None of the Target Companies will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

              (i)  any change in a method of accounting agreed to by any of the Target Companies prior to the Closing under § 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use by any of the Target Companies prior to the Closing of an improper method of accounting, in each case for a taxable period ending on or prior to the Closing Date;

             (ii)  an installment sale or open transaction occurring prior to the Closing;

            (iii)  a prepaid amount received before the Closing;

            (iv)  any closing agreement under § 7121 of the Code, or similar provision of state, local or foreign Law, executed by the Target prior to the Closing; or

             (v)  any election under § 108(i) of the Code made prior to the Closing Date.

          (o)   Within the past three years, none of the Target Companies has been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in § 355 of the Code.

          (p)   None of the Remington Holders is a "foreign person" as that term is used in Treasury Regulations § 1.1445-2.

          (q)   None of the Target Companies is, or has ever been, a party to, or a promoter (within the meaning of Code § 6111 and the Treasury regulations promulgated thereunder) of, a "reportable transaction" or "Listed Transaction" within the meaning of § 6707A(c) of the Code and Treasury Regulations § 1.6011-4(b). The Target Companies have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of § 6662 of the Code.

          (r)   Schedule 3.21(r) sets forth all foreign jurisdictions in which any of the Target Companies files Tax Returns. None of the Target Companies has entered into a gain recognition agreement pursuant to Treasury Regulations § 1.367(a)-8. None of the Target Companies has transferred an intangible the transfer of which would be subject to the rules of § 367(d) of the Code.

          (s)   No property owned by any of the Target Companies is (i) required to be treated as being owned by another Person pursuant to the so-called "safe harbor lease" provisions of former § 168(f)(8) of the Code, (ii) subject to § 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in § 467 of the Code.

          (t)    Neither of the LP Transferors currently has any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of their shares of Newco Common Stock and/or Newco Preferred Stock. For purposes of this representation, a "disposition" will include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a "constructive sale" within the meaning of § 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the Newco Common Stock, Newco Preferred Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.

          (u)   Neither the Remington Holders nor any of their Affiliates knows of any fact, or has taken, failed to take, or agreed to take any action, that would prevent the exchange of LP Interests, Transferred Economic Interests and any Excess GP Interests for Newco Common Stock and Newco Preferred Stock pursuant to this Agreement, together with the exchange contemplated pursuant to the Company Contribution Agreement from qualifying as a tax-free exchange under § 351 of the Code.

          (v)   The representations and warranties made in this Section 3.21 refer only to the activities of the Target and its Subsidiaries prior to the Closing. Notwithstanding anything herein to the contrary, the representations and warranties made in Section 3.17(a), Section 3.19 and this Section 3.21 are the only representations and warranties made by the Target with respect to Taxes and, except for the representations and warranties made in Section 3.21(h) through Section 3.21(o), are not intended to serve as representations and warranties regarding, or a guarantee of, and cannot be relied upon with respect to, Taxes attributable to (or Tax attributes available for) any Tax period (or a portion thereof) beginning after the Closing Date or any Tax position taken after the Closing.

        Section 3.22    Brokers; Financial Advisors.     Except for the Remington Holder's engagement of Robert W. Baird & Co. Incorporated, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of the Remington Holders or the Target Companies. The LP Transferors will be solely responsible for all fees and amounts owing to Robert W. Baird & Co. Incorporated.

        Section 3.23    Related Party Transactions.

          (a)   Schedule 3.23 sets forth a description of all services, goods, properties or assets (i) provided to the Target Companies by any Remington Holder or by any Remington Holder Related Party or (ii) provided to any Remington Holder or to any Remington Holder Related Party by the Target Companies, as well as transactions between any of the Target Companies, on one hand, and any Remington Holder Related Party, on the other hand, since December 31, 2011; provided, however, that the employee benefits disclosed in Schedule 3.19 are not required to be disclosed on Schedule 3.23.

          (b)   Except as set forth on Schedule 3.23, (i) no Remington Holder Related Party or any Remington Holder has any direct or indirect claim or rights of any nature against any of the Target Companies, except for claims (A) for accrued and unpaid salaries, commissions, distributions or expense reimbursements arising in the ordinary course of business or (B) arising pursuant to this Agreement and the other Transaction Documents; and (ii) the Target Companies have no obligations, contracts, agreements, arrangements, understandings, debts or liabilities, known or unknown, absolute or contingent, accrued or unaccrued, to any Remington Holder Related Party.

        Section 3.24    Accredited Investor Status.

          (a)   The LP Transferors are acquiring the Newco Securities for their own account and with no intention of distributing or reselling the Newco Securities or any part thereof in any transaction that would be in violation of state or federal securities laws. The Newco Securities may only be offered or sold in compliance with the Securities Act of 1933, and applicable state securities Laws, as then applicable and in effect.

          (b)   The LP Transferors have been furnished with or had access to such documents, materials and information (including the opportunity to ask questions of, and receive answers from, the Company and Newco concerning the terms and conditions of the Transactions and the LP Transferors' investment in the Newco Securities) that the LP Transferors consider necessary or appropriate for evaluating an investment in the Newco Securities. Except for the representations and warranties contained in this Agreement, the LP Transferors have not relied upon any representations or other information (whether oral or written) from the Company, Newco, the Company Board, the Special Committee or any of their respective stockholders, directors, officers, Representatives or Affiliates, or from any other Person, and each LP Transferor acknowledges that neither the Company nor Newco has given any assurances with respect to the tax consequences of the acquisition, ownership or disposition of the Newco Securities as contemplated by this Agreement, nor has any Governmental Authority made any finding or determination as to this investment.

          (c)   Each LP Transferor is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933.

        Section 3.25    No Other Representations and Warranties.     Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), none of the Target, the Remington Holders nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Target or the Remington Holders, including any representation or warranty as to the accuracy or completeness of any information regarding the Target furnished or made available to the Company and its Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Target, or any representation or warranty arising from statute or otherwise in law.

        Section 3.26    Full Disclosure.     None of the information supplied or to be supplied by the Remington Holders, the Target Companies or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Disclosure Schedules or as disclosed in the Company SEC Documents, the Company represents and warrants to the Remington Holders as follows in this Article IV. For the avoidance of doubt, no representations or warranties are being made by any member of the Special Committee.

        Section 4.01    Organization and Authority and Qualification of the Company.    The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry out its business as it is currently conducted. The Company has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where failure to be so licensed, qualified or in good standing would not have a Company Material Adverse Effect. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations under this Agreement and the other Transaction Documents and the consummation by the Company of the Transactions have been duly authorized by all requisite corporate action on the part of the Company, except for approval of the stockholders of the Company as required under the DGCL and the rules of the New York Stock Exchange. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When the other Transaction Documents to which the Company is or will be a party have been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each of the other parties thereto), such Transaction Document will constitute a legal and binding obligation of the Company enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        Section 4.02    Organizational Documents.    The Company has delivered or made available to the Remington Holders true and correct copies of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents.

        Section 4.03    Subsidiaries.    Schedule 4.03 lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Schedule 4.03 sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, except as set forth on Schedule 4.03, and are fully paid and non-assessable, and are free and clear of all Encumbrances, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Encumbrances (x) imposed by applicable securities Laws or (y) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

        Section 4.04    Capitalization of the Company.    The authorized capital stock of the Company consists of: 200,000,000 authorized shares, consisting of 100,000,000 authorized shares of common stock, 50,000,000 authorized shares of blank check common stock and 50,000,000 authorized shares of blank check preferred stock. As of the date of this Agreement, (x) 1,989,787 shares of common stock were issued and outstanding, and (y) 659 shares of common stock were issued and held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive or similar rights (and not issued in violation of any preemptive or similar rights). As of the date of this Agreement, except as set forth in this Section 4.04, (i) there are no other equity securities of the Company or any of its Subsidiaries issued or authorized and reserved for issuance, (ii) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any equity interest the Company or such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell any such equity securities, except pursuant to the Transaction Documents, and (iii) there are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence, except pursuant to the Transaction Documents or as set forth on Schedule 4.04. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the Company's stockholders on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of the Company or any of its Subsidiaries, except pursuant to the Transaction Documents. No Subsidiary of the Company owns any capital stock of the Company.

        Section 4.05    Company SEC Documents; Proxy Statement.

          (a)   Since January 1, 2015, the Company has filed with the SEC, on a timely basis, all registration statements, prospectuses, schedules, statements, forms, documents, reports and other documents (including exhibits and all other information incorporated by reference) required to be filed with the SEC or furnished to the SEC by the Company under the Exchange Act (all such registration statements, prospectuses, schedules, statements, forms, documents, reports and other documents, together with any exhibits and other information incorporated by reference so filed or furnished during such period, as the same may have been amended since their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. At the time filed with the SEC (or if amended prior to the date of this Agreement, as of the date of such amendment), none of the Company SEC Documents (as amended, if applicable, but excluding any exhibits thereto) contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

          (b)   Each of the financial statements included in the Company SEC Documents (including the related notes and schedules) complied as to form, as of their respective dates, or if amended, as of the date of the last such amendment, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

          (c)   The proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting will not, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Remington Holders or any of their Representatives for inclusion in the Proxy Statement. The Proxy Statement when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act.

          (d)   The Company and each of its Subsidiaries has established and maintains a system of "internal controls over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's and its Subsidiaries' assets that could have a material effect on the Company's financial statements.

          (e)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Agreement, to the Company's auditors and the audit committee of the Company Board and on Schedule 4.05(e) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that could adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" will have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

          (f)    The audited balance sheet of the Company dated as of December 31, 2014 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the "Company Balance Sheet." Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract

  (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

        Section 4.06    Absence of Certain Changes or Events.    Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.07    No Conflicts; Consents.    The execution, delivery and performance by each of the Company, Newco, Newco Sub and GP Holdings of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of the Company, Newco or Newco Sub, GP Holdings or any of its other Subsidiaries; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company, Newco, Newco Sub, GP Holdings or any of its other Subsidiaries or any other respective properties or assets; (c) require the consent, notice or other action by any Person under any Contract to which the Company or any of its Subsidiaries is a party as of the date hereof; or (d) result in the creation of an Encumbrance (other than Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company, Newco, Newco Sub, GP Holdings or any of its other Subsidiaries in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Transactions, except for such filings as may be required under the HSR Act and filings expressly described in this Agreement and the other Transaction Documents.

        Section 4.08    Taxes.

          (a)   All material Tax Returns required to have been filed (taking into account any applicable extensions of time in which to file) by any Company Party have been filed. Such Tax Returns are true, complete and correct in all material respects. All Taxes (whether or not shown on any Tax Return) due and owing by the Company (to the extent the failure to pay such Taxes could result in an Encumbrance on any of the Contributed Assets or a Liability of any Company Subsidiary) or any Company Subsidiary have been timely paid.

          (b)   The Company (to the extent its failure to do so could result in an Encumbrance on any of the Contributed Assets or a Liability of any Company Party) and each Company Subsidiary has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, partner, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law in all material respects.

          (c)   There are no Encumbrances for Taxes (other than for current Taxes not yet due and delinquent or Taxes being contested in good faith by appropriate proceedings) upon the assets of any Company Subsidiary or the Contributed Assets.

          (d)   Neither the Company nor any Company Subsidiary has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes (other than a group of which the Company was the parent). Neither the Company nor any Company Subsidiary has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations § 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor or by Contract or otherwise, except for Excluded Tax Contracts.

          (e)   None of the Company Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of use by any Company Party prior to the Closing of an improper method of accounting, in each case for a taxable period ending on or prior to the Closing Date.

          (f)    No unresolved written claim has been made within the past four years by any taxing authority in any jurisdiction where any of the Company Parties does not file Tax Returns that such Company Party is, or may be, subject to Tax by that jurisdiction.

          (g)   None of the Company Parties is a party to any Action by any taxing authority. There are no audits or examinations by a taxing authority, or other administrative proceedings, threatened by a taxing authority in writing against any of the Company Parties or pending with respect to any Taxes of any of Company Parties.

          (h)   The representations and warranties made in Section 4.08 refer only to the activities of the Company and the Company Subsidiaries prior to the Closing. Except for the representations and warranties made in Section 4.08(c) through Section 4.08(e), the representations and warranties made in Section 4.08 are not intended to serve as representations and warranties regarding, or a guarantee of, and cannot be relied upon with respect to, Taxes attributable to (or Tax attributes available for) any Tax period (or a portion thereof) beginning after the Closing Date or any Tax position taken after the Closing.

          (i)    The Company does not currently have any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of its shares of Newco Common Stock. For purposes of this representation, a "disposition" will include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a "constructive sale" within the meaning of Section 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the Newco Common Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.

          (j)    None of the Company or any of its Subsidiaries (other than Newco or Newco Sub or their respective Subsidiaries) knows of any fact, or has taken, failed to take, or agreed to take any action, that would prevent the exchange of LP Interests, Transferred Economic Interests and any Excess GP Interest for Newco Common Stock and Newco Preferred Stock pursuant to this Agreement, together with the exchange contemplated pursuant to the Company Contribution Agreement, from qualifying as a tax-free exchange under § 351 of the Code.

        Section 4.09    Legal Proceedings; Governmental Orders.

          (a)   There are no Actions pending or, to the Company's Knowledge, threatened against or by the Company or its Subsidiaries affecting any of its properties or assets, which if determined adversely to the Company or its Subsidiaries would result in a Company Material Adverse Effect or challenge the Transaction.

          (b)   There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company, the Subsidiaries or any their properties or assets, which would have a Company Material Adverse Effect.

        Section 4.10    Compliance with Laws; Permits.

          (a)   The Company and its Subsidiaries are each in compliance, in all material respects with all Laws applicable to it or its business, properties or assets, except where failure to be in compliance would not have a Company Material Adverse Effect.

          (b)   All material Permits required for the Company and each of its Subsidiaries to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Target Material Adverse Effect.

        Section 4.11    Brokers; Financial Advisors.    Except for the Special Committee's engagement of BMO, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions or any other Transaction Document based upon arrangements made by or on behalf of the Company, the Company Board or the Special Committee. The Company will be responsible for, and will pay when due, all fees and amounts owing to BMO.

        Section 4.12    Fairness Opinion.    The Special Committee and the Company Board have received the opinion of BMO to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, as of the date of this Agreement, the Aggregate Consideration is fair, from a financial point of view, to the holders of Company Common Stock (the "Fairness Opinion"), and, as of the date of this Agreement, such Fairness Opinion has not been withdrawn, revoked or modified. A true, complete and correct copy of such Fairness Opinion will be delivered to the Remington Holders promptly after the date of this Agreement for informational purposes only.

        Section 4.13    No Other Representations and Warranties.    Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), the Company has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to the Remington Holders and their Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

        Section 4.14    Full Disclosure.    None of the information supplied or to be supplied by the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NEWCO

        Except as set forth in the Disclosure Schedules, Newco represents and warrants to the Company and the Remington Holders as follows:

        Section 5.01    Organization and Authority of Newco, Newco Sub and GP Holdings.     Newco is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. Newco Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. GP Holdings is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations under this Agreement and the other Transaction Documents and to consummate the Transactions. The execution and delivery by each of Newco, Newco Sub and GP Holdings of this Agreement and any other Transaction Document to they are a party, the performance by each of them of their obligations under this Agreement and the other Transaction Documents and the consummation by each of them of the Transactions have been duly authorized by all requisite action on the part of Newco, Newco Sub and GP Holdings. This Agreement has been duly executed and delivered by each of Newco, Newco Sub and GP Holdings, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of each of Newco, Newco Sub and GP Holdings enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When the other Transaction Documents to which Newco, Newco Sub or GP Holdings is or will be a party have been duly executed and delivered by such Party (assuming due authorization, execution and delivery by each other parties thereto), such Transaction Document will constitute a legal and binding obligation of such Party enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        Section 5.02    Capitalization of Newco.     The authorized capital stock of Newco consists of: 113,000,000 shares of capital stock, consisting of (i) 100,000,000 shares of Series A voting common stock, par value $0.01 per share; (ii) 3,500,000 shares of Series B non-voting common stock, par value $0.01 per share); and (iii) 9,500,000 shares of blank check preferred stock, par value $25.00. As of the date of this Agreement, (x) 100 shares of Series A voting common stock were issued and outstanding, and (y) no shares were issued and held by Newco in its treasury. All of the outstanding shares of capital stock of Newco are, and all shares of capital stock of Newco which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive or similar rights (and were not issued in violation of any preemptive or similar rights). As of the date of this Agreement, except as set forth in this Section 5.02 or as contemplated by the other Transaction Documents, (i) there are no other equity securities of Newco or any of its Subsidiaries issued or authorized and reserved for issuance, (ii) there are no outstanding options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Newco or any of its Subsidiaries to issue, transfer or sell any equity interest of Newco or such Subsidiary or any securities convertible into or exchangeable for such equity interests, or any commitment to authorize, issue or sell any such equity securities, except pursuant to this Agreement, and (iii) there are no contractual obligations of Newco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in Newco or any of its Subsidiaries or any such securities or agreements listed in clause (ii) of this sentence. Neither Newco nor any of its Subsidiaries has outstanding bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with Newco's stockholders on any matter. There are no voting trusts or other agreements or understandings to which Newco or any of its Subsidiaries is a party with respect to the voting or registration of capital stock or other equity interest of Newco or any of its Subsidiaries. No Subsidiary of Newco owns any capital stock of Newco.

        Section 5.03    GP Holdings and GP Holdings I.     GP Holdings and GP Holdings I are currently, and at all times since their formation have been, treated as entities disregarded from Newco Sub and Newco, respectively, for federal income tax purposes. No election has been made to treat GP Holdings or GP Holdings I as a corporation for any Tax purposes.

        Section 5.04    No Other Representations and Warranties.     Except for the representations and warranties contained in this Article V (including the related portions of the Disclosure Schedules), neither Newco nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Newco, including any representation or warranty as to the accuracy or completeness of any information regarding Newco furnished or made available to the Remington Holders and its Representatives or to the Company and its Representatives in any form in expectation of the transactions contemplated hereby or as to the future revenue, profitability or success of Newco, or any representation or warranty arising from statute or otherwise in law.

ARTICLE VI
COVENANTS

        Section 6.01    Conduct of Business Prior to the Closing.     From the date of this Agreement until the Closing, except as otherwise provided in this Agreement or consented to in writing by the Company (which consent will not be unreasonably withheld or delayed), the Target Companies and the Remington Holders will (i) conduct the business of the Target Companies in the ordinary course of business consistent with past practice; and (ii) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Target Companies and to preserve the rights, franchises, goodwill and relationships of their employees, customers, lenders, suppliers, regulators and others having business relationships with the Target Companies. Without limiting the foregoing, from the date of this Agreement until the Closing Date, except as consented to in writing by the Company, the Target Companies and the Remington Holders will:

          (a)   cause the Target Companies to preserve and maintain all of their Permits;

          (b)   cause the Target Companies to pay their debts, Taxes and other obligations when due, unless they are being contested in good faith by appropriate procedures and are payable without penalty or interest;

          (c)   cause the Target Companies to maintain the properties and assets owned, operated or used by the Target Companies in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

          (d)   cause the Target Companies to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

          (e)   cause the Target Companies to defend and protect their properties and assets from infringement or usurpation;

          (f)    cause the Target Companies to perform all of their obligations under all Management Contracts and all other Contracts relating to or affecting their revenues, properties, assets, business or prospects;

          (g)   cause the Target Companies to maintain their accounting and corporate books and records in accordance with past practice;

          (h)   cause the Target Companies to comply in all material respects with all applicable Laws; and

          (i)    cause the Target Companies not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.

        Section 6.02    Access to Information.     From the date of this Agreement until the Closing, the Target Companies and the Remington Holders will (a) afford the Company and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Management Contracts and other Contracts, and other documents and data related to the Target Companies; (b) furnish the Company and its Representatives with such financial, operating and other data and information related to the Target Companies as the Company or any of its Representatives may reasonably request; and (c) instruct the Representatives of the Remington Holders and the Target Companies to cooperate with the Company in its investigation of the Target Companies; provided that any such investigation will be conducted during normal business hours upon reasonable advance notice to the Target Companies and in such a manner as not to interfere unreasonably with the normal operations of the Target Companies. No investigation by the Company or other information received by the Company will operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Target Companies or the Remington Holders in this Agreement or in any other Transaction Document. Notwithstanding anything to the contrary in this Agreement, none of the Remington Holders will be required to provide copies of their individual Tax Returns or workpapers with respect thereto.

        Section 6.03    No Solicitation by the Target Companies or Remington Holders.

          (a)   None of the Target Companies or the Remington Holders will, and they will not authorize or permit any of their Affiliates or any their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Remington Holder Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Remington Holder Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding a Remington Holder Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make a Remington Holder Acquisition Proposal. The Remington Holders and the Target Companies will immediately cease and cause to be terminated, and will cause their Affiliates and all of their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Remington Holder Acquisition Proposal.

          (b)   In addition to the other obligations under this Section 6.03, the Target Companies and the Remington Holders will promptly (and in any event within two Business Days after receipt thereof by any of the Target Companies, the Remington Holders or their Representatives) advise the Company orally and in writing of any Remington Holder Acquisition Proposal, any request for information with respect to any Remington Holder Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Remington Holder Acquisition Proposal, the material terms and conditions of such request, Remington Holder Acquisition Proposal or inquiry, and the identity of the Person making the same.

          (c)   The Target Companies and the Remington Holders agree that the rights and remedies for noncompliance with this Section 6.03 will include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

        Section 6.04    No Solicitation by the Company; No Adverse Company Recommendation.

          (a)   The Company will not, and will not authorize or permit Newco, Newco Sub or any of its other Affiliates or any of its or their Representatives (including the Special Committee) to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Company Acquisition Proposal; (iii) enter into any agreements, arrangements, or understandings (whether or not binding) regarding a Company Acquisition Proposal; or (iv) otherwise knowingly facilitate any effort or attempt to make a Company Acquisition Proposal. The Company will immediately cease and cause to be terminated, and will cause Newco, Newco Sub and their Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted with respect to, or that could lead to, a Company Acquisition Proposal.

          (b)   Notwithstanding Section 6.04(a), from the date of this Agreement until the date that the Required Stockholder Vote has been obtained, following the receipt by the Company of an unsolicited bona fide written Company Acquisition Proposal, (i) the Company Board and the Special Committee will be permitted to participate in discussions regarding such Company Acquisition Proposal solely to clarify the terms of such Company Acquisition Proposal and (ii) if the Company Board determines in good faith (A) that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal and (B) after consultation with outside legal counsel, that the failure to take the actions set forth in clauses (x) and (y) below with respect to such Company Acquisition Proposal would be inconsistent with their fiduciary duties, then the Company may, in response to such Company Acquisition Proposal, (x) furnish access and non-public information with respect to the Company and its Affiliates to the Person that has made such Company Acquisition Proposal and (y) participate in discussions and negotiations regarding such Company Acquisition Proposal.

          (c)   In addition to the other obligations under this Section 6.04, the Company will promptly (and, in any event, within 48 hours after receipt thereof by the Company or its Representatives) notify the Remington Holders orally and in writing if any inquiries, proposals or offers that could reasonably be expected to result in a Company Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter will keep the Remington Holders informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company's intentions as previously notified.

          (d)   Except as set forth in Section 6.04(e) and Section 6.04(f), the Company Board or any committee thereof (including the Special Committee) will not (i) withdraw, modify or amend the Company Recommendation in any manner adverse to Remington Holders, (ii) approve, endorse or recommend a Company Acquisition Proposal or (iii) at any time following receipt of an Company Acquisition Proposal, fail to reaffirm its approval or recommendation of this Agreement and the Transactions as promptly as practicable (but in any event within five Business Days after receipt of any reasonable written request to do so from Remington Holders) (any of the above, an "Adverse Company Recommendation").

          (e)   Notwithstanding the foregoing, the Company Board or the Special Committee may, at any time before obtaining the Required Stockholder Vote, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties, in response to a Company Superior Proposal received by the Company Board or the Special Committee, make an Adverse Company Recommendation, but only if:

              (i)  the Company has first provided the Remington Holders prior written notice, at least three Business Days in advance, that it intends to make such Adverse Company Recommendation and is prepared to terminate this Agreement to enter into a Contract with respect to a Company Superior Proposal, which notice will include the material terms and conditions of the transaction that constitutes such Company Superior Proposal, the identity of the Person making such Company Superior Proposal, and copies of any Contracts that are proposed to be entered into with respect to such Company Superior Proposal; and

             (ii)  during the three Business Days after the receipt of such notice (it being understood and agreed that any material change to the financial or other terms and conditions of such Company Superior Proposal will require an additional notice to Remington Holders of a two Business Day period that may, in whole or in part, run concurrently with the initial three Business Day period), the Company has, and has caused its Representatives to, negotiate with the Remington Holders in good faith (to the extent the Remington Holders desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the other Transaction Documents so that there is no longer a basis for such Company Acquisition Proposal to constitute a Company Superior Proposal.

          (f)    Notwithstanding the foregoing, the Company Board may, at any time before obtaining the Required Stockholder Vote, to the extent it determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties, in response to a Company Intervening Event, make an Adverse Company Recommendation, but only if:

              (i)  the Company has first provided the Remington Holders prior written notice, at least three Business Days in advance, that it intends to make such Adverse Company Recommendation; and

             (ii)  during the three Business Days after the receipt of such notice, the Company has, and has caused its Representatives to, negotiate with the Remington Holders in good faith (to the extent the Remington Holders desire to negotiate) to make such adjustments in the terms and conditions of this Agreement and the other Transaction Documents so that there is no longer a basis for such withdrawal, modification or amendment.

          (g)   Nothing contained in this Section 6.04 will be deemed to prohibit the Company Board from disclosing to the stockholders of the Company a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided, that if such disclosure does not reaffirm the Company Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure will be deemed to be an Adverse Company Recommendation (it being understood that any "stop, look or listen" communication that contains only the information set forth in Rule 14d-9(f) will not be deemed to be an Adverse Company Recommendation).

          (h)   The Company agrees that the rights and remedies for noncompliance with this Section 6.04 will include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Remington Holders and that money damages would not provide an adequate remedy to the Remington Holders.

        Section 6.05    Notice of Certain Target Events.

          (a)   From the date of this Agreement until the Closing, the Target Companies and the Remington Holders will promptly notify the Company in writing of:

              (i)  any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by any of the Target Companies or the Remington Holders under this Agreement not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 to be satisfied;

             (ii)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

            (iii)  any notice or other communication from any Governmental Authority in connection with the Transactions; and

            (iv)  any Actions commenced or, to the Remington Holders' Knowledge, threatened against, relating to or involving or otherwise affecting the Remington Holders or any of the Target Companies that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.16 or that relates to the consummation of the Transactions.

          (b)   The Company's receipt of information pursuant to this Section 6.05 will not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any of the Target Companies or the Remington Holders in this Agreement (including Section 10.01(b)) or in any other Transaction Document and will not be deemed to amend or supplement the Disclosure Schedules.

          (c)   From time to time prior to the Closing, Target and the Remington Holders will have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date of this Agreement (each a "Target Schedule Supplement"). Any disclosure in any such Target Schedule Supplement will not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 8.02 have been satisfied; provided, however, that if the Company has the right to, but does not elect to, terminate this Agreement within seven Business Days of its receipt of such Target Schedule Supplement, then the Company will be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter.

        Section 6.06    Confidentiality.     From and after the Closing, the Remington Holders will hold, and will cause their Affiliates to hold, and will use their best efforts to cause their respective Representatives to hold, in confidence and to use only for the benefit of the Company, Newco, Newco Sub and GP Holdings and the Target Companies any and all information, whether written or oral, concerning the Target Companies, except to the extent that the Remington Holders can show that such information (a) is generally available to and known by the public through no fault of the Remington Holders, any of their Affiliates or their respective Representatives; (b) is lawfully acquired by the Remington Holders, any of their Affiliates or their respective Representatives from and after the Closing from sources that are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is relevant to a Tax audit, examination, litigation, or proceeding or to the filing of a Tax Return. If the Remington Holders or any of their Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the Remington Holders will promptly notify the Company in writing and will disclose only that portion of such information that the Remington Holders are advised by their counsel in writing is legally required to be disclosed, provided that the Remington Holders will use their reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

        Section 6.07    Governmental Approvals and Consents; Cooperation.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the Remington Holders, the Target Companies, the Company, and Newco will use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other Parties in doing all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions; (ii) obtain from any Governmental Authorities and any third parties any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the Remington Holders, the Target Companies, the Company, or Newco in connection with the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions; and (iii) make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the other Transaction Documents and the Transactions required under (A) any applicable federal or state securities Law and (B) any other applicable Law.

          (b)   Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement will require or obligate any of the Parties to: (i) pay or commit to pay any material amount of cash or other consideration, or incur or commit to incur any material liability or other obligation, in connection with obtaining any authorization, consent, order, registration or approval; or (ii) except as provided in Article VI agree or otherwise be required to sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any material respect their respective freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of such Party or any of their respective Affiliates, or any interest therein.

          (c)   Each of the Parties will (i) subject to any restrictions under any applicable Law, to the extent practicable, promptly notify each other Party of any communication to the first such Party from any Governmental Authority with respect to this Agreement or the other Transaction Documents or the Transactions and permit the other Parties to review in advance any proposed written communication to any Governmental Authority, (ii) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any Governmental Authority in respect of any registrations, declarations and filings, (iii) unless required by applicable Law, not agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement or the other Transaction Documents or the Transactions unless it consults with the other Parties in advance and, to the extent not prohibited by applicable Law or such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat, in each case to the extent practicable, (iv) subject to any restrictions under any applicable Law, furnish the other Parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members of its staff on the other hand, with respect to this Agreement or the other Transaction Documents or the Transactions (excluding any documents and communications that are subject to preexisting confidentiality agreements, the attorney client privilege or work product doctrine), and (v) furnish the other Parties with such necessary information and reasonable assistance as such other Parties and their Affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Authorities in connection with this Agreement and the other Transaction Documents and the Transactions.

        Section 6.08    Stockholder Meeting; Proxy Statement.

          (a)   The Company will take all action necessary in accordance with the DGCL and the Company's Organizational Documents to establish a record date for, duly and promptly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") for the purpose of voting upon the approval of this Agreement, the other Transaction Documents, and the Transactions to the extent required by the DGCL and any other applicable Law or the rules of the New York Stock Exchange. The Company will cause the Stockholder Meeting to be held as promptly as reasonably practicable after the mailing of the Proxy Statement. The Company will, as promptly as reasonably practicable after the date of this Agreement, prepare and file a preliminary Proxy Statement with the SEC. The Company will respond to any comments of the SEC or its staff with respect to the Proxy Statement and use its reasonable best efforts to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. The Company will recommend (subject to Section 6.04(d), Section 6.04 (e) and Section 6.04(f)) that the stockholders of the Company authorize and approve this Agreement and the Transactions in accordance with § 212 of the DGCL (the "Company Recommendation") at the Stockholder Meeting, and the Company will include the Company Recommendation in the Proxy Statement (subject to Section 6.04(d), Section 6.04(e) and Section 6.04(f)), and, subject to Section 6.04(d), Section 6.04(e) and Section 6.04(f), will use its reasonable best efforts to solicit from the Company's stockholders proxies in favor of the adoption of this Agreement and the Transactions. If, at any time prior to the Stockholder Meeting any information relating to the Remington Holders or the Company or any of their respective Affiliates should be discovered that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information will promptly notify the other Parties and, to the extent required by Law will disseminate an appropriate amendment thereof or supplement thereto describing such information to the stockholders of the Company. Notwithstanding the immediately preceding sentence, each of the Company, the Target Companies and the Remington Holders agrees and covenants that (i) none of the information with respect to such Party supplied or to be supplied by such Party for inclusion in the Proxy Statement contains or will contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) prior to the Company filing the preliminary Proxy Statement with the SEC, such Party will review the preliminary Proxy Statement and represent that the Proxy Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b)   The Target Companies and the Remington Holders agree to cooperate with the Company in the preparation of the Proxy Statement and, as promptly as practicable following the date of this Agreement, will furnish the Company with all information relating to it and required pursuant to the Exchange Act rules and regulations promulgated thereunder to the set forth in the Proxy Statement. The Company will promptly notify the Target and the Remington Holders of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will promptly supply the Target and the Remington Holders with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Each of the Parties agrees to use its reasonable best efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff, with respect to the Proxy Statement will be made by the Company without providing the Remington Holders and the Target a reasonable opportunity to review and propose comments on the Proxy Statement.

        Section 6.09    Books and Records.

          (a)   In order to facilitate the resolution of any claims made against or incurred by the Remington Holders, or for any other reasonable purpose, for a period of five years after the Closing, the Company will:

              (i)  retain the books and records (including personnel files) of the Target Companies relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Target Companies; and

             (ii)  upon reasonable notice, afford the Representatives of the Remington Holders reasonable access (including the right to make, at the Remington Holders' expense, photocopies), during normal business hours, to such books and records;

  provided, however, that any books and records related to Tax matters will be retained pursuant to the periods set forth in Article VII.

          (b)   In order to facilitate the resolution of any claims made by or against or incurred by the Company or the Target Companies after the Closing, or for any other reasonable purpose, for a period of five years following the Closing, the Remington Holders will:

              (i)  retain the books and records (including personnel files) of the Remington Holders that relate to the Target Companies and their operations for periods prior to the Closing; and

             (ii)  upon reasonable notice, afford the Representatives of the Company or the Target Companies reasonable access (including the right to make, at the Company's expense, photocopies), during normal business hours, to such books and records;

  provided, however, that any books and records related to Tax matters will be retained pursuant to the periods set forth in Article VII.

          (c)   Neither the Company nor the Remington Holders will be obligated to provide the other Party with access to any books or records (including personnel files) pursuant to this Section 6.09 to the extent such access would violate any applicable Law.

        Section 6.10    Closing Conditions.     From the date of this Agreement until the Closing, each Party will take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII.

        Section 6.11    Public Announcements.     Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no Party will make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Parties (which consent will not be unreasonably withheld or delayed), and the Parties will cooperate as to the timing and contents of any such announcement.

        Section 6.12    Further Assurances.     Following the Closing, each of the Parties will, and will cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the other Transaction Documents and give effect to the Transactions. In the event that the agreement referenced in the last sentence of Section 2.02 is not executed by the Target and Sharkey at least five days prior to the Closing, then no such consideration will be allocated to Sharkey and such consideration will instead be proportionately allocated to the Remington Holders and MJB Investments and Schedule 2.02 will be updated accordingly

        Section 6.13    Knowledge of the Parties.

          (a)   The Remington Holders will not have any right to (a) terminate this Agreement under Section 10.01(c); (b) assert or claim that any condition to their obligations to consummate the Transactions has not been fulfilled; or (c) claim any damage or seek any other remedy at Law or in equity (i) for any breach of or inaccuracy in any representation or warranty made by the Company, Newco or Newco Sub or (ii) any breach of any covenant or agreement by the Company, Newco or Newco Sub, in each case, to the extent (x) the Remington Holders had Knowledge of any facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty or would proximately or directly cause any such condition not to be fulfilled as of the date of this Agreement or (y) the breach of such covenant or agreement by the Company or the failure to be fulfilled of any such condition was (1) substantially caused by any action or omission on the part of the Remington Holders or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by the Remington Holders.

          (b)   The Company will not have any right to (a) terminate this Agreement under Section 10.01(a); (b) assert or claim that any condition to its obligations to consummate the Transactions has not been fulfilled; or (c) claim any damage or seek any other remedy at Law or in equity (i) for any breach of or inaccuracy in any representation or warranty made by the Target or the Remington Holders or (ii) any breach of any covenant or agreement by the Target or the Remington Holders, in each case, to the extent (x) the Company had Knowledge of any facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty or would proximately or directly cause any such condition not to be fulfilled as of the date of this Agreement or (y) the breach of such covenant or agreement by the Target Companies or the Remington Holders or the failure to be fulfilled of any such condition was (1) substantially caused by any action or omission on the part of the Company (without any substantial participation by Monty J. Bennett) or (2) intentionally permitted to occur, although such breach or failure to be fulfilled could have been prevented, by the Company, unless Monty J. Bennett substantially participated in permitted such breach or failure to be fulfilled to occur.

        Section 6.14    Indemnification and Insurance.

          (a)   The Organizational Documents of the Target Companies will, for a period of six years after the Closing, contain provisions no less favorable, in all material respects, to the Persons covered thereby on the date hereof with respect to exculpation, indemnification and advancement of expenses than as set forth in the Organizational Documents of the Target Companies, respectively, as of the date of this Agreement.

          (b)   Prior to the Closing, the Target may purchase "tail" insurance coverage covering the respective directors and officers of the Target Companies (as applicable) as of the Closing through six years after the Closing and providing coverage not materially less favorable than the coverage afforded by the current directors and officers liability insurance policies maintained by the Target.

          (c)   Prior to the Closing, the Company may purchase insurance coverage covering the directors and officers of the Company as of the Closing and such coverage will include such terms as may be reasonably agreed between the Company and the Remington Holders prior to the Closing.

          (d)   As a separate and independent obligation, the Company hereby guarantees the payment and performance by the Target of its obligations pursuant to this Section 6.14 and pursuant to the contractual agreements entered into by the Target prior to the date hereof relating to indemnification of directors and officers of the Target and set forth in Schedule 6.14(d) (the "Existing Indemnification Agreements"). From and after the Closing, the Company will cause the Target to comply with all of its obligations under this Section 6.14 and under the Existing Indemnification Agreements.

          (e)   In the event any of the Target Companies or any of their successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in any such case, proper provision will be made so that the successors and assigns of the Target Companies will assume the obligations set forth in this Section 6.14.

ARTICLE VII
TAX MATTERS

        Section 7.01    Tax Covenants.

          (a)   The Parties acknowledge and agree that upon the Closing, the Target will "terminate" for federal income tax purposes pursuant to § 708(b) of the Code, and that accordingly the taxable year of the Target will close for federal income tax purposes at the close of the Closing Date with respect to all partners of the Target.

          (b)   The Parties intend that the contribution made for Newco Stock pursuant to the Company Contribution Agreement and the transfers of LP Interests, Transferred Economic Interests and the Excess GP Interest for Newco Stock pursuant to this Agreement (collectively, the "Exchanges") will be treated as part of a single plan and will qualify as a tax-free exchange under § 351 of the Code (taking into account the transfer of the Profits Interest). The Parties agree to report the consummation of such transactions as such for federal, state and local income tax purposes. The Parties will duly file their respective tax returns for the taxable year including the Closing Date containing the information required under Treasury Regulation § 1.351-3. The Parties will cooperate with each other in timely providing the information necessary for the filing of such information and consult with each other in good faith in preparing such information. Notwithstanding any other provision in this Agreement, except as otherwise required pursuant to a "determination" within the meaning of § 1313(a) of the Code (or any comparable provision of any state, local or foreign law), none of the parties will take a position inconsistent with the treatment described in this Section 7.01(b) or Section 7.01(c) on any Tax Return, or otherwise. The Company (on behalf of the Company Parties), on the one hand, the Remington Holders, on the other hand, and Sharkey will promptly notify the others upon receiving written notice that any Governmental Authority is challenging, or requesting information regarding, such tax treatment.

          (c)   The Parties acknowledge and agree that the transfer of the GP Interests by the General Partner pursuant to this Agreement will be treated for U.S. federal income tax purposes as the sale of the GP Interests by the General Partner to Newco Sub in exchange for the Newco Sub Note (by reason of the GP Interests being sold by the General Partner to GP Holdings, which is disregarded as an entity separate from Newco Sub for tax purposes); provided that, to the extent that the fair market value of the GP Interest (as determined by reason of Tax audit or otherwise) exceeds the fair market value of the Newco Sub Note as of the Closing Date, (i) a portion of the GP Interest corresponding to such excess value (the "Excess GP Interest") will be treated as being contributed by the General Partner to Newco (by reason of being contributed by the General Partner to GP Holdings I, which is disregarded as an entity separate from Newco for tax purposes) in exchange for Newco Preferred Stock having a fair market value equal to the fair market value of the Excess GP Interest as of the Closing Date (the "Excess Stock"), (ii) the number of shares of Newco Preferred Stock received by Archie Bennett, Jr. in exchange for LP Interests will be reduced by fifty percent of the number of shares of Excess Stock and the number of shares of Newco Preferred Stock received by Monty J. Bennett and/or MJB Investments, as applicable, in exchange for LP Interests will be reduced by fifty percent of the number of shares of Excess Stock, (iii) the General Partner will be treated as immediately distributing 50% of the Excess Stock to Archie Bennett, Jr., in his capacity as a member of the General Partner, and 50% to Monty J. Bennett, in his capacity as a member of the General Partner, and/or to MJB Investments on behalf of Monty J. Bennett, as applicable, (iv) after taking into account clause (ii) and clause (iii), the LP Transferors and MJB Investments, as applicable, will each receive the number of shares of Newco Preferred Stock reflected on Schedule 2.02, and (v) Newco will cause the Excess GP Interest to be contributed to GP Holdings pursuant to the Newco Contribution Agreement and/or the Newco Sub Contribution Agreement. The Parties agree that, as of the Closing Date, the fair market value of the GP Interest will be equal to the fair market value of the Newco Sub Note.

          (d)   Prior to the Closing, without the prior written consent of the Company, which consent will not be unreasonably withheld, delayed or conditioned, the Target Companies (and their respective Representatives) will not, other than in the ordinary course of business consistent with past practice, make, change or rescind any Tax election of any of the Target Companies, amend any Tax Return of any of the Target Companies or take any position on any Tax Return of any of the Target Companies to the extent such making, change, rescission, amendment or position (as applicable) would have the effect of increasing the Tax liability or reducing any Tax asset of Newco, Newco Sub or the Target Companies in respect of any Post-Closing Tax Period.

          (e)   All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with the transfer of the Transferred Securities pursuant to this Agreement and the other Transaction Documents, and the exchange contemplated pursuant to the Company Contribution Agreement (including any real property transfer Tax and any other similar Tax) (a "Transfer Tax"), will be borne and paid 50% by the Remington Holders and 50% by the Company when due. The Remington Holders, Sharkey and the Company Parties will cooperate to timely file any Tax Return or other document with respect to such Taxes or fees, and the expense of filing such Tax Returns or other documents will be borne 50% by the Remington Holders and 50% by the Company.

          (f)    The Target will prepare, or cause to be prepared, all Tax Returns required to be filed by the Target Companies after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return will be prepared in a manner consistent with past practice (unless otherwise required by Law, required to consummate the Transactions or consented to in writing by the Remington Holders, which consent will not be unreasonably withheld, conditioned or delayed) and without a change of any election or any accounting method (unless otherwise required by Law or agreed to in writing by the Remington Holders) and will be submitted by Newco Sub to the Remington Holders (together with schedules, statements and, to the extent requested by the Remington Holders, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If a Remington Holder objects to any item on, or otherwise has any objections with respect to, any such Tax Return, he will, within ten days after delivery of such Tax Return, notify the Target in writing that he so objects, specifying with particularity any such item or other objection and stating the specific factual or legal basis for any such objection. If a notice of objection will be duly delivered, the Target and such Remington Holder will negotiate in good faith and use their reasonable best efforts to resolve such items or other objections. If the Target and such Remington Holder are unable to reach such agreement within ten days after receipt by Newco Sub of such notice, the disputed items or objections will be resolved by the Independent

  Accountant and any determination by the Independent Accountant will be final. The Independent Accountant will resolve any disputed items and objections within 20 days of having the dispute referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items or objections before the due date for such Tax Return, the Target will cause the Tax Return to be timely filed as prepared by the Target, and then amended to reflect the Independent Accountant's resolution, to the extent such resolution differs from the Tax Return originally filed by the Target. The costs, fees and expenses of the Independent Accountant will be borne 50% by the Company and 50% by the Remington Holders. To the extent permitted by applicable Law, the Remington Holders will include any income, gain, loss, deduction or other tax items of the Target for all Pre-Closing Tax Periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Target to Remington Holders after the Closing Date for such periods. Notwithstanding the foregoing, the Parties agree that in filing the partnership income Tax Returns for the Target (and any Target Subsidiary that is treated as a partnership for federal income tax purposes) for the taxable year of the Target that includes the Closing Date, the Target (and any Target Subsidiary that is treated as a partnership for federal income tax purposes, to the extent the Target controls the filing of such Target Subsidiary's Tax Returns) will (to the extent permitted under applicable law) make an election under § 754 of the Code (and any applicable corresponding provisions of foreign, state and local income Tax Law), if the Target (or Target Subsidiary as applicable) does not already have a valid election under Code § 754 (or such corresponding provision, as applicable) for such taxable year of the Target (or Target Subsidiary, as applicable). At least 45 days prior to the filing of any Tax Return or other Tax filing of a Company Party that allocates the Aggregate Consideration (whether explicitly or implicitly), Newco will notify the LP Transferors of such proposed allocation in writing. To the extent the LP Transferors object in writing to such proposed allocation within 20 days of the receipt thereof, the Parties will cooperate in good faith to resolve such dispute. Notwithstanding the foregoing, the LP Transferors will never assert, whether as a defense, affirmative defense, counterclaim, cross-claim, or other claim for any legal or equitable relief, in any proceeding by or before any arbitrator or Governmental Entity, that the covenants set forth in Section 3.02 of the Investor Rights Agreement are not valid, binding, and enforceable (without regard to any principle of severability or "blue penciling") as a result of any position taken in any Tax Return or other Tax filing.

          (g)   The Company Parties, Sharkey and the Remington Holders will not knowingly (and, as applicable, will cause their respective subsidiaries to not) (i) take any action, or fail to take any action, as a result of which the Exchanges would fail to qualify as a tax-free exchange described in § 351 of the Code (and any comparable provisions of applicable state or local law) or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the Company Parties, Sharkey and the Remington Holders will use its or his reasonable best efforts (and, as applicable, cause their respective subsidiaries to use their reasonable best efforts) to cause the Exchanges to qualify as a tax-free exchange described in § 351 of the Code (and any comparable provisions of applicable state or local law).

          (h)   The Parties intend and agree that immediately after the Closing, (i) the Company will own all shares of Newco Common Stock and all other equity interests (or rights to acquire equity interests) in Newco, other than the Newco Common Stock and Newco Preferred Stock acquired by the Remington Holders, MJB Investments and Sharkey pursuant to this Agreement, and (ii) the Newco Common Stock owned by the Company and the Newco Common Stock and Newco Preferred Stock acquired by the Remington Holders, MJB Investments and Sharkey pursuant to this Agreement will be the only equity interests in Newco.

        Section 7.02    Prohibited Actions.     Subject to and to the extent not inconsistent with Section 7.05, without the prior written consent of the Remington Holders (which consent will not be unreasonably delayed, conditioned or withheld), the Company Parties will not (and will cause their Affiliates, subsidiaries and respective Representatives to not) (a) amend any Tax Return of a Target Company for a Pre-Closing Tax Period or Straddle Period, file a Tax Return of a Target Company for a Pre-Closing Tax Period in a jurisdiction where such Target Company has not historically filed Tax Returns, (b) initiate contact with taxing authorities regarding Taxes or Tax items with respect to any Pre-Closing Tax Period of the Target Companies, (c) make any voluntary disclosures with respect to Taxes or Tax items for Pre-Closing Tax Periods of the Target Companies, (d) change any accounting method or adopt any convention that shifts taxable income from a Post-Closing Tax Period to a Pre-Closing Tax Period or shifts deductions or losses from a Pre-Closing Tax Period to a Post-Closing Tax Period, (e) make any Tax election that has retroactive effect to any Pre-Closing Tax Period of the Target Companies, or (f) otherwise take any action to the extent such action could create or increase a claim with respect to this Agreement with respect to Taxes, or increase the taxable income or gain (or decrease the taxable losses, credits or deductions) allocated to any Remington Holder with respect to a Pre-Closing Tax Period.

        Section 7.03    Termination of Existing Tax Sharing Agreements.     Any and all existing Tax sharing agreements (whether written or not), other than Excluded Tax Contracts, binding upon any of the Target Companies will be terminated as of the Closing Date. After such date none of the Target Companies, the Remington Holders or any of the Remington Holders' Affiliates and their respective Representatives will have any further rights or liabilities thereunder.

        Section 7.04    Straddle Period.

          (a)   In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a "Straddle Period"), the portion of any such Taxes that are attributable to the Pre-Closing Tax Period for purposes of this Agreement will be:

              (i)  in the case of (A) Taxes based upon, or measured by, income, receipts, profits, or payroll, (B) sales, use and similar Taxes imposed in connection with the sale, transfer or assignment of property, or (C) withholding Taxes required to be withheld with respect to a particular payment, deemed equal to the amount that would be payable if the taxable year ended with the Closing Date; and

             (ii)  in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

          (b)   Any Taxes not so allocated pursuant to Section 7.04(a) to the Pre-Closing Tax Period will be allocated to the Post-Closing Tax Period.

        Section 7.05    Contests.     Newco Sub agrees to give written notice to the Remington Holders of the receipt of any written notice by any Company Party, and the Remington Holders agree to give to Newco Sub written notice of the receipt of any written notice by them, that involves the assertion of any claim, or the commencement of any Action, with respect to the Target Companies which could result in a breach of a representation or warranty in Section 3.21 or relates to any Pre-Closing Tax Period of any Target Company (including, for the avoidance of doubt, any partnership-level proceeding or claim related to an IRS Form 1065 of the Target for an applicable period but excluding any partner-level proceeding or claim of any Remington Holder) (a "Tax Claim"). The Remington Holders will have the right (but not the obligation) to control the contest or resolution of any Tax Claim; provided, that (a) the Remington Holders will have provided written notice to Newco Sub of its intention to control such Tax Claim, and (b) the Remington Holders will obtain the prior written consent of the Target (which consent will not be unreasonably withheld or delayed) before entering into any settlement or concession of such Tax Claim if such settlement or concession could reasonably be expected to adversely impact the liability of Newco Sub, the Target or their Affiliates for Taxes for any

Post-Closing Tax Period; provided, further, that Newco Sub will be entitled to participate in the defense of such Tax Contest and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel will be borne by Newco Sub. To the extent the Remington Holders do not control a Tax Claim, the Company Parties may defend against such Tax Claim; provided that the Remington Holders will be entitled to participate in the defense of such Tax Claim and to employ counsels of their choice for such purpose, the fees and expenses of which separate counsel will be borne by the respective Remington Holders; provided further that such Tax Claim may not be settled or conceded without the prior written consent of the Remington Holders, which consent will not be unreasonably withheld or delayed. In the event of a conflict between this Section 7.05 and any other section of this Agreement, this Section 7.05 will govern with respect to the control of Tax Claims.

        Section 7.06    Cooperation and Exchange of Information.     The Remington Holders and Newco Sub will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article VII or in connection with any audit or other proceeding in respect of Taxes of the Target Companies, including the execution of any power of attorney that is reasonably required in connection with a Tax Claim controlled by the Remington Holders pursuant to Section 7.05. Such cooperation and information will also include Newco Sub, GP Holdings, and the Target Companies providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Newco Sub will retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of GP Holdings and its subsidiaries or the Target Companies) relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Target Companies for any taxable period beginning before the Closing Date, Newco Sub, GP Holdings, the Target and their subsidiaries will provide the Remington Holders with reasonable written notice and offer the Remington Holders the opportunity to take custody of such materials.

        Section 7.07    Refunds.     Except to the extent treated as an asset in the calculation of Closing Working Capital, any refunds (or credits for overpayment) of Taxes of the Target Companies, including any interest received from a Governmental Authority thereon, attributable to any Pre-Closing Tax Period of the Target Companies will be for the account of the LP Transferors. Promptly upon the Target's (or any of its Affiliates') receipt of any such refund (or credit for overpayment), Newco Sub will pay over any such refund (or the amount of any such credit), including any interest thereon but net of the amount of any costs, fees, expenses or Taxes incurred by any of the Company Parties in obtaining such refunds (or credits for overpayment), to the LP Transferors within 15 days of receipt or entitlement thereto, with each such LP Transferor being entitled to receive half of such amounts; provided, however, that the LP Transferors will be obligated to return to Newco Sub the amount, if any, by which the amount of such refund actually paid over to the LP Transferors is thereafter reduced by the relevant Governmental Authority, together with interest payable thereon imposed by such Governmental Authority.

        Section 7.08    Survival.     Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.21, Section 4.08 and this Article VII will survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus six months.

        Section 7.09    GP Holdings I.     Newco will cause GP Holdings I to continue to remain in existence and be treated as disregarded as an entity separate from Newco for tax purposes and will not permit GP Holdings I to make an election to be treated as a corporation for tax purposes.

 ARTICLE VIII
CONDITIONS TO CLOSING

        Section 8.01    Conditions to Obligations of All Parties.     The obligations of each Party to consummate the Transactions will be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a)   The filings of the Company and the Remington Holders, pursuant to the HSR Act, must have been made and the applicable waiting period and any extensions thereof must have expired or been terminated.

          (b)   No Governmental Authority will have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the Transactions illegal, otherwise restraining or prohibiting consummation of the Transactions or causing any of the Transactions to be rescinded following completion of any Transaction.

          (c)   This Agreement and the Transactions must have been duly approved by the Required Stockholder Vote in accordance with applicable Law, the Rules of the NYSE MKT and the Company's Organizational Documents.

          (d)   The Transactions referred to in Section 2.03 that must be completed before or simultaneous with the Closing must be completed and consummated as specified in Section 2.03.

          (e)   The Internal Revenue Service must have issued a private letter ruling (the "Private Letter Ruling"), in form and substance satisfactory to the Parties, that the Target will not fail to qualify as an "eligible independent contractor" within the meaning of § 856(d)(9)(A) of the Code with respect to specified clients solely as a result of (i) the Company's ownership interest in the Target Companies and (ii) such clients' ownership of stock of the Company, including the receipt of income therefrom, or such clients or their respective taxable REIT subsidiaries receiving key money incentives from the Company.

          (f)    100% of the membership interests in Ashford Hospitality Advisors LLC is owned by the Company.

          (g)   Completion of the divestiture by Ashford Hospitality Trust, Inc. of its Company shares in a manner that complies with the Private Letter Ruling.

        Section 8.02    Conditions to Obligations of the Company, Newco and Newco Sub.     The obligations of the Company, Newco, Newco Sub and GP Holdings to consummate the Transactions will be subject to the fulfillment or the Company's waiver, at or prior to the Closing, of each of the following conditions:

          (a)   Other than the representations and warranties of the Remington Holders contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06, Section 3.22, and Section 3.23(b), the representations and warranties of the Remington Holders and the Target Companies contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects). The representations and warranties of the Remington Holders contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06, Section 3.22, and Section 3.23(b) must be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).

          (b)   The Remington Holders and the Target Companies must have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Remington Holders and the Target Companies will have performed such agreements and covenants, as so qualified, in all respects.

          (c)   There must be no Action commenced against the Company, the Remington Holders or any of the Target Companies, which is reasonably likely to succeed, which would prevent the Closing.

          (d)   All approvals, consents and waivers that are listed on Schedule 3.05 must have been received, and executed copies thereof must have been delivered to the Company at or prior to the Closing.

          (e)   From the date of this Agreement, there must not have occurred any Target Material Adverse Effect, and there must not have been any event or events that have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Target Material Adverse Effect.

          (f)    The other Transaction Documents to which any Remington Holder or Target Company is a party must have been executed and delivered by such Remington Holder or Target Company, as applicable, and true and complete copies thereof must have been delivered to the Company.

          (g)   The Company must have received a certificate, dated the Closing Date and signed by the Remington Holders and duly authorized officers of each of the Target Companies, that each of the conditions set forth in Section 8.02(a) and Section 8.02(b) has been satisfied.

          (h)   The Special Committee must have received certificates, dated the date of this Agreement and as of the Closing Date and signed by the chief executive officer of the Company, that (i) the representations and warranties of the Company contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement are true and correct on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects); (ii) the Company has duly performed and complied with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; and (iii) the Company is entitled to rely on such certificates in making its representations and warranties in this Agreement as of the date of this Agreement and as of the Closing Date.

          (i)    The Remington Holders must have delivered to the Company an existence and good standing certificates (or its equivalent) for each of the Target Companies from the Delaware Secretary of State or similar Governmental Authority.

          (j)    Each of the Remington Holders and Sharkey must have delivered to the Company a certificate pursuant to Treasury Regulations § 1.1445-2(b) that such Person is not a foreign person within the meaning of § 1445 of the Code. MJB Investments must have delivered to the Company a certificate to the effect that it is disregarded as an entity separate from Monty J. Bennett for U.S. federal income tax purposes.

          (k)   The Remington Holders, Sharkey, MJB Investments and the Target Companies must have delivered to the Company such other documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the Transactions.

          (l)    The Remington Holders must have delivered to the Company a release and termination agreement from each of the Marietta Class B Holders with respect to all of each of their rights, title and interest in and to the Marietta LP Interests.

          (m)  The Remington Holders must have delivered to the Company evidence that the LP Transferors transferred to the Target all of each of their rights, title and interest in and to the Marietta LP Interests, and that after such transfer 100% of the Marietta Interests is owned by the Target.

          (n)   The Remington Holders must have delivered to the Company evidence of the assignment of the Office Leases to the Target, including landlord consent to such assignment.

        Section 8.03    Conditions to Obligations of the Remington Holders and the Target Companies.     The obligations of the Remington Holders and the Target Companies to consummate the Transactions will be subject to the fulfillment or the Remington Holders' waiver, at or prior to the Closing, of each of the following conditions:

          (a)   Other than the representations and warranties of the Company contained in Section 4.01, Section 4.04, and Section 4.11, the representations and warranties of the Company contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant to this Agreement must be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects). The representations and warranties of the Company contained in Section 4.01, Section 4.04, and Section 4.11 must be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which will be determined as of that specified date in all respects).

          (b)   The Company must have duly performed and complied in all material respects with all agreements and covenants required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements and covenants that are qualified by materiality, the Company must have performed such agreements and covenants, as so qualified, in all respects.

          (c)   There must be no Action commenced against the Company, the Remington Holders or any of the Target Companies that would or would reasonably be expected to prevent the Closing.

          (d)   All approvals, consents and waivers that are listed on Schedule 4.07 must have been received, and executed counterparts thereof must have been delivered to the Remington Holders at or prior to the Closing.

          (e)   From the date of this Agreement, there must not have occurred any Company Material Adverse Effect, and there must not have been any event or events that have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Company Material Adverse Effect.

          (f)    The other Transaction Documents to which the Company, Newco or Newco Sub are a party must have been executed and delivered by the Company, Newco and Newco Sub, as applicable, and true and complete copies thereof must have been delivered to the Remington Holders.

          (g)   The Remington Holders must have received a certificate, dated the Closing Date and signed by a duly authorized officer of the Company, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

          (h)   The Remington Holders must have delivered to the Company an existence and good standing certificates (or its equivalent) for the Target from the Delaware Secretary of State or similar Governmental Authority.

          (i)    The LP Transferors have received an appraisal, in form and substance satisfactory to the LP Transferors, from an investment banker or appraiser satisfactory to the LP Transferors, to the effect that that the value of a share of Newco Preferred Stock as of the Closing Date does not exceed $25. The LP Transferors will use reasonable efforts to cause such investment banker or appraiser to render such opinion.

          (j)    The LP Transferors have received an opinion of their tax counsel, in form and substance satisfactory to the LP Transferors, and dated as of the Closing Date, that at a confidence level of "more likely than not" or higher, for U.S. federal income tax purposes (i) the exchange of LP Interests, Transferred Economic Interests and any Excess GP Interest for Newco Stock under this Agreement, in connection with the transactions contemplated pursuant to the Company Contribution Agreement and the transfer of the Profits Interest, will qualify as a tax-free exchange under § 351 of the Code, (ii) the Newco Preferred Stock will not be treated as nonqualified preferred stock (within the meaning of § 351(g) of the Code), and (iii) the LP Transferors and MJB Investments will not recognize any taxable gain or income as a result of the exchange of LP Interests, Transferred Economic Interests and any Excess GP Interest for Newco Stock.

          (k)   The Company must have delivered to the Remington Holders, Sharkey and MJB Investments such other documents or instruments as the Remington Holders, Sharkey and MJB Investments reasonably request and are reasonably necessary to consummate the Transactions.

ARTICLE IX
SURVIVAL; LIMITATIONS

        Section 9.01    Survival.     Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in (a) Article III (other than any representations or warranties contained in Section 3.21, which are subject to Article VII) will survive the Closing and will remain in full force and effect until the date that is 18 months after the Closing Date, unless the Company is notified in writing of any breach of such representations and warranties during such 18-month period, then the later of such 18-month period and 90 days following receipt of such written notice; provided, that the representations and warranties in (i) Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b), will survive indefinitely and (ii) Section 3.18 and Section 3.19 will survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus three months; and (b) Article IV (other than any representations or warranties contained in Section 4.08, which are subject to Article VII) will survive the Closing and will remain in full force and effect until the date that is 18 months from the Closing Date, unless the Remington Holders are notified in writing of any breach of such representations and warranties during such 18-month period, then the later of such 18-month period and 90 days following receipt of such written notice; provided, that the representations and warranties in Section 4.01, Section 4.04, and Section 4.11 will survive indefinitely; and (c) Article V will survive the Closing and will remain in full force and effect indefinitely. All covenants and agreements of the Parties contained in this Agreement (other than any covenants or agreements contained in Article VII, which are subject to Article VII) will survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period will not thereafter be barred by the expiration of the relevant representation or warranty and such claims will survive until finally resolved. Sections 3.25, 4.13 and 5.04 will survive the Closing and remain in full force and effect indefinitely.

        Section 9.02    Limitations; Qualifications.     Any recovery for breaches of representations or warranties under this Agreement will be subject to the following limitations:

          (a)   A Party will not be liable under this Agreement until the aggregate amount of all damages actually suffered or incurred by the Party exceeds for any and all breaches of warranties $5,000,000 (the "Basket"), in which event such Party will be liable for all such damages actually suffered or incurred by the Party from the first dollar.

          (b)   Notwithstanding the foregoing, the limitations set forth in Section 9.02(a) will not apply to damages from any and all breaches of representations and warranties based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b) , or in Section 4.01, Section 4.04, and Section 4.11 or in Article V or in Article VII.

          (c)   The aggregate amount of all damages for breaches of representations and warranties for which a Party will be liable, other than a breach of a representation or warranty in Section 3.01, Section 3.02, Section 3.03, Section 3.22, and Section 3.23(b), or in Section 4.01, Section 4.04, and Section 4.11 or in Article V or in Article VII, will not exceed $50,160,000.

          (d)   The aggregate amount of all damages for breaches of representations and warranties for which a Party will be liable, in any event, will not exceed $331,650,000; provided that in no event will Sharkey, MJB Investments or any member of the Special Committee have any liabilities with respect to any representations or warranties hereunder.

        Section 9.03    Remedies Not Exclusive.     Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity, and all rights and remedies are cumulative and not exclusive of any rights and remedies at law. Nothing in this Section 9.03 will limit any Person's right to seek and obtain any equitable relief to which any Person may be entitled or to seek any remedy on account of any Person's actual fraud, criminal activity or bad faith.

ARTICLE X
TERMINATION

        Section 10.01    Termination.     This Agreement may be terminated at any time prior to the Closing:

          (a)   by the mutual written consent of the Remington Holders and the Company;

          (b)   by the Company by written notice to the Remington Holders and the Target:

              (i)  if the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Remington Holders or the Target Companies pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by within ten days of written notice of such breach to the Remington Holders;

             (ii)  if any of the conditions set forth in Section 8.01 or Section 8.02 have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by June 30, 2016 (or such later date occurring on the expiration of the seven-Business Day period described in Section 6.05(c), the "Termination Date"), unless such failure is due to the failure of the Company, Newco or Newco Sub to perform or comply with any of the covenants, agreements or conditions of this Agreement to be performed or complied with by it prior to the Closing;

            (iii)  if at the Stockholder Meeting or any adjournment thereof at which this Agreement and the Transactions have been voted upon, the Required Stockholder Vote is not obtained;

            (iv)  if, at any time prior to approval of this Agreement and the Transactions by the Required Stockholder Vote, the Company Board or the Special Committee have effected an Adverse Company Recommendation as a result of a Company Intervening Event; provided that (A) the Company has complied with the requirements of Section 6.04 (including Section 6.04(f)), and (B) the Company will concurrently with such termination pay to the Remington Holders the Parent Termination Fee in accordance with Section 10.02(b);

             (v)  if, at any time prior to approval of this Agreement and the Transactions by the Required Stockholder Vote, the Company Board or the Special Committee has effected an Adverse Company Recommendation as a result of a Company Superior Proposal; provided that (i) the Company has complied with requirements as set forth in Section 6.04 (including Section 6.04(e)), and (ii) the Company will concurrently with such termination pay to the Remington Holders the Parent Termination Fee in accordance with Section 10.02(b);

            (vi)  if, at any time no less than three Business Days prior to the Closing Date, the Company certifies to the Remington Holders that, based on written advice of counsel, Newco will be considered an "investment company" for tax purposes (within the meaning of Code § 351) at any time (A) immediately after the transactions contemplated by Section 2.01 and the Company Contribution Agreement, (B) immediately after the transactions contemplated by the Newco Contribution Agreement, or (C) on the Closing Date; or

           (vii)  if there is an Adverse Tax Change prior to Closing.

          (c)   by either LP Transferor, by written notice to the Company:

              (i)  if none of the Remington Holders or the Target Companies are then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company, Newco or Newco Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured within ten days of written notice of such breach from the Company;

             (ii)  if any of the conditions set forth in Section 8.01 or Section 8.03 have not been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Termination Date, unless such failure is due to the failure of the Remington Holders or the Target Companies to perform or comply with any of the covenants, agreements or conditions of this Agreement to be performed or complied with by then prior to the Closing;

            (iii)  if, at the Stockholder Meeting or any adjournment thereof at which this Agreement and the Transactions have been voted upon, the Required Stockholder Vote is not obtained;

            (iv)  if, at any time prior to approval of this Agreement by the Required Stockholder Vote, the Company Board or the Special Committee has effected an Adverse Company Recommendation;

             (v)  if, at any time no less than three Business Days prior to the Closing Date, the Remington Holders certify to the Company that, based on written advice of counsel, Newco will be considered an "investment company" for tax purposes (within the meaning of Code § 351) at any time (A) immediately after the transactions contemplated by Section 2.01 and the Company Contribution Agreement, (B) immediately after the transactions contemplated by the Newco Contribution Agreement, or (C) on the Closing Date; or

            (vi)  if there is a Remington Holder Adverse Tax Change prior to Closing.

          (d)   by the Company or any Remington Holder in the event that (i) there is any Law that makes consummation of the Transactions illegal or otherwise prohibited or (ii) any Governmental Authority has issued a Governmental Order restraining or enjoining the Transactions, and such Governmental Order has become final and non-appealable.

        Section 10.02    Effect of Termination.

          (a)   In the event of the termination of this Agreement in accordance with this Article X, this Agreement will forthwith become void and, subject to Section 10.02(b), there will be no liability on the part of any Party except that nothing in this Agreement will relieve any Party from liability for any bad faith breach of any provision of this Agreement.

          (b)   Notwithstanding the foregoing, if this Agreement is terminated by the Company pursuant to Section 10.01(b)(iv) or Section 10.01(b)(v), then the Company will concurrently pay to the Remington Holders a termination fee equal to $6,688,000 plus the actual, documented out-of-pocket costs and expenses actually incurred by the Remington Holders in connection with this Agreement and the Transactions (the "Parent Termination Fee"), in cash by wire transfer to an account designated by the Remington Holders. The Company will cause any such Parent Termination Fee required to be paid pursuant to this Section 10.02(b) to be paid to the Remington Holders at the time of such termination of this Agreement.

ARTICLE XI
MISCELLANEOUS

        Section 11.01    Expenses.     Except as otherwise expressly provided in this Agreement, (a) Newco, regardless of whether the Closing occurs, will pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants and one-half of all filing and other similar fees payable in connection with any filings or submissions under the HSR Act and one-half of any Transfer Taxes (collectively, "Transaction Costs"), incurred by the Company, Newco, Newco Sub, GP Holding and GP Holding I in connection with this Agreement and the Transactions; and (b) Newco, only if the Closing occurs, will assume and pay all Transaction Costs incurred by the Remington Holders and the Target Companies in connection with this Agreement and the Transactions (including one-half of any Transfer Taxes), plus all bonuses and other payments made to employees and agents of the Target Companies in connection with the Closing, up to $2,750,000 in the aggregate. The Remington Holders will be responsible for the payment of any Transaction Costs and/or bonuses in excess of $2,750,000. In addition, if and to the extent that the LP Transferors are required to make any payments to the Company, Newco or Newco Sub under this Agreement, other than a Closing Adjustment or Post-Closing Adjustment as a result of Estimated Working Capital or Closing Working Capital being less than Target Working Capital, such payment obligation shall be treated as an adjustment to the Aggregate Consideration and satisfied by reducing the number shares of Newco Nonvoting Common Stock issuable pursuant to Section 2.02(a) by a number of shares equal to the amount of such obligation divided by $100, and to the extent such obligation is greater than the value of the number of shares of Newco Nonvoting Common Stock issuable pursuant to Section 2.02(a) , the remaining amount of such obligation shall be satisfied by reducing the number of shares of Newco

Preferred Stock issuable pursuant to Section 2.02(b) by a number of shares equal to the remaining amount of such obligation divided by $25.

        Section 11.02    Notices.     All notices, requests, consents, claims, demands, waivers and other communications under this Agreement will be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the fourth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as is specified in a notice given in accordance with this Section 11.02):

    If to Mr. Monty J. Bennett or the Target:

    14185 Dallas Parkway
    Suite 1150
    Dallas, Texas 75254
    Attention: Monty J. Bennett

    with a copy to:

    14185 Dallas Parkway
    Suite 1150
    Dallas, Texas 75254
    Attention: Robert G. Haiman

    and

    Baker Botts LLP
    2001 Ross Avenue
    Suite 1100
    Dallas, Texas 75201
    Attn: Neel Lemon

    If to Mr. Archie Bennett, Jr.:

    14185 Dallas Parkway
    Suite 1150
    Dallas, Texas 75254

    with a copy to:

    14185 Dallas Parkway
    Suite 1150
    Dallas, Texas 75254
    Attention: Robert G. Haiman

    and

    Baker Botts LLP
    2001 Ross Avenue
    Suite 1100
    Dallas, Texas 75201
    Attn: Neel Lemon

    If to the Company, Newco or Newco Sub:

    14185 Dallas Parkway
    Suite 1100
    Dallas, Texas 75254
    Attention: David Brooks

    with a copy to:

    Norton Rose Fulbright US LLP
    2200 Ross Avenue, Suite 3600
    Dallas, Texas 75201
    Attn: Head of Corporate Section

        Section 11.03    Interpretation.     For purposes of this Agreement:

          (a)   the word "include" and its derivatives means to include without limitation;

          (b)   the word "or" is not exclusive;

          (c)   inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

          (d)   unless the context otherwise requires, references in this Agreement: (i) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

          (e)   this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any provision or document to be drafted;

          (f)    the Disclosure Schedules and Exhibits referred to in this Agreement will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement:

          (g)   use of terms that imply gender will include all genders;

          (h)   defined terms will have their meanings in the singular and the plural case;

          (i)    the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement;

          (j)    time is of the essence with respect to this Agreement; and

          (k)   the word "will" will not be deemed a mere prediction of future events.

        Section 11.04    Severability.     If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) the Parties will agree on a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 11.05    Entire Agreement.     This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained in this Agreement and in the other Transaction Documents, and supersede all prior written, and prior and contemporaneous oral, understandings, negotiations, arrangements and agreements, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

        Section 11.06    Successors and Assigns.     This Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or delegate its obligations (by operation of law or otherwise) under this Agreement without the prior written consent of the other Parties, which consent will not be unreasonably withheld or delayed. No assignment will relieve the assigning Party of any of its obligations under this Agreement. Any assignment or delegation in violation of this Section 11.06 is void and of no effect.

        Section 11.07    No Third-Party Beneficiaries.     This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, or will, confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance with Article VIII without notice of liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 11.08    Amendment and Modification; Waiver.     This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions of this Agreement will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Notwithstanding anything in this Section 11.08, no amendment, modification, supplement, or waiver of any provision of this Agreement will be effective, and no determination may be made by the Company under this Agreement, and no action with respect to this Agreement can be made by the Company, without the prior written approval of the Special Committee.

        Section 11.09    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule or any other principle that could require the application of the laws of any other jurisdiction.

          (b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND,

  THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.09(b).

        Section 11.10    Specific Performance.     The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

        Section 11.11    Counterparts.     This Agreement may be executed in counterparts (including by portable document format (pdf)), each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

        Section 11.12    Special Committee.     No amendment or waiver of any provision of this Agreement will be effective, and no determination may be made by the Company under this Agreement, and no action with respect to this Agreement can be made by the Company, without the prior written approval of the Special Committee.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed to be effective as of the date first written above.

/s/ ARCHIE BENNETT, JR. Archie Bennett, Jr.
/s/ MONTY J. BENNETT Monty J. Bennett
REMINGTON HOLDINGS, LP
By:	REMINGTON HOLDINGS GP, LLC, its general partner
By:	/s/ ARCHIE BENNETT, JR.
	Name:	Archie Bennett, Jr.
	Title:	Member
By:	/s/ MONTY J. BENNETT
	Name:	Monty J. Bennett
	Title:	Member
REMINGTON HOLDINGS GP, LLC
By:	/s/ ARCHIE BENNETT, JR.
	Name:	Archie Bennett, Jr.
	Title:	Member
By:	/s/ MONTY J. BENNETT
	Name:	Monty J. Bennett
	Title:	Member

[Signature Page to Acquisition Agreement]

ASHFORD, INC.
By:	/s/ DAVID BROOKS
	Name:	David Brooks
	Title:	Chief Operating Officer
ASHFORD ADVISORS, INC.
By:	/s/ DAVID BROOKS
	Name:	David Brooks
	Title:	Chief Operating Officer
REMINGTON HOSPITALITY MANAGEMENT, INC.
By:	/s/ DAVID A. BROOKS
	Name:	David A. Brooks
	Title:	Chief Operating Officer
MJB INVESTMENTS, LP
By:	MJB Investments GP, LLC, its general partner
By:	/s/ MONTY J. BENNETT
	Name:	Monty J. Bennett
	Title:	Sole Member

[Signature Page to Acquisition Agreement]

/s/ MARK A. SHARKEY Mark A. Sharkey
ASHFORD GP HOLDINGS I, LLC
By:	Ashford Advisors, Inc., its sole member
By:	/s/ DAVID BROOKS
	Name:	David Brooks
	Title:	Chief Operating Officer
REMINGTON GP HOLDINGS, LLC
By:	Remington Hospitality Management, Inc., its sole member
By:	/s/ DAVID A. BROOKS
	Name:	David A. Brooks
	Title:	Chief Operating Officer

[Signature Page to Acquisition Agreement]

ANNEX D

CERTIFICATE OF DESIGNATION
OF 6.625% CONVERTIBLE PREFERRED STOCK OF ASHFORD ADVISORS, INC.

        Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Ashford Advisors, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

        WHEREAS, the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of up to 9,200,000 shares of preferred stock of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

        WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

        NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does in this Certificate of Designation (the "Certificate of Designation") establish, fix, state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

        1.    Designation.    There shall be a series of Preferred Stock designated as "6.625% Convertible Preferred Stock, par value $25.00 per share" (the "6.625% Convertible Preferred Stock"). The number of Shares constituting such series shall be 9,200,000. The rights, preferences, powers, restrictions and limitations of the 6.625% Convertible Preferred Stock shall be as set forth in this Certificate of Designation.

        2.    Defined Terms.    For purposes hereof, the following terms shall have the following meanings:

        "6.625% Convertible Preferred Stock" has the meaning set forth in Section 1.

        "6.625% Convertible Preferred Stock Breach" has the meaning set forth in Section 7.1.

        "6.625% Convertible Preferred Stock Certificate" has the meaning set forth in Section 12.

        "Acquisition Agreement" means the Acquisition Agreement dated as of September 17, 2015, by and among Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Mark A. Sharkey, Ashford, Inc. and the other parties thereto.

        "Board" has the meaning set forth in the Recitals.

        "Certificate of Designation" has the meaning set forth in the Recitals.

        "Certificate of Incorporation" has the meaning set forth in the Recitals.

        "Class A Common Stock" means the Class A Voting Common Stock, par value $0.01 per share, of the Corporation.

        "Class B Common Stock" means the Class B Nonvoting Common Stock, par value $0.01 per share, of the Corporation.

        "Common Stock" means the Class A Common Stock, the Class B Common Stock and any other class of common stock authorized by the Certificate of Incorporation.

        "Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock.

        "Corporation" has the meaning set forth in the Preamble.

        "Conversion Shares" means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the 6.625% Convertible Preferred Stock in accordance with the terms of Section 6.

        "Date of Issuance" means, for any Share of 6.625% Convertible Preferred Stock, the date on which the Corporation initially issues such Share (without regard to any subsequent transfer of such Share or reissuance of the certificate(s) representing such Share).

        "DGCL" means the Delaware General Corporation Law.

        "Dividend Payment Date" has the meaning set forth in Section 4.1.

        "Excluded Issuances" means any issuance or sale by the Corporation after the Date of Issuance of: (a) shares of Common Stock issued on the conversion of the 6.625% Convertible Preferred Stock or (b) shares of Common Stock issued as contemplated by the Investor Rights Agreement, including Section 5.04 thereof.

        "Investor Rights Agreement" means the Investor Rights Agreement, dated as of the date of this Certificate of Designation, by and among the Corporation, Ashford, Inc., Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP and Mark Sharkey (each a "Transferor" and collectively, the "Transferors") and the other parties thereto.

        "Junior Securities" has the meaning set forth in Section 3.

        "Liquidation" has the meaning set forth in Section 5.1.

        "Liquidation Value" means, with respect to any Share on any given date, twenty five United States dollars ($25) (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the 6.625% Convertible Preferred Stock) plus all unpaid accrued and accumulated dividends on such Share (whether or not declared).

        "Management Agreement" means the Management Agreement, dated as of the date of this Certificate of Designation, between the Corporation and Ashford, Inc.

        "Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

        "Pari Passu Securities" has the meaning set forth in Section 3.

        "Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

        "Preferred Conversion Ratio" means $120, as adjusted pursuant to Section 6.

        "Preferred Stock" has the meaning set forth in the Recitals.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, that is in effect at the time.

        "Senior Securities" has the meaning set forth in Section 3.

        "Share(s)" means share(s) of the 6.625% Convertible Preferred Stock.

        "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

        "Supermajority of Holders" has the meaning set forth in Section 8.3.

        "Transfer Agent" has the meaning set forth in Section 14.

        "Transferor" has the meaning specified in the defined term Investor Rights Agreement herein.

        3.    Rank.    With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all Shares of the 6.625% Convertible Preferred Stock shall rank (i) prior to the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created (unless, with the consent of a Supermajority of Holders obtained in accordance with Article 8 hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the 6.625% Convertible Preferred Stock) (collectively with the Common Stock, "Junior Securities"); (ii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the written consent of a Supermajority of Holders obtained in accordance with Article 8 hereof) specifically ranking, by its terms, on parity with the 6.625% Convertible Preferred Stock (the "Pari Passu Securities"); and (iii) junior to any class or series of capital stock of the Corporation 6.625% Convertible Preferred Stock hereafter created (with the written consent of a Supermajority of Holders obtained in accordance with Article 8 hereof) specifically ranking, by its terms, senior to the 6.625% Convertible Preferred Stock (collectively, the "Senior Securities").

        4.    Dividends.

        4.1    Accrual and Payment of Dividends.    From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends,on a daily basis in arrears at the rate of 6.625% per annum on the sum of the Liquidation Value thereof. All accrued dividends on any Share shall be paid in cash only when, as and if declared by the Board out of funds legally available therefor or upon a liquidation of the 6.625% Convertible Preferred Stock in accordance with the provisions of Section 5; provided, that to the extent not paid on the last day of March, June, September and December of each calendar year (each such date, a "Dividend Payment Date"), all accrued dividends on any Share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board or funds are legally available thereof and shall remain accumulated, compounding dividends until paid in cash pursuant hereto or converted pursuant to Section 6. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities.

        4.2    Participating Dividends.    Subject to Section 4.1, in addition to the dividends accruing on the 6.625% Convertible Preferred Stock pursuant to Section 4.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, the Corporation shall simultaneously declare and pay a dividend on the 6.625% Convertible Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 6 as of immediately prior to the record date of the applicable dividend or distribution (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are to be determined).

        4.3    Partial Dividend Payments.    Except as otherwise provided in this Certificate of Designation, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the 6.625% Convertible Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

        5.    Liquidation.

        5.1    Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the holders of Shares of 6.625% Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder.

        5.2    Participation With Junior Securities on Liquidation.    In addition to and after payment in full of all preferential amounts required to be paid to the holders of 6.625% Convertible Preferred Stock upon a Liquidation under this Section 5, the holders of Shares of 6.625% Convertible Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Common Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Common Stock on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Corporation available for distribution to its stockholders.

        5.3    Insufficient Assets.    If upon any Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of 6.625% Convertible Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the 6.625% Convertible Preferred Stock in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

        5.4    Notice.

          (a)    Notice Requirement.    In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days prior to any stockholders' meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of 6.625% Convertible Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

          (b)    Notice Waiting Period.    The Corporation shall not consummate any voluntary Liquidation of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, that any such period may be shortened upon the written consent of the holders of all the outstanding Shares.

        6.    Conversion.

        6.1    Right to Convert.    Subject to the provisions of this Section 6, at any time and from time to time on or after the Date of Issuance, any holder of 6.625% Convertible Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of 6.625% Convertible Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Class B Common Stock (including any fraction of a share) as is determined by (i) multiplying the number of Shares (including any fraction of a Share) to be converted by the Liquidation Value thereof, and then (ii) dividing the result by the Preferred Conversion Ratio in effect immediately prior to such conversion.

        6.2    Procedures for Conversion.    In order to effectuate a conversion of Shares of 6.625% Convertible Preferred Stock pursuant to Section 6.1, a holder shall (a) submit a written election to the Corporation that such holder elects to convert Shares, the number of Shares elected to be converted and (b) surrender, along with such written election, to the Corporation the certificate or certificates representing the Shares being converted,duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such 6.625% Convertible Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within twenty-one (21) days thereafter) deliver to the relevant holder (a) a certificate in such holder's name (or the name of such holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 6.1 and, if applicable (b) a certificate in such holder's name for the number of Shares of 6.625% Convertible Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

        6.3    Effect of Conversion.    All shares of 6.625% Convertible Preferred Stock converted as provided in this Section 6 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Class B Common Stock in exchange therefor.

        6.4    Reservation of Stock.    The Corporation shall at all times when any Shares of 6.625% Convertible Preferred Stock are outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the 6.625% Convertible Preferred Stock, such number of shares of Class B Common Stock issuable upon the conversion of all outstanding 6.625% Convertible Preferred Stock pursuant to this Section 6, taking into account any adjustment to such number of shares so issuable in accordance with Section 6.6 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class B Common Stock may be so issued without violation of any applicable law or governmental regulation. The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of 6.625% Convertible Preferred Stock.

        6.5    No Charge or Payment.    The issuance of certificates for shares of Class B Common Stock upon conversion of Shares of 6.625% Convertible Preferred Stock pursuant to Section 6.1 shall be made without payment of additional consideration by, or other charge, cost or tax to, the holder in respect thereof.

        6.6    Adjustment to Preferred Conversion Ratio and Number of Conversion Shares.    In order to prevent dilution of the conversion rights granted under this Section 6, the Preferred Conversion Ratio and the number of Conversion Shares issuable on conversion of the Shares of 6.625% Convertible Preferred Stock shall be subject to adjustment from time to time as provided in this Section 6.6.

          (a)    Adjustment to Preferred Conversion Ratio and Conversion Shares Upon Dividend, Subdivision or Combination of Common Stock.    If, other than an Excluded Issuance, the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Preferred Conversion Ratio in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the 6.625% Convertible Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Preferred Conversion Ratio in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the 6.625% Convertible Preferred Stock shall be proportionately decreased. Any adjustment under this Section 6.6(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

          (b)    Adjustment to Preferred Conversion Ratio and Conversion Shares Upon Reorganization, Reclassification, Consolidation or Merger.    In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 6.6(a), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Share of 6.625% Convertible Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder's rights under this Certificate of Designation to insure that the provisions of this Section 6 shall thereafter be applicable, as nearly as possible, to the 6.625% Convertible Preferred Stock in relation to any shares of stock, securities or assets thereafter acquirable upon conversion of 6.625% Convertible Preferred Stock (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Preferred Conversion Ratio to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the 6.625% Convertible Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Preferred Conversion Ratio in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 6.6(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of 6.625% Convertible Preferred Stock such shares of stock, securities or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the 6.625% Convertible Preferred Stock.

          (c)    Exceptions To Adjustment Upon Issuance of Common Stock.    Anything in this Certificate of Designation to the contrary notwithstanding, there shall be no adjustment to the Preferred Conversion Ratio or the number of Conversion Shares issuable upon conversion of the 6.625% Convertible Preferred Stock with respect to any Excluded Issuance.

          (d)    Certificate as to Adjustment.

              (i)  As promptly as reasonably practicable following any adjustment of the Preferred Conversion Ratio, but in any event not later than twenty-one (21) days thereafter, the Corporation shall furnish to each holder of record of 6.625% Convertible Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

             (ii)  As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of 6.625% Convertible Preferred Stock, but in any event not later than twenty-one (21) days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Preferred Conversion Ratio then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of 6.625% Convertible Preferred Stock held by such holder.

          (e)    Notices.    In the event:

              (i)  that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the 6.625% Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

             (ii)  of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation's assets to another Person; or

            (iii)  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

  then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of 6.625% Convertible Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least twenty-one (21) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the 6.625% Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the 6.625% Convertible Preferred Stock and the Conversion Shares.

        7.    Breach of Obligations.

        7.1    6.625% Convertible Preferred Stock Breach.    In addition to any other rights which a holder of Shares of 6.625% Convertible Preferred Stock is entitled under any other contract or agreement and any other rights such holder may have pursuant to applicable law, the holders of Shares of 6.625% Convertible Preferred Stock shall have the rights and remedies set forth in Section 7.2 in the event the Corporation fails to pay in cash any dividend on a Dividend Payment Date pursuant to Section 4.1, whether or not such payment is declared by the Board or is legally permissible or is otherwise prohibited, for two (2) consecutive quarterly periods (a "6.625% Convertible Preferred Stock Breach"); provided, that 6.625% Convertible Preferred Stock Breach will not be deemed to have occurred in the event that the failure to pay in cash any dividend on a Dividend Payment Date pursuant to Section 4.1 was substantially caused by any action or omission on the part of any holder of Shares of 6.625% Convertible Preferred Stock in such holder's capacity as a director or officer of the Corporation.

        7.2    Consequences of Breach.    If a 6.625% Convertible Preferred Stock Breach has occurred and is continuing, then until such arrearage is paid in cash in full (at which time the rights hereunder shall terminate, subject to revesting in the event of each and every subsequent 6.625% Convertible Preferred Stock Breach):

          (a)    Increased Dividend Rate.    The dividend rate on the 6.625% Convertible Preferred Stock set forth in Section 4.1 hereof shall increase immediately to 10.00% per annum until no 6.625% Convertible Preferred Stock Breach exists.

          (b)    No Dividends on Common Stock.    No dividends may be declared and paid, or any other distributions or redemptions may be made, on the Common Stock.

          (c)    Additional Board Designation Rights.    The number of directors constituting the Board shall, at the written request of a Supermajority of Holders, be increased by two (2) Board seats (and the Corporation shall take all necessary action under its organizational documents, including its bylaws, to effectuate such increase and the other rights hereunder). A Supermajority of Holders of the Shares of the 6.625% Convertible Preferred Stock at the time outstanding shall have the right to designate the individuals to fill such newly created Board seats, to fill any vacancy of such Board seats and to remove and replace any individuals designated to fill such Board seats. Such additional directors shall have all voting and other rights (including for purposes of determining the existence of a quorum) as the other individuals serving on the Board. Upon the termination of the foregoing rights, the term of office on the Board of all individuals who may have been designated as directors hereunder shall cease (and such individuals shall promptly resign from the Board), and the number of directors constituting the Board shall return to the number of directors that constituted the entire Board immediately prior to the occurrence or existence of the initial 6.625% Convertible Preferred Stock Breach giving rise to the foregoing rights.

        8.    Voting Rights and Protective Provisions.

        8.1    General.    The holders of 6.625% Convertible Preferred Stock shall have no voting rights whatsoever except (a) as otherwise required by the DGCL, and (b) as provided in Section 8.2 and Section 8.3.

        8.2    6.625% Convertible Preferred Stock Directors.    When a 6.625% Convertible Preferred Stock Breach has occurred and is continuing, the holders of 6.625% Convertible Preferred Stock shall have the right, voting as a class, to elect two (2) directors as provided by Section 7.2.

        8.3    Protection Provisions.    So long as any Shares of 6.625% Convertible Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least 66.67% ("Supermajority of Holders") of the shares of the 6.625% Convertible Preferred Stock at the time outstanding:

  (a)
  amend, alter or repeal of an provision of the Certificate of Designation or the Certificate of Incorporation (including any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to modify in any way the terms, rights, preferences, privileges or voting powers of the 6.625% Convertible Preferred Stock;

  (b)
  alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the 6.625% Convertible Preferred Stock;

  (c)
  create or issue any Senior Securities;

  (d)
  issue any shares of 6.625% Convertible Preferred Stock other than pursuant to the Acquisition Agreement;

  (e)
  enter into (or suffer to exist) any agreement that expressly prohibits or restricts the payment of dividends on the 6.625% Convertible Preferred Stock or the Common Stock;

  (f)
  other than the payment of dividends on the 6.625% Convertible Preferred Stock or payments pursuant to the Management Agreement, transfer all or any portion of the Corporation's or its Subsidiaries' cash balances or other assets to Ashford, Inc. or any other Subsidiary of Ashford, Inc. other than by means of a dividend payable by the Corporation pro rata to the holders of the Corporation's Common Stock; or

  (g)
  enter into (or suffer to exist) any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

        9.    No Preemptive Rights.    No holder of the 6.625% Convertible Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right or any other right to remediate dilution with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, except as otherwise provided in the Investor Rights Agreement.

        10.    Reissuance of 6.625% Convertible Preferred Stock.    Any Shares of 6.625% Convertible Preferred Stock redeemed, converted or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold or transferred.

        11.    Record Holders.    To the fullest extent permitted by applicable law, the Corporation (and any Transfer Agent for the 6.625% Convertible Preferred Stock) may deem and treat the record holder of any share of the 6.625% Convertible Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation (and any such Transfer Agent) shall not be affected by any notice to the contrary.

        12.    Form.    The 6.625% Convertible Preferred Stock shall be issued in substantially the form set forth in Exhibit A (the "6.625% Convertible Preferred Stock Certificate") and shall have such insertions as are appropriate or required or permitted by this Certificate of Designations and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed lithographed or engraved thereon, as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Certificate of Designation. 6.625% Convertible Preferred Stock Certificates shall be issued in registered form only. The Corporation shall keep and maintain, or shall cause to be kept and maintained, a register in which, subject to such reasonable regulations as the Corporation may prescribe, the Corporation shall providefor the registration of shares and transfers, exchanges or substitutions as provided herein.

        13.    Transfer Restrictions and Legends.    Each 6.625% Convertible Preferred Stock Certificate shall bear the legend set forth in Exhibit A hereto. Shares of 6.625% Convertible Preferred Stock may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a holder except pursuant to a registration statement that has become effective under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

        14.    Transfer Agent.    The Corporation may, its sole discretion, appoint or remove a transfer agent and registrar for the 6.625% Convertible Preferred Stock (the "Transfer Agent") in accordance with the agreement between the Corporation and the Transfer Agent.

        15.    Transfer.    A holder may transfer a 6.625% Convertible Preferred Stock Certificate only upon surrender of such certificate for registration of transfer, presented at the principal executive offices of the Corporation (or the offices of the Transfer Agent, if a Transfer Agent has been appointed) with a written instruction in form satisfactory to the Corporation (and Transfer Agent) duly executed by such holder, and accompanied by certification that such transfer will comply with the appropriate transfer restrictions applicable to such 6.625% Convertible Preferred Stock Certificate.

        16.    Lost or Stolen Certificates.    Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates and (ii) (y) in the case of loss, theft or destruction, indemnity (without bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such 6.625% Convertible Preferred Stock.

        17.    Waiver.    Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of 6.625% Convertible Preferred Stock granted hereunder may be waived as to all shares of 6.625% Convertible Preferred Stock (and the holders thereof) upon the written consent of a Supermajority of Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of 6.625% Convertible Preferred Stock shall be required.

        18.    Notices.    Except as otherwise provided in this Certificate of Designation, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. The address for such communications are (i) if to the Corporation, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, (972) 392-1929 (facsimile number),Attention: Chief Operating Officer, and (ii) to any stockholder, at such holder's address at it appears in the stock records of the Corporation.

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Operating Officer this [    ] day of [                    ], 2015(1).

ASHFORD ADVISORS, INC.
By:
	Name:	David A. Brooks
	Title:	Chief Operating Officer

(1)
Certificate of Designation to be signed and filed on the closing date.

[Signature Page to Certificate of Designation]

Exhibit A

[Form of Certificate for 6.625% Convertible Preferred Stock](2)

(2)
To be supplied between signing and closing.

[Signature Page to Certificate of Designation]

ANNEX E

INVESTOR RIGHTS AGREEMENT

        INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of [                        ], 2015(1), by and among Ashford, Inc., a Delaware corporation (the "Company"), Ashford Advisors, Inc., a Delaware corporation ("Newco"), Remington Hospitality Management, Inc., a Delaware corporation and wholly-owned subsidiary of Newco ("Newco Sub"), Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP (each a "Remington Holder" and collectively, the "Remington Holders"), Mark A. Sharkey ("Sharkey"), Remington Holdings GP, LLC, a Delaware limited liability company and the general partner of Target prior to the Closing (the "Remington GP"), Remington Holdings, L.P., a Delaware limited partnership ("Target"), and any other Persons that become parties to this Agreement by joinder as provided in this Agreement. Capitalized terms used in this Agreement and not otherwise defined have the meanings given such terms in Article 1 or in the applicable Section cross-referenced in Article 1.

PRELIMINARY STATEMENTS

        A.    The Company, Newco, Newco Sub, the Remington Holders and certain other Persons are parties to the Acquisition Agreement, dated as of September 17, 2015 (the "Acquisition Agreement").

        B.    As a condition to the Closing pursuant to the Acquisition Agreement, the parties have agreed to enter into this Agreement in order to provide, among other things, governance and operational covenants.

        THEREFORE, in consideration of the foregoing (which is incorporated by reference in this Agreement), the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

ARTICLE 1
DEFINITIONS

        1.01    Definitions.     Terms used in this Agreement and not otherwise defined in this Agreement will have the following meanings.

        "AAA" has the meaning set forth in Section 4.04(b)(ii).

        "Acquisition Agreement" has the meaning set forth in the Preliminary Statements.

        "Adjusted EBITDA" means, with respect to the Target Companies and for any period, net income before interest, income taxes, depreciation and amortization for such period, with such items determined in accordance with GAAP consistent with the audited financial statements of the Target Companies for the most recent fiscal year end, as adjusted for non-recurring and one-time events using the Company's as reported methodology for any such adjustments but applied to the Target Companies.

        "Agreement" has the meaning set forth in the Preamble.

        "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such specified Person. As used in this definition, "control" (including with its correlative terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(1)
To be signed and dated as of the closing date.

        "Appraiser" means an investment banker or other financial analyst that has experience determining the fair market value of securities, assets and/or businesses.

        "Approved Transfer" means any Transfer of Newco Shares or Retained Target Interests that is not a Permitted Transfer that the Company approves by a resolution duly adopted by the Special Committee, which approval will not be unreasonably withheld, conditioned or delayed.

        "Arbitration Notice" has the meaning set forth in Section 4.04(b)(ii).

        "Arbitrator" has the meaning set forth in Section 4.04(b)(iii).

        "Base Strike Price" means $25; provided, that at any time prior to the Closing, a Majority in Interest of the Remington Holders may elect in writing to set the Base Strike Price at a specified amount less than $25, in which case such specified amount shall be the Base Strike Price.

        "Beneficially Own," and its correlative terms, when used with reference to a security, has the meaning ascribed to such term in Rule 13d-3(d)(1) the Exchange Act.

        "Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in Dallas, Texas are authorized or required by Law to be closed for business.

        "Call Option Closing" has the meaning set forth in Section 4.02(d).

        "Change of Control" means the occurrence of any of the following, in each case that was not consented to, voted for or otherwise supported by Monty J. Bennett: (a) any Person (other than the Remington Holders, their controlled Affiliates, any trust or other estate in which a Remington Holder has a substantial beneficial interest or as to which such Remington Holder serves as trustee or in a similar fiduciary capacity, any Immediate Family Member of a Remington Holder, or any Group of which any Remington Holder is a member) acquires Beneficial Ownership of securities of the Company or Newco that, together with the securities of the Company or Newco previously Beneficially Owned by the first such Person, constitutes more than 50% of the total voting power of the Company's or Newco's outstanding securities, or (b) the sale, lease, transfer or other disposition (other than as collateral) of all or a majority of the Company's or Newco's (taken as a whole) assets or income or revenue generating capacity, other than to any direct or indirect majority-owned and controlled Affiliate of the Company.

        "Change of Control Put Option" has the meaning set forth in Section 4.03(a).

        "Charter" means the Certificate of Incorporation of Newco, as may be amended, modified or supplemented from time to time.

        "Code" means the Internal Revenue Code of 1986.

        "Closing" means the consummation of the transactions contemplated by the Acquisition Agreement.

        "Closing Date" means the date on which the Closing is effective.

        "Commencement Date" means, with respect to each Remington Holder, the date on or after which Monty J. Bennett is not the principal executive officer of the Company.

        "Company" has the meaning set forth in the Preamble.

        "Company Board" means the Board of Directors of the Company that manages the business and affairs of the Company.

        "Company Cleansed Shares" has the meaning set forth in Section 5.03(b).

        "Company Common Stock" means the common stock of the Company, par value $0.01 per share, entitled to cast one vote on all matters in which holders of common stock may vote.

        "Conversion Price" means $120, as adjusted as provided in Section 4.05.

        "Covered Investor" means each Remington Holder, Sharkey and each Person that succeeds to the interests of a Remington Holder or Sharkey as a result of a Permitted Transfer.

        "Deferral Period" has the meaning set forth in Section 2.02(a).

        "Exchange Act" means the Securities Exchange Act of 1934.

        "GAAP" means generally accepted accounting principles in the United States consistently applied.

        "GP Holdings" means Remington GP Holdings, LLC, a Delaware limited liability company and wholly owned Subsidiary of Newco Sub and the general partner of Target after the Closing.

        "GP Interests" means all of the issued and outstanding general partnership interests in Target.

        "Group" has the meaning ascribed to such term under Rule 13d-5(b) under the Exchange Act.

        "Holder" means any Person Beneficially Owning Registrable Securities.

        "Holder Group Investor" means each Remington Holder and each Person that succeeds to the interests of a Remington Holder as a result of an Intra-Group Transfer.

        "Incentive Fees" has the meaning set forth in Section 5.10.

        "Incentive Liabilities" has the meaning set forth in Section 5.10.

        "Independent Newco Sub Nominee" has the meaning set forth in Section 5.02.

        "Immediate Family Member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, step-siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a referenced natural person.

        "In-Scope Service Providers" means the executive officers of the Target Companies, and any independent contractors or consultants spending a majority of their respective time on the Restricted Business.

        "Intra-Group Transfer" means the Transfer of Newco Shares or Retained Target Interests by a Remington Holder, a Holder Group Investor or a Covered Investor to: (a) an Immediate Family Member of a Covered Investor, or a trust established for the benefit of one or more such Immediate Family Members, in each case, without consideration and for bona fide estate, succession or tax planning purposes, or (b) a Person that is majority Beneficially Owned and is controlled by a Covered Investor; provided that, in each of the foregoing cases, the transferee becomes a party to this Agreement as a Covered Investor.

        "IPO" means the sale by Newco in its first underwritten public offering of newly-issued equity securities not exceeding 20% of the voting stock of Newco under the Securities Act, registered on Form S-1 or its equivalent, in a primary registration resulting in aggregate net proceeds to Newco in an amount reasonably acceptable to Newco and a Majority in Interest of the Holder Group Investors.

        "LIBOR" shall mean the rate per annum equal to the one-day London Interbank Offered Rate fixed by the British Bankers Association for United States dollar deposits in the London interbank marked at approximately 11:00 a.m., London, England time (or as soon thereafter as practicable) as determined by the Company from any broker, quoting service or commonly available source utilized by the Company.

        "Major Investor" means a Person, that Beneficially Owns no less than 20% of the issued and outstanding shares of Newco Common Stock (taking into account such Person's Newco Preferred Stock on an as-converted basis).

        "Majority in Interest" of the Remington Holders, the Holder Group Investors or the Covered Investors, as applicable, means, at any time, those Remington Holders, Holder Group Investors or Covered Investors, as applicable, holding in the aggregate a majority of the total number of shares of Newco Common Stock (in all cases taking into account the Newco Preferred Stock on an as-converted basis) held by all Remington Holders, Holder Group Investors or Covered Investors, as applicable.

        "Mandatory Registration Statement" has the meaning set forth in Section 2.01.

        "Multiple" has the meaning set forth in Section 4.04(b).

        "New Securities" has the meaning set forth in Section 5.11.

        "Newco" has the meaning set forth in the Preamble to this Agreement.

        "Newco Board" means the board of directors of Newco that manages the business and affairs of Newco.

        "Newco Common Stock" means collectively, the Newco Voting Common Stock and the Newco Nonvoting Common Stock.

        "Newco Cleansed Shares" has the meaning set forth in Section 5.03(d).

        "Newco Nonvoting Common Stock" means the common stock of Newco, par value $0.01 per share, which has no voting rights (except as required by law), but has all other rights and preferences of the Newco Voting Common Stock, as authorized by the Charter.

        "Newco Preferred Stock" means the 6.625% convertible preferred stock of Newco, par value $25 per share, issued to the Remington Holders at the Closing, as authorized by the Preferred Stock Certificate of Designation.

        "Newco Preferred Stock Cash Amount" means, at any date of determination, an amount in cash, determined on a per share basis, equal to (a) the Base Strike Price multiplied by 100.5%, plus (b) all accrued and unpaid dividends, as provided by the Preferred Stock Certificate of Designation, plus, (c) in the event that the Change of Control Put Option is exercised prior to the fifth anniversary of the Closing Date, an additional amount equal to 3% of the Base Strike Price per annum for each year, inclusive of the year in which the Change of Control Put Option is exercised, until the fifth anniversary of the Closing Date.

        "Newco Shares" means shares of Newco Common Stock and Newco Preferred Stock.

        "Newco Sub" has the meaning set forth in the Preamble.

        "Newco Sub Board" means the Board of Directors of Newco Sub that manages the business and affairs of Newco Sub.

        "Newco Sub Note" means the non-negotiable promissory note or notes (if more than one such note is requested by the Remington GP prior to the Closing) to be issued by Newco Sub to the Remington GP at the Closing in the aggregate principal amount of $10,000,000.

        "Newco Voting Common Stock" means the common stock of Newco, par value $0.01 per share, which has one vote per outstanding share and all of the other rights and preferences as the Newco Nonvoting Common Stock, as authorized by the Charter.

        "Participation Notice" has the meaning set forth in Section 5.11(c).

        "Permitted Indebtedness" means all aggregate obligations (including all obligations in respect of principal, accrued interest and fees), solely to the extent relating to the ordinary course acquisition of furniture, fixtures and equipment, (a) for the deferred purchase price of property (including any deferred purchase price liabilities, earn-outs, contingency payments, installment payments, seller notes or similar liabilities), and (b) under capital leases (in accordance with GAAP).

        "Permitted Transfer" means a Transfer to any of the following transferees of Newco Shares or Retained Target Interests: (a) an Intra-Group Transfer; (b) any Transfer as part of the exercise of the conversion rights of the Newco Preferred Stock as set forth in the Preferred Stock Certificate of Designation or the exercise of the conversion rights of the Newco Nonvoting Common Stock as set forth in the Charter; (c) any Transfer to a bona fide charitable foundation, and (d) any Transfer made pursuant to Sections 4.01, 4.02 or 4.03. In each of the foregoing cases, the transferee must become a party to this Agreement as a Covered Investor.

        "Person" means any individual; any public or private entity, including any corporation, partnership, limited partnership, limited liability company, trust, or business enterprise or any governmental agency or instrumentality; and any Group.

        "Pre-Emptive Notice" has the meaning set forth in Section 5.11(a).

        "Pre-Emptive Share" means, with respect to all Holder Group Investors, a percentage equal to the total number of New Securities specified in the Pre-Emptive Notice, multiplied by a fraction (a) the numerator of which is the sum of the total number of Newco Shares held by such Holder Group Investor (determined on a fully-diluted and an as-converted basis) and (b) the denominator of which is sum of the total number of Newco Shares outstanding (determined on a fully-diluted and an as-converted basis), in each case calculated as of the date on which the Pre-Emptive Notice is delivered to the Holder Group Investors, such amount to be allocated ratably in accordance with each Holder Group Investor's pro rata percentage thereof or as the exercising Holder Group Investors may mutually agree

        "Pre-Emption Period" means the period beginning on the date on which the Pre-Emptive Notice is delivered to the Holder Group Investors and ending 30 days thereafter

        "Preferred Call Option" has the meaning set forth in Section 4.02(a).

        "Preferred Stock Certificate of Designation" means the Certificate of Designation of 6.625% Convertible Preferred Stock of Ashford Advisors, Inc. in effect as of the Closing.

        "Private Letter Ruling" has the meaning set forth in Section 5.07.

        "Proceedings" has the meaning set forth in Section 6.06(b).

        "Property Management Business" means the property and project management business as conducted by the Target Companies on and prior to the date of this Agreement, and excluding, for clarity, the asset management business as conducted by the Company on or prior to the date of this Agreement.

        "Prospectus" means the Prospectus included in a Registration Statement (including a Prospectus that includes any information previously omitted from a Prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any Prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        "Put Option Closing" has the meaning set forth in Section 4.03(b).

        "Reference Shares" means all voting securities of the Company or of Newco, as applicable, that are (without duplication):

          (a)   Beneficially Owned by any Covered Investor, including any such voting securities as to which any Covered Investor has sole or shared voting power;

          (b)   Beneficially Owned by any member of a Group of which any Covered Investor is a member; or

          (c)   subject to or referenced in any derivative or synthetic interest that (i) conveys any voting right in Company Common Stock or Newco Voting Common Stock, as applicable, or (ii) is required to be, or is capable of being, settled through delivery of Company Common Stock or Newco Voting Common Stock, as applicable, in either case, that is held or Beneficially Owned by any Covered Investor or any controlled Affiliate or any Covered Investor.

"register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

        "Registrable Securities" means all Newco Shares issued and outstanding, and all Newco Shares issuable upon exercise or conversion of any other securities of Newco (or the successor Person of Newco in the event Newco is converted into another form of Person), Beneficially Owned or held by any Covered Investor, excluding, however, (a) any Registrable Securities sold in a transaction in which its registration rights under Article 2 are not validly assigned.

        "Registration Statement" means a Registration Statement of Newco in the form required to register the resale of the Registrable Securities under the Securities Act, and including any Prospectus, amendments and supplements to such Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

        "Remington GP" has the meaning set forth in the Preamble.

        "Remington Holder" has the meaning set forth in the Preamble.

        "Remington Limited Partnership Agreement" means the Agreement of Limited Partnership of Remington Holdings, L.P. dated as of the date of this Agreement.

        "Restricted Business" means the business conducted by the Target Companies on the date of this Agreement, excluding direct or indirect ownership of any interest in real property that does not involve any activity enumerated in clauses (a) or (b) below, but including any of the following:

          (a)   property management activities within the lodging industry, including revenue development, customer service, asset maintenance, and related services;

          (b)   project management activities within the lodging industry, including construction management, interior design, architectural oversight, or the purchasing,expediting, warehousing, freight management, installation or supervision of furniture, fixtures, and equipment, or related services; and

          (c)   assisting any third Person to engage in (a) or (b).

        "Restricted Period" has the meaning set forth in Section 3.02(a).

        "Retained Target Interests" has the meaning set forth in Section 4.02(b).

        "Retained Target Interests Purchase Price" has the meaning set forth in Section 4.04(a).

        "Rules" has the meaning set forth in Section 4.04(b)(ii).

        "SEC" means the United States Securities and Exchange Commission and any other governmental authority charged with administering the federal securities of the United States from time to time.

        "Securities Act" means the Securities Act of 1933.

        "Seller Nominee" has the meaning set forth in Section 5.01.

        "Seller Newco Sub Nominee" has the meaning set forth in Section 5.02.

        "Sole Voting Shares" means all voting securities of the Company (or of Newco, as applicable) that any Covered Investor has the sole power to vote and all such voting securities held by any Immediate Family Member of such Covered Investor or a trust established for the benefit of such Covered Investor or an Immediate Family Member of such Covered Investor.

        "Special Committee" means a committee of the independent directors of the Company Board irrevocably delegated full powers of the Company Board with respect to this Agreement and the performance, amendment, modification or waiver of any term of this Agreement.

        "Subsidiary" means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries

        "Target" has the meaning set forth in the Preamble.

        "Target Companies" means, collectively, Target and its Subsidiaries.

        "Target Call Option" has the meaning set forth in Section 4.02(b).

        "Transactions" means all the transactions contemplated by the Acquisition Agreement and the other Transaction Documents (each as defined in the Acquisition Agreement).

        "Transfer" and its correlative terms mean any sale, assignment, pledge, hypothecation, transfer, or other disposition or encumbrance of any Newco Shares or Retained Target Interests, or any beneficial interest therein, but does not include a bona fide pledge of Newco Shares or Retained Target Interests in an arms'-length lending transaction with a Person that is not an Affiliate of such pledgor of Newco Shares or Retained Target Interests.

        "Violation" means losses, claims, damages, or liabilities (joint or several) or actions in respect thereof, to which a Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (a) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (b) the omission or alleged omission to state therein a material fact required to be stated, or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by any other party to this Agreement, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

        "VWAP" means the dollar volume-weighted average price for Company Common Stock on its principle trading market during the period beginning at 9:30:01 a.m., New York City time (or such other time as such trading market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as such trading market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of Company Common Stock in the over-the-counter market on the electronic bulletin board for Company Common Stock during the period beginning at 9:30:01 a.m., New York time (or such other time as such trading market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such trading market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for the Company Common Stock by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask prices of any of the market makers for the Company Common Stock as reported in the "pink sheets" by Pink Sheets LLC (formerly The National Quotation Bureau, Inc.). If the VWAP cannot be calculated for Company Common Stock on a particular date on any of the foregoing bases, the VWAP will be the fair market value of Company Common Stock on such date as determined by the Special Committee in good faith.

ARTICLE 2
Registration Rights

        2.01    Mandatory Registration.    As soon as practicable following the second anniversary of the Closing Date, and based on good faith consultation between Newco and a Majority in Interest of the Holder Group Investors, Newco will use its best efforts to prepare and file with the SEC a Registration Statement providing for either or both of an IPO of Newco Voting Common Stock or the registration and resale, on a continuous or delayed basis, of all of the Registrable Securities (the "Mandatory Registration Statement"), and to cause the Mandatory Registration Statement to be declared effective under the Securities Act by the SEC as soon as reasonably practicable, but no later than the third anniversary of the Closing Date. Until a Majority in Interest of the Holder Group Investors otherwise determine, Monty J. Bennett shall serve as the designated representative of the Holder Group Investors with which Newco will consult pursuant to this Section 2.01.

        2.02    Obligations of Newco.    Whenever required under this Article 2 to effect the registration of any Registrable Securities, Newco will, as expeditiously as possible,

          (a)   use its best efforts to keep the Mandatory Registration Statement continuously effective under the Securities Act until the latest of (i) the date when all of the Newco Voting Common Stock (in the case of an IPO) and/or the Registrable Securities covered by the Mandatory Registration Statement have been sold, and (ii) the date on which all of the Registrable Securities cease to be Registrable Securities; provided, that, in the event that, in the reasonable judgment of the Special Committee, it is advisable to suspend use of the Prospectus relating to the Mandatory Registration Statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Special Committee believes public disclosure would be materially prejudicial to Newco, the Special Committee will deliver a certified resolution of the Special Committee to each Holder of Registrable Securities covered by such Registration Statement to the effect of the foregoing and, upon receipt of such certificate, such Holders will not dispose of their Registrable Securities covered by the Mandatory Registration Statement or Prospectus (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, (x) such Deferral Periods will be no longer than 60 days in the aggregate in any 365-day period, and (y) Newco will not utilize this right more than once in any twelve month period;

          (b)   prepare and file with the SEC such amendments and supplements to the Mandatory Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Mandatory Registration Statement;

          (c)   furnish to the Holders such numbers of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d)   use its best efforts to register and qualify the Newco Voting Common Stock (in the case of an IPO) and/or Registrable Securities covered by the Mandatory Registration Statement under such other securities or Blue Sky laws of such jurisdictions as reasonably requested by the Holders of Registrable Securities; provided that Newco will not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Newco is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (e)   cause the Newco Voting Common Stock (in the case of an IPO) and/or all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

          (f)    provide a transfer agent, a registrar and a CUSIP number for the Newco Voting Common Stock (in the case of an IPO) and/or all such Registrable Securities, in each case not later than the effective date of such registration;

          (g)   retain one or more nationally-recognized investment banking firms to act as underwriter for the offering, and enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Remington Holders or the managing underwriter of such offering request in order to expedite or facilitate the disposition of the Newco Voting Common Stock (in the case of an IPO) and/or all such Registrable Securities (including, without limitation, making appropriate officers of Newco available to participate in "road show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Newco Voting Common Stock (in the case of an IPO) and/or the Registrable Securities)); and

          (h)   use its best efforts to furnish, on the date on which the Newco Voting Common Stock (in the case of an IPO) and/or such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing Newco for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a "comfort" letter dated such date, from the independent certified public accountants of Newco, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

        2.03    Furnish Information.    It will be a condition precedent to the obligations of Newco to take any action pursuant to this Article 2 with respect to the Registrable Securities of any selling Holder that such Holder will furnish to Newco such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be reasonably required to effect the registration of such Holder's Registrable Securities.

        2.04    Expenses of Newco Registration.    Newco will bear and pay all expenses incurred in connection with any registration, filing or qualification of the Newco Voting Common Stock (in the case of an IPO) and/or the Registrable Securities with respect to the Mandatory Registration Statement required pursuant to this Article 2, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them not to exceed $50,000, but excluding underwriting discounts and commissions relating to Registrable Securities.

        2.05    Underwriting Requirements.    In connection with any offering involving an underwriting pursuant to Article 2, Newco will not be required to include any Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between Newco and its underwriters. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such primary offering by Newco (in the case of an IPO or follow-on primary public offering by Newco), then the Registrable Securities that are included in such offering will be apportioned pro rata among the selling Holders based on the aggregate number of Registrable Securities requested to be registered by all selling Holders or in such other proportions as is mutually agreed to by all such selling Holders; provided, that in any event the holders of Registrable Securities will be entitled to register the offer and sale or distribute at least 50% of the securities to be included in such primary offering; and provided, further, that any such determination will not affect Newco's obligation to provide for an IPO of the Newco Voting Common Stock and/or for the registration and resale of all of the Registrable Securities prior to the third anniversary of the Closing Date. For the purposes of this Section 2.05 concerning apportionment, for any selling Holder or equity holder, the controlled Affiliates of such selling Holder or equity holder, or the estates, Immediate Family Members and any trusts for the benefit of any of the foregoing Persons will be deemed to be a single "selling Holder" or "equity holder," as applicable, and any pro-rata reduction with respect to such Person will be based upon the aggregate amount of Newco Shares of all Persons included in such selling Person, as provided in this Section 2.05.

        2.06    Indemnification.    With respect to the Mandatory Registration Statement required under this Article 2:

          (a)   Newco will indemnify and hold harmless each Holder, the partners, members, officers, directors, managers and equity holders of each Holder, legal counsel and accountants for each Holder, any underwriter for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and Newco will pay to each such Holder, underwriter, controlling Person or other aforementioned Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Violation as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.06(a) will not apply to amounts paid in settlement of any such Violation if such settlement is effected without the consent of Newco, which consent will not be unreasonably withheld or delayed, nor will Newco be liable in any such case for any such Violation to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

          (b)   Each selling Holder will, severally and not jointly, indemnify and hold harmless Newco, each member of the Newco Board, each of its officers who has signed the Mandatory Registration Statement, each Person, if any, who controls Newco within the meaning of the Securities Act, legal counsel and accountants for Newco, any underwriter, any other Holder selling securities in such Registration Statement and any controlling Person of any such underwriter or other Holder, against any Violations to which any of the foregoing Persons may become subject, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.06(b), in connection with investigating or defending any such Violation; provided, however, that the indemnity agreement contained in this Section 2.06(b) will not apply to amounts paid in settlement of any such Violation if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld or delayed; provided, further, that, in no event will any indemnity under this Section 2.06(b) exceed the proceeds from the offering (net of any underwriting discounts or commissions) actually received by such Holder.

          (c)   In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 2.06 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.06 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 2.06, then, and in each such case, Newco and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (1) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, and (2) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event will a Holder's liability pursuant to this Section 2.06(c), when combined with the amounts paid or payable by such Holder pursuant to Section 2.06(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder.

        2.07    Assignment of Registration Rights.    The rights to cause Newco to file a Mandatory Registration Statement to register Newco Voting Common Stock (in the case of an IPO) and/or Registrable Securities pursuant to this Article 2 are not assignable or transferable, except in connection with a Permitted Transfer, Approved Transfer or a Transfer complying with Section 4.01, provided that: (a) Newco is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such transferee or assignee with respect to which such registration rights are being assigned; and (b) such transferee or assignee by joinder becomes a party to, and bound by and subject to the terms and conditions of, this Agreement.

ARTICLE 3
Approval Rights and Non-Competition

        3.01    Approval Rights.

          (a)   After the Closing Date (i) until the Newco Sub Note is paid in full, without the prior written consent of a Majority in Interest of the Holder Group Investors, and (ii) from and including the time that the Newco Sub Note is paid in full, for so long as the Holder Group Investors Beneficially Own any Retained Target Interests, without the prior written consent of a Majority in Interest of the Holder Group Investors, the Company, Newco and Newco Sub will not transfer the membership interests of GP Holdings or permit GP Holdings to Transfer the GP Interests to any Person that is not wholly owned, directly or indirectly, by Newco Sub, or in any way cause or permit GP Holdings (or any wholly owned transferee permitted under this Section 3.01(a)) to be treated as other than an entity disregarded from Newco Sub for federal income tax purposes;

          (b)   After the Closing Date for so long as the Holder Group Investors Beneficially Own no less than 20% of the issued and outstanding shares of Newco Common Stock (taking into account the Holder Group Investors' Newco Preferred Stock on an as-converted basis), without the prior written consent of a Majority in Interest of the Holder Group Investors:

              (i)  Newco Sub will not take any action to effect any dissolution or liquidation;

             (ii)  neither the Company, Newco nor Newco Sub will take any action to cause the Property Management Business to be conducted by Persons other than Newco Sub, GP Holdings and Target and its consolidated Subsidiaries; and Newco Sub, GP Holdings and Target will not acquire or operate any material assets, business or operations, other than those used in or related to the conduct of the Property Management Business;

            (iii)  neither the Company, Newco nor Newco Sub will take any action to cause any of the material business operations of the Company, (excluding the Property Management Business, which is covered under clause (ii) above) to be conducted through Persons other than Newco or wholly owned Subsidiaries of Newco; and

            (iv)  Newco Sub and its Subsidiaries will not incur indebtedness, except for Permitted Indebtedness.

        3.02    Non-Competition; Non-Solicitation.    As an integral part of the transactions contemplated by the Acquisition Agreement, this Agreement and the Remington Limited Partnership Agreement, each of the Remington Holders covenant and agree to the following:

          (a)   Commencing as of the date of this Agreement and continuing for a period of the later of three years following the Closing Date or three years following the Commencement Date (the "Restricted Period"), each Remington Holder will not, and will not permit any of its controlled Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business anywhere in the United States of America, including any metropolitan statistical area in the United States of America in which any Remington Holders provide services or otherwise conducts their business as of the Closing Date or as of the Commencement Date; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business anywhere in the United States of America in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee, consultant or advisor; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Target Companies and customers, clients or vendors of the Target Companies. Notwithstanding the foregoing, (A) a Remington Holder may provide service as an officer, director, advisor or consultant, or be the owner of the securities, of the Company, Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc., Ashford Hospitality Select, Inc., AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP, AIM Management Holdco, LLC or any of the Affiliates of the foregoing Persons that are controlled by the immediately foregoing Persons prior to the Commencement Date; (B) a Remington Holder may freely pursue any opportunity to acquire ownership, directly or indirectly, in any interest in real properties in the lodging industry if it has presented such opportunity to the board of directors of the Company and the Company (based on a determination by a majority of its independent directors) declines to pursue or participate in such opportunity, provided such Remington Holder and its controlled Affiliates (other than the Company, Target Companies, and their subsidiaries) do not engage in any Restricted Business for such real property; (C) a Remington Holder may own, directly or indirectly, solely as a passive investment, securities of any Person traded on any national securities exchange if such Remington Holder is not a controlling Person of, or a member of a group that controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person, provided that the restriction in clause (ii) above and this clause (C) shall not apply to ownership or management of securities by AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP or AIM Management Holdco, LLC or any of their respective controlled Affiliates, whether currently existing or created in the future; (D) the Remington Holders may continue to own the Retained Target Interests as contemplated by the Acquisition Agreement; (E) the Remington Holders may continue to own the Newco Shares as contemplated by the Acquisition Agreement; (F) the Remington Holders may continue to own, directly and indirectly, stock in the Company and its Affiliates as contemplated by the Acquisition Agreement; and (G) the Remington Holders may continue to hold director and executive officer positions with the Company and its Affiliates, including Newco and the Target Companies after the Closing.

          (b)   During the Restricted Period, the Remington Holders will not, and will not permit any of their controlled Affiliates to, directly or indirectly, hire or solicit any In-Scope Service Providers of any of the Target Companies or encourage any such In-Scope Service Provider to leave such position or hire any such In-Scope Service Provider who has left such position, except pursuant to a general solicitation that is not directed specifically to any such In-Scope Service Providers; provided, that nothing in this Section 3.02(b) will prevent the Remington Holders or any of their controlled Affiliates from hiring (i) any In-Scope Service Provider whose employment has been terminated by the Target Companies, Newco, Newco Sub or the Company, (ii) after 180 days from the date of termination of employment, any In-Scope Service Providers whose employment has been terminated by the employee, or (iii) any In-Scope Service Provider on a shared basis with the Target Companies.

          (c)   During the Restricted Period, the Remington Holders will not, and will not permit any of their controlled Affiliates or Representatives to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of any of the Target Companies or potential clients or customers of any of the Target Companies for purposes of diverting their business or services from the Target Companies.

          (d)   The Remington Holders acknowledge that a breach or threatened breach of any provision of this Section 3.02 would give rise to irreparable harm to the Company and the Target Companies, for which monetary damages would not be an adequate remedy, and agree that in the event of a breach or a threatened breach by a Remington Holder of any such obligations, the Company will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining orders, injunctions, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or to further demonstrate irreparable harm).

          (e)   The Remington Holders acknowledge that the restrictions contained in this Section 3.02 are reasonable and necessary to protect the legitimate interests of the Company and the Target Companies and constitute a material inducement to the Company to enter into the Acquisition Agreement and consummate the Transactions. In the event that any covenant contained in this Section 3.02 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered and requested to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 3.02 and each provision of this Agreement are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written will not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE 4
Restrictions on Transfer of Shares and Retained Target Interests; Call and Put Options

        4.01    Restrictions on Transfer.

          (a)    Applicable Restrictions With Respect to Newco Shares.    No Covered Investor may Transfer all or part of its Newco Shares unless (i) the Transfer is a Permitted Transfer or (ii) the Transfer is an Approved Transfer; provided, that, the restrictions set forth in this Section 4.01(a) will not restrict or prohibit the Covered Investors from assigning any economic interest (separate from any voting interest) in any Newco Shares to any Person; and provided further, that, this Section 4.01(a) will not prohibit any Transfers of Newco Shares after the third anniversary of the Closing Date.

          (b)    Applicable Restrictions With Respect to Retained Target Interests.    No Covered Investor may Transfer all or part of its Retained Target Interests unless (i) the Transfer is an Intra-Group Transfer, (ii) the Transfer is to a bona fide charitable foundation, (iii) the Transfer is an Approved Transfer, or (iv) the Transfer is neither an Intra-Group Transfer nor a Transfer to a bona fide charitable foundation and, in the case of clause (iii) or (iv), the Company fails to exercise its right of first refusal to purchase such Retained Target Interests pursuant to the procedures hereinafter set forth in this Section 4.01(b); provided, that, the restrictions set forth in this Section 4.01(b) will not restrict or prohibit the Covered Investors from assigning any economic interest in any Retained Target Interests to any Person. In the event that a Covered Investor determines to Transfer any Retained Target Interests pursuant to Section 4.01(b)(iii) or 4.01(b)(iv), it will provide written notice of the proposed terms (including the purchase price) of such Transfer (including, if known at that time, the identity of the proposed transferee) to the Company not later than 15 days prior to such Transfer. The Company shall then have 15 days following its receipt of such written notice to determine whether it will acquire the Retained Target Interests to be so Transferred by the Covered Investor on the same terms set forth in such written notice. If the Company determines to acquire such Retained Target Interests, then within such 15-day period, it shall so notify the Transferring Covered Investor in writing to such effect and shall be obligated to consummate such acquisition within 15 days following the delivery of such written notice to such Covered Investor, provided, that the Company may pay the consideration required to be paid by it to such Covered Investor over a three year period pursuant to a promissory note issued by the Company to such Covered Investor, which note will bear interest at LIBOR plus 350 bps until paid in full and shall be collateralized by the Retained Target Interest so acquired, which note and security arrangement must be reasonably acceptable to such Covered Investor.

          (c)    Status of Transferees; Joinder.    Any transferee from a Covered Investor will be bound by the terms of this Agreement as follows: (i) transferees in an Intra-Group Transfer, a Permitted Transfer or an Approved Transfer will be Covered Investors for the purposes of this Agreement; and (ii) transferees that are Covered Investors will continue to be Covered Investors. As a condition to any Transfer, the transferee must become a party to, and agree to be bound by, all of the terms and conditions of this Agreement as a Covered Investor by joinder reasonably acceptable to the Special Committee.

          (d)    Compliance with Securities Law.    Newco Shares and the Retained Target Interests may not be Transferred in the absence of an effective Registration Statement or an exemption from the registration requirements of the Securities Act and all applicable state securities laws.

          (e)    Non-Compliant Transfers Void.    Any Transfer of Newco Shares or Retained Target Interests that is not made in full compliance with the requirements of this Section 4.01 (or otherwise contemplated by Sections 4.02 or 4.03) will be null and void, and Newco and Remington will refuse to recognize such Transfer and will not reflect on its records any change in ownership of Newco Shares or Retained Target Interests pursuant to such Transfer.

        4.02    Call Options.

          (a)   Each Covered Investor hereby grants to Newco an option to require such Covered Investor to sell to Newco, and such Covered Investor is obligated to sell to Newco (the "Preferred Call Option"), all or any portion of the Newco Preferred Stock then owned by such Covered Investor on a pro rata basis among all Covered Investors (except that the Preferred Call Option will not be exercised with respect to Newco Preferred Stock with an aggregate purchase price less than $25,000,000). In the event that Newco elects to exercise the Preferred Call Option, then such exercise shall be directed to all Covered Investors then owning Newco Preferred Stock on a pro rata basis. The Preferred Call Option may be exercised by Newco only after the fifth anniversary of the Closing Date; provided, that, in the event Newco exercises the Preferred Call Option, each Covered Investor may, by written notice delivered to Newco not fewer than five Business Days before the scheduled Call Option Closing, exercise their right to convert the Newco Preferred Stock into Newco Nonvoting Common Stock. In the event that Newco exercises the Preferred Call Option, the price to be paid to each Covered Investor per share of Newco Preferred Stock then owned by such Covered Investor will be the Newco Preferred Stock Cash Amount.

          (b)   Each Covered Investor hereby grants to Newco Sub an option to require such Covered Investor to sell to Newco Sub, and such Covered Investor is obligated to sell to Newco Sub (the "Target Call Option"), all (but not less than all) of Target's limited partnership interests then Beneficially Owned by such Covered Investor (the "Retained Target Interests"). In the event that Newco Sub elects to exercise the Target Call Option, then such exercise shall be directed to all Covered Investors then owning Retained Target Interests on a pro rata basis. The Target Call Option may be exercised by Newco Sub only after the tenth anniversary of the Closing Date. In the event that Newco Sub exercises the Target Call Option, the price to be paid to each Covered Investor for the Retained Target Interests then owned by such Covered Investor will be an amount equal to 110% of the Retained Target Interests Purchase Price payable, at such Covered Investor's individual election not later than five Business Days before the scheduled Call Option Closing, in any combination of (A) cash, (B) the issuance of a number of shares of Company Common Stock equal to 110% of the Retained Target Interests Purchase Price payable to such Covered Investor (or relevant portion thereof) divided by the greater of (x) the VWAP of the Company Common Stock on the Business Day immediately preceding the date of the notice to such Covered Investor of the exercise by Newco Sub of the Target Call Option or (y) $100, or (C) the issuance of a number of shares of Newco Nonvoting Common Stock equal to 110% of the Retained Target Interests Purchase Price payable to such Covered Investor divided by the greater of (x) the VWAP of the Company Common Stock on the Business Day immediately preceding the date of the notice to such Covered Investor of the exercise by Newco Sub of the Target Call Option or (y) $100.

          (c)   The Preferred Call Option or the Target Call Option may be exercised by the exercising party giving notice to all Covered Investors then owning, as applicable, Newco Preferred Stock or Retained Target Interests of such Person's election to exercise such option.

          (d)   The closing for the purchase and sale pursuant to the Preferred Call Option or Target Call Option will take place at the executive offices of the Company on the date specified in such notice of exercise option (a "Call Option Closing"); provided, that the date of the closing of such purchase and sale will take place no fewer than 30 nor more than 60 days after the date of such notice. At any Call Option Closing, each Covered Investor then owning, as applicable, Newco

  Preferred Stock or Retained Target Interests will deliver good and marketable title to the Newco Preferred Stock or Retained Target Interests being purchased and sold, duly endorsed in blank and otherwise in good form for transfer (if applicable), free and clear of any lien, charge, claim, or encumbrance other than this Agreement. In consideration for the same, Newco or Newco Sub, as applicable, will deliver the consideration set forth in this Section 4.02.

        4.03    Put Following a Change in Control.

          (a)   The Company hereby grants to each Covered Investor an option, exercisable on one occasion, to sell to the Company, and the Company is obligated to purchase from such Covered Investor, all (but not less than all) of the Retained Target Interests, the Newco Common Stock (unless an IPO has occurred) and/or the Newco Preferred Stock, as determined by such Covered Investor, then owned by such Covered Investor (the "Change of Control Put Option"), which right may be waived at the option of any such Covered Investor, any such waiver being irrevocable. The Change of Control Put Option may be exercised by each Covered Investor at any time during the 10 Business Day consecutive period following the consummation of a Change of Control. In the event that a Covered Investor exercises the Change of Control Put Option, the price to be paid by the Company to such exercising Covered Investor for the Retained Target Interests, Newco Common Stock and/or Newco Preferred Stock then owned by such Covered Investor and that are the subject of such exercise will be as follows:

              (i)  With respect to the Retained Target Interests then held by each exercising Covered Investor, the price to be paid by the Company to such Covered Investor will be equal to 90% of the Retained Target Interests Purchase Price, payable, at such Covered Investor's individual election not later than five Business Days before the scheduled Put Option Closing, in any combination of (A) cash, (B) the issuance of a number of shares of Company Common Stock equal to the 90% of the Retained Target Interests Purchase Price payable to such Covered Investor (or relevant portion thereof) divided by the greater of (x) the VWAP of the Company Common Stock on the Business Day immediately preceding the date of the Change of Control or (y) $100, or (C) the issuance of a number of shares of Newco Nonvoting Common Stock equal to 90% of the Retained Target Interests Purchase Price payable to such Covered Investor divided by the greater of (x) the VWAP of the Company Common Stock on the Business Day immediately preceding the date of the Change of Control or (y) $100.

             (ii)  With respect to the Newco Common Stock then held by each exercising Covered Investor, the price to be paid by the Company to such Covered Investor will be payable, at such Covered Investor's individual election not later than five Business Days before the scheduled Put Option Closing, in any combination of (A) cash equal to the number of shares of Newco Common Stock to be acquired by the Company multiplied by the VWAP of the Company Common Stock on the Business Day immediately preceding the occurrence of the Change of Control, or (B) the issuance of a number of shares of Company Common Stock equal to the number of shares of Newco Common Stock to be acquired by the Company.

            (iii)  With respect to the Newco Preferred Stock then held by each exercising Covered Investor, the price per share to be paid by the Company to such Covered Investor will be an amount equal to the Newco Preferred Stock Cash Amount, payable, at each such Covered Investor's Holder's individual election not later than five Business Days before the scheduled Put Option Closing, in any combination of (A) cash, (B) a number of shares of Company Common Stock determined by dividing such amount by the Conversion Price, (C) a number of shares of Newco Nonvoting Common Stock determined by dividing such amount by the Conversion Price, or (D) shares of preferred stock of the Company with terms, including par value and unpaid cumulative dividends, that are equivalent in all material respects to the shares of Newco Preferred Stock being exchanged, in substantially the form of the certificate of designations attached as Exhibit A.

          (b)   The closing for the purchase and sale pursuant to the Change of Control Put Option will take place at the executive offices of the Company on the date specified in such notice of exercise option (a "Put Option Closing"); provided, that, except as provided in the following proviso, the date of the closing of such purchase and sale will take place no fewer than 30 nor more than 60 days after the date of such notice; provided, further, that in the event an exercising Covered Investor elects to receive cash, the Company may delay such closing date by not more than 120 days. At any Put Option Closing, the exercising Covered Investor will deliver good and marketable title to the Retained Target Interests, the Newco Preferred Stock and/or the Newco Common Stock being purchased and sold, duly endorsed in blank and otherwise in good form for transfer (if applicable), free and clear of any lien, charge, claim, or encumbrance other than this Agreement. In consideration for the same, the Company or its assignee will deliver the consideration set forth in this Section 4.03.

        4.04    Determination of the Retained Target Interests Purchase Price.

          (a)   As used in this Agreement, the "Retained Target Interests Purchase Price" means an amount equal to the product of (i) the Multiple (as determined pursuant to Section 4.04(b)) multiplied by (ii) Target's Adjusted EBITDA for the twelve-month period ending on the last day of the last reported fiscal quarter of the Company prior to the exercise of the Target Call Option or the Change of Control Put Option (as the case may be) multiplied by (iii) the percentage ownership interest of Target on a fully-diluted basis represented by the Retained Target Interests.

          (b)   As used in this Agreement, the "Multiple" will mean a factor not less than 10.25 and not greater than 16.25 determined as follows:

              (i)  Following the tenth Business Day following delivery of the notice of exercise of the Target Call Option or the Change of Control Put Option (as the case may be), if the Company and the Covered Investors have not agreed upon the Multiple in writing, then each of the Company and the Covered Investors shall select an Appraiser and shall commission such Appraiser to determine the Multiple and the corresponding Retained Interests Purchase Price not later than the 30th Business Day following delivery of the notice of exercise of the Target Call Option or the Change of Control Put Option. Not later than the 35th Business Day following delivery of the notice of exercise of the Target Call Option or the Change of Control Put Option, each of the Company and the Covered Investors shall notify each other of the Multiple and the corresponding Retained Interests Purchase Price determined by their respective Appraiser. If all of the Retained Target Interests Purchase Prices determined by each such Appraiser are within 10% of each other, then all such appraisals shall be averaged and such average will be the Retained Interests Purchase Price for all purposes of this Agreement. If all of the Retained Target Interests Purchase Prices determined by each such Appraiser are not within 10% of each other, then the Multiple, and the corresponding Retained Interests Purchase Price shall be determined as hereinafter set forth in this Section 4.04(b).

             (ii)  The Company and the Covered Investors shall submit a notice (an "Arbitration Notice") to the American Arbitration Association ("AAA") for binding arbitration in Dallas, Texas, in accordance with AAA rules covering commercial disputes as then in effect, including the expedited procedures (the "Rules"), as modified or supplemented in this Agreement. The parties agree that they will faithfully observe this covenant and agreement and the Rules and that they will abide by and perform the determination rendered by the Arbitrator. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The determination rendered by the Arbitrator will be final and binding on all parties. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other national or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding will be subject to all of the foregoing mandatory mediation and arbitration provisions and will be resolved in accordance therewith. The agreements contained in this Section 4.04(b) have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the Arbitrator will be shared equitably (as determined by the Arbitrator) between the Company and the Covered Investors.

            (iii)  Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators (all of whom must be individuals who have documented experience as Appraisers) to whom AAA will give the identities of the parties and the general nature of the dispute. If any of those arbitrators disqualifies himself or declines to serve, AAA will continue to designate potential arbitrators until the parties have five from which to select. After the panel of five potential arbitrators has been completed, a brief summary of the background of each of the potential arbitrators will be given to each of the parties, and the Company and the Covered Investors will have a period of 10 days after receiving the summaries in which to attempt to agree upon a single arbitrator to conduct the arbitration (the "Arbitrator"). If the Company and the Covered Investors are unable to agree upon an Arbitrator, then one of the parties will notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the Arbitrator, but, if two or more have not been stricken, AAA will select the Arbitrator from one of those not stricken by lot. The selection of the Arbitrator by AAA will be final and binding.

            (iv)  The Arbitration Notice submitted to AAA must set out a plain statement of how each of the Company and the Covered Investors and their respective Appraisers determined their respective versions of the Multiple and the corresponding Retained Interests Purchase Price. The Arbitration Notice will have attached copies of all pertinent documents and other things then deemed relevant to the determination by the Arbitrator of the Multiple and the corresponding Retained Interests Purchase Price.

             (v)  The Arbitrator will endeavor to promptly schedule and hold the hearings (on consecutive days if practicable), and will have the ultimate authority to determine the Multiple and the corresponding Retained Interests Purchase Price. Notwithstanding any provision of this Agreement, or any law or regulation, the Arbitrator's determination will be strictly limited to the selection of one of the Multiples and corresponding Retained Interests Purchase Price specified in the Arbitration Notice. The Arbitrator is not authorized to select any different Multiple or corresponding Retained Interests Purchase Price. In making his or her decision, the Arbitrator will be bound by the terms of this Agreement. The Arbitrator will not be required to make findings of fact or render opinions of law.

            (vi)  No litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting, or enforcing any rights, duties, liabilities, or obligations relating to the determination of the Multiple, or for the purpose of appealing any decision of the Arbitrator.

        4.05    Adjustment to Conversion Price.     If Newco, at any time or from time to time after the Closing Date, (a) pays a dividend or makes any other distribution for no consideration to holders of the Newco Common Stock in any other capital stock of Newco or in shares of Newco Common Stock or securities directly or indirectly convertible into or exchangeable for shares of Newco Common Stock, or (b) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Newco Common Stock into a greater number of shares, the Conversion Price applicable to the Preferred Call Option in effect immediately prior to any such dividend, distribution or subdivision will be proportionately reduced. If Newco at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Newco Common Stock into a smaller number of shares, the Conversion Price applicable to the Preferred Call Option in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 4.05 shall become effective at the close of business on the date the dividend, distribution, subdivision or combination becomes effective.

        4.06    References to Newco Nonvoting Common Stock.     At such time that the shares of Newco Nonvoting Common Stock are automatically converted into shares of Newco Voting Common Stock, in accordance with the terms of the Charter, all references to "Newco Nonvoting Common Stock" in Sections 4.02(a) and (b) and Sections 4.03(a)(i) and (ii) shall be deemed to refer to "Newco Voting Common Stock".

ARTICLE 5
Additional Covenants

        5.01    Company Board Nomination Rights.     For so long as the Holder Group Investors are Major Investors, a Majority in Interest of the Holder Group Investors will be entitled to nominate one individual (such individual, and any successor to such individual as contemplated by this Section 5.01, the "Seller Nominee") for election as a member of the Company Board; provided that, in the event that Newco fails to pay dividends as required pursuant to the Preferred Stock Certificate of Designations for two consecutive payment dates, the number of Seller Nominees shall be increased from one individual to three individuals and the term "Seller Nominee" as set forth below will be deemed to refer to all such Seller Nominees. The owners of the Newco Preferred Stock shall also have the rights set forth in the Preferred Stock Certificate of Designation concerning the election of directors to Newco for so long as shares of Newco Preferred Stock remain outstanding. Until a Majority in Interest of the Holder Group Investors otherwise determine, Monty J. Bennett shall serve as the Seller Nominee.

          (a)   The Company agrees: (i) to assure that the size of the Company Board will accommodate the Seller Nominee; (ii) that at each annual meeting of stockholders of the Company, the Company (A) will cause the slate of nominees standing for election, and recommended by the Company Board, at each such meeting to include the Seller Nominee, (B) will nominate and reflect in the proxy statement on Schedule 14A for each such meeting the nomination of the Seller Nominee for election as a director of the Company at each such meeting, and (C) cause all proxies received by the Company to be voted in the manner specified by such proxies and, to the extent permitted under applicable law and stock exchange rules, cause all proxies for which a vote is not specified to be voted for the Seller Nominee; and (iv) that if the Seller Nominee ceases to be a director of the Company other than because the Holder Group Investors cease to be Major Investors, a Majority in Interest of the Holder Group Investors may propose to the Company a replacement nominee for election as a director of the Company, in which event such individual will be appointed to fill the vacancy created as a result of the prior Seller Nominee ceasing to be a director of the Company.

          (b)   Newco agrees, and the Company agrees to cause Newco: (i) to assure that the size of the Newco Board will accommodate the Seller Nominee; (ii) to appoint directors to the Newco Board such that the Newco Board will, at all times, be made up of the same individuals serving on the

  Company Board, including the Seller Nominee; and (iii) if the Seller Nominee ceases to be a director of Newco other than because the Holder Group Investors cease to be Major Investors, a Majority in Interest of the Holder Group Investors may propose to Newco a replacement nominee for election as a director of Newco, in which event such individual will be appointed to fill the vacancy created as a result of the prior Seller Nominee ceasing to be a director of Newco. Section 5.01(b)(ii) will terminate upon the consummation of an IPO.

        5.02    Newco Sub Board Nomination Rights.     For so long as the Holder Group Investors hold any Retained Target Interests: (i) a Majority in Interest of the Holder Group Investors will be entitled to nominate one individual (such individual, and any successor to such individual as contemplated by this Section 5.02, the "Seller Newco Sub Nominee") for election as a member of the Newco Sub Board; and (ii) the independent directors of Newco will be entitled to nominate two individuals (such individuals, and any successors to such individuals as contemplated by this Section 5.02, the "Independent Newco Sub Nominees") for election as members of the Newco Sub Board. Until a Majority in Interest of the Holder Group Investors otherwise determine, Monty J. Bennett shall serve as the Seller Newco Sub Nominee.

          (a)   Newco Sub agrees, and the Company agrees to cause Newco Sub: (i) to assure that the size of the Newco Sub Board will accommodate the Seller Newco Sub Nominee and the Independent Newco Sub Nominees; (ii) to appoint directors to the Newco Sub Board such that the Newco Sub Board will, at all times, be made up of such individuals, including the Seller Newco Sub Nominee and the Independent Newco Sub Nominees, as shall be necessary to comply with the Private Letter Ruling; (iii) if the Seller Newco Sub Nominee ceases to be a director of Newco Sub other than because the Holder Group Investors cease to own any Retained Target Interests, a Majority in Interest of the Holder Group Investors may propose to Newco Sub a replacement nominee for election as a director of Newco Sub, in which event such individual will be appointed to fill the vacancy created as a result of the prior Seller Newco Sub Nominee ceasing to be a director of Newco Sub; and (iv) if an Independent Newco Sub Nominee ceases to be a director of Newco Sub, the independent directors of Newco may propose to Newco Sub a replacement nominee for election as a director of Newco Sub, in which event such individual will be appointed to fill the vacancy created as a result of the prior Independent Newco Sub Nominee ceasing to be a director of Newco Sub.

        5.03    Voting Rights.     The Covered Investors agree that:

          (a)   Each Covered Investor will cause to be present, in person or represented by proxy, all voting securities of the Company that such Covered Investor Beneficially Owns at all stockholder meetings of the Company so that all voting securities of the Company that the Covered Investors Beneficially Own will be counted for the purposes of determining the presence of a quorum at such meetings.

          (b)   On any and all matters submitted to a vote of the holders of voting securities of the Company, the Covered Investors will have the right to vote or direct or cause the vote of the Sole Voting Shares as the Covered Investors determine, in their sole discretion, except as provided in this Section 5.03(b). If, prior to the fourth anniversary of the Closing Date, the combined voting power of the Reference Shares of the Company exceeds 25.0% (plus the combined voting power of any Company Common Stock acquired by any Covered Investor in an arm's length transaction after the date of this Agreement from a Person other than the Company or a Subsidiary of the Company, including through open market purchases, privately negotiated transactions or any distributions of Company Common Stock by either of Ashford Hospitality Trust, Inc. or Ashford Hospitality Prime, Inc. to its respective stockholders pro rata) of the combined voting power of all of the outstanding voting securities of the Company entitled to vote on any given matter, then Reference Shares of the Company representing voting power equal to such excess will be deemed to be "Company Cleansed Shares" under this Agreement. The Covered Investors irrevocably agree that they will vote, or cause to be voted, out of the Covered Investors' Sole Voting Shares of the Company, shares constituting voting power equal to the voting power of the Company Cleansed Shares in the same proportion as the holders of such class or series of voting securities of the Company vote their shares with respect to such matters, inclusive of the Reference Shares of the Company voted by the Covered Investors; provided, that the foregoing restriction may be waived by two-thirds majority vote or consent of the independent directors of the Company Board that have no personal interest in the matter to be voted upon. The Covered Investors hereby irrevocably grant to the Company or its designee, as specified by the Special Committee, a proxy with full power of substitution and resubstitution, which is coupled with an interest, during the term of this Agreement, to vote and give or withhold consent on behalf and in the name of such Covered Investor in order to effect the terms of Sections 5.03(a) and (b) .

          (c)   Each Covered Investor will cause to be present, in person or represented by proxy, all shares of the Newco Voting Common Stock that such Covered Investor Beneficially Owns at all stockholder meetings of Newco so that all shares of Newco Voting Common Stock that the Covered Investors Beneficially Own will be counted for the purposes of determining the presence of a quorum at such meetings.

          (d)   On any and all matters submitted to a vote of the holders of the Newco Voting Common Stock, the Covered Investors will have the right to vote or direct or cause the vote of the Sole Voting Shares as the Covered Investors determine, in their sole discretion, except as provided in this Section 5.03(d). If the combined voting power of the Reference Shares of Newco exceeds 25% (plus the combined voting power of any Newco Voting Common Stock acquired by any Covered Investor in an arm's length transaction after the date of this Agreement from a Person other than the Company, Newco or any Subsidiary of the Company or Newco, including through open market purchases or privately negotiated transactions) of the combined voting power of all of the outstanding shares of Newco Voting Common Stock entitled to vote on any given matter, then Reference Shares of Newco representing voting power equal to such excess will be deemed to be "Newco Cleansed Shares" under this Agreement. The Covered Investors irrevocably agree that they will vote, or cause to be voted, out of the Covered Investors' Sole Voting Shares of Newco, shares constituting voting power equal to the voting power of the Newco Cleansed Shares in the same proportion as the holders of the Newco Voting Common Stock vote their shares with respect to such matters, inclusive of the Reference Shares of Newco voted by the Covered Investors; provided, that the foregoing restriction may be waived by two-thirds majority vote or consent of the independent directors of the Newco Board that have no personal interest in the matter to be voted upon; and provided further, that the foregoing restriction shall not apply to any shares of Newco Voting Common Stock that are held by a Person that is not a Holder Group Investor so long as such Person acquired such shares in an arms-length transaction and is neither an Affiliate of a Holder Group Investor nor a party to any agreement, arrangement or understanding with a Holder Group Investor pursuant to which a Holder Group Investor has or shares voting or dispositive power over such shares. The Covered Investors hereby irrevocably grant to Newco or its designee, as specified by the Special Committee, a proxy with full power of substitution and resubstitution, which is coupled with an interest, during the term of this Agreement, to vote and give or withhold consent on behalf and in the name of such Covered Investor in order to effect the terms of Sections 5.03(c) and (d).

          (e)   The Covered Investors hereby revoke any and all other proxies and voting agreements given by the Covered Investors with respect to Company Common Stock or Newco Voting Common Stock, as applicable, Beneficially Owned by them and will cause their Affiliates to revoke any and all proxies and voting agreements given by any such Affiliate with respect to Company Common Stock or Newco Voting Common Stock, as applicable.

        5.04    Newco Approvals.     The Company and Newco agree that Newco will not take, and the Company will not cause or permit Newco to take, any corporate action that, if taken by the Company, would require the approval of the stockholders of the Company under the Delaware General Corporation Law or the rules and regulations of any stock exchange on which the voting securities of the Company are then listed, unless such corporate action has been approved by the stockholders of the Company by the same vote as would be required if the Company were taking such corporate action.

        5.05    Anti-Dilutive Issuances.     If after the date of this Agreement, the Company determines to sell for cash any shares of Company Common Stock to any Person or issue any debt securities, the Company will promptly contribute the net proceeds of such sale or issuance to the capital of Newco in exchange for a number of newly issued shares of Newco Voting Common Stock determined, (a) with respect to sales of shares of Company Common Stock, by dividing the net proceeds of such offering by the price at which the shares of Company Common Stock were sold in such offering, as such number may be adjusted equitably for any stock split, stock dividend or reverse stock split of Company Common Stock and, (b) with respect to issuances of debt securities, by dividing the net proceeds of such issuance by the VWAP of the Company Common Stock on the Business Day immediately preceding the contribution to Newco. Newco will at all times reserve and keep available out of its authorized but unissued shares (or shares held in the treasury of Newco) the number of shares of Newco Common Stock as may from time to time be required for the exchange of all of the authorized but unissued shares of Company Common Stock.

        5.06    Authorized Capital.     Newco will at all times reserve and keep available out of its authorized but unissued shares (or shares held in the treasury of Newco) the number of shares of Newco Common Stock as may from time to time be required to comply with the provisions of this Agreement, the Certificate of Designation and the Charter.

        5.07    Private Letter Ruling.     Newco Sub will at all times operate in a manner that complies with the private letter ruling that may be issued by the Internal Revenue Service to the Company, Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc., Ashford Hospitality Select, Inc. or other parties in connection with, and that permits the transactions contemplated by, this Agreement and the Acquisition Agreement (the "Private Letter Ruling").

        5.08    Classes Outstanding.     The Newco Common Stock and Newco Preferred Stock will be the only outstanding classes of capital stock of Newco.

        5.09    Stock Dividends; Reporting.     Until the occurrence of an IPO, except with the prior written consent of a Majority in Interest of the Holder Group Investors, Newco shall neither:

          (a)   distribute (within the meaning of Section 305 of the Code) Newco stock to the holders of Newco Common Stock (including the holders of the Newco Preferred Stock on an as converted basis), nor

          (b)   take the position (on any tax return or otherwise) that a holder of the Newco Preferred Stock has received (or is deemed for tax purposes to have received) a taxable stock distribution, except to the extent required by a 'determination' within the meaning of Section 1313(a) of the Code (or any comparable provision of any state, local or foreign law) or to the extent Newco's tax counsel or tax accountant provides written advice to Newco that either there is no reasonable basis or there is no substantial authority (each within the meaning of Section 6662 of the Code (or any comparable provision of any state, local or foreign law)) for the position that such holder has not received (and is not deemed to have received) a taxable stock distribution.

        5.10    Archie Bennett, Jr. Rights.     Archie Bennett, Jr. shall have the following rights and privileges: (a) the title of Chairman of Target; (b) the right to continue his current level of involvement with Target (e.g., first class travel to the hotels, visit with hotel staff, report back (verbally) to Target's

President with his observations and advice for changes or improvements); (c) reimbursement of the actual out-of-pocket costs (including first class air travel) incurred by him in connection with the foregoing activities; and (d) availability to the directors of the Company and Newco for the purpose of attending board meetings thereof and offering his insight and advice on Target's operational and financial performance.

        5.11    Prorated Remington Incentive Fees.     Pursuant to the terms and conditions of certain hotel management agreements to which Target is a party, Target receives an annual incentive management fee based on the preceding year's hotel operations subject to such hotel management agreements (collectively, the "Incentive Fees"), which Incentive Fees are calculated and paid in the first quarter of each calendar year. For the calendar year in which the Closing occurs, the net amount of the aggregate Incentive Fees less the aggregate amount of officer and executive employee bonuses paid by Target (collectively, the "Incentive Liabilities"), shall be prorated as of the Closing Date based upon the actual number of days elapsed from January 1 through the Closing Date. Pursuant to the Remington Limited Partnership Agreement, such net prorated amounts shall be paid by Target to Archie Bennett, Jr. and Monty J. Bennett (or MJB Investments, as applicable) in cash with respect to the period of time prior to the Closing Date, and Target shall retain such net prorated amounts for the period of time after the Closing Date. Each of Archie Bennett, Jr. and Monty J. Bennett (or MJB Investments, applicable) shall receive 50% of the aggregate prorated net amount payable pursuant to the immediately preceding sentence. Such payments shall be made by Target within fifteen days after both (a) all of the Incentive Fees have been received and (b) the amounts of all of the Incentive Liabilities determined. Target shall calculate, collect, disburse and pay, as applicable, the Incentive Fees and Incentive Liabilities consistent in all material respects with past practices and the terms of the applicable hotel management agreements, employee agreements and other related agreements. Target shall provide the Remington Holders full access to the books and records and personnel of Target to the extent that they relate to the calculation and determination of the Incentive Fees or the Incentive Liabilities. In addition to the foregoing, in the event that the Closing Date occurs after the conclusion of a calendar year and before the ordinary course determination and payment of the Incentive Fees in respect of such calendar year, then the Incentive Fees less the Incentive Liabilities for such calendar year shall be paid by Target to Archie Bennett, Jr. and Monty J. Bennett (or MJB Investments, as applicable) during the first quarter of the next following calendar year in accordance with the procedures set forth above.

        5.12    Preemptive Rights.     Neither the Company, Newco nor Newco Sub will issue any equity securities, rights to acquire equity securities of the Company, Newco or Newco Sub or debt convertible into equity securities of the Company, Newco or Newco Sub ("New Securities") unless the Company, Newco or Newco Sub, as the case may be, complies with the provisions of this Section 5.12, except for (A) the issuance of Newco Voting Common Stock to the Company as contemplated by Section 5.05, (B) the conversion of Newco Preferred Stock as provided by the Preferred Stock Certificate of Designation, (C) the conversion of the Newco Nonvoting Common Stock as provided in the Charter, or (D) the issuance of Company Common Stock or Newco Common Stock pursuant to Article IV of this Agreement, respectively.

          (a)   The Company, Newco or Newco Sub must give to each Holder Group Investor notice of its respective intention to issue New Securities (a "Pre-Emptive Notice") prior to accepting any offer or proposal, or making any commitment, relating thereto and at least 30 days prior to the anticipated issuance date of the New Securities. The Pre-Emptive Notice must state the class or series of New Securities to be issued or describe in reasonable detail the rights and preferences of the New Securities, the aggregate number of such New Securities to be issued, the aggregate consideration to be paid in exchange therefor, the anticipated issuance date and the other material terms upon which the Company, Newco or Newco Sub proposes to issue or sell such New Securities.

          (b)   Upon receipt of a Pre-Emptive Notice, each Holder Group Investor shall have the right to acquire, on the terms specified in the Pre-Emptive Notice, such Holder Group Investor's Pre-Emptive Share of the New Securities specified in the Pre-Emptive Notice. Each Holder Group Investor will be entitled to exercise such right within the Pre-Emption Period.

          (c)   To exercise the rights provided by this Section 5.12, a Holder Group Investor must give a written notice of exercise (a "Participation Notice") to the Company, Newco or Newco Sub, as the case may be, during the Pre-Emption Period. The Participation Notice must contain the irrevocable offer of such Holder Group Investor to acquire all or any portion, of such Holder Group Investor's Pre-Emptive Share of the New Securities specified in the Pre-Emptive Notice. Failure of a Holder Group Investor to deliver a valid Participation Notice during the Pre-Emption Period will be deemed a waiver of such Member's Pre-Emptive Right with respect to the New Securities described in the Pre-Emptive Notice. If a Pre-Emptive Right is exercised in accordance with this Section 5.12, the closing of the purchase of the New Securities will occur no later than the thirtieth day after the expiration of the Pre-Emptive Period, unless the Company, Newco or Newco Sub, as the case may be, and the purchasing Holder Group Investors agree upon a different place or date.

ARTICLE 6
Miscellaneous

        6.01    Legends on Certificates.    During the term of this Agreement, each certificate or other instrument representing Newco Shares will bear legends in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO RESTRICTIONS AND AGREEMENTS CONTAINED IN AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [    •    ], AMONG ASHFORD ADVISORS, INC., REMINGTON HOSPITALITY MANAGEMENT, INC., ARCHIE BENNETT, JR., MONTY J. BENNETT, MJB INVESTMENTS, LP, MARK A. SHARKEY AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY ASHFORD ADVISORS, INC. TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO ASHFORD ADVISORS, INC. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO ASHFORD ADVISORS, INC. OF AN OPINION OF COUNSEL SATISFACTORY TO ASHFORD ADVISORS, INC. THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO ASHFORD ADVISORS, INC. OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER"

Newco will make a notation on its records and give instructions to any transfer agent of its equity securities to implement the restrictions on transfer established in this Agreement.

        6.02    Assignment.    The rights and obligations of the Remington Holders, Holder Group Investors and Covered Investors pursuant to this Agreement, other than with respect Article 2, are assignable and transferable only in connection with a Transfer complying with this Agreement. The rights and obligations granted pursuant to Article 2 are not assignable or transferable, by operation of law or otherwise, except as provided in Section 2.07. Newco's rights with respect to the Preferred Call Option are not assignable or transferable.

        6.03    Binding Effect.    Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

        6.04    Termination.

          (a)   This Agreement will terminate and be of no further force or effect upon the earliest to occur of (i) the written agreement of the Company and a Majority in Interest of the Covered Investors, (ii) the fifth anniversary of this Agreement, (iii) the date on which the Covered Investors no longer own any Retained Target Interests or Newco Shares; provided, however, that the provisions of Sections 3.01. 3.02, 5.01, 5.02, 5.03 and 5.09 shall remain in effect for the periods of time specified therein and the provisions of Sections 4.02, 4.03, 4.04, 4.05 and 5.07 shall survive indefinitely.

          (b)   A Covered Investor shall automatically cease to be bound by this Agreement solely in its capacity as a Covered Investor at such time as such Covered Investor no longer owns any Retained Target Interests or Newco Shares.

        6.05    Notices.    Whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties or any other Person, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and "the date of such notice" or words of similar effect will mean the date) upon actual, confirmed receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), addressed to Newco and the Covered Investors at the street or post office addresses, facsimile numbers or e-mail addresses set forth on the signature pages to this Agreement (or to such other addresses or facsimile number as such party may have specified by notice given pursuant to this provision) and to any other equity holders in Newco at the addresses or facsimile numbers set forth on the books and records of Newco. No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

        6.06    Choice of Law; Forum; Waiver of Jury Trial.

          (a)   THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION; AND

          (b)   EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, SITTING IN WILMINGTON, DELAWARE AND HAVING PROPER SUBJECT MATTER JURISDICTION, OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, "PROCEEDINGS"). EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS

  IF PERSONALLY MADE IN THE STATE OF DELAWARE. IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN WILMINGTON, DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 6.06: (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN WILMINGTON, DELAWARE TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 6.06 IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 6.06; AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 6.06. NEWCO AND THE COVERED INVESTORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF NEWCO OR THE COVERED INVESTORS.

        6.07    Integration; Amendment; Waivers.    This Agreement, together with the other Transaction Documents (as defined in the Acquisition Agreement), constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, understandings, or agreements. Except for the addition of Covered Investors as parties to this Agreement as provided for herein, this Agreement may not be amended, modified, or supplemented, or any provision of this Agreement waived, except by the written agreement of the Company, Newco, and a Majority in Interest of the Holder Group Investors, it being agreed that any such amendment, modification or supplement shall be binding on all Covered Investors. The parties agree that no custom, practice, course of dealing, or similar conduct will be deemed to amend, modify, or supplement any term of this Agreement. The failure of any party to enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced. No waiver will be deemed a continuing waiver or a waiver of any right beyond the specific right waived in such waiver.

        6.08    Further Assurances.    Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

        6.09    Construction of Agreement.

          (a)    Interpretation.    For the purposes this Agreement:

              (i)  the word "include" and its derivatives means to include without limitation;

             (ii)  the word "or" is not exclusive;

            (iii)  inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

            (iv)  unless the context otherwise requires, references in this Agreement: (A) to Preambles, Preliminary Statements, Articles and Sections mean the Preambles, Preliminary Statements, Articles and Sections of this Agreement; (B) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (C) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

             (v)  this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any provision or document to be drafted;

            (vi)  use of terms that imply gender will include all genders;

           (vii)  defined terms will have their meanings in the singular and the plural case;

          (viii)  the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and

            (ix)  the word "will" will not be deemed a mere prediction of future events.

          (b)    Severability.    The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

          (c)    Time.    Time is of the essence with respect to this Agreement.

        6.10    Counterparts.    This Agreement may be executed in any number of counterparts, by means of facsimile or portable document format (pdf), which will individually and collectively constitute one agreement.

        6.11    Specific Performance.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

THE COMPANY:
ASHFORD, INC.
By:
	Name:	David A. Brooks
	Title:	Chief Operating Officer

Address:	14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254
with copies to:
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Head of Corporate Group
and
Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Neel Lemon
and
Robert G. Haiman SVP—Business Development Chief Legal Officer 14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

NEWCO:
ASHFORD ADVISORS, INC.
By:
	Name:	David A. Brooks
	Title:	Chief Operating Officer

Address:	14185 Dallas Parkway, Suite 1100 Dallas, Texas 75254
with copies to:
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Head of Corporate Group
and
Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Neel Lemon
and
Robert G. Haiman SVP—Business Development Chief Legal Officer 14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

NEWCO SUB:
REMINGTON HOSPITALITY MANAGEMENT, INC.
By:
Name:
Title:
Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254
with copies to:
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Head of Corporate Group
and
Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Neel Lemon
and
Robert G. Haiman SVP—Business Development Chief Legal Officer 14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

THE REMINGTON HOLDERS:
Archie Bennett, Jr.
Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254
Monty J. Bennett
Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254
MJB INVESTMENTS, LP
By MJB Investments GP, LLC, its general partner
By:	Monty J. Bennett, Sole Member
Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254
Mark A. Sharkey
Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254
with copies to:
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Head of Corporate Group
and
Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Neel Lemon
and
Robert G. Haiman SVP—Business Development Chief Legal Officer 14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

TARGET:
REMINGTON HOLDINGS, L.P.
By Remington Holdings GP, LLC, its general partner
By:
	Name:	Archie Bennett, Jr.
	Title:	Member
By:
	Name:	Monty J. Bennett
	Title:	Member

Address:	14185 Dallas Parkway, Suite 1150, Dallas, Texas 75254
with copies to:
Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Attn: Head of Corporate Group
and
Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201 Attn: Neel Lemon
and
Robert G. Haiman SVP—Business Development Chief Legal Officer 14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

[Signature Page to Investor Rights Agreement]

Exhibit A

See attached.

ANNEX F

AGREEMENT OF LIMITED PARTNERSHIP
OF
REMINGTON HOLDINGS, L.P.

DATED AS OF                        , 2015

        THE LIMITED PARTNERSHIP INTERESTS (THE "INTERESTS") OF REMINGTON HOLDINGS L.P. (THE "PARTNERSHIP") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY COUNTRY, STATE OR OTHER JURISDICTION IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT, INCLUDING SECTION 7.3 HEREOF. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

F-i

F-ii

AGREEMENT OF LIMITED PARTNERSHIP
OF
REMINGTON HOLDINGS, L.P.

        THIS AGREEMENT OF LIMITED PARTNERSHIP of REMINGTON HOLDINGS, L.P., a Delaware limited partnership (the "Partnership"), is made as of                        , 2015, by and among Remington GP Holdings, LLC, a Delaware limited liability company, as the general partner (the "General Partner") and those persons listed on Schedule A hereto (as supplemented or amended from time to time), as limited partners (the "Limited Partners"). Capitalized terms used herein without definition have the meanings specified in Section 1.1.

        WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, which was filed for recordation in the office of the Secretary of State of the State of Delaware on December 30, 2008 (the "Certificate");

        WHEREAS, the General Partner and the Ashford Limited Partner acquired their respective Interests in the Partnership in connection with transactions described in and contemplated by the Transaction Documents; and

        WHEREAS, the parties hereto desire to continue the Partnership on the terms set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

        1.1    Definitions.     Capitalized terms used in this Agreement shall have the meanings set forth below or as otherwise specified herein:

        "AA" means Ashford Advisors, Inc., a Delaware corporation.

        "Acquisition Agreement" has the meaning specified in the defined term Transaction Documents herein.

        "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant tax period, after giving effect to the following adjustments:

            (i)  Credit to such Capital Account any amounts such Partner is obligated to restore or is deemed to be obligated to restore pursuant Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

           (ii)  Debit to such Capital Account the items described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

        "Affiliate" means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

        "Agreement" means this Agreement of Limited Partnership of Remington Holdings, L.P., including the Schedules hereto, as the same may be amended or modified from time to time.

        "Apportioned Bennett Incentive Fees" means the net amount, if any, of the aggregate Incentive Fees less the aggregate amount of the Incentive Liabilities (each as defined in the IRA), allocated to Archie Bennett, Jr. and Monty J. Bennett (or MJB Investments, LP, as applicable) pursuant to Section 5.11 of the IRA (including pursuant to the last sentence thereof).

        "Ashford Limited Partner" means Remington Hospitality Management, Inc., a Delaware corporation.

        "Assignee" has the meaning set forth in Section 7.3(b).

        "Back Office Services" has the meaning set forth in Section 4.2.

        "Bennett Limited Partners" means Monty J. Bennett and Archie Bennett, Jr., and each Person that succeeds to the Interests of either of Monty J. Bennett and Archie Bennett, Jr. as a result of a Transfer to (a) an Immediate Family Member of either of Monty J. Bennett or Archie Bennett, Jr., or a trust established for the benefit of one or more such Immediate Family Members, in each case, without consideration and for bona fide estate, succession or tax planning purposes or (b) a Person that is majority beneficially owned and is controlled by either of Monty J. Bennett or Archie Bennett, Jr., in each of the foregoing cases where the transferee becomes a party to this Agreement as a Limited Partner.

        "Bennett Transferee Limited Partners" means the Bennett Limited Partners, and each Person that is not a Bennett Limited Partner that succeeds to the Interests of a Bennett Limited Partner as a result of a Transfer.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

        "Capital Account" has the meaning set forth in Section 12.1(a).

        "Capital Contribution" means, as to any Partner at any time, the aggregate amount of capital contributed to the Partnership by such Partner on or prior to such time.

        "Carrying Value" means, with respect to any Partnership asset, the asset's adjusted basis for Federal income tax purposes, except that the initial Carrying Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset at the time of such contribution (as reasonably determined in good faith by the General Partner) and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; (c) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing or new Partner; or (d) the date of the termination of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner reasonably determines in good faith that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. For clarity, the Carrying Value of Partnership assets will not be adjusted pursuant to any of clauses (a) through (d) above by reason of the transactions contemplated by the Acquisition Agreement. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its fair market value, as reasonably determined in good faith by the General Partner. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of "Profits and Losses" rather than the amount of depreciation determined for U.S. Federal income tax purposes. The Carrying Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Carrying Values shall not be adjusted pursuant to this sentence to the extent the General Partner reasonably determines in good faith that an adjustment pursuant to clauses (a) through (d) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this sentence.

        "Certificate" has the meaning set forth in the preamble to this Agreement.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        "Control" (and the correlative terms "controlled by" and "controlling") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by voting rights, by contract or otherwise.

        "Correspondence" has the meaning set forth in Section 14.5.

        "Covered Person" means (a) the General Partner and its direct or indirect Affiliates, (b) each Limited Partner and its direct or indirect Affiliates, and (c) each of the current and former employees and officers of the Partnership and any of the Persons described in clauses (a) and (b).

        "Disposition Transaction" means any Transfer of a Bennett Limited Partner's Interest that, following the consummation of such Transfer, results in the Bennett Limited Partners beneficially owning in the aggregate less than 5% in Interest.

        "Distributable Cash" as of any month-end date of determination, means the excess, if any, of (a) the total amount of current assets of the Partnership less the total amount of current liabilities of the Partnership, less (b) the Reserved Working Capital Amount, calculated after taking into account the requirement to make any distribution pursuant to Section 4.3(b).

        "Established Securities Market" means (i) a United States national securities exchange, (ii) a non-United States securities exchange (including but not limited to the London International Financial Futures and Options Exchange, the Marché à Terme Internationale de France, the London Stock Exchange, the Frankfurt Stock Exchange and the Tokyo Stock Exchange), (iii) a regional or local exchange or (iv) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise (including but not limited to NASDAQ).

        "Fiscal Year" has the meaning set forth in Section 2.9.

        "Fiscal Quarter" has the meaning set forth in Section 11.2.

        "GAAP" means generally accepted accounting principles in the United States consistently applied.

        "General Partner" means Remington GP Holdings, LLC, a Delaware limited liability company, in its capacity as general partner of the Partnership, and any successor general partner of the Partnership pursuant to the terms of this Agreement.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Immediate Family Member" means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, step-siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a referenced natural person.

        "Incentive Fee Capital" has the meaning set forth in Section 12.1(a).

        "Interest" means the entire partnership interest owned by a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

        "IRA" means that certain Investor Rights Agreement dated as of the date hereof, by and among Ashford, Inc., a Delaware corporation; AA; Remington Hospitality Management, Inc., a Delaware corporation; Archie Bennett, Jr., Monty J. Bennett, MJB Investments, LP, Remington GP Holdings, LLC, a Delaware limited liability company, and the Partnership.

        "LIBOR" shall mean the rate per annum equal to the one-day London Interbank Offered Rate fixed by the British Bankers Association for United States dollar deposits in the London interbank marked at approximately 11:00 a.m., London, England time (or as soon thereafter as practicable) as determined by Ashford, Inc. from any broker, quoting service or commonly available source utilized by Ashford, Inc.

        "Limited Partners" means the Persons admitted as limited partners of the Partnership, which limited partners shall be listed on Schedule A hereto, and shall include their successors and permitted assigns to the extent admitted to the Partnership as limited partners in accordance with the terms hereof, in their capacities as limited partners of the Partnership, and shall exclude any Person that ceases to be a Partner in accordance with the terms hereof. For purposes of the Partnership Act, the Limited Partners shall constitute a single class, series and group of limited partners.

        "Majority (or other specified percentage) in Interest" of the Limited Partners (or Bennett Limited Partners or Bennett Transferee Limited Partners, as applicable) means, at any time, the Limited Partners (or Bennett Limited Partners or Bennett Transferee Limited Partners, as applicable) holding a majority (or other specified percentage) of the total limited partnership interests then entitled to vote in the Partnership as determined on the basis of the Percentage Interests of the Limited Partners (or Bennett Limited Partners or Bennett Transferee Limited Partners, as applicable).

        "Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(b).

        "Objection Notice" has the meaning set forth in Section 12.8(k).

        "Partner" means the General Partner or any of the Limited Partners and "Partners" means the General Partner and all of the Limited Partners.

        "Partner Loan" has the meaning set forth in Section 3.1(a).

        "Partner Nonrecourse Debt Minimum Gain" means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

        "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

        "Partnership" has the meaning set forth in the introductory paragraph.

        "Partnership Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code §17-101 et seq., as the same may be amended from time to time, and any successor to such statute.

        "Partnership Expenses" has the meaning set forth in Section 5.1.

        "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d).

        "Percentage Interest" means, with respect to any Partner, the percentage set forth opposite such Partner's name on Schedule A hereto.

        "Permitted Indebtedness" means all aggregate obligations of the Partnership (including all obligations in respect of principal, accrued interest and fees), solely to the extent relating to the ordinary course acquisition of furniture, fixtures and equipment, (a) for the deferred purchase price of property (including any deferred purchase price liabilities, earn-outs, contingency payments, installment payments, seller notes or similar liabilities), and (b) under capital leases (in accordance with GAAP).

        "Person" means an individual, a partnership (general, limited or limited liability), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental, quasi-governmental, judicial or regulatory entity or any department, agency or political subdivision thereof.

        "Prior Capital Account" means, with respect to Monty J. Bennett (or MJB Investments, LP) or Archie Bennett, Jr., the Capital Account of Monty J. Bennett (or MJB Investments, LP) or Archie Bennett, Jr., as applicable, immediately prior to the Transfer of a portion of their Interests pursuant to the Acquisition Agreement (but taking into account Capital Account allocations of Profits, income or gain (or similar amounts) for the period ending on the date of such Transfer, based on the ownership interests in effect immediately prior to such Transfer).

        "Profits" and "Losses" means, for each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for Federal income tax purposes and Section 703(a) of the Code with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 12.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from Federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for Federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for Federal income tax purposes at the beginning of an applicable period the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the Federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the Federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses, shall be treated as current expenses.

        "Regulatory Allocations" has the meaning set forth in Section 12.3(g).

        "Reserved Working Capital Amount" has the meaning set forth in Section 3.2(a) hereof.

        "Secondary Market" means a market for interests in the Partnership (whether maintained by the Partnership or any other Person) in which (i) Interests in the Partnership are regularly quoted by any Person, such as a broker or dealer, making a market in the Interests, (ii) any Person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to Interests in the Partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, (iii) the holder of an Interest in the Partnership has a readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange Interests in the Partnership, or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange Interests in the Partnership in a time frame and with the regularity and continuity that is comparable to that described in any of the preceding clauses (i), (ii) and (iii).

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        "Subsidiary" shall mean, with respect to any Person, (i) any corporation more than fifty percent (50%) of the stock of any class or classes of which having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more subsidiaries of such Person and (ii) any Company, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through one or more subsidiaries of such Person has more than a fifty percent (50%) equity interest.

        "Tax Advance" has the meaning set forth in Section 4.5(a).

        "Tax Matters Partner" has the meaning set forth in Section 12.8(a).

        "Transaction Documents" means this Agreement, the Acquisition Agreement, dated as of September 17, 2015, among the Partnership, the Limited Partners and certain other Persons (the "Acquisition Agreement"), the Newco Certificate of Incorporation, the Newco Preferred Stock Certificate of Designation, the GP Holdings I Certificate of Formation, the Newco Sub Certificate of Incorporation, the GP Holdings Certificate of Formation, the Company Contribution Agreement, the Newco Contribution Agreement, the Newco Sub Contribution Agreement, the Investor Rights Agreement, the Management Agreement, and the Registration Rights Agreement (as such terms are defined in the Acquisition Agreement).

        "Transactions" has the meaning specified in the Acquisition Agreement.

        "Transfer" means a direct or indirect transfer in any form, including a sale, assignment, conveyance, pledge, mortgage, encumbrance, securitization, hypothecation or other disposition, any purported severance or alienation of any beneficial interest (including the creation of any derivative or synthetic interest), or the act of so doing, as the context requires.

        "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

        1.2    Rules of Interpretation.

          (a)   The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (b)   Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereunder," "hereof" and words of similar import shall be deemed to refer to this Agreement as a whole, unless the context clearly indicates otherwise. The word "or" shall not be exclusive.

          (c)   Reference to any Person includes such Person's successors and assigns if and to the extent such successors and assigns are permitted by the terms of this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

          (d)   Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the immediately succeeding day that is a Business Day.

          (e)   To the fullest extent permitted by applicable law, whenever in this Agreement a Person is permitted or required to make a decision or determination (including deeming something necessary, desirable, appropriate or advisable) (i) in its "sole discretion," "sole and absolute discretion" or "discretion" or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factor affecting the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise; provided, that nothing herein shall modify or replace the duty of the General Partner to act in accordance with the implied covenant of good faith and fair dealing.

          (f)    It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of construction requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

ARTICLE II

GENERAL PROVISIONS

        2.1    Continuation.     The Partners hereby agree to continue the Partnership pursuant to the terms of this Agreement as set forth herein.

        2.2    Name.     The name of the Partnership is "Remington Holdings, L.P." The business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated by the General Partner from time to time; provided that such name (a) contains the words "Limited Partnership" or the abbreviation "LP" or "L.P.", and (b) shall not contain the name of any Limited Partner or its Affiliates without the consent of such Limited Partner. The General Partner shall give the Limited Partners reasonable notice of such other name promptly following commencement of the conduct of Partnership business under such name. The Partnership's name and goodwill shall, as among the Partners, be deemed to have no value and shall belong to the Partnership, and no Partner shall have any right or claim individually to the use thereof.

        2.3    Purposes.     Subject to the terms and conditions of this Agreement, the purposes of the Partnership are to conduct, directly or indirectly through Subsidiaries, a hotel and hospitality management and development business, including the development and/or operation of hotels and the performance of asset management services, and to carry on any other activity which may be lawfully carried on by a partnership formed under the Partnership Act, and to take any and all actions necessary, appropriate, desirable, incidental or convenient to or for the furtherance or accomplishment of the above purposes.

        2.4    Principal Office.     The Partnership shall maintain its principal office at, and its affairs shall be conducted from, 14185 Dallas Parkway, Dallas, Texas 75254, or such other or additional place or places as the General Partner may decide.

        2.5    Registered Office and Registered Agent.     The address of the Partnership's registered office in the State of Delaware is c/o Corporation Services Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the Partnership's registered agent for service of process at such address in the State of Delaware is Corporation Services Company. The General Partner may designate another registered agent and/or registered office located in the State of

Delaware at any time, and may maintain such other office or offices at such location or locations within or without the State of Delaware as the General Partner may from time to time select.

        2.6    Term.    The Partnership commenced upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and shall continue until dissolved and terminated pursuant to Section 9.1.

        2.7    Partners.     The names, addresses, initial Capital Accounts and Percentage Interests of each Partner shall be set forth on Schedule A hereto. In the event of a Transfer or other change in the ownership of Interests in accordance with this Agreement, Schedule A shall be adjusted accordingly. Other than as expressly provided herein, the Partnership shall not issue any additional Interests without the prior written consent of a Majority in Interest of the Bennett Limited Partners; provided, that such consent shall be required only if a Disposition Transaction has not occurred.

        2.8    Organizational Certificates and Other Filings.     If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware, (b) if the General Partner deems it advisable, the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership proposes to operate, and (c) all other filings required to be made by the Partnership.

        2.9    Fiscal Year.     The fiscal year ("Fiscal Year") of the Partnership shall be the calendar year or, in the case of the first and last Fiscal Years of the Partnership, the fraction thereof commencing on the Initial Closing Date or ending on the date on which the winding up of the Partnership is completed, as the case may be. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner shall determine in good faith that such change is necessary or appropriate, provided, that the General Partner shall promptly give notice of any such change to the Limited Partners.

ARTICLE III

CAPITAL OF THE PARTNERSHIP

        3.1    Capital Contributions.

          (a)   On or after the date hereof, the General Partner may not call for additional Capital Contributions and no Partner shall make nor be entitled to make any Capital Contributions to the Partnership. If and to the extent that the independent directors of the Board of Directors of Ashford, Inc. determine, in good faith and after due inquiry, that the Partnership requires additional working capital in order to meet the Reserved Working Capital Amount, the Partners may lend the necessary funds to the Partnership on a pro rata basis in proportion to their respective Percentage Interests at LIBOR plus 100 bps (a "Partner Loan"). The Partnership shall repay all Partner Loans made pursuant to this Section 3.1 prior to the Partners receiving any distributions under Article IV or Section 9.2 hereof. If any such loan is required, the Partnership shall provide written notice to the Limited Partners at least five (5) Business Days prior to the due date thereof. All Partner Loans shall be made in U.S. dollars.

          (b)   No Partner shall be paid interest on such Partner's Capital Account; provided, that this Section 3.1(b) in no way limits the manner in which distributions shall be made pursuant to Article IV hereunder.

        3.2    Working Capital Reserves.

          (a)   The Partnership shall at all times maintain an amount of reserved net working capital equal to $4,000,000 (the "Reserved Working Capital Amount"); provided, that the Reserved Working Capital Amount may be adjusted from time to time by the General Partner with the consent of, as applicable, (i) a Majority in Interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and (ii) a Majority in Interest of the Bennett Transferee Limited Partners, in each case, which consent shall not be unreasonably withheld, delayed or conditioned. The Bennett Limited Partners (and the Bennett Transferee Limited Partners, as applicable) each agree to negotiate in good faith appropriate changes to the Reserved Working Capital Amount as and when necessary to reflect changes in the Partnership's revenue and expenses over time.

          (b)   To the extent the Partnership requires additional funds to maintain the Reserved Working Capital Amount, the General Partner may issue a call for Partner Loans from the Limited Partners, on a pro rata basis, in accordance with Section 3.1 hereof, but in no event shall the Limited Partners be required to make such Partner Loans.

ARTICLE IV

DISTRIBUTIONS AND BACK OFFICE SERVICES

        4.1    Distribution Policy.

          (a)    In General.    Subject to Section 7.7, distributions of Partnership assets that are provided for in this Article IV or in Article IX shall be made only to Persons shown on the books and records of the Partnership as record holder of Interests in the Partnership on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Any distribution by the Partnership pursuant to this Article IV or in Articles IX to the Person shown on the books and records of the Partnership as a Partner or to such Person's legal representatives, or to the Assignee of such Person's right to receive such distributions as provided herein, shall acquit the Partnership and the General Partner of all liability to any other Person that may be interested in such distribution by reason of any Transfer of such Person's interest in the Partnership for any reason (including a Transfer of such interest by reason of the death, incompetence, bankruptcy or liquidation of such Person).

          (b)    Timing of Distributions.    Within twenty days following the end of each calendar month, the General Partner shall distribute an amount equal to the Distributable Cash as of the end of the prior month.

        4.2    Back Office Services.     In consideration for agreeing to enter into the Transactions contemplated by the Acquisition Agreement, for ten years from the date of this Agreement, the Partnership shall provide to Monty J. Bennett, Archie Bennett, Jr. and/or their respective heirs or estates, the administrative services, legal services, accounting services, financial advisory services and tax preparation and advisory services that have been historically provided to Monty J. Bennett and/or Archie Bennett, Jr. (the "Back Office Services"), and such services shall not be subject to liquidation or exchange for another benefit. During such ten-year period, the extent to which Monty J. Bennett, Archie Bennett, Jr. and/or their respective heirs or estates receives such services in a taxable year of Monty J. Bennett, Archie Bennett, Jr. and/or their respective heirs or estates, respectively, shall not affect the extent to which such services may be provided in any other taxable year of Monty J. Bennett, Archie Bennett, Jr. and/or their respective heirs or estates, respectively.

        4.3    Distributions.

          (a)   Subject to Sections 3.1(a), 4.5 and 4.6, Distributable Cash shall be distributed monthly to the Partners pro rata in proportion to their respective Percentage Interests; and

          (b)   In accordance with Section 5.11 of the IRA, Apportioned Bennett Incentive Fees shall be distributed 50% to Monty J. Bennett (or MJB Investments, LP, as applicable) and 50% to Archie Bennett, Jr.

        4.4    Distributions in Kind.     Except to the extent otherwise provided in this Agreement, no in-kind distribution will be made to the Partners prior to the winding-up and liquidation of the Partnership. For purposes of maintaining the Capital Accounts, any assets to be distributed in kind to the Partners shall be deemed to have been sold for its fair market value, as determined by the General Partner in its reasonable discretion, on the date of distribution and the proceeds of such sale shall be deemed to have been distributed to the Partners for purposes of this Agreement.

        4.5    Tax Advances.

          (a)    In General.    To the extent the General Partner reasonably determines that the Partnership or any Subsidiary of the Partnership that is a pass-through entity or fiscally transparent entity for tax purposes is required by law to withhold taxes or to make tax payments on behalf of or with respect to any Partner ("Tax Advances"), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall be repaid by reducing the amount of the current distribution otherwise payable to such Partner; provided, that to the extent taxes withheld pursuant to this Section 4.5(a) with respect to a Limited Partner exceed the amount currently distributable to such Limited Partner, such excess shall be treated as a loan payable by the Partner to the Partnership with interest at an annual rate of LIBOR plus 100 bps, compounded annually. The General Partner may withhold from one (1) or more distributions to a Partner amounts sufficient to satisfy such Partner's obligations under any such loan (including by reducing the proceeds of liquidation otherwise payable to such Partner). Whenever the General Partner reduces the amount of distributions to a Partner on account of a Tax Advance (or loan) pursuant to this Section 4.5(a), for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance (or loan).

          (b)    Withholding Rate.    Any withholdings referred to in this Section 4.5 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of Limited Partner's counsel, or other evidence,reasonably satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding is applicable. To the extent commercially reasonable, the Partnership shall give prompt notice to each Partner of any potential withholding or other taxes payable by the Partnership with respect to such Partner or as a result of such Partner's participation in the Partnership and shall reasonably cooperate with each Partner desiring to take reasonable steps to mitigate any such tax liability.

          (c)    Limited Partner Recourse.    Neither the Partnership nor the General Partner shall be liable for any excess taxes withheld in respect of any Limited Partner's Interest, and, in the event of overwithholding, a Limited Partner's sole recourse shall be to apply for a refund from the appropriate Governmental Authority, except to the extent the Partnership or General Partner actually receives a refund of such overwithholding.

          (d)    Indemnification.    If the Partnership or any Covered Person becomes liable as a result of a failure to withhold and remit taxes in respect of any Partner, then, in addition to, and without limiting, any indemnities for which such Partner may be liable under Article XIII hereof, such Partner shall, to the fullest extent permitted by law, indemnify and hold harmless such Person in respect of all such taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability.

          (e)    Survival.    The provisions contained in this Section 4.5 shall survive the termination of the Partnership, the termination of this Agreement and the Transfer of any Interest.

        4.6    Restricted Distributions.     Notwithstanding any provision to the contrary contained in this Agreement, the Partnership and the General Partner on behalf of the Partnership shall not make a distribution to any Partner on account of its Interest in the Partnership if such distribution would violate the Partnership Act.

ARTICLE V

EXPENSES

        5.1    Partnership Expenses.     The Partnership shall bear and be charged with all costs, expenses, liabilities and obligations relating to the Partnership's activities and business ("Partnership Expenses") and shall promptly reimburse the General Partner or its Affiliates to the extent any such costs, expenses, liabilities and obligations are paid by such Persons, including the following:

          (a)   compensation of employees and officers, all employee benefits, rent, equipment charges and all other overhead, administrative and office expenses;

          (b)   fees and expenses for tax advisors (including with respect to tax return preparation and reports), appraisers, attorneys, consultants, auditors and accountants (including with respect to bookkeeping and financial reports);

          (c)   insurance (including directors and officers and errors and omissions liability insurance);

          (d)   all costs and expenses of any litigation or threatened litigation (including the expenses of investigating, defending or handling any pending or threatened litigation or claim arising out of the Partnership's activities, investments or business), and any indemnification costs and expenses, judgments and settlements;

          (e)   out-of-pocket expenses incurred in connection with holding meetings or conferences with Partners of the Partnership;

          (f)    interest on and fees, costs and expenses arising out of or related to any borrowings made by the Partnership or guarantees or other forms of credit support provided by the Partnership, including the arranging thereof;

          (g)   any taxes, fees and other governmental charges levied against the Partnership, and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership;

          (h)   expenses incurred in connection with organizing and maintaining Partnership Subsidiaries;

          (i)    expenses incurred in connection with the preparation of amendments, consents, approvals or waivers to this Agreement or any of the provisions hereof or with respect to the interpretation of this Agreement;

          (j)    expenses incurred in connection with the dissolution and liquidation of the Partnership; and

          (k)   all other expenses relating to the business, affairs and activities of the Partnership, including any extraordinary expenses.

ARTICLE VI

OPERATION AND MANAGEMENT OF THE PARTNERSHIP

        6.1    Management Authority.

          (a)   Subject to the limitations expressly provided for in this Agreement, the management, control and operation of the Partnership, and the determination of policy with respect to the

  Partnership and its business and other activities, shall be vested exclusively in the General Partner (acting directly or through its duly appointed agents), and the General Partner shall have full control over the business and affairs of the Partnership. The General Partner shall have the power on behalf and in the name of the Partnership to carry out any and all of the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that the General Partner, in its sole discretion, deems necessary or advisable or incidental thereto, including the power to acquire and dispose of any security.

          (b)   Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through or with representatives, agents or independent contractors, as the General Partner may deem appropriate, subject to the limitations expressly contained elsewhere in this Agreement and in the IRA, to:

              (i)  direct the formulation of business policies and strategies for the Partnership and make all decisions concerning the operation of the Partnership's business;

             (ii)  acquire, hold, sell, Transfer, exchange, pledge and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Partnership;

            (iii)  open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

            (iv)  incur Permitted Indebtedness and pledge, mortgage or encumber assets in connection therewith;

             (v)  sue and be sued, prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment with respect to claims against the Partnership and execute all documents and make all representations, admissions and waivers in connection therewith;

            (vi)  except as provided in the IRA, purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and to perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

           (vii)  lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

          (viii)  appoint and terminate employees and officers of the Partnership and define their duties and fix their compensation;

            (ix)  incur all expenditures relating to the Partnership, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

             (x)  enter into one or more joint ventures with such terms and conditions as the General Partner shall determine in its sole discretion;

            (xi)  maintain the Reserved Working Capital Amount;

           (xii)  enter into agreements with any Covered Person providing for the indemnification by the Partnership of such Covered Person to the extent set forth in Article XIII;

          (xiii)  hire and pay fees and expenses of custodians, advisors, consultants, brokers, attorneys, accountants, appraisers and any and all other third-party agents and assistants, both professional and nonprofessional, including Affiliates of the General Partner and/or such Persons who render similar services to the General Partner or its Affiliates, as the General Partner may deem necessary or advisable, to compensate them in such reasonable degree and manner as the General Partner may deem necessary or advisable, and authorize any such Person or agent to act for and on behalf of the Partnership;

          (xiv)  enter into, execute, maintain and/or terminate contracts, undertakings, leases, agreements and any and all other documents and instruments in the name of the Partnership, and do or perform all such things as may be necessary or advisable in furtherance of the Partnership's powers, objects or purposes or to the conduct of the Partnership's activities;

           (xv)  make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Partnership; and

          (xvi)  do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Partnership in accordance with this Agreement.

          (c)   All matters concerning (i) the allocation and distribution of Profits, Losses and Distributable Cash among the Partners, including the taxes thereon, and (ii) accounting procedures and determinations, financial decisions, calculations, tax determinations and elections and other determinations, except as otherwise provided for by the terms of this Agreement, shall be determined by the General Partner in its reasonable good faith discretion taking into account any interests and factors as it deems appropriate.

          (d)   Third parties dealing with the Partnership can rely conclusively upon the General Partner's certification that it is acting on behalf of the Partnership and that its acts are authorized. The General Partner's execution of any agreement on behalf of the Partnership is sufficient to bind the Partnership for all purposes. Further, it is understood and agreed that any officer of the General Partner or any officers of a general partner or managing member of the General Partner may act for and in the name of the General Partner under this Agreement. In dealing with any such officer acting for or on behalf of the Partnership, no Person shall be required to inquire into, and Persons dealing with the Partnership are entitled to rely conclusively on, the right, power and authority of the General Partner to bind the Partnership.

        6.2    Limits on General Partner's Powers.     Anything in this Agreement to the contrary notwithstanding, the General Partner shall not, without the prior consent of, as applicable, (i) a Majority in Interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and (ii) a Majority in Interest of the Bennett Transferee Limited Partners, cause or permit the Partnership to:

          (a)   modify, alter or amend in any material respect the property management operations, taken as a whole, as conducted by the Partnership as of the date hereof, including the ordinary course business practices regarding allocations of costs and expenses set forth on Exhibit A attached hereto;

          (b)   commence a voluntary case under title 11 of the United States Code or the corresponding provisions of any successor laws; take any action to appoint, or take any action to make an assignment of all or substantially all of its assets to, a custodian (as that term is defined in title 11 of the United States Code or the corresponding provisions of any successor laws), trustee or receiver for, or creditors of, it or all or substantially all of its assets;

          (c)   incur indebtedness for borrowed money other than Permitted Indebtedness;

          (d)   modify, alter or amend the Partnership's significant accounting policies if such modification, alteration or amendment would result in a material adverse effect upon the interests of the Limited Partners, except as required to comply with GAAP, the accounting practices of applicable self-regulatory or governmental regulatory authorities, including the Securities and Exchange Commission, or the independent accountants of the Partnership; or

          (e)   issue any additional general partnership or limited partnership interests except in accordance with the terms of this Agreement.

        6.3    Private Letter Ruling.     The General Partner shall cause the Partnership to operate its business in a manner that complies with any private letter ruling that may be issued by the Internal Revenue Service to the Partnership and its Affiliates regarding treatment of the Partnership as an "eligible independent contractor," within the meaning of section 856 of the Code, with respect to certain of the properties which are managed by the Partnership.

        6.4    Transfer of the General Partner's Interest.

          (a)   Except as permitted pursuant to Section 6.4(b) below, without the consent of, as applicable, (i) a Majority in Interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and (ii) a Majority in Interest of the Bennett Transferee Limited Partners, the General Partner shall not have the right to sell, assign or otherwise transfer its Interest as the general partner of the Partnership, and, except as provided herein, the General Partner shall not have the right to withdraw from the Partnership.

          (b)   Notwithstanding Section 6.4(a) but subject to the terms of the IRA, without the consent of the Limited Partners, the General Partner may, at the General Partner's expense, be reconstituted as or converted into a another form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation or otherwise, or transfer its Interest as the general partner of the Partnership to any of its Affiliates, so long as (i) AA continues to control such corporation, other entity or Affiliate,either directly or indirectly, (ii) the General Partner gives 10 days prior written notice to the Limited Partners of such reconstitution, conversion or transfer, (iii) such reconstitution, conversion or transfer does not, in the reasonable judgment of the Bennett Limited Partners' tax advisors, have material adverse tax or legal consequences for the Limited Partners, and (iv) such corporation, other entity or Affiliate shall have assumed in writing the obligations of the General Partner under this Agreement. In the event of an assignment or other transfer of all of its Interest as a general partner of the Partnership in accordance with this Section 6.4(b), the General Partner's assignee shall be substituted in its place as general partner of the Partnership and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership. Nothing in this Agreement shall preclude changes in the composition of the members or partners of the General Partner (and no such changes shall cause a dissolution of the Partnership) so long as AA or Ashford Hospitality Advisors LLC continues to control the General Partner, directly or indirectly.

        6.5    Interest of the General Partner or its Affiliates as a Limited Partner.     The General Partner shall also be a Limited Partner to the extent that it purchases or becomes a transferee of all or any part of the Interest of a Limited Partner and to such extent shall be treated as a Limited Partner in all respects.

        6.6    Other Activities.

          (a)    Transactions with Affiliates at Arms-Length.    Notwithstanding that it may constitute a conflict of interest, the General Partner and its Affiliates may engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Partnership. Apart from contracts and transactions, the terms of which are contemplated or approved by this Agreement, the General Partner shall not engage in any transaction with the Partnership unless the terms of the transaction are on terms which are no less favorable to the Partnership than would be obtained in a transaction with an unaffiliated party.

          (b)    No Other Restrictions.    Except as expressly provided herein or in the Transaction Documents, this Agreement shall not be construed in any manner to preclude the General Partner or any of its Affiliates from engaging in any activity whatsoever permitted by applicable law, and each of the General Partner and its Affiliates may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, and neither the Partnership nor any Partner shall have any right in or to any such activities or the income or profits derived therefrom.

ARTICLE VII

LIMITED PARTNERS

        7.1    No Participation in Management; Determinations.     Except to the extent explicitly provided in this Agreement, the Limited Partners (in their capacity as such) shall not participate in the control, management, direction or operation of the affairs of the Partnership and shall have no power to bind the Partnership or to take part or in any way interfere in the conduct of the management of the Partnership or to vote on matters relating to the Partnership other than as provided in the Partnership Act or as set forth in this Agreement. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business or other activities of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Partnership Act or otherwise.

        7.2    Limited Liability.     The Limited Partners shall not be personally liable for any obligations of the Partnership and shall have no obligation to make contributions to the Partnership, except to the extent expressly required by this Agreement (including as provided in Sections 3.1 and 4.5) or by the Partnership Act or other applicable law; provided that a Limited Partner shall be required to return any distribution made to it in error.

        7.3    Transfer of Limited Partnership Interests.

          (a)   A Limited Partner may not Transfer all or any portion of its Interest in the Partnership (including any transfer or assignment of all or a part of its Interest to a Person who becomes an Assignee of a beneficial interest in Partnership profits, losses and distributions even though not becoming a substitute Limited Partner) except to the extent permitted pursuant to Article IV of the IRA; provided, that no such Transfer shall be made unless, in the judgment of the General Partner:

              (i)  such Transfer would not violate the laws, rules or regulations of any state or any Governmental Authority applicable to such Transfer;

             (ii)  such Transfer does not cause the General Partner or the Partnership to be subjected to any unreimbursed tax obligation;

            (iii)  such Transfer would not cause the Partnership to be treated as a "publicly traded partnership" within the meaning of Code Section 7704 and the Treasury Regulations thereunder or otherwise lose its status as a partnership for United States federal income tax purposes; and

            (iv)  the proposed transferee has provided evidence of its identity sufficient to satisfy applicable anti-money laundering regulations.

          Notwithstanding anything in this Section 7.3(a) to the contrary, any transferor shall remain liable for all liabilities and obligations to the Partnership relating to the transferred beneficial interest (unless the Assignee becomes a substitute Limited Partner as provided in Section 7.3(b) or the General Partner otherwise consents in its sole discretion) and such Assignee shall become an assignee of only a beneficial interest in Partnership profits, losses and distributions and shall not become a substitute Limited Partner except with the consent of the General Partner as provided in Section 7.3(b). The General Partner shall be given at least 30 days' prior written notice of any proposed Transfer. No consent of any other Limited Partner shall be required as a condition precedent to any Transfer. The voting rights of any Limited Partner's Interest shall automatically terminate upon any Transfer of such interest to a trust, heir, beneficiary, guardian or conservator or upon any other Transfer if the transferor no longer retains control over such voting rights and the General Partner in its sole discretion has not consented in writing to such transferee becoming a substitute Limited Partner. As a condition to any Transfer of a Limited Partner's interest, the transferor and the Assignee shall provide such legal opinions, documentation and information (including information necessary to comply with Code Section 743(e), if applicable) as the General Partner shall reasonably request. Notwithstanding anything to the contrary, no Limited Partner may enter into, create, sell or Transfer any financial instrument or contract the value of which is determined in whole or in part by reference to the Partnership (including the amount of Partnership distributions, the value of Partnership assets, or the results of Partnership operations), within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B) to the extent doing so would cause the Partnership to be treated as a publicly traded partnership within the meaning of Code Section 7704 and the Treasury Regulations promulgated thereunder.

          (b)   Notwithstanding anything to the contrary contained in this Section 7.3, a transferee or assignee of a Limited Partner Interest pursuant to Section 7.3(a) (an "Assignee") shall not become a substitute Limited Partner except as permitted pursuant to Article IV of the IRA and without executing a copy of this Agreement or an amendment hereto and such other instruments, in form and substance satisfactory to the General Partner in its reasonable discretion, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substitute Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Interest in the Partnership acquired by such substitute Limited Partner. Any substitute Limited Partner admitted to the Partnership with the consent of the General Partner shall succeed to all rights and be subject to all the obligations of the transferring or assigning Limited Partner with respect to the Interest to which such Limited Partner was substituted.

          (c)   The transferor and Assignee of any Limited Partner's Interest shall be jointly and severally obligated to reimburse the General Partner and the Partnership for all reasonable expenses (including taxes, attorneys' fees and expenses) of any Transfer or proposed Transfer of a Limited Partner's Interest, whether or not consummated.

          (d)   The Assignee of any Limited Partner Interest shall be treated as having made all of the Capital Contributions made by, and received all of the allocations and distributions received by, the transferor of such Interest in respect of such Interest.

          (e)   In the event of the Transfer of a Partner's Interest at any time other than the end of a Fiscal Year, distributions pursuant to Article IV hereunder and allocations pursuant to Article XII hereunder shall be divided between the transferor and the Assignee in any reasonable manner as determined by the General Partner.

          (f)    Upon the death, incompetence, bankruptcy, insolvency, liquidation or dissolution of a Limited Partner, the rights and obligations of that Limited Partner under this Agreement shall accrue to that Limited Partner's successor(s), estate or legal representative, and each such Person shall be treated as an Assignee of that Limited Partner's interest for purposes of this Section 7.3 until admitted as a substituted Limited Partner pursuant to Section 7.3(b).

          (g)   Any Transfer which violates this Section 7.3 shall be void and the purported buyer, assignee, transferee, pledgee, mortgagee, or other recipient shall have no interest in or rights to Partnership assets, profits, losses or distributions and neither the General Partner nor the Partnership shall be required to recognize any such interest or rights.

        7.4    No Withdrawal or Loans.     Except as expressly provided in this Agreement, no Limited Partner may withdraw as a Partner of the Partnership, nor shall any Limited Partner be required to withdraw from the Partnership, nor may a Limited Partner borrow or withdraw any portion of its Capital Account from the Partnership, and no Partner shall have any right to receive property other than cash in return for such Partner's Capital Contributions.

        7.5    No Termination.     Neither the substitution, death, incompetency, dissolution (whether voluntary or involuntary) nor bankruptcy of a Limited Partner shall affect the existence of the Partnership, and the Partnership shall continue for the term set forth in this Agreement until its existence is terminated as provided herein.

        7.6    Confidentiality.

          (a)   Notwithstanding anything to the contrary herein, the General Partner shall have the right to keep confidential from Limited Partners for such period of time as the General Partner determines is necessary, desirable or appropriate (i) any information that the General Partner believes to be in the nature of trade secrets and (ii) any other information (A) the disclosure of which the General Partner believes is not in the best interests of the Partnership as a whole or could damage the Partnership or its business or (B) that the Partnership, the General Partner or any of their respective Affiliates, or the officers, employees or directors of any of the foregoing, is required by applicable law or by agreement with a third Person to keep confidential.

          (b)   All communications between the General Partner or the Partnership, on the one hand, and any Limited Partner, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information and, unless otherwise agreed to in writing by the General Partner, each Limited Partner will maintain the confidentiality of information which is non-public information furnished by the General Partner or the Partnership regarding the General Partner or the Partnership received by such Limited Partner in accordance with such procedures as it applies generally to information of this kind (including procedures relating to information sharing with Affiliates), except (i) as otherwise required by governmental regulatory agencies, self-regulating bodies, law, legal process, or litigation in which such Limited Partner is a defendant, plaintiff or other named party (provided that in each case the General Partner is, to the extent practicable, given prior notice of any such required disclosure and in each case only to the extent of such requirement and only to the extent that such requirement cannot be avoided or eliminated via commercially reasonable efforts on the part of such Limited Partner), (ii) to directors, employees, representatives, fiduciaries, agents, trustees and advisors of such Limited Partner and its Affiliates who need to know the information and who are informed of the confidential nature of the information, provided that such Limited Partner shall be liable to the Partnership and the

  General Partner for any failure by such directors, employees, representatives, agents, attorneys or advisors to comply with the terms of this Section 7.6, and (iii) to the extent reasonably necessary to comply with a tax return or other tax filing or to support a Partner's position in connection with a tax audit, tax examination, tax litigation or other tax administrative procedure or contest.

          (c)   Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3)(i), each Limited Partner (and any employee, representative or other agent of such Limited Partner) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Partnership or any transactions undertaken by the Partnership, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Partnership or any existing or future Partner (or any Affiliate thereof) in the Partnership, or (b) any transaction entered into by the Partnership and; (2) any performance information relating to the Partnership does not constitute such tax treatment or tax structure information.

          (d)   The obligations and undertakings of each Limited Partner under this Section 7.6 shall be continuing and shall survive termination of the Partnership and this Agreement. Any restriction or obligation imposed on a Limited Partner pursuant to this Section 7.6 may be waived by the General Partner in its sole discretion. Any such waiver or modification by the General Partner shall not constitute a breach of this Agreement or of any duty stated or implied in law or in equity to any Limited Partner, regardless of whether different agreements are reached with different Limited Partners.

        7.7    MJB Investments, LP.     It is understood and acknowledged that Monty J. Bennett has assigned the economics of his Interest to MJB Investments, LP, which is disregarded as an entity separate from Monty J. Bennett for U.S. federal income tax purposes. Any distribution for Monty J. Bennett pursuant to this Agreement will be paid to MJB Investments, LP.

ARTICLE VIII

RESERVED

 ARTICLE IX

DISSOLUTION AND TERMINATION

        9.1    Duration.     The Partnership shall be dissolved on the first to occur of the following events:

          (a)   with the consent of, as applicable, (i) a Majority in Interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and (ii) a Majority in Interest of the Bennett Transferee Limited Partners, the good faith determination by the General Partner that such earlier dissolution and termination is necessary or advisable because there has been a materially adverse change in any applicable law;

          (b)   at such time as there are no Limited Partners, unless the business of the Partnership is continued in accordance with the Partnership Act; or

          (c)   the entry of a decree of judicial dissolution under Section 17-802 of the Partnership Act.

        9.2    Liquidation of the Partnership.

          (a)    Liquidation.    Upon dissolution of the Partnership, the Partnership shall not terminate, but shall cease to engage in further business, except to the extent necessary to perform existing contracts and preserve the value of its business and assets, and the General Partner (or, if there is no General Partner, a liquidator shall be appointed by a Majority in Interest of the Limited Partners) shall wind up its affairs and liquidate its assets in an orderly manner in accordance with the provisions of this Agreement and the Partnership Act. During the course of the winding up and liquidation of the Partnership, the Partners shall continue to share Profits, Losses and other separate items as provided in this Agreement, and all of the provisions of this Agreement shall continue to bind the parties and apply to the activities of the Partnership (including the distribution provisions of Section 4.3 hereof), except as specifically provided herein to the contrary.

          (b)    Final Allocation and Distribution.    Following dissolution of the Partnership (whether pursuant to Section 9.1 or otherwise) and upon liquidation and winding up of the Partnership, the General Partner (or liquidator) shall make a final allocation of all items of income, gain, loss and expense in accordance with Article XII hereof, and the Partnership's liabilities and obligations to its creditors (including Partner Loans) shall be paid or adequately provided for prior to any distributions to the Partners. After payment or provision for payment of all liabilities and obligations of the Partnership (including the expenses of liquidation), the remaining assets, if any, shall be distributed among the Partners in accordance with Section 4.3. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

          (c)   At the time of the Partnership's final liquidating distribution, the right to the name of the Partnership and any goodwill associated with the Partnership's name shall be assigned to the General Partner, and the Limited Partners shall have no right and no interest in and to the use of any such name.

        9.3    Termination.     Following completion of the winding up of Partnership affairs as contemplated by this Article IX, the Partnership shall terminate upon the filing of a Certificate of Cancellation of the Certificate in accordance with the applicable provisions of the Partnership Act.

ARTICLE X

RESERVED

 ARTICLE XI

BOOKS AND RECORDS; REPORTS

        11.1    Books and Records.     The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, such books and records shall be maintained on a basis which allows for the proper preparation of the Partnership's financial statements and tax returns. The books and records shall be maintained at the principal office of the Partnership. Any Limited Partner or its duly authorized representatives shall be permitted, upon five (5) Business Days' written notice to the General Partner, to inspect the books and records of the Partnership for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership consistent with reasonable confidentiality restrictions imposed by the General Partner, at any reasonable time during normal business hours. Except as provided herein or as required by law, the Limited Partners shall have no further rights to information about the Partnership.

        11.2    Reports.     The General Partner shall furnish to each Partner:

          (a)   within 60 days after the close of each fiscal quarter of the Partnership ("Fiscal Quarter"), the financial statements of the Partnership for such Fiscal Quarter, including a balance sheet of the Partnership as of the end of such Fiscal Quarter and statements of income and changes in Partner capital for such Fiscal Quarter, all prepared in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement;

          (b)   within 90 days after the close of each Fiscal Year, the financial statements of the Partnership for such Fiscal Year, including a balance sheet of the Partnership as of the end of such Fiscal Year and statements of income and changes in Partner capital for such Fiscal Year, all prepared in accordance with generally accepted accounting principles consistently applied in accordance with the terms of this Agreement and audited by a firm of independent public accountants selected by the General Partner; and

          (c)   within 180 days after the end of each Fiscal Year, to each Person who was a Partner at any time during such Fiscal Year copies of such information as may be required for Federal, state, local and foreign income tax reporting purposes.

        11.3    Budget Consultation.     Prior to the occurrence of a Disposition Transaction, the General Partner shall:

          (a)   annually prepare a capital budget for the Partnership relating to the prospective operations of the Partnership, such budget to include sources of income, expenses and expenditures, including capital expenditures and similar items; and

          (b)   prior to implementing such budget for the relevant period provide the Bennett Limited Partners, as soon as practicable but in no event later than 30 days prior to the implementation of such budget, a draft of such budget for the Bennett Limited Partners' review and reasonably consider any comments provided by the Bennett Limited Partners with respect to such budget.

ARTICLE XII

CAPITAL ACCOUNT ALLOCATIONS AND TAX MATTERS

        12.1    Capital Accounts.

          (a)   A separate capital account (the "Capital Account") shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's cash Capital Contributions to the Partnership and the initial Carrying Value of such Partner's Capital Contribution of non-cash assets or property (net of any liabilities of such Partner that are assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership), all Profits allocated to such Partner pursuant to Section 12.2 and any items of income or gain which are specially allocated pursuant to Section 12.3 or otherwise pursuant to this Agreement; and shall be debited with all Losses allocated to such Partner pursuant to Section 12.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 12.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed (or deemed distributed) by the Partnership to such Partner. In the event of any Transfer of any Interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest. Notwithstanding anything to the contrary in this Agreement, any portion of the Prior Capital Account of Monty J. Bennett (or MJB Investments, LP) or Archie Bennett, Jr. that is attributable to the net Profits, income or gain attributable to the Apportioned Bennett Incentive Fees (the "Incentive Fee Capital") (e.g., to the extent the Prior Capital Accounts were increased by reason of the accrual of such amounts by the Partnership prior to or as of the date of the closing of the transactions contemplated under the Acquisition Agreement) shall not be treated as related to the portion of the Interests Transferred by Monty J. Bennett (or MJB Investments, LP) and Archie Bennett, Jr. as applicable, pursuant to the Acquisition Agreement, and the Incentive Fee Capital shall be fully taken into account (in addition to the applicable portion of the residual Prior Capital Account of Monty J. Bennett (or MJB Investments, LP) or Archie Bennett, Jr., as applicable) in calculating the initial Capital Accounts as of the date of this

  Agreement for Monty J. Bennett (or MJB Investments, LP) and Archie Bennett, Jr., as applicable. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

          (b)   No Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner's Capital Account.

        12.2    Allocations of Profits and Losses.     Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership for each tax period shall be allocated among the Partners, as of the end of such tax period, in a manner such that, after giving effect to the special allocations set forth herein and all prior distributions, the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to Section 4.3 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the resulting net assets of the Partnership were distributed in accordance with Section 4.3 to the Partners immediately after making such allocation, minus (ii) such Partner's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain.

        12.3    Special Allocation Provisions.     Notwithstanding any other provision in this Article XII:

          (a)    Minimum Gain Chargeback.    Notwithstanding any other provision in this Article XII, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any applicable Partnership taxable period, the Partners shall be specially allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 12.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

          (b)    Qualified Income Offset.    In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain) shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit created or increased by such adjustments, allocations or distributions as promptly as possible. This Section 12.3(b) is intended to comply with the qualified income offset requirement of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

          (c)    Gross Income Allocation.    If the allocation of Losses to a Limited Partner as provided in Section 12.2 hereof would create or increase an Adjusted Capital Account deficit, there will be allocated to such Limited Partner only that amount of Losses as will not create or increase an Adjusted Capital Account deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Limited Partner for a taxable period will be allocated to the other Limited Partners in the same proportion as the allocation of Profits and Losses for such taxable period to the Partners pursuant to Section 12.2, subject to the limitations of this

  Section 12.3(c). In the event any Limited Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year, each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible; provided, that an allocation pursuant to this Section 12.3(c) shall be made only if and to the extent that a Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article XII have been tentatively made as if Section 12.3(a) and this Section 12.3(c) were not in this Agreement.

          (d)    Nonrecourse Deductions.    Nonrecourse Deductions shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (e)    Partner Nonrecourse Deductions.    Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a partner nonrecourse debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.

          (f)    Section 754.    To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which the Capital Accounts are required to be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

          (g)    Curative Allocations.    The allocations set forth in Sections 12.3(a) through (f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2(i). It is the intent of the Partners that, to the extent possible, all Regulatory Allocations will be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, credit or deduction pursuant to this Section 12.3(g). Therefore, the General Partner will make such offsetting special allocations of Partnership income, gain, loss, credit or deduction so that, to the extent possible, the net amount of such allocations of other items pursuant to this 12.3(g) and the Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

          (h)    Back Office Services.    In the event any Back Office Services are provided to a Partner during any tax period, the provision of such Back Office Services shall be treated as a guaranteed payment (within the meaning of Section 707(c) of the Code) to such Partner in such tax period in an amount equal to the value of such Back Office Services (as determined pursuant to Section 12.8(l)). For clarity, the aggregate amount of such guaranteed payments to all Partners for a particular tax period cannot exceed the aggregate value of the Back Office Services (as determined pursuant to Section 12.8(l)) provided to such Partners during such period.

        12.4    Tax Allocations.     For income tax purposes only (and not for Capital Account purposes), each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for Federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Code Sections 704(b) and (c) (subject to Section 12.8(h)(vi), in any manner reasonably determined by the General Partner in good faith in consultation with the Partnership's tax advisor) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Tax credits and tax credit recapture shall be allocated in accordance with the Partners' interests in the Partnership as provided in Treasury Regulations Section 1.704-1(b)(4)(ii).

        12.5    Other Allocation Provisions.     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Allocations of items of income, gain, loss and deduction for purposes of determining the Partners' Capital Accounts generally will be made in a manner consistent with the economic intent of the provisions of this Agreement. Subject to the other provisions of this Agreement and the Acquisition Agreement, the General Partner shall have the authority in its reasonable good faith discretion to choose from all available accounting methodologies, and the General Partner may allocate specific items of income, gain, loss or deduction using any reasonable method it determines in good faith. To the extent consistent with applicable law, the General Partner in its reasonable good faith discretion may specially allocate income, gain, loss or deductions to any Partner the status of which resulted in recognition of such income, gain, loss or deduction or otherwise alter the distribution or allocation provisions herein so that such Partner bears the consequences of such recognition.

        12.6    Tax Elections.     Except as provided in Section 12.7(a) or otherwise provided in this Agreement or the Transaction Documents, the General Partner may, in its reasonable discretion, make any and all tax elections, and the General Partner shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Partners resulting from its making or its failure to make any election.

        12.7    Tax Classification of the Partnership.

          (a)   The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and, notwithstanding anything to the contrary in this Agreement, no election to the contrary shall be made.

          (b)   The General Partner shall not permit the registration or listing of interests in the Partnership on an Established Securities Market or participate in the inclusion of any interests in the Partnership on any Secondary Market, nor will it recognize any Transfers of Interests made on any of the foregoing markets by redeeming the purported transferor (in the case of redemption or repurchase) or admitting the purported transferee as a Partner or otherwise recognizing the rights of the transferee.

        12.8    Tax Matters Partner; Tax Reporting and Audits.

          (a)   The General Partner is hereby designated, and is specifically authorized to act as, the tax matters partner (the "Tax Matters Partner") of the Partnership, as provided in the Treasury Regulations pursuant to Code Section 6231 (and any similar provisions under any other United States state or local tax laws). The General Partner is specifically directed and authorized to take whatever steps the General Partner, in its sole discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the U.S. Internal Revenue Service and taking such other action as may from time to time be required under the Treasury Regulations. Each Limited Partner hereby consents to such designation and agrees that upon the request of the General Partner it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

          (b)   As Tax Matters Partner, the General Partner shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a tax matters partner to the extent provided in the Code and the Treasury Regulations. If any state, local or non-U.S. tax law provides for a tax matters partner or Person having similar rights, powers, authority or obligations, the General Partner shall also serve in such capacity. In all other cases, the General Partner shall represent the Partnership in all tax matters to the extent allowed by law.

          (c)   Expenses incurred by the General Partner as the Tax Matters Partner or in a similar capacity as set forth in this Section 12.8 shall be borne by the Partnership as Partnership Expenses. Such expenses shall include, without limitation, fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs.

          (d)   Subject to the other provisions of this Section 12.8, any decisions made by the Tax Matters Partner, including, without limitation, whether or not to settle or contest any tax matter, whether or not to extend the period of limitations for the assessment or collection of any tax and the choice of forum for such contest, shall be made in the Tax Matters Partner's discretion.

          (e)   The General Partner shall be entitled to exculpation and indemnification with respect to any action it takes or fails to take as Tax Matters Partner to the extent provided under Article XIII.

          (f)    Each Limited Partner hereby agrees that such Limited Partner will not treat any Partnership item inconsistently on such Limited Partner's individual income tax return with the treatment of the item on the Partnership's tax return, except to the extent required pursuant to a "determination" within the meaning of Section 1313(a) of the Code (or any comparable provision of any state, local or foreign law), and that such Limited Partner will not independently act with respect to tax audits or tax litigation of the Partnership unless previously authorized to do so in writing by the General Partner, which authorization may be withheld by the General Partner.

          (g)   Each Limited Partner shall promptly upon request furnish to the General Partner any information that the General Partner may reasonably request in connection with any election or contemplated election or adjustment under Code Section 734, 743 or 754 or with filing the tax returns of the Partnership or any Affiliate thereof. Without limiting the foregoing, in the event that the Partnership is required to make an adjustment under Code Section 743 with respect to all or any portion of a Partner's Interest in the Partnership, such Partner shall promptly provide the Partnership with the information specified in Treasury Regulations Section 1.743-1(k)(2) (or any successor provision) in the manner specified by such regulation and, to the extent applicable, comply with IRS Notice 2005-32 (and any similar applicable official guidance subsequently issued).

          (h)   Notwithstanding anything to the contrary in this Agreement, provided a Disposition Transaction has not occurred prior to the applicable tax year with respect to which such an action is to be taken, the Tax Matters Partner shall not take any of the following actions without first obtaining the approval of a Majority in Interest of the Bennett Limited Partners, which approval shall not be unreasonably withheld, delayed or conditioned: (i) enter into a settlement agreement with the Internal Revenue Service which purports to bind the Partnership or the Partners; (ii) file a petition as contemplated in Code Sections 6226(a) or 6228; (iii) intervene in any action as contemplated in Code Section 6226(b)(6); (iv) file any request contemplated in Code Section 6227(c); (v) enter into an agreement extending the period of limitations as contemplated in Code Section 6229(b)(1)(B); or (vi) unless required by law, make any material tax election, take any material tax position or adopt any material tax accounting method or convention, except in the ordinary course of business consistent with past practice, if making such material election, taking any such material tax position or adopting such method or convention would reasonably be expected to have a material adverse effect on any Bennett Limited Partners.

          (i)    The Tax Matters Partner shall keep the Bennett Limited Partners fully informed of all material facts and developments relating to any federal income tax and, to the extent the Partnership is treated as a flow-through entity for state tax purposes, state income, franchise or similar tax audit, exam, litigation, or other proceeding. The Tax Matters Partner shall take such action as may be necessary to cause each other Partner to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code.

          (j)    The Tax Matters Partner shall cause to be provided to each Partner a copy of any tax return or other information statement reasonably required by such Partner, including IRS Schedule K-1, within 180 days after the end of the Fiscal Year in order to properly comply with its tax filing requirements and shall cause to be provided to each Bennett Limited Partner all other information in its possession as may be reasonably requested by such Partner in order to enable such Partner (or the holder of a direct or indirect interest therein or economic interest in such Partner's Interest) to comply with its tax obligations, including copies of notices from tax authorities and other tax-related information received by the Partnership.

          (k)   The Partnership shall deliver to the Partners a draft IRS Form 1065 including IRS Schedule K-1 and, to the extent the Partnership is treated as a flow-through entity for state tax purposes, drafts of any state income, franchise or similar tax returns or any federal or applicable state requests for administrative adjustments, thirty (30) days prior to the date on which the relevant tax return or request is to be filed (including extensions). Each Bennett Limited Partner shall have the right within fifteen (15) days of receipt of the draft tax return or request to deliver a notice (an "Objection Notice") to the Partnership stating in reasonable detail such Partner's reasonable good faith objections to any information contained on or omitted from any draft Partnership tax return, request or schedule and setting forth an alternative treatment of the item or items disputed. If any Bennett Limited Partners file an Objection Notice, the Tax Matters Partner shall negotiate in good faith to resolve the item or items disputed. If such Partners and the Tax Matters Partner fail to resolve any disputed item prior to the due date for the applicable tax return or request, the Partnership may file the Partnership tax return, request or schedules in a manner consistent with the draft Partnership tax return, request or schedules, as applicable, provided to the Bennett Limited Partners.

          (l)    Any Back Office Services for which out-of-pocket costs have been incurred shall be valued at the amount of such out-of-pocket costs. The value of any Back Office Services that are provided in-kind by the Partnership (including through services provided by the Partnership's employees) shall be determined reasonably and in good faith by the General Partner; provided that if the value of the Back Office Services provided to a Partner in any year exceeds $25,000 in the aggregate, such valuation shall be subject to the approval of such Partner, which approval shall not be unreasonably withheld, delayed or conditioned. The General Partner and the Partners to whom any Back Office Services are provided agree to cooperate in good faith to resolve any disagreements regarding the valuation of Back Office Services provided in-kind.

          (m)  Subject to compliance with Section 12.8(f), the Partnership and the Tax Matters Partner shall use commercially reasonable efforts to cooperate with the Bennett Limited Partners in connection with any defense by them of any audits or other disputes with any governmental tax authority regarding any of their respective personal income taxes or personal income tax returns to the extent related to their Interest.

          (n)   The provisions of this Section 12.8 shall survive the termination of the Partnership and shall remain binding on the Partners for as long a period of time as is necessary to resolve with the Internal Revenue Service or any other Governmental Authority any and all matters regarding the U.S. federal income or other taxation of the Partnership or the Partners. The provisions of this Section 12.8 shall be subject to the terms and conditions of the Acquisition Agreement.

ARTICLE XIII

LIABILITY AND INDEMNIFICATION

        13.1    Liability of the General Partner and other Covered Persons.

          (a)   If and to the extent the General Partner shall, in its capacity as such, be liable for the debts and obligations of the Partnership (except to the extent such debts or obligations are by their terms "nonrecourse" debts or obligations), the General Partner, except as provided in Section 13.2, shall be entitled to require the prior exhaustion of the Partnership's assets and shall be entitled to the benefits of the indemnities provided in Section 13.2 and elsewhere in this Agreement. To the fullest extent permitted by law, no Covered Person shall be liable, in damages or otherwise, to the Partnership or to any Limited Partner, and each Limited Partner does hereby release such Covered Person, for (i) any act or omission taken or suffered by such Covered Person in connection with the conduct of the affairs of the Partnership or any Subsidiary, or otherwise in connection with this Agreement or the matters contemplated herein, unless it is determined by any court, governmental body of competent jurisdiction or arbitrator or arbitration panel in a final, non-appealable judgment or award, or admitted by such Covered Person in a settlement of any lawsuit, that such act or omission resulted from fraud, gross negligence or willful malfeasance by such Covered Person or (ii) any mistake, negligence, dishonesty or bad faith of any advisor or other agent of the Partnership or any Subsidiary, unless such Covered Person was responsible for the selection of such advisor or other agent and acted in such capacity with gross negligence.

          (b)   To the fullest extent permitted by applicable law, except as expressly set forth in this Agreement, neither the General Partner nor any other Covered Person shall have any duties or liabilities (including fiduciary duties) to the Partnership, any Limited Partner or any other Person bound by this Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, any Covered Person acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its reasonable good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

          (c)   A Covered Person shall incur no liability in acting in good faith upon any signature or writing believed by such Covered Person to be genuine, and may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge. A Covered Person may consult with legal counsel, accountants, appraisers and other skilled Persons selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in reasonable good faith in reliance upon and in accordance with the advice of any such Person shall be full justification for any such act or omission, and such Covered Person shall be fully protected in so acting or omitting to act provided that any such Person was selected with reasonable care. Subject to Section 13.1(a), no Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by any manager, officer or employee of such Covered Person.

          (d)   Neither the General Partner nor any of its Affiliates shall be liable for the return of the Capital Contributions of any Partner, and such return shall be made solely from the available assets of the Partnership, if any, and each Limited Partner hereby waives any and all claims that it may have against the General Partner or any Affiliate thereof in this regard.

          (e)   The standard of liability in this Section 13.1 shall apply in lieu of any standard that otherwise would be imposed by applicable law. Any repeal or modification of this Section 13.1 shall not adversely affect any right or protection of a Person existing at the time of such repeal or modification.

        13.2    Indemnification of Covered Persons.

          (a)   To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each of the Covered Persons from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by any Covered Person and arise out of or in connection with the affairs of the Partnership or any Subsidiary or the performance by such Covered Person of any of the General Partner's responsibilities hereunder or otherwise in connection with the matters contemplated herein unless it is determined by any court, governmental body of competent jurisdiction or arbitrator or arbitration panel in a final, non-appealable judgment or award, or admitted by such Covered Person in a settlement of any lawsuit, that such Covered Person's conduct did constitute fraud, gross negligence or willful malfeasance by such Covered Person. The termination of any Proceeding by settlement, judgment, order, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Covered Person's conduct constituted fraud, gross negligence, willful malfeasance or a willful violation of the material provisions of this Agreement (or the Management Agreement, as applicable).

          (b)   The Partnership shall pay the expenses incurred by any such Person indemnifiable hereunder in connection with any proceeding in advance of the final disposition, so long as the Partnership receives an undertaking by such Person to repay the full amount advanced if there is a final determination that such Person did not satisfy the standards set forth in Section 13.2(a) above or that such Person is not entitled to indemnification as provided herein for other reasons.

          (c)   The General Partner shall have the power on behalf of the Partnership to purchase and maintain insurance in reasonable amounts on behalf of the Covered Persons against any liability incurred by them in their capacities as such, whether or not the Partnership has the power to indemnify them against such liability.

          (d)   The provisions of this Section 13.2 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 13.2 and regardless of any subsequent amendment to this Agreement, and no amendment to this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

          (e)   If the General Partner determines that it is necessary, desirable or appropriate to do so, the General Partner may cause the Partnership to establish reasonable reserves, escrow accounts or similar accounts to fund the Partnership's obligations under this Section 13.2.

          (f)    The obligations of each Partner pursuant to this Article XIII shall survive the termination and expiration of this Agreement and the dissolution, winding-up and termination of the Partnership.

ARTICLE XIV

MISCELLANEOUS

        14.1    Amendments.

          (a)   Except as expressly provided in this Agreement, the terms and provisions of this Agreement may be waived, terminated, amended, restated, supplemented or otherwise modified only by the written consent of (i) a Majority in Interest of the Bennett Limited Partners; provided that a Disposition Transaction has not occurred and (ii) a Majority in Interest of the Bennett Transferee Limited Partners.

          (b)   Notwithstanding the foregoing, the terms and provisions of this Agreement may be waived, terminated, amended, restated, supplemented or otherwise modified by the General Partner without the consent of any Limited Partner (1) in order to cure any ambiguity, make any inconsequential revision, provide clarity or to correct or supplement any provision herein which may be defective, incomplete or inconsistent with any other provisions herein, or to correct any printing or clerical errors or omissions, (2) to comply with any anti-money laundering or anti-terrorist rules, regulations, directions or special measures, (3) to take such action in light of changing regulatory conditions, as is necessary in order to permit the Partnership to continue in existence, or (4) to the extent permitted by or approved pursuant to the terms of this Agreement or the Transaction Documents.

          (c)   The General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner determines in good faith, based upon written advice of tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a "publicly traded partnership," because it is entitled to "safe harbor" treatment under Code Section 7704 and the regulations promulgated thereunder; provided, that such amendment shall not change the relative economic interests of the Partners.

          (d)   Upon obtaining such approvals or consent in writing required by this Agreement and without further action or execution by any other Person, including any Limited Partner, (i) any amendment to this Agreement that is expressly permitted by the terms of this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement.

        14.2    Successors and Assigns.     The provisions of this Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

        14.3    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws. In particular, the Partnership is formed pursuant to the Partnership Act, and the rights and liabilities of the Partners shall be as provided therein, except as herein otherwise expressly provided. The Partners hereby submit to the nonexclusive jurisdiction of the state and federal courts in Dallas, Texas in any proceeding based on or arising under this Agreement. The Limited Partners hereby waive as a defense that any such proceeding brought in such courts has been brought in an inconvenient forum or that the venue thereof may not be appropriate and, furthermore, agree that venue in Dallas, Texas for any such proceeding is appropriate. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

        14.4    Severability.     Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Partnership Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

        14.5    Notices.     All notices, reports, requests, demands, consents and other communications hereunder (collectively, "Correspondence") shall be in writing and shall be deemed to have been duly given if (i) mailed, registered mail, first-class postage paid, (ii) sent by overnight mail or courier, (iii) transmitted via facsimile, (iv) by e-mail or (v) delivered by hand, if to any Limited Partner, at such Limited Partner's address, or to such Limited Partner's facsimile number or e-mail address, as set forth on Schedule A hereto, and if to the Partnership or to the General Partner, to the General Partner at the principal office of the Partnership, or to such other Person or address as any Partner shall have last designated by notice to the Partnership, and in the case of a change in address by the General Partner, by notice to the Limited Partners. Any Correspondence will be deemed received (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, (iv) if delivered by hand, on the date of receipt and (v) if sent by e-mail, on the day the email is sent; provided, that if such e-mail is sent after 5:00 pm Central Time or on a day that is not a Business Day, such notice shall be deemed received on the next succeeding Business Day.

        14.6    Entire Agreement.     This Agreement and the Transaction Documents constitute the entire agreement among the Partners and between the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter.

        14.7    Counterparts.     This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

        14.8    Waiver of Partition and Accounting.     Except as may be otherwise required by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition or similar action of any of the Partnership's property.

        14.9    Other Instruments and Acts.     The Partners agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Partnership created by this Agreement

        14.10    Force Majeure.     Whenever any act or thing, other than the payment of money, is required of the Partnership or the General Partner hereunder to be done within any specified period of time, the Partnership or the General Partner, as the case may be, shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Partnership or the General Partner, as the case may be, including bank holidays, actions of governmental agencies, acts of God and terrorist acts; provided, that this provision shall not have the effect of relieving the Partnership or the General Partner from the obligation to perform any such act or thing.

        14.11    No Third Party Beneficiaries.     It is understood and agreed among the parties that, expressly set forth in this Agreement and the Transaction Documents, this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than a Covered Person pursuant to Article XIII hereof, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER:
REMINGTON GP HOLDINGS, LLC
By:	Remington Hospitality Management, Inc., its sole member
By:
Name
Title:
LIMITED PARTNERS:
REMINGTON HOSPITALITY MANAGEMENT, INC.
By:
Name
Title:
Monty J. Bennett
Archie Bennett, Jr.

[Signature Page to Limited Partnership Agreement]

SCHEDULE A

Names, Addresses and Percentage Interests of Partners

General Partner	Percentage Interests	Initial Capital Account
Remington GP Holdings, LLC 14185 Dallas Parkway Suite 1100 Dallas, Texas 75254 Attention: Telephone: Email: Fax:	0.0% (representing a non-economic interest in the Partnership)	$
Limited Partners
Remington Hospitality Management, Inc. 14185 Dallas Parkway Suite 1100 Dallas, Texas 75254 Attention: Telephone: Email: Fax:	80.0%	$
Monty J. Bennett 14185 Dallas Parkway Suite 1150 Dallas, Texas 75254 Telephone: Email: Fax:	10.0%	$
Archie Bennett, Jr. 14185 Dallas Parkway Suite 1150 Dallas, Texas 75254 Telephone: Email: Fax:	10.0%	$

	100%

Exhibit A

Business Practices

ANNEX G

September 14, 2015

CONFIDENTIAL

Special Committee of the Board of Directors
Ashford Inc.
14185 Dallas Parkway
Suite 1100
Dallas, TX 75254

Members of the Special Committee of the Board Directors of Ashford Inc.:

        BMO Capital Markets Corp. ("BMOCM" or "we") has been advised that Ashford Inc., a Delaware corporation ("Ashford" or the "Company"), is considering entering into an acquisition agreement (the "Acquisition Agreement") with Archie Bennett, Jr. and Monty J. Bennett (collectively, the "LP Transferors"); Remington Holdings GP LLC, a Delaware limited liability company and the general partner of the Target (the "General Partner") (each of the LP Transferors and the General Partner individually, a "Remington Holder" and collectively, the "Remington Holders"); solely for the purpose of conveying its economic interest in the Target (the "Economic Interest"), MJB Investments, LP ("MJB Investments"); solely for the purpose of conveying his profits interest in the Target (the "Profits Interest"), Mark A. Sharkey ("Sharkey"); and Remington Holdings, LP, a Delaware limited partnership (the "Target"); Ashford Advisors, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Newco"); Remington Hospitality Management, Inc., a Delaware corporation and wholly owned subsidiary of Newco ("Newco Sub"); Ashford GP Holdings I, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco ("GP Holdings I"); and Remington GP Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Newco Sub ("GP Holdings"). Pursuant to the Acquisition Agreement the Company, through Newco, will acquire 80% of the outstanding limited partnership interests in the Target (the "LP Interests"), 80% of the Economic Interest, 100% of the Profits Interests owned by Sharkey, 100% of the outstanding general partnership interests in the Target (the "GP Interests"), 100% of the Class A and Class B limited partnership interests in Marietta Leasehold, LP (the "Marietta LP Interests") and 100% of the issued and outstanding general partnership interests in Marietta Leasehold, LP (the "Marietta GP Interests" and together with the Marietta LP Interests, the "Marietta Interests") from the Remington Holders for a total purchase price to be paid of $331.7 million (the "Proposed Consideration"). In connection with the Transaction (as defined below), Ashford will contribute substantially all of its assets to Newco. The Proposed Consideration will consist of $10.0 million in interest-free notes payable by Newco Sub in 16 equal quarterly installments of $625 thousand, 0.917 million shares of nonvoting common stock to be issued by Newco, and $230.0 million face amount of convertible preferred equity to be issued by Newco. All of the foregoing are collectively referred to as the "Transaction".

        The Special Committee of the Board of Directors of Ashford (the "Special Committee") has requested that we render an opinion, as investment bankers, as to the fairness, from a financial point of view, to the Company as of the date hereof of the Proposed Consideration to be paid in the Transaction (the "Opinion").

        For purposes of this Opinion, we have reviewed the proposed final draft of the Acquisition Agreement provided to us by the Company on September 9, 2015, as supplemented on September 11, 2015 (as so supplemented, the "Draft Acquisition Agreement"). We have assumed that the final Acquisition Agreement will not differ in any material respect from the Draft Acquisition Agreement, and will reflect the terms of the Draft Acquisition Agreement.

        In arriving at our Opinion set forth below, we have reviewed, among other things:

  1)
  Ashford public filings;

  2)
  Ernst & Young Global Limited ("E&Y") Private Letter Ruling analysis addressing tax implications of Ashford's acquisition of Target dated April 29, 2015;

  3)
  Draft Amended and Restated Advisory Agreement between Ashford and Ashford Hospitality Trust ("Trust") received on May 29, 2015;

  4)
  Key Money Memorandum regarding potential changes to the Advisory Agreement between Ashford and Trust dated June 4, 2015;

  5)
  Revised Draft Amended and Restated Advisory Agreement between Ashford and Trust received on June 10, 2015;

  6)
  Certain historical and projected financial and operating information relating to the business, earnings, assets, liabilities and prospects of both Ashford and the Target, including, without limitation, the projection model, as prepared by Target Management and amended by Ashford Management (the "Projection Model") (BMOCM reviewed the Projection Model with Ashford management, the Target, and its advisors between April and September 2015);

  7)
  Quality of Earnings report on the Target prepared by Riveron Consulting dated July 14, 2015;

  8)
  Draft of Acquisition Accounting Memo prepared by Ashford dated September 9, 2015;

  9)
  Draft of Certificate of Designation of 6.625% Convertible Preferred Stock of Newco dated September 9, 2015;

  10)
  Draft of Investor Rights Agreement dated September 9, 2015;

  11)
  Draft Acquisition Agreement and disclosure schedules dated September 9, 2015 and supplemented on September 11, 2015;

  12)
  Draft of Agreement of Limited Partnership of Remington Holdings LP dated September 9, 2015;

  13)
  Drafts of GP Holdings and GP Holdings I Certificates of Formation dated September 9, 2015; and

  14)
  Drafts of Newco and Newco Sub Charters dated September 9, 2015.

        In addition, we have,

  1)
  Conducted discussions with members of Ashford senior management concerning their view of the Company's and the Target's operations, financial condition and prospects on a stand-alone and on a combined basis;

  2)
  Reviewed certain financial and stock market information for selected publicly traded companies that we deemed to be relevant;

  3)
  Reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies in the Company's and the Target's industry that we deemed to be relevant;

  4)
  Performed discounted cash flow analyses for the Company and Target based on projections provided or revised by Ashford management;

  5)
  Performed relative contribution analysis on the basis of Revenue, EBITDA, and Net Income;

  6)
  Analyzed selected macroeconomic and other commercial factors that we deemed to be relevant to the Company's and the Target's industry and prospects; and

2

  7)
  Performed such other studies and analyses, conducted such discussions, and reviewed such other presentations, reports, and materials as we deemed appropriate in the circumstances.

        In rendering our Opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by Ashford or their representatives or advisors, the Target or their representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Target, nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of the Company or Target under any state or federal laws relating to bankruptcy, insolvency or similar matters. We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to our analysis. We have has also assumed that the Transaction will be consummated in accordance with the terms of the Acquisition Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to our analysis, that the representations and warranties of each party contained in the Acquisition Agreement would be true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Acquisition Agreement and that all conditions to the consummation of the Transaction would be satisfied without waiver or modification. With respect to financial projections for the Company and the Target (including, without limitation, the Projection Model), we have been advised by Ashford, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Ashford of the expected future competitive, operating and regulatory environments and related financial performance of the Company and the Target. We express no opinion with respect to such projections, including the assumptions on which they are based. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company or the Target.

        Our Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We disclaim any undertakings or obligations to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

        Our Opinion does not constitute a recommendation as to any action the Special Committee or the Board of Directors of Ashford should take in connection with the Transaction or the other transactions contemplated by the Draft Acquisition Agreement or any aspect thereof and is not a recommendation to any director of Ashford or stockholder on how such person should vote with respect to the Transaction or related transactions and proposals. Our Opinion relates solely to the fairness, from a financial point of view, to the Company as of the date hereof, of the Proposed Consideration to be paid in the Transaction. We express no opinion herein as to the relative merits of the Transaction and any other transactions or business strategies discussed by the Special Committee as alternatives to the Transaction or the decision of the Special Committee to recommend the Transaction, nor do we express any opinion on the structure, terms or effect of any other aspect of the Transaction or the other transactions contemplated by the Draft Acquisition Agreement. Our Opinion does not in any manner address the prices at which Ashford's common stock or other securities will trade following the announcement or consummation of the Transaction. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of the Transaction, including, without limitation, whether or not the Transaction or the other transactions contemplated by the Draft Acquisition Agreement constitute a change of control under any contract or agreement to which the Company or any of their respective subsidiaries is a party. In addition, we express no view or opinion as to the

3

fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Proposed Consideration or otherwise.

        BMOCM has acted as financial advisor to the Special Committee with respect to the transactions contemplated by the Draft Acquisition Agreement, will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Transaction and will receive a fee for rendering this Opinion. In addition, Ashford has agreed to reimburse us for out-of-pocket expenses and to indemnify us against certain liabilities arising out of our engagement.

        BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We or our affiliates may provide investment and corporate banking services to Ashford, the Target and the Remington Holders and their respective affiliates in the future, for which we or they may receive customary fees. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of Ashford or its affiliates for its own account and for the accounts of customers.

        Our Opinion has been approved by a fairness opinion committee of BMOCM. Our Opinion has been prepared at the request and solely for the benefit and use of the Special Committee in its evaluation of the fairness, from a financial point of view, to the Company of the Proposed Consideration to be paid by the Company in the Transaction. Our Opinion may not be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent except that our Opinion may be reproduced in full or summarized in any disclosure document filed by Ashford with the Securities and Exchange Commission with respect to the Transaction, provided that any summary of this Opinion is in a form acceptable to BMOCM and its counsel.

        Based upon and subject to the foregoing, it is our opinion, as investment bankers, that as of the date hereof, the Proposed Consideration to be paid by Ashford in the Transaction is fair, from a financial point of view, to Ashford.

Very truly yours,

BMO Capital Markets

/s/ BMO Capital Markets Corp.

4

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ASHFORD, INC. ATTN: MR. DAVID A. BROOKS, SECRETARY 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02502-S43361 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ASHFORD, INC. The Board of Directors unanimously (with Monty Bennett and J. Robison Hays, III recusing themselves) recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 1. To approve the contribution of substantially all of the Company's assets and all of the Company's business operations to Newco pursuant to the Transaction Documents. To approve the potential issuance of shares of the Company's common stock that may occur pursuant to the Transaction Documents, in one or more of the following events: (a) as consideration for the potential future purchase of the 20% limited partnership interest in Remington retained by the Bennetts; (b) as consideration for the potential future acquisition of the Newco common stock issued to the Bennetts; (c) as consideration for the potential future acquisition of the Newco preferred stock issued to the Remington Sellers; or (d) upon the conversion of preferred stock of the Company that potentially may be issued in exchange for the Newco preferred stock issued to the Remington Sellers. To approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals. 2. ! ! ! 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E02503-S43361 ASHFORD, INC. SPECIAL MEETING OF STOCKHOLDERS - April 12, 2016 This Proxy is solicited by the Board of Directors of the Company The undersigned, having received notice of the Proxy Statement for the Special Meeting therefor, and revoking all prior proxies, hereby appoint(s) Mr. David A. Brooks and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the Special Meeting of Stockholders of ASHFORD INC. (the "Company") to be held on Tuesday, April 12, 2016 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: